FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226486-15

Free Writing Prospectus

Structural and Collateral Term Sheet

$560,539,656

(Approximate Initial Pool Balance)

$464,547,000

(Approximate Aggregate Certificate Balance of Offered Certificates)

Wells Fargo Commercial Mortgage Trust 2020-C57

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

UBS AG

LMF Commercial, LLC

Wells Fargo Bank, National Association

Ladder Capital Finance LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2020-C57

August 12, 2020

WELLS FARGO SECURITIES Co-Lead Manager and Joint Bookrunner	UBS SECURITIES LLC Co-Lead Manager and Joint Bookrunner

Academy Securities Co-Manager	Drexel Hamilton Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226486) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, UBS Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC, or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C57	Certificate Structure

I.        Certificate Structure

	Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
	Offered Certificates
	A-1	AAAsf/AAA(sf)/Aaa(sf)	$23,372,000	30.500%	(7)	2.93	09/20 – 08/25	45.2%	14.5%
	A-SB	AAAsf/AAA(sf)/Aaa(sf)	$38,042,000	30.500%	(7)	7.20	08/25 – 12/29	45.2%	14.5%
	A-3(8)	AAAsf/AAA(sf)/Aaa(sf)	(8)(9)	30.500%	(7)	(9)	(9)	45.2%	14.5%
	A-4(8)	AAAsf/AAA(sf)/Aaa(sf)	(8)(9)	30.500%	(7)	(9)	(9)	45.2%	14.5%
	X-A	AAAsf/AAA(sf)/Aaa(sf)	$389,575,000(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
	X-B	A-sf/AAA(sf)/NR	$74,972,000(12)	N/A	Variable(13)	N/A	N/A	N/A	N/A
	A-S(8)	AA+sf/AAA(sf)/Aa2(sf)	$28,727,000(8)	25.375%	(7)	9.97	08/30 – 08/30	48.6%	13.5%
	B	AA-sf/AAA(sf)/NR	$15,415,000	22.625%	(7)	9.97	08/30 – 08/30	50.4%	13.1%
	C	A-sf/AA-(sf)/NR	$30,830,000	17.125%	(7)	9.97	08/30 – 08/30	54.0%	12.2%
	Non-Offered Certificates
	X-D(14)	BBBsf/AAA(sf)/NR	$12,738,000(15)	N/A	Variable(16)	N/A	N/A	N/A	N/A
	D(14)	BBBsf/A(sf)/NR	$12,738,000	14.853%	(7)	9.97	08/30 – 08/30	55.5%	11.9%
	Risk Retention Certificates
	E-RR(14)	BBB-sf/A-(sf)/NR	$14,588,000	12.250%	(7)	9.97	08/30 – 08/30	57.1%	11.5%
	F-RR	BBB-sf/BBB(sf)/NR	$10,510,000	10.375%	(7)	9.97	08/30 – 08/30	58.4%	11.3%
	G-RR	BB+sf/BBB(sf)/NR	$5,606,000	9.375%	(7)	9.97	08/30 – 08/30	59.0%	11.2%
	H-RR	BBsf/BBB-(sf)/NR	$6,306,000	8.250%	(7)	9.97	08/30 – 08/30	59.7%	11.0%
	J-RR	BB-sf/BB(sf)/NR	$6,306,000	7.125%	(7)	9.97	08/30 – 08/30	60.5%	10.9%
	K-RR	B-sf/B+(sf)/NR	$7,707,000	5.750%	(7)	9.97	08/30 – 08/30	61.4%	10.7%
	L-RR	NR/B-(sf)/NR	$5,606,000	4.750%	(7)	9.97	08/30 – 08/30	62.0%	10.6%
	M-RR	NR/NR/NR	$26,625,655	0.000%	(7)	9.97	08/30 – 08/30	65.1%	10.1%
Notes:
(1)	The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”), which the depositor hired to rate the Offered Certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the Offered Certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the Offered Certificates. The ratings of each Class of Offered Certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and X-B Certificates, the ultimate distribution of principal due on those Classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated August 12, 2020 (the “Preliminary Prospectus”). Fitch, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(2)	The Certificate Balances and Notional Amounts set forth in the table are approximate. The actual initial Certificate Balances and Notional Amounts may be larger or smaller depending on the initial pool balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date balance may be as much as 5% larger or smaller than the amount presented in the Preliminary Prospectus. In addition, the Notional Amounts of the Class X-A, X-B and X-D Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates (as defined below) or trust components whose Certificate Balances comprise such Notional Amounts, and, if, as a result of such pricing, the pass-through rate of the Class X-A, X-B or X-D Certificates, as applicable, would be equal to zero at all times, such Class of Certificates may not be issued on the closing date of this securitization.

(3)	The approximate initial credit support with respect to the Class A-1, A-SB, A-3 and A-4 Certificates represents the approximate credit enhancement for the Class A-1, A-SB, A-3 and A-4 Certificates in the aggregate, taking into account the Certificate Balances of the Class A-3 and Class A-4 trust components. The approximate initial credit support set forth for the Class A-S certificates represents the approximate initial credit enhancement for the underlying Class A-S trust component.

(4)	Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

(5)	The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-SB, A-3 and A-4 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates (or, with respect to the Class A-3, Class A-4 or Class A-S Certificates, the trust component with the same alphanumeric designation) senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (or, with respect to the Class A-3, Class A-4 or Class A-S Certificates, the trust component with the same alphanumeric designation). The Certificate Principal to Value Ratio for each of the Class A-1, A-SB, A-3 and A-4 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Classes of Certificates (or, with respect to the Class A-3 or A-4 Certificates, the trust component with the same alphanumeric designation) and the denominator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (or, with respect to the Class A-3, Class A-4 or Class A-S Certificates, the trust component with the same alphanumeric designation). In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C57	Certificate Structure

(6)	The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-SB, A-3 and A-4 Certificates) is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (or, with respect to the Class A-3, Class A-4 or Class A-S Certificates, the trust component with the same alphanumeric designation) and the denominator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates (or, with respect to the Class A-3, Class A-4 or Class A-S Certificates, the trust component with the same alphanumeric designation) senior to such Class of Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-SB, A-3 and A-4 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (or, with respect to the Class A-3, Class A-4 or Class A-S Certificates, the trust component with the same alphanumeric designation) and the denominator of which is the total initial Certificate Balance of such Classes of Certificates (or, with respect to the Class A-3 and Class A-4 Certificates, the trust component with the same alphanumeric designation). In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(7)	The pass-through rates for the Class A-1, A-SB, A-3, A-4, A-S, B, C, D, E-RR, F-RR, G-RR, H-RR, J-RR, K-RR, L-RR and M-RR Certificates in each case will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class A-3-1, A-3-2, A-3-X1, A-3-X2, A-4-1, A-4-2, A-4-X1, A-4-X2, A-S-1, A-S-2, A-S-X1 and A-S-X2 Certificates are also offered certificates. Such Classes of Certificates, together with the Class A-3, Class A-4 and Class A-S Certificates, constitute the “Exchangeable Certificates”. The Class A-1, A-SB, B, C, D, E-RR, F-RR, G-RR, H-RR, J-RR, K-RR, L-RR and M-RR Certificates, together with the Exchangeable Certificates with a Certificate Balance, are referred to as the “Principal Balance Certificates.” Each class of Exchangeable Certificates will have the Certificate Balance or Notional Amount and pass-through rate described below under “Exchangeable Certificates.”

(9)	The exact initial Certificate Balances or Notional Amounts of the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 trust components (and consequently, the exact aggregate initial Certificate Balances or Notional Amounts of the Exchangeable Certificates with an “A-3” or “A-4” designation) are unknown and will be determined based on the final pricing of the Certificates. However, the initial Certificate Balances, weighted average lives and principal windows of the Class A-3 and Class A-4 trust components are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-3 and Class A-4 trust components is expected to be approximately $328,161,000, subject to a variance of plus or minus 5%. The Class A-3-X1 and Class A-3-X2 trust components will have initial Notional Amounts equal to the initial Certificate Balance of the Class A-3 trust component. The Class A-4-X1 and Class A-4-X2 trust components will have initial Notional Amounts equal to the initial Certificate Balance of the Class A-4 trust component. In the event that the Class A-4 Certificates are issued at $328,161,000, the Class A-3 Certificates will not be issued. Trust Components Expected Range of Approximate Initial
Certificate Balance Expected Range of Weighted Average Life (Years) Expected Range of Principal Window Class A-3 $0 - $160,000,000 N/A – 9.47 N/A / 12/29 – 03/30 Class A-4 $168,161,000 - $328,161,000 9.56 – 9.64 12/29 – 08/30 / 03/30 – 08/30

Trust Components	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-3	$0 - $160,000,000	N/A – 9.47	N/A / 12/29 – 03/30
Class A-4	$168,161,000 - $328,161,000	9.56 – 9.64	12/29 – 08/30 / 03/30 – 08/30

(10)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1 and A-SB Certificates and the Class A-3 and A-4 trust components outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.

(11)	The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 and A-SB Certificates and the Class A-3, A-3-X1, A-3-X2, A-4, A-4-X1 and A-4-X2 trust components for the related distribution date, weighted on the basis of their respective Certificate Balances or Notional Amounts outstanding immediately prior to that distribution date (but excluding trust components with a Notional Amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S trust component and the Class B and C Certificates outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.

(13)	The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, A-S-X1 and A-S-X2 trust components and the Class B and C Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances or Notional Amounts outstanding immediately prior to that distribution date (but excluding trust components with a Notional Amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(14)	The initial Notional Amount of the Class X-D Certificates and the initial Certificate Balance of each of the Class D and E-RR Certificates are subject to change based on final pricing of all Certificates and the final determination of the Class E-RR, F-RR, G-RR, H-RR, J-RR, K-RR, L-RR and M-RR Certificates (collectively, the “horizontal risk retention certificates”) that will be retained by the retaining sponsor through a third party purchaser as part of the U.S. risk retention requirements. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the horizontal risk retention certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

(15)

The Class X-D Certificates are notional amount certificates. The Notional Amount of the Class X-D Certificates will be equal to the Certificate Balance of the Class D Certificates outstanding from time to time. The Class X-D Certificates will not be entitled to distributions of principal.

(16)

The pass-through rate for the Class X-D Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C57	Transaction Highlights

II.       Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
UBS AG	12	17	$194,331,499	34.7%
LMF Commercial, LLC	12	28	164,873,789	29.4
Wells Fargo Bank, National Association	7	7	141,071,000	25.2
Ladder Capital Finance LLC	9	19	60,263,368	10.8
Total	40	71	$560,539,656	100.0%

Loan Pool:

Initial Pool Balance:	$560,539,656
Number of Mortgage Loans:	40
Average Cut-off Date Balance per Mortgage Loan:	$14,013,491
Number of Mortgaged Properties:	71
Average Cut-off Date Balance per Mortgaged Property(1):	$7,894,925
Weighted Average Mortgage Interest Rate:	4.048%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	56.9%
Weighted Average Original Term to Maturity or ARD (months):	120
Weighted Average Remaining Term to Maturity or ARD (months):	117
Weighted Average Original Amortization Term (months)(2):	360
Weighted Average Remaining Amortization Term (months)(2):	359
Weighted Average Seasoning (months):	3

(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.

(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1)(2):	1.80x
Weighted Average U/W Net Operating Income Debt Yield(1)(2):	10.1%
Weighted Average Cut-off Date Loan-to-Value Ratio(1)(2):	65.1%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1)(2):	57.1%
% of Mortgage Loans with Additional Subordinate Debt(3):	5.4%
% of Mortgage Loans with Single Tenants(4):	13.9%

(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.
(2)	For many of the mortgage loans, underwritten net cash flow, underwritten net operating income and appraised values of the related mortgaged properties were determined, or were calculated based on information as of a date, prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and the loan-to-value, debt service coverage and debt yield metrics presented in this term sheet may not reflect current market conditions.
(3)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness” in the Preliminary Prospectus.
(4)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C57	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Initial Pool Balance, 78.8% of the mortgage pool (28 mortgage loans) has scheduled amortization, as follows:

49.3% (12 mortgage loans) provides for an interest-only period followed by an amortization period; and

29.5% (16 mortgage loans) requires amortization during the entire loan term.

Interest-Only: Based on the Initial Pool Balance, 21.2% of the mortgage pool (12 mortgage loans) provides for interest-only payments during the entire loan term through maturity or ARD. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans are 59.6% and 2.40x, respectively.

Hard Lockboxes: Based on the Initial Pool Balance, 41.6% of the mortgage pool (17 mortgage loans) have hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	79.7% of the pool
Insurance:	60.6% of the pool
Capital Replacements:	80.0% of the pool
TI/LC:	44.6% of the pool(1)
(1) The percentage of Initial Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include office, retail and industrial properties.

Call Protection/Defeasance: Based on the Initial Pool Balance, the mortgage pool has the following call protection and defeasance features:

82.1% of the mortgage pool (28 mortgage loans) features a lockout period, then defeasance only until an open period;

11.5% of the mortgage pool (5 mortgage loans) features a lockout period, then the greater of a prepayment premium (1%) or yield maintenance until an open period;

4.5% of the mortgage pool (1 mortgage loan) features a lockout period, then the greater of a prepayment premium (2%) or yield maintenance until an open period;

1.0% of the mortgage pool (1 mortgage loan) features a lockout period, then the greater of a prepayment premium (1%) or yield maintenance, or defeasance until an open period; and

0.8% of the mortgage pool (5 mortgage loans) features yield maintenance, then yield maintenance or defeasance until an open period.

Prepayment restrictions for each mortgage loan reflect the entire life of the mortgage loan. Please refer to Annex A-1 to the Preliminary Prospectus and the footnotes related thereto for further information regarding individual loan call protection.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C57	Transaction Highlights

III.       COVID-19 Update

The following table contains information regarding the status of the mortgage loans and mortgaged properties provided by the respective borrowers as of the date set forth in the “Information As Of Date” column. The cumulative effects of the COVID-19 emergency on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the mortgage loans. As a result, we cannot assure you that the information in the following table is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates. Any information in the following table will be superseded by the information contained under the heading “Description of the Mortgage Pool—COVID-19 Considerations” in the Preliminary Prospectus.

Mortgage Loan Seller	Information As Of Date	Origination Date	Mortgaged Property Name	Mortgaged Property Type	June Debt Service Payment Received (Y/N)	July Debt Service Payment Received (Y/N)	August Debt Service Payment Received (Y/N)	Forbearance or Other Debt Service Relief Requested (Y/N)	Other Loan Modification Requested (Y/N)	Lease Modification or Rent Relief Requested (Y/N)	Total SF or Unit Count Making Full June Rent Payment (%)	UW June Base Rent Paid (%)	Total SF or Unit Count Making Full July Rent Payment (%)	UW July Base Rent Paid (%)
LMF	7/28/2020	7/21/2020	PGH17 Self Storage Portfolio	Self Storage	NAP(1)	NAP(1)	NAP(1)	N	N	NAV	(2)	(2)	(2)	(2)
UBS AG	6/30/2020	2/7/2020	Phoenix Industrial Portfolio IV	Industrial	Y	Y	Y	N	N	N	100.0%	100.0%	99.6%	98.8%
WFB	7/20/2020	3/10/2020	Hilton Garden Inn – Goleta	Hospitality	Y	Y	(3)	N	N	N	(4)	(4)	NAV	NAV
UBS AG	7/21/2020	11/25/2019	DoubleTree New York Times Square West Leased Fee	Other	Y	Y	Y	Y(5)	N	N	100.0%(6)(7)	100.0%(6)(7)	100.0%(6)(7)	100.0%(6)(7)
WFB	7/13/2020	7/16/2020	Technology Place	Office	NAP(1)	NAP(1)	NAP(1)(3)	N	N	Y(8)	88.4%(8)	94.0%(8)	100.0%	100.0%
WFB	8/5/2020	2/28/2020	Residence Inn – Fort Worth Cultural District	Hospitality	Y	Y	Y(3)	Y(9)	Y(9)	N	(10)	(10)	NAV	NAV
UBS AG	7/23/2020	7/30/2020	Landmark Corporate Center	Office	NAP(1)	NAP(1)	NAP(1)	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	7/17/2020	2/13/2020	Upland Park Townhomes	Multifamily	Y	Y	Y	N	N	NAV	94.4%	98.0%	87.7%	95.0%
WFB	7/20/2020	3/3/2020	Life Time Fitness – Gainesville, VA	Retail	Y	Y	(3)	N	N	N	100.0%	100.0%	100.0%	100.0%
UBS AG	7/22/2020	7/31/2020	Town Square Apartments	Multifamily	NAP(1)	NAP(1)	NAP(1)	N	N	N	94.1%(11)	93.5%	95.8%(11)	95.8%
LCF	8/6/2020	2/20/2020	Konica Minolta Phase II	Office	Y	Y	Y	N	N	N	100.0%	100.0%	100.0%(12)	100.0%(12)
WFB	8/7/2020	2/21/2020	501 3rd Street	Office	Y	Y	Y(3)	N	N	Y(13)	100.0%	100.0%	100.0%	100.0%
LMF	8/6/2020	1/29/2020	TownePlace Suites Tacoma Lakewood	Hospitality	N(14)	Y	Y	Y(14)	N	NAP	(15)	(15)	(15)	(15)
LMF	7/20/2020	7/21/2020	Southlake Cove Apartments	Multifamily	NAP(1)	NAP(1)	NAP(1)	N	N	NAV	92.8%	91.9%	86.4%	90.6%
LCF	7/29/2020	3/11/2020	122nd Street Portfolio	Multifamily	Y	Y	Y	N	N	Y(16)	NAV(17)	93.5%(18)	NAV(19)	NAV(19)
LCF	7/28/2020	3/11/2020	The Grid	Multifamily	Y	Y	Y	Y(20)	N	Y(21)	NAV(17)	97.0%(22)	NAV(17)	96.0%(23)
UBS AG	7/22/2020	1/17/2020	Bass Pro - Birmingham	Retail	Y	Y	Y	N	N	Y(24)	100.0%	100.0%	100.0%	100.0%
UBS AG	7/14/2020	8/3/2020	Chesapeake	Industrial	NAP(1)	NAP(1)	NAP(1)	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	7/23/2020	7/23/2020	Martin Door Industrial	Industrial	NAP(1)	NAP(1)	NAP(1)	N	N	N	100.0%	100.0%	100.0%	100.0%
UBS AG	7/23/2020	2/11/2020	TownePlace Suites - Macon	Hospitality	Y	Y	Y	N	N	N	(25)	(25)	NAV	NAV
UBS AG	7/23/2020	2/21/2020	570 Taxter Road	Office	Y	Y	Y	N	N	Y(26)	100.0%	100.0%(27)	100.0%	100.0%(27)
UBS AG	6/25/2020	6/25/2020	South Carolina Industrial Portfolio	Industrial	NAP(28)	NAP(28)	Y	N	N	N	100.0%	100.0%	NAV	NAV
UBS AG	7/23/2020	8/3/2020	Luxor Garden Apartments	Multifamily	NAP(1)	NAP(1)	NAP(1)	N	N	N	85.8%(11)(29)	94.5%	78.6%(11)(29)	92.8%
LCF	8/6/2020	12/27/2019	Walgreens Burlington	Retail	Y	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	7/22/2020	7/2/2020	Spacebox Storage – Niceville	Self Storage	NAP(28)	NAP(28)	NAP(28)	N	N	NAV	100.0%	100.0%	(30)	(30)
LMF	7/29/2020	7/23/2020	Jefferson Apartments	Multifamily	NAP(1)	NAP(1)	NAP(1)	N	N	NAV	98.3%	98.8%	98.3%	98.3%
LMF	7/23/2020	12/27/2019	Kennedy Center	Retail	Y	Y	Y	Y(31)	N	Y(32)	91.8%	91.8%	91.8%	91.8%
LMF	7/22/2020	6/17/2020	Outback 98 West Storage	Self Storage	NAP(28)	NAP(28)	NAP(28)	N	N	NAV	(33)	(33)	(33)	(33)
UBS AG	7/9/2020	7/9/2020	Old Meridian Professional Center	Office	NAP(28)	NAP(28)	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
WFB	8/4/2020	7/23/2020	SPS Fresno Marks	Self Storage	NAP(1)	NAP(1)	NAP(1)(3)	N	N	N	(34)	(34)	(34)	(34)
LMF	7/21/2020	7/21/2020	Vineyard Pointe Apartments	Multifamily	NAP(1)	NAP(1)	NAP(1)	N	N	NAV	95.4%	95.8%	100.0%	100.0%
LMF	7/23/2020	2/13/2020	Commons at Southtowne IV	Retail	Y	Y	Y	Y(35)	N	Y(36)	93.1%	86.7%	93.1%	86.7%
UBS AG	7/21/2020	7/15/2020	Tower Storage – Fayetteville	Self Storage	NAP(1)	NAP(1)	NAP(1)	N	N	N	99.2%(11)	99.4%	97.9%(11)	98.4%
LMF	7/22/2020	7/30/2020	613 Oakfield Drive	Office	NAP(1)	NAP(1)	NAP(1)	N	N	N	100.0%	100.0%	100.0%	100.0%
WFB	8/6/2020	3/11/2020	Corner Plaza	Retail	Y	Y	Y(3)	Y(37)	N	Y(38)	87.5%(38)	92.4%(38)	100.0%	100.0%
LCF	8/6/2020	8/6/2020	Dollar General- Isanti	Retail	NAP(1)	NAP(1)	NAP(1)	N	N	N	100.0%	100.0%	100.0%	100.0%
LCF	8/6/2020	8/6/2020	Dollar General- Sioux City	Retail	NAP(1)	NAP(1)	NAP(1)	N	N	N	100.0%	100.0%	100.0%	100.0%
LCF	8/6/2020	8/6/2020	Dollar General- Newburgh	Retail	NAP(1)	NAP(1)	NAP(1)	N	N	N	100.0%	100.0%	100.0%	100.0%
LCF	8/6/2020	8/6/2020	Dollar General- Waterloo	Retail	NAP(1)	NAP(1)	NAP(1)	N	N	N	100.0%	100.0%	100.0%	100.0%
LCF	8/6/2020	8/6/2020	Dollar General- Little Falls	Retail	NAP(1)	NAP(1)	NAP(1)	N	N	N	100.0%	100.0%	100.0%	100.0%

(1)	The related mortgage loan has its first due date in September 2020.

(2)	Tenant due dates are based on the date in the month of their start date (which in most cases is not the 1st of month), so collections are not tracked on calendar month basis. As of 7/28/2020, 4.0% of monthly rents were 31-60 days past due and 2.7% of monthly rents were 61-90 days past due.

(3)	The Hilton Garden Inn – Goleta, Technology Place, Residence Inn – Fort Worth Cultural District, Life Time Fitness – Gainesville, VA, 501 3rd Street, SPS Fresno Marks and Corner Plaza mortgage loans have scheduled debt service payments due on the 11th of each month.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C57	Transaction Highlights

(4)	May and June 2020 occupancy, ADR and RevPAR information was 17.5%, $131.05 and $22.86 and 35.1%, $148.49 and $52.11, respectively. Occupancy, ADR and RevPAR information is due to the lender 30 days after month’s end; therefore July 2020 information is not available.

(5)	On May 1, 2020, the borrower contacted the lenders to request forbearance on the $90 million whole loan. The request included a modification of the related ground lease so as to permit the deferral of interest payments under the Whole Loan for May, June and July of 2020, which would be repaid in equal installments on each monthly payment date in 2021. Pursuant to the co-lender agreement for the whole loan, all major decisions (which would include the modification of the ground lease and any forbearance request) rest with the holder of the related subordinate companion loan. On May 7, 2020, the holder of the related subordinate companion loan formally denied the request. The borrower has made all debt service payments through July 2020.

(6)	June and July 2020 occupancy, ADR and RevPAR information was 30.5%, $91.41 and $27.91 and 15.5%, $83.18 and $12.91, respectively.

(7)	The mortgaged property consists of a leased fee interest, which is leased under a ground lease to an affiliate of the borrower. The affiliated ground lessee paid all rent payments on a net basis (i.e., the ground lessee paid an amount equal solely to the debt service on the related mortgage loan, and the borrower sponsor retained the remainder of the ground rent payment, which would otherwise have been paid to the borrower and distributed to the borrower sponsor as the borrower’s ultimate equity owner). The borrower sponsor has stated that going forward it will cause the ground lessee to pay the full rent payment, and that it will also cause the ground lessee to pay the remaining ground rent payment for prior months (which is then expected to be distributed to the borrower sponsor).

(8)	One tenant, representing 11.6% of NRA and 11.8% of UW Base Rent, received 50% rent deferral for April, May and June 2020, which was paid back in July 2020.

(9)	The borrower and lender entered into a forbearance agreement, dated April 10, 2020, and a loan modification, dated April 30, 2020, providing for the following, among other things: (i) a debt service reserve in the amount of $400,000, which can be released to the borrower to the extent that property cash flows are insufficient to make monthly debt service payments; (ii) suspension of FF&E monthly deposits from May through October 2020 (approximately $73,308); resumption of FF&E monthly deposits in November 2020 for the duration of the loan term; and 24-month replenishment of the FF&E reserve funds by an additional $3,055 monthly beginning November 2020 and ending in October 2022; (iii) deferral of cash management testing through April 2021, and, when resumed, a 9.0% debt yield trigger (tested quarterly); (iv) if the Franchisor modifies the scope of required PIP work, transfer of any PIP reserve funds exceeding 100% of the estimated cost to the debt service reserve; and (v) the borrower's obtaining a PPP loan subject to specified conditions. See "Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness".

(10)	May and June 2020 occupancy, ADR and RevPAR information was 37.2%, $121.62 and $45.20 and 48.7%, $121.00 and $58.93, respectively. Occupancy, ADR and RevPAR information is due to the lender 30 days after month’s end; therefore July 2020 information is not available.

(11)	Calculated based on the number of units for which rent was fully paid divided by the total number of occupied units.

(12)	The related sole tenant makes quarterly lease payments, with the third quarter payment made in July 2020. Only the warehouse was operational as of July 2020. As the State of New Jersey provides additional guidance for reopening, the related sole tenant has expressed an intent to slowly bring back workers, gradually building back to full staff.

(13)	The retail tenant, representing 25% of NRA and 17.6% of UW Base Rent, has requested rent relief. The retail tenant has paid rent in full for April, May, June, July and August 2020.

(14)	The borrower paid April 2020 debt service in full. The borrower requested relief, and the borrower and the lender subsequently executed a forbearance agreement on May 14, 2020, which provided for the forbearance of payments in May and June 2020 and the waiver of capital expenditure deposits, subject to certain exceptions, during the forbearance period. In July 2020, the borrower paid in full debt service for July 2020 and deferred accrued interest from May and June 2020. Regular debt service payments are required to continue in August 2020 and thereafter. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

(15)	June and July 2020 occupancy, ADR and RevPAR information was 85.1%, $126.15 and $107.39 and 82.0%, $125.00 and $102.50, respectively.

(16)	Although requests for residential rent relief have been made and granted, the related mortgage loan seller does not have exact statistics. There is no current rent relief with respect to the commercial space.

(17)	Information based on total square footage or unit count not available.

(18)	Represents the percentage of total billed residential rent collected for June 2020 and excludes rent collected (if any) for such month from the retail portion of the subject Mortgaged Property.

(19)	As of the July 6, 2020 payment, the residential portion of the portfolio of related Mortgaged Properties was open and operating. The residential portion of the portfolio of related Mortgaged Properties was 91.7% occupied as of July 2020. Given the collection and reporting timing, it is difficult to determine the percentage of residential tenants who have not paid rent for July 2020. Three of the related Mortgaged Properties also collectively include approximately 2,400 square feet of ground floor retail space, which accounts for approximately 5.1% of total underwritten gross potential rent for the portfolio and had an economic occupancy of 80.1% as of July 2020. Two of the three retail spaces (deli/grocery and ice cream shop) are partially or fully operational.

(20)	Pursuant to a letter dated June 24, 2020 and addressed to the Non-Serviced Master Servicer under the WFCM 2020-C56 PSA, the related borrower requested that The Grid Whole Loan be converted to interest-only debt service payments commencing no later than August 6, 2020 and to continue as such for a period of 18 to 24 months. Such request has been denied.

(21)	There was no residential rent relief granted for the month of July 2020. Requests for residential rent relief have been made and may have been granted for prior months. Four commercial retail tenants, representing less than 2.0% of total gross potential rent at the subject Mortgaged Property, have received rent deferrals. All deferral periods have expired. Bamsi has deferred 50% of its rent for May 2020, June 2020 and July 2020, which deferred rent is to be repaid in three installments in the first quarter of 2021. Pirates Pro Shop has deferred 100% of its rent payments for April 2020 and May 2020, which deferred rent is to be repaid in three installments in the first quarter of 2021. Rakel Nail Salon has deferred 100% of its rent payments for April 2020, May 2020 and June 2020, which deferred rent is to be repaid in either August 2020 or upon receipt of an approved grant through the City of Worcester. Sierra Salon has deferred 100% of its rent payments for April 2020, May 2020 and June 2020. The repayment schedule for Sierra Salon has not been established and is pending approval of a grant through the City of Worcester.

(22)	Represents the percentage of total billed residential rent collected for June 2020 and excludes rent collected (if any) for such month from the retail portion of the subject Mortgaged Property. Residential occupancy for June 2020 was approximately 88.0%.

(23)	Represents the percentage of total billed residential rent collected for July 2020 as of July 28, 2020 and excludes rent collected (if any) for such month from the retail portion of the subject Mortgaged Property. Residential occupancy for July 2020 was approximately 90.6%. All of the commercial tenants had closed by reason of state order on or about March 15, 2020. As of late July 2020, all commercial tenants (except for two restaurants with limited outdoor seating) had reopened and were fully or partially operational.

(24)	The single tenant representing 100.0% of UW rent and 100.0% of NRA, Bass Pro Shops, requested rent deferment for base rent for the month of May 2020 (totaling $105,896) to be repaid in three equal monthly installments in January, February, and March 2021. The mortgage loan seller approved a lease addendum dated May 1, 2020 providing for such deferment and the tenant resumed regular rent payments on June 1, 2020.

(25)	June 2020 occupancy, ADR and RevPAR information was 87.5%, $108.01 and $94.56, respectively.

(26)	Four tenants, representing 11.1% of UW rent and 9.9% of NRA, requested rent deferment in May 2020 (totaling $14,163); however, none of the four tenants received approval and paid full rent for the month of May 2020. All four tenants have paid their outstanding rent balance and are current through the month of July 2020. One tenant, representing 3.3% of UW rent and 2.3% of NRA, is currently delinquent on February 2020 rent. The tenant is current on all other months through July 2020.

(27)	Calculated based on UW Base Rent including any underwritten rent steps and percentage rent, but excluding any underwritten straight-line rent.

(28)	The related mortgage loan has its first due date in August 2020.

(29)	Total SF or Unit Count Making Full Rent Payments excluding tenants that are less than or equal to $50.00 late or delinquent on monthly rent is 90.4% for June 2020 and 86.0% for July 2020, respectively.

(30)	As of July 22, 2020, there were no delinquencies past 30 days.

(31)	The borrower sponsor submitted a request for loan relief, but subsequently retracted the request. No requests are currently outstanding.

(32)	One tenant, representing approximately 10.8% of NRA, has agreed to a payment plan, allowing repayment of outstanding base rent for April and May (totaling $10,188) over 12 payments beginning in September 2020.

(33)	As of July 22, 2020, 0.3% of tenants (by monthly rent) were 31-60 days delinquent and 0.1% of tenants (by monthly rent) were 60+ days delinquent.

(34)	Given the timing of collection and reporting, an accurate estimate of the percentage of tenants who have not paid is not available. For the month of June 2020, rent collections were reported to be equal to UW Base Rent. For the month of July 2020, rent collections were reported to be approximately 3.8% greater than UW Base Rent.

(35)	The borrower sponsor submitted a request for loan relief but subsequently retracted the request. No requests are currently outstanding.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C57	Transaction Highlights

(36)	On April 28, 2020, PetSmart, representing 32.5% of UW Base Rent and 41.6% of NRA, requested an unspecified amount of reduced base rent beginning in May 2020. The request has been abandoned and full rents have been paid each month. PGA Tour Superstore, representing 33.1% of UW Base Rent and 41.2% of NRA, submitted a formal rent relief request on May 1, 2020. As of July 2020, the request has been abandoned and full rents have been paid. On May 18, 2020, Costa Vida, representing 7.8% of UW Base Rent and 5.1% of NRA, and landlord agreed to base rent deferral for June 2020, July 2020 and August 2020, to be repaid over 12 months, with NNN paid current. As of July 22, 2020, Costa Vida $12,545 of base rent is outstanding. Rumbi Island Grill, representing 8.1% of UW Base Rent and 4.1% of NRA, has paid 50% of rent for April 2020 through July 2020. The tenant and landlord are in close talks to determine a relief plan. As of July 22, 2020, $20,437.48 of base rent is outstanding.

(37)	The borrower requested relief on April 8, 2020; however, the request was withdrawn on April 27, 2020.

(38)	One tenant, representing 12.5% of NRA and 15.5% of UW Base Rent, paid half of its June 2020 rent. The tenant made full July 2020 rent payments and began paying back unpaid June 2020 rent.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C57	Issue Characteristics

IV.	Issue Characteristics

Securities Offered:	$464,547,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of twenty-one classes (Classes A-1, A-SB, A-3, A-3-1, A-3-2, A-3-X1, A-3-X2, A-4, A-4-1, A-4-2, A-4-X1, A-4-X2, A-S, A-S-1, A-S-2, A-S-X1, A-S-X2, B, C, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC (such classes of certificates, the “Offered Certificates”).
Mortgage Loan Sellers:	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”), LMF Commercial, LLC (“LMF”), Wells Fargo Bank, National Association (“WFB”) and Ladder Capital Finance LLC (“LCF”).
Joint Bookrunners and Co-Lead Managers:	Wells Fargo Securities, LLC and UBS Securities LLC
Co-Manager:	Academy Securities, Inc. and Drexel Hamilton, LLC
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, LLC and Moody’s Investors Service, Inc.
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Certificate Administrator:	Wells Fargo Bank, National Association
Trustee:	Wilmington Trust, National Association
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
Initial Majority Controlling Class Certificateholder:	KKR CMBS II Aggregator Type 2 L.P.
U.S. Credit Risk Retention:

For a discussion on the manner in which the U.S. credit risk retention requirements will be satisfied by Wells Fargo Bank, National Association, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.

This transaction is being structured with a “third party purchaser” that will acquire an “eligible horizontal residual interest”, which will be comprised of the Class E-RR, F-RR, G-RR, H-RR, J-RR, K-RR, L-RR and M-RR Certificates (the “horizontal risk retention certificates”). KKR CMBS II Aggregator Type 2 L.P. (in satisfaction of the retention obligations of Wells Fargo Bank, National Association, as the retaining sponsor) will be contractually obligated to retain (or to cause its “majority-owned affiliate” to retain) the horizontal risk retention certificates for a minimum of five years after the closing date, subject to certain permitted exceptions provided for under the risk retention rules. During this time, KKR CMBS II Aggregator Type 2 L.P. will agree to comply with hedging, transfer and financing restrictions that are applicable to third party purchasers under the credit risk retention rules. For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

EU Credit Risk Retention	None of the sponsors, the depositor, the underwriters, or their respective affiliates, or any other party to the transaction intends or is required to retain a material net economic interest in the securitization constituted by the issue of the Certificates in a manner that would satisfy the requirements of the European Union Regulation (EU) 2017/2402. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any applicable requirement under such Regulation. Furthermore, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring compliance by any person with any requirements of such Regulation.
Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in August 2020 (or, in the case of any mortgage loan that has its first due date in September 2020, the date that would have been its due date in August 2020 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Closing Date:	On or about August 26, 2020.
Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in September 2020.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C57	Issue Characteristics

Distribution Dates:	The 4th business day following the Determination Date in each month, commencing in September 2020.
Rated Final Distribution Date:	The Distribution Date in August 2053.
Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.
Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.
Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.
Clean-up Call:	1.0%
Delivery:	DTC, Euroclear and Clearstream Banking
ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.
Bond Analytics Information:	The Certificate Administrator will be authorized to make distribution date statements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., KBRA Analytics, Inc., MBS Data, LLC, Thomson Reuters Corporation and RealINSIGHT.
Tax Treatment	For U.S. federal income tax purposes, the issuing entity will consist of two or more REMICs arranged in a tiered structure and a trust (the “grantor trust”). The upper-most REMIC will issue REMIC regular interests some of which will be held by the grantor trust (such grantor trust-held REMIC regular interests, the “trust components”). The Offered Certificates (other than the Exchangeable Certificates) will represent REMIC regular interests (other than the trust components). The Exchangeable Certificates will represent beneficial ownership of one or more of the trust components held by the grantor trust.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C57	Characteristics of the Mortgage Pool

V.       Characteristics of the Mortgage Pool(1)

A.       Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Property Type	Number of SF/ Units/ Rooms	Cut-off Date Balance Per SF/Unit/ Room	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
LMF	PGH17 Self Storage Portfolio	Various	Various	1 / 17	$56,000,000	9.99%	Self Storage	924,956	$101	68.6%	63.1%	1.27x	8.1%
UBS AG	Phoenix Industrial Portfolio IV	Various	Various	1 / 5	46,000,000	8.2	Industrial	2,125,525	22	72.9	61.9	1.66	11.3
WFB	Hilton Garden Inn - Goleta	Goleta	CA	1 / 1	35,000,000	6.2	Hospitality	142	246,479	59.9	51.3	2.04	12.4
UBS AG	DoubleTree New York Times Square West Leased Fee	New York	NY	1 / 1	30,000,000	5.4	Other	612	94,771	43.7	43.7	2.53	9.4
WFB	Technology Place	San Diego	CA	1 / 1	29,250,000	5.2	Office	145,214	201	74.1	58.8	1.40	8.6
WFB	Residence Inn - Fort Worth Cultural District	Fort Worth	TX	1 / 1	27,725,000	4.9	Hospitality	149	186,074	73.0	62.6	2.21	13.2
UBS AG	Landmark Corporate Center	Greenwood Village	CO	1 / 1	25,480,000	4.5	Office	211,106	121	65.0	59.2	1.80	11.6
LMF	Upland Park Townhomes	Houston	TX	1 / 1	24,000,000	4.3	Multifamily	285	84,211	65.0	56.5	1.37	8.3
WFB	Life Time Fitness - Gainesville, VA	Gainesville	VA	1 / 1	23,000,000	4.1	Retail	125,157	184	62.0	62.0	2.28	9.6
UBS AG	Town Square Apartments	Lancaster	CA	1 / 1	22,500,000	4.0	Multifamily	216	104,167	63.4	57.4	1.60	9.4
Top Three Total/Weighted Average				3 / 23	$137,000,000	24.4%				67.8%	59.7%	1.60x	10.3%
Top Five Total/Weighted Average				5 / 25	$196,250,000	35.0%				65.1%	57.1%	1.71x	9.9%
Top Ten Total/Weighted Average				10 / 30	$318,955,000	56.9%				65.4%	58.1%	1.77x	10.1%
Non-Top Ten Total/Weighted Average				30 / 41	$241,584,656	43.1%				64.7%	55.7%	1.85x	10.1%
(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per SF/Unit/Room, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C57	Characteristics of the Mortgage Pool

B.       Summary of the Whole Loans

No.	Loan Name	Mortgage Loan Seller in WFCM 2020-C57	Trust Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance(1)	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Companion Loan(s) Securitizations	Related Pari Passu Companion Loan(s) Original Balance
1	PGH17 Self Storage Portfolio	LMF	$56,000,000	$93,000,000	WFCM 2020-C57	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Future Securitization(s)	$37,000,000
4	DoubleTree New York Times Square West Leased Fee	UBS AG	$30,000,000	$58,000,000	WFCM 2020-C57	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	UBS 2019-C18	$28,000,000
15	122nd Street Portfolio	LCF	$15,000,000	$23,000,000	WFCM 2020-C57	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Future Securitization(s)	$8,000,000
16	The Grid	LCF	$14,913,167	$67,109,250	WFCM 2020-C56	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	WFCM 2020-C56	$52,500,000
(1)	The Aggregate Pari Passu Companion Loan Cut-off Date Balance excludes the related Subordinate Companion Loans.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C57	Characteristics of the Mortgage Pool

C.	Mortgage Loans with Additional Secured and Mezzanine Financing
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(1)	Mortgage Loan U/W NCF DSCR (x)(2)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)(2)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)(2)	Total Debt Cut-off Date LTV Ratio (%)
4	UBS AG	DoubleTree New York Times Square West Leased Fee	$30,000,000	5.4%	$32,000,000	NAP	3.7490%	2.53x	1.59x	9.4%	6.1%	43.7%	67.9%
	Total/Weighted Average		$30,000,000	5.4%	$32,000,000	NAP	3.7490%	2.53x	1.59x	9.4%	6.1%	43.7%	67.9%
(1)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.
(2)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but excludes any related subordinate companion loan.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C57	Characteristics of the Mortgage Pool

D.	Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Previous Securitization
1.01	LMF	Prime Storage - Malta/Saratoga Springs	Malta	NY	Self Storage	$5,612,043	1.0%	CGCMT 2015-GC31
1.02	LMF	Capital Self Storage - Mechanicsburg	Hampden	PA	Self Storage	5,527,742	1.0	WFCM 2015-C27
1.03	LMF	Capital Self Storage - Middletown	Middletown	PA	Self Storage	5,184,516	0.9	WFCM 2015-C27
1.04	LMF	Capital Self Storage - East York	York	PA	Self Storage	4,600,430	0.8	WFCM 2015-C27
1.05	LMF	Capital Self Storage - Harrisburg Arsenal	Harrisburg	PA	Self Storage	4,413,763	0.8	WFCM 2015-C27
1.06	LMF	Eliot Rent A Space & Self Storage	Eliot	ME	Self Storage	4,070,538	0.7	WFRBS 2014-LC14
1.07	LMF	Capital Self Storage - Enola	Enola	PA	Self Storage	4,070,538	0.7	WFCM 2015-C27
1.08	LMF	Capital Self Storage - Harrisburg Derry	Harrisburg	PA	Self Storage	3,805,591	0.7	WFCM 2015-C27
1.09	LMF	Capital Self Storage - West York	York	PA	Self Storage	3,582,796	0.6	WFCM 2015-C27
1.10	LMF	Capital Self Storage - Dover	Dover	PA	Self Storage	3,510,538	0.6	WFCM 2015-C27
1.11	LMF	A Space Place Self Storage	Medford	NY	Self Storage	3,143,226	0.6	CGCMT 2015-GC31
1.12	LMF	Capital Self Storage - Hanover	Hanover	PA	Self Storage	2,998,710	0.5	WFCM 2015-C27
1.13	LMF	Prime Storage - Glens Falls	Glens Falls	NY	Self Storage	1,836,559	0.3	CGCMT 2015-GC31
1.14	LMF	Affordable Storage - Wilton	Wilton	NY	Self Storage	1,113,978	0.2	CGCMT 2015-GC31
1.15	LMF	Prime Storage - Latham New Loudon Road	Cohoes	NY	Self Storage	1,047,742	0.2	CGCMT 2015-GC31
1.16	LMF	Rotterdam Self Storage	Rotterdam	NY	Self Storage	764,731	0.1	CGCMT 2015-GC31
1.17	LMF	Affordable Storage - Saratoga	Wilton	NY	Self Storage	716,559	0.1	CGCMT 2015-GC31
2.01	UBS AG	Edgerton	Edgerton	WI	Industrial	20,800,000	3.7	SGCP 2018-FL1
2.02	UBS AG	Delaware	Delaware	OH	Industrial	7,725,000	1.4	SGCP 2018-FL1
2.03	UBS AG	Pawcatuck	Pawcatuck	CT	Industrial	6,975,000	1.2	SGCP 2018-FL1
6	WFB	Residence Inn - Fort Worth Cultural District	Fort Worth	TX	Hospitality	27,725,000	4.9	COMM 2012-CR3
7	UBS AG	Landmark Corporate Center	Greenwood Village	CO	Office	25,480,000	4.5	MSC 2007-HQ11
8	LMF	Upland Park Townhomes	Houston	TX	Multifamily	24,000,000	4.3	BANC 2016-CRE1
10	UBS AG	Town Square Apartments	Lancaster	CA	Multifamily	22,500,000	4.0	FREMF 2015-K47; FREMF 2017-KJ17
16	LCF	The Grid(2)	Worcester	MA	Multifamily	14,913,167	2.7	LCCM 2017-FL1
Total						$206,118,167	36.8%

(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.
(2)	Of the five buildings comprising The Grid mortgaged property, only two such buildings, representing 71.0% of the total residential units, were collateral for the previously securitized loan. Additional collateral (135 units and approximately 28,000 square feet of commercial space), which previously secured a loan with another lender, was included as part of the mortgaged property for The Grid Mortgage Loan at origination.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C57	Characteristics of the Mortgage Pool

E.	Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Multifamily	18	$112,213,167	20.0%	65.8%	56.6%	1.54x	8.8%	8.4%	4.044%
Garden	6	82,300,000	14.7	65.9	55.8	1.50	9.1	8.7	4.115
Mid Rise	12	29,913,167	5.3	65.4	58.5	1.65	7.9	7.6	3.850
Office	7	109,743,393	19.6	68.9	61.2	1.92	10.0	9.4	3.919
Suburban	4	83,230,000	14.8	68.9	60.1	1.76	10.0	9.3	4.020
CBD	1	17,871,000	3.2	69.0	69.0	2.72	9.5	9.2	3.350
Medical	2	8,642,393	1.5	68.4	56.2	1.84	10.9	10.7	4.126
Hospitality	4	90,043,771	16.1	65.3	55.0	2.07	12.7	11.5	3.751
Extended Stay	3	55,043,771	9.8	68.8	57.3	2.09	12.9	11.8	3.867
Select Service	1	35,000,000	6.2	59.9	51.3	2.04	12.4	11.1	3.570
Self Storage	21	79,067,856	14.1	65.5	58.8	1.42	8.8	8.7	4.573
Self Storage	21	79,067,856	14.1	65.5	58.8	1.42	8.8	8.7	4.573
Industrial	9	78,070,511	13.9	68.8	57.2	1.60	10.7	9.9	4.120
Warehouse	6	55,740,511	9.9	69.4	57.6	1.62	10.9	10.1	4.004
Manufacturing	2	18,730,000	3.3	66.2	55.1	1.51	10.1	9.5	4.522
Flex	1	3,600,000	0.6	72.9	61.9	1.66	11.3	10.2	3.840
Retail	11	61,400,957	11.0	62.1	57.6	2.08	10.1	9.6	4.144
Single Tenant	8	47,352,532	8.4	63.5	60.3	2.07	9.5	9.1	4.118
Unanchored	2	9,131,863	1.6	61.1	52.9	2.04	10.4	10.0	4.291
Anchored	1	4,916,562	0.9	51.0	41.0	2.28	14.6	13.4	4.120
Other	1	30,000,000	5.4	43.7	43.7	2.53	9.4	9.4	3.661
Leased Fee	1	30,000,000	5.4	43.7	43.7	2.53	9.4	9.4	3.661
Total/Weighted Average:	71	$560,539,656	100.0%	65.1%	57.1%	1.80x	10.1%	9.5%	4.048%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate secured loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C57	Characteristics of the Mortgage Pool

F.	Geographic Distribution(1)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
California	5	$110,206,000	19.7%	65.9%	57.4%	1.87x	10.1%	9.4%	3.706%
Southern California	3	86,750,000	15.5	65.6	55.4	1.71	10.3	9.5	3.788
Northern California	2	23,456,000	4.2	67.0	64.9	2.45	9.3	9.0	3.402
New York	20	68,834,839	12.3	56.5	53.4	2.00	9.1	8.8	3.977
Texas	2	51,725,000	9.2	69.3	59.8	1.82	10.9	10.2	3.900
Pennsylvania	10	44,894,624	8.0	68.3	61.6	1.31	8.4	8.2	4.691
Virginia	2	35,000,000	6.2	65.4	60.4	2.06	9.7	9.2	3.948
Georgia	3	32,416,264	5.8	67.6	54.3	1.80	11.5	10.7	4.243
Colorado	1	25,480,000	4.5	65.0	59.2	1.80	11.6	10.6	4.250
Wisconsin	2	24,400,000	4.4	72.9	61.9	1.66	11.3	10.2	3.840
Utah	3	19,386,562	3.5	58.4	49.1	1.94	11.3	10.8	4.548
New Jersey	1	18,900,000	3.4	67.0	67.0	2.31	9.0	8.9	3.800
Washington	1	16,902,507	3.0	61.5	49.3	1.76	11.1	10.1	3.950
Florida	3	16,533,218	2.9	61.7	50.8	1.52	9.5	9.2	4.455
Massachusetts	1	14,913,167	2.7	67.2	53.3	1.41	8.2	7.9	3.800
Illinois	2	13,500,000	2.4	73.1	60.4	1.52	9.8	9.2	4.055
Alabama	1	12,902,331	2.3	64.5	52.8	1.47	9.6	9.2	4.645
South Carolina	2	8,240,511	1.5	50.7	39.5	1.42	10.8	10.4	4.658
Ohio	1	7,725,000	1.4	72.9	61.9	1.66	11.3	10.2	3.840
Vermont	1	7,053,000	1.3	65.0	65.0	2.55	9.0	8.9	3.442
Connecticut	1	6,975,000	1.2	72.9	61.9	1.66	11.3	10.2	3.840
Indiana	2	6,475,916	1.2	69.6	57.1	2.01	11.3	11.2	4.009
Mississippi	1	6,091,502	1.1	53.3	42.1	2.38	13.8	13.3	3.780
Arkansas	1	4,400,000	0.8	60.3	55.4	1.53	9.9	9.6	4.750
Maine	1	4,070,538	0.7	68.6	63.1	1.27	8.1	8.0	4.775
Minnesota	2	1,793,568	0.3	65.7	65.7	1.95	9.6	9.5	4.766
Iowa	2	1,720,110	0.3	65.7	65.7	1.91	9.6	9.5	4.866
Total/Weighted Average	71	$560,539,656	100.0%	65.1%	57.1%	1.80x	10.1%	9.5%	4.048%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate secured loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C57	Characteristics of the Mortgage Pool

G.       Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
827,201 - 4,000,000	7	$10,087,201	1.8%
4,000,001 - 5,000,000	2	9,316,562	1.7
5,000,001 - 6,000,000	3	16,677,393	3.0
6,000,001 - 7,000,000	4	26,174,720	4.7
7,000,001 - 8,000,000	2	14,253,000	2.5
8,000,001 - 9,000,000	1	8,240,511	1.5
9,000,001 - 10,000,000	1	9,600,000	1.7
10,000,001 - 15,000,000	6	77,061,761	13.7
15,000,001 - 20,000,000	4	70,173,507	12.5
20,000,001 - 30,000,000	7	181,955,000	32.5
30,000,001 - 50,000,000	2	81,000,000	14.5
50,000,001 - 56,000,000	1	56,000,000	10.0
Total:	40	$560,539,656	100.0%
Weighted Average	$14,013,491
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
1.29 - 1.40	1	$56,000,000	10.0%
1.41 - 1.50	7	101,325,541	18.1
1.51 - 1.60	3	20,352,331	3.6
1.61 - 1.70	6	64,276,355	11.5
1.71 - 1.80	1	12,000,000	2.1
1.81 - 1.90	2	55,600,000	9.9
1.91 - 2.00	7	60,896,185	10.9
2.01 - 2.50	8	122,108,980	21.8
2.51 - 3.50	4	65,340,264	11.7
3.51 - 3.74	1	2,640,000	0.5
Total:	40	$560,539,656	100.0%
Weighted Average	1.90x
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
1.27 - 1.30	1	$56,000,000	10.0%
1.31 - 1.40	4	66,341,863	11.8
1.41 - 1.50	4	47,886,008	8.5
1.51 - 1.60	7	64,735,000	11.5
1.61 - 1.70	4	74,591,355	13.3
1.71 - 1.80	2	42,382,507	7.6
1.81 - 1.90	2	15,887,610	2.8
1.91 - 2.00	4	3,509,591	0.6
2.01 - 2.50	8	131,641,721	23.5
2.51 - 3.50	3	54,924,000	9.8
3.51 - 3.60	1	2,640,000	0.5
Total:	40	$560,539,656	100.0%
Weighted Average	1.80x

LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Refinance	27	$428,677,124	76.5%
Acquisition	13	131,862,532	23.5
Total:	40	$560,539,656	100.0%

MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
3.350 - 3.500	2	$24,924,000	4.4%
3.501 - 3.750	5	100,950,000	18.0
3.751 - 4.000	11	207,749,568	37.1
4.001 - 4.250	7	95,596,562	17.1
4.251 - 4.500	3	24,007,619	4.3
4.501 - 4.750	7	36,795,429	6.6
4.751 - 4.920	5	70,516,477	12.6
Total:	40	$560,539,656	100.0%
Weighted Average	4.048%
UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
7.6 - 8.0	1	$15,000,000	2.7%
8.1 - 9.0	9	168,793,030	30.1
9.1 - 10.0	18	178,141,886	31.8
10.1 - 11.0	1	8,240,511	1.5
11.1 - 12.0	5	103,574,900	18.5
12.1 - 13.0	1	35,000,000	6.2
13.1 - 14.0	3	36,456,502	6.5
14.1 - 15.0	1	4,916,562	0.9
15.1	1	10,416,264	1.9
Total:	40	$560,539,656	100.0%
Weighted Average	10.1%
UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
7.4 - 8.0	5	$139,163,167	24.8%
8.1 - 9.0	8	97,329,863	17.4
9.1 - 10.0	15	125,441,886	22.4
10.1 - 11.0	5	106,223,018	19.0
11.1 - 12.0	2	40,592,393	7.2
12.1 - 13.0	1	27,725,000	4.9
13.1 – 13.8	4	24,064,328	4.3
Total:	40	$560,539,656	100.0%
Weighted Average	9.5%
ORIGINAL TERM TO MATURITY OR ARD
Original Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
120	40	$560,539,656	100.0%
Total:	40	$560,539,656	100.0%
Weighted Average	120 months

(1)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate debt (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity or ARD).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C57	Characteristics of the Mortgage Pool

REMAINING TERM TO MATURITY OR ARD
Range of Remaining Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
112 - 120	40	$560,539,656	100.0%
Total:	40	$560,539,656	100.0%
Weighted Average	117 months
ORIGINAL AMORTIZATION TERM(2)
Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	12	$118,861,201	21.2%
360	28	441,678,455	78.8
Total:	40	$560,539,656	100.0%
Weighted Average(3)	360 months

(2)       The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(3)       Excludes the non-amortizing mortgage loans.

REMAINING AMORTIZATION TERM(4)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	12	$118,861,201	21.2%
353 - 360	28	441,678,455	78.8
Total:	40	$560,539,656	100.0%
Weighted Average(5)	359 months

(4)       The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(5)       Excludes the non-amortizing mortgage loans.

LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Springing	19	$261,951,182	46.7%
Hard/Springing Cash Management	8	158,201,595	28.2
Hard/Upfront Cash Management	9	74,888,712	13.4
None	2	35,585,000	6.3
Soft/Springing Cash Management	2	29,913,167	5.3
Total:	40	$560,539,656	100.0%
PREPAYMENT PROVISION SUMMARY(6)
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Lockout / Defeasance / Open	28	$460,382,731	82.1%
Lockout / GRTR 1% or YM / Open	5	64,694,724	11.5
Lockout / GRTR 2% or YM / Open	1	25,480,000	4.5
Lockout / GRTR 1% or YM or D / Open	1	5,585,000	1.0
YM / YM or D / Open	5	4,397,201	0.8
Total:	40	$560,539,656	100.0%
(6) As a result of property releases or the application of funds in a performance reserve, partial principal prepayments could occur during a period that voluntary principal prepayments are otherwise prohibited.

CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
43.7 - 50.0	1	$30,000,000	5.4%
50.1 - 55.0	4	21,888,575	3.9
55.1 - 60.0	2	41,991,355	7.5
60.1 - 65.0	13	178,194,701	31.8
65.1 - 70.0	14	161,297,632	28.8
70.1 - 74.1	6	127,167,393	22.7
Total:	40	$560,539,656	100.0%
Weighted Average	65.1%
BALLOON OR ARD LOAN-TO-VALUE RATIO
Range of Balloon or ARD LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
39.5 – 40.0	1	$8,240,511	1.5%
40.1 - 45.0	3	41,008,064	7.3
45.1 - 50.0	2	23,893,862	4.3
50.1 - 55.0	11	128,162,360	22.9
55.1 - 60.0	10	143,288,658	25.6
60.1 - 65.0	6	174,778,000	31.2
65.1 - 69.0	7	41,168,201	7.3
Total:	40	$560,539,656	100.0%
Weighted Average	57.1%
AMORTIZATION TYPE
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Interest-only, Amortizing Balloon	12	$276,242,507	49.3%
Amortizing Balloon	16	165,435,948	29.5
Interest-only, Balloon	7	114,464,000	20.4
Interest-only, ARD	5	4,397,201	0.8
Total:	40	$560,539,656	100.0%
ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
IO Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
2	1	$16,902,507	3.0%
12	1	9,600,000	1.7
36	6	141,360,000	25.2
60	4	108,380,000	19.3
Total:	12	$276,242,507	49.3%
Weighted Average	43 months
SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
0	18	$210,292,201	37.5%
1	4	26,915,761	4.8
4	2	29,913,167	5.3
5	10	209,652,562	37.4
6	3	40,221,102	7.2
7	2	13,544,863	2.4
8	1	30,000,000	5.4
Total:	40	$560,539,656	100.0%
Weighted Average	3 months

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C57	Certain Terms and Conditions

VI.       Certain Terms and Conditions

Interest Entitlements:	The interest entitlement of each Class of Certificates or trust component on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class or trust component for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without Master Servicer consent) on particular non-specially serviced loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at 0.25 basis points per annum. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates (other than the Exchangeable Certificates) and trust components that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related Distribution Date. For any Distribution Date, prepayment interest shortfalls allocated to a trust component will be allocated amongst the related Classes of Exchangeable Certificates, pro rata, in accordance with their respective interest accrual amounts for that distribution date. If a Class or trust component receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding Distribution Date.

Principal Distribution Amount:	The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and workout-delayed reimbursement amounts that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. Workout-delayed reimbursement amounts are reimbursable from principal collections.

Subordination, Allocation of Losses and Certain Expenses	The chart below describes the manner in which the payment rights of certain Classes of Certificates will be senior or subordinate, as the case may be, to the payment rights of other Classes of Certificates. The chart also shows the corresponding entitlement to receive principal and/or interest of certain Classes of Certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which losses are allocated to certain Classes of Certificates in ascending order (beginning with the Non-Offered Certificates, and other than the Class V and Class R Certificates) to reduce the Certificate Balance of each such Class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, X-B, X-D, V or R Certificates, although principal payments and losses may reduce the Notional Amounts of the Class X-A, X-B and X-D Certificates and, therefore, the amount of interest they accrue.

(1)	The maximum certificate balances of Class A-3, Class A-4 and Class A-S certificates (subject to the constraint on the aggregate initial principal balance of the Class A-3 and

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C57	Certain Terms and Conditions

Class A-4 trust components discussed in footnote (9) to the table under “Certificate Structure”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date. The relative priorities of the Exchangeable Certificates are described more fully under "Exchangeable Certificates."
(2)	The Class X-A, X-B and X-D Certificates are interest-only certificates.
(3)	Non-Offered Certificates.

Distributions:	On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.	Class A-1, A-SB, A-3, A-4, X-A, X-B and X-D Certificates: To interest on the Class A-1, A-SB, X-A, X-B and X-D Certificates and the Class A-3, A-3-X1, A-3-X2, A-4, A-4-X1 and A-4-X2 trust components, pro rata, according to their respective interest entitlements.

2.	Class A-1 and A-SB Certificates and the Class A-3 and A-4 trust components: To principal on the Class A-1 and A-SB Certificates and the Class A-3 and A-4 trust components in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (ii) second, to principal on the Class A-1 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-3 trust component until its Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-4 trust component until its Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (v) fifth, to principal on the Class A-SB Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Balance of each Class of Principal Balance Certificates, other than the Class A-1 and A-SB Certificates and the Class A-3 and A-4 trust components, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1 and A-SB Certificates and the Class A-3 and A-4 trust components remains outstanding, then the Principal Distribution Amount will be distributed to the Class A-1 and A-SB Certificates and the Class A-3 and A-4 trust components as applicable, pro rata, based on their respective outstanding Certificate Balances, until their Certificate Balances have been reduced to zero.

3.	Class A-1 and A-SB Certificates and the Class A-3 and A-4 trust components: To reimburse the holders of the Class A-1 and A-SB Certificates and the Class A-3 and A-4 trust components, pro rata, on the basis of previously allocated unreimbursed losses, for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated in reduction of the Certificate Balances of such Classes or trust components.

4.	Class A-S, A-S-X1 and A-S-X2 trust components: To make distributions on the Class A-S, A-S-X1 and A-S-X2 trust components as follows: (a) first, to interest on the Class A-S, A-S-X1 and A-S-X2 trust components, pro rata, according to their respective interest entitlements; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1 and A-SB Certificates and the Class A-3 and A-4 trust components), to principal on the Class A-S trust component until its Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S trust component for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that trust component in reduction of their Certificate Balance.

5.	Class B Certificates: To make distributions on the Class B Certificates as follows: (a) first, to interest on the Class B Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1 and A-SB Certificates and the Class A-3, A-4 and A-S trust components), to principal on the Class B Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class B Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

6.	Class C Certificates: To make distributions on the Class C Certificates as follows: (a) first, to interest on the Class C Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C57	Certain Terms and Conditions

remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-SB and B Certificates and the Class A-3, A-4 and A-S trust components), to principal on the Class C Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class C Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

7.	After the Class A-1, A-SB, X-A, X-B, X-D, B and C Certificates and the Class A-3, A-4 and A-S trust components are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts on the Class D, E-RR, F-RR, G-RR, H-RR, J-RR, K-RR, L-RR and M-RR Certificates sequentially in that order in a manner analogous to the Class C Certificates.

Principal and interest payable on the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1, Class A-4-X2, Class A-S, Class A-S-X1 and Class A-S-X2 trust components will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”

Exchangeable Certificates:	Each class of Exchangeable Certificates may be exchanged for the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding principal balances or notional amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of each of the Received Classes of certificates must be equal to the dollar denomination of each of the Surrendered Classes of certificates. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-3	Class A-3-1, Class A-3-X1
Class A-3	Class A-3-2, Class A-3-X2
Class A-4	Class A-4-1, Class A-4-X1
Class A-4	Class A-4-2, Class A-4-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2

On the closing date, the issuing entity will issue the following “trust components,” each with the initial principal balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.

Trust Component	Initial Certificate Balance or Notional Amount	Pass-Through Rate

Class A-3	See footnote (9) to the table under “Certificate Structure”	Class A-3 Certificate Pass-Through Rate minus 1.00%

Class A-3-X1	Equal to Class A-3 Trust Component Certificate Balance	0.50%

Class A-3-X2	Equal to Class A-3 Trust Component Certificate Balance	0.50%

Class A-4	See footnote (9) to the table under “Certificate Structure”	Class A-4 Certificate Pass-Through Rate minus 1.00%

Class A-4-X1	Equal to Class A-4 Trust Component Certificate Balance	0.50%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C57	Certain Terms and Conditions

Class A-4-X2	Equal to Class A-4 Trust Component Certificate Balance	0.50%

Class A-S	$28,727,000	Class A-S Certificate Pass-Through Rate minus 1.00%

Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	0.50%

Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon, equal to (x) the Certificate Balance (or, if such class has an “X” suffix, Notional Amount) of such class of certificates, divided by (y) the Certificate Balance of the Class A-3 trust component (if such class of Exchangeable Certificates has an “A-3” designation), the Class A-4 trust component (if such class of Exchangeable Certificates has an “A-4” designation) or the Class A-S trust component (if such class of Exchangeable Certificates has an “A-S” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-3 Exchangeable Certificates”	Class A-3	Class A-3, Class A-3-X1, Class A-3-X2
	Class A-3-1	Class A-3, Class A-3-X2
	Class A-3-2	Class A-3
	Class A-3-X1	Class A-3-X1
	Class A-3-X2	Class A-3-X1, Class A-3-X2
“Class A-4 Exchangeable Certificates”	Class A-4	Class A-4, Class A-4-X1, Class A-4-X2
	Class A-4-1	Class A-4, Class A-4-X2
	Class A-4-2	Class A-4
	Class A-4-X1	Class A-4-X1
	Class A-4-X2	Class A-4-X1, Class A-4-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2

The maximum Certificate Balance or Notional Amount of each class of Class A-3 Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-3 trust component, the maximum Certificate Balance or Notional Amount of each class of Class A-4 Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-4 trust component, and the maximum Certificate Balance or Notional Amount of each class of Class A-S Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-S trust component. The maximum Certificate Balances of Class A-3, Class A-4 and Class A-S Certificates (subject to the constraint on the aggregate initial Certificate Balance of the Class A-3 and Class A-4 trust components discussed in footnote (9) to table under “Certificate Structure”) will be issued on the closing date, and the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C57	Certain Terms and Conditions

Each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates and Class A-S Exchangeable Certificates will have a Certificate Balance or Notional Amount equal to its Class Percentage Interest multiplied by the Certificate Balance of the Class A-3 trust component, Class A-4 trust component or Class A-S trust component, respectively. Each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates and Class A-S Exchangeable Certificates with a Certificate Balance will have the same approximate initial credit support percentage, Expected Weighted Average Life, Expected Principal Window, Certificate Principal U/W NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-3 Certificates, Class A-4 Certificates or Class A-S Certificates, respectively, shown above.

Allocation of Yield Maintenance Charges and Prepayment Premiums:

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) in the following manner:

(1)	to each class of the Class A-1, Class A-SB, Class A-3, Class A-3-1, Class A-3-2, Class A-4, Class A-4-1, Class A-4-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class C, Class D, Class E-RR and Class F-RR Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates and the Class A-S Exchangeable Certificates for that Distribution Date,

(2)	to the Class A-3-X1 Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates and the Class A-S Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-1 Certificates and the applicable principal prepayment,

(3)	to the Class A-3-X2 Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates and the Class A-S Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-2 Certificates and the applicable principal prepayment,

(4)	to the Class A-4-X1 Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates and the Class A-S Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-4-1 Certificates and the applicable principal prepayment,

(5)	to the Class A-4-X2 Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-2 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C57	Certain Terms and Conditions

the Class A-1, Class A-SB, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates and the Class A-S Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-4-2 Certificates and the applicable principal prepayment,

(6)	to the Class A-S-X1 Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates and the Class A-S Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-1 Certificates and the applicable principal prepayment,

(7)	to the Class A-S-X2 Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates and the Class A-S Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-2 Certificates and the applicable principal prepayment,

(8)	to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1 and Class A-SB Certificates and the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates and the Class A-S Exchangeable Certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1 and Class A-SB Certificates and the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates as described above, and

(9)	to the Class X-B Certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-D, G-RR, H-RR, J-RR, K-RR, L-RR, M-RR, V or R Certificates. For a description of when Prepayment Premiums and Yield Maintenance Charges are generally required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in the Preliminary Prospectus. Prepayment Premiums and Yield Maintenance Charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:

The Certificate Balances of the Class A-1, A-SB, B, C, D, E-RR, F-RR, G-RR, H-RR, J-RR, K-RR, L-RR and M-RR Certificates and the Class A-3, A-4 and A-S trust components will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class on such Distribution Date. Such losses will be applied in the following order, in each case until the related Certificate Balance is reduced to zero: first, to the M-RR Certificates; second, to the L-RR Certificates, third, to the Class K-RR Certificates; fourth, to the Class J-RR Certificates; fifth, to the Class H-RR Certificates; sixth, to

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C57	Certain Terms and Conditions

the Class G-RR Certificates; seventh, to the Class F-RR Certificates; eighth, to the Class E-RR Certificates; ninth, to the Class D Certificates; tenth, to the Class C Certificates; eleventh, to the Class B Certificates; twelfth, to the Class A-S trust component; and, finally, pro rata, to the Class A-1 and A-SB Certificates and the Class A-3 and A-4 trust components based on their outstanding Certificate Balances.

Any portion of such amount applied to the Class A-3, Class A-4 or Class A-S trust component will reduce the Certificate Balance or Notional Amount of each Class of Certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its Certificate Balance or Notional Amount, divided by the Certificate Balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

The Notional Amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1 and A-SB Certificates and the Class A-3 and A-4 trust components as write-offs in reduction of their Certificate Balances. The Notional Amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class A-S trust component and the Class B or C Certificates as write-offs in reduction of their Certificate Balances. The Notional Amount of the Class X-D Certificates will be reduced by the amount of all losses that are allocated to the Class D Certificates as write-offs in reduction of its Certificate Balance.

P&I Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments, excess interest and default interest) and assumed debt service payments on mortgage loans with delinquent balloon payments (excluding any related companion loan), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-SB, A-3, A-3-X1, A-3-X2, A-4, A-4-X1, A-4-X2, X-A, X-B and X-D Certificates would be affected on a pari passu basis).

Servicing Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. The Master Servicer or the Trustee, as applicable, will have the primary obligation to make any required servicing advances with respect to any serviced whole loan. With respect to any non-serviced whole loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such non-serviced whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan (other than a non-serviced mortgage loan) with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan. With respect to any serviced whole loan, any Appraisal Reduction Amount will be allocated, first, to any related subordinate companion loan and, second, pro rata, to the related mortgage loan and the related pari passu companion loan(s). With respect to any non-serviced mortgage loan, appraisal reduction amounts are expected to be calculated in a similar manner under the related non-serviced pooling and servicing agreement.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

A “Collateral Deficiency Amount” will exist with respect to any mortgage loan that is modified into an AB loan structure and remains a corrected mortgage loan and will generally equal the excess of (i) the stated principal balance of such AB modified loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value of the related mortgaged property plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan (and as part of the modification thereto) became an AB modified loan plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held with respect to the mortgage loan as of the date of such determination.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C57	Certain Terms and Conditions

A “Cumulative Appraisal Reduction Amount” with respect to any mortgage loan will be the sum of any Appraisal Reduction Amount and any Collateral Deficiency Amount.

Appraisal Reduction Amounts will affect the amount of debt service advances in respect of the related mortgage loan. Additionally, Cumulative Appraisal Reduction Amounts will be taken into account in the determination of the identity of the Class whose majority constitutes the “majority controlling class certificateholder” and is entitled to appoint the directing certificateholder.

Neither (i) a Payment Accommodation with respect to any mortgage loan or serviced whole loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an appraisal reduction event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

A “Payment Accommodation” for any mortgage loan or serviced whole loan means the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency relating to payment obligations or operating covenants under the related mortgage loan documents or the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related mortgage loan documents, that in each case require full repayment of deferred payments and escrows within 21 months of the date of the first forbearance for such mortgage loan or serviced whole loan.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the pool of mortgage loans is less than 1.0% of the principal balance of the mortgage loans as of the cut-off date (solely for the purposes of this calculation, if such right is being exercised after the distribution date in August 2030 and any of the Dollar General- Isanti mortgage loan, Dollar General- Sioux City mortgage loan, Dollar General- Newburgh mortgage loan, Dollar Genera- Waterloo mortgage loan or Dollar General- Little Falls mortgage loan is still an asset of the issuing entity, then such mortgage loan will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the initial pool balance), certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding Certificates.

If the aggregate Certificate Balances of each of the Class A-1, A-SB, B, C and D Certificates and the Class A-3, A-4 and A-S trust components have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding Certificates (other than the Class V and Class R Certificates) for the mortgage loans and REO properties then remaining in the issuing entity, subject to payment of a price specified in the Preliminary Prospectus, but all of the holders of those outstanding Classes of Certificates (other than the Class V and Class R Certificates) would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:	Following the liquidation of any mortgage loan or mortgaged property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.

Control Eligible Certificates:	The Class E-RR, F-RR, G-RR, H-RR, J-RR, K-RR, L-RR and M-RR Certificates.

Directing Certificateholder/ Controlling Class:

A directing certificateholder may be appointed by the “majority controlling class certificateholder”, which will be the holder(s) of a majority of the Controlling Class.

The “Controlling Class” will be, as of any time of determination, the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class(es)) at least equal to 25% of the initial Certificate Balance of that Class; provided, however, that if at any time the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class M-RR Certificates.

Control and Consultation:

The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods.

A “Control Termination Event” will occur when the Class E-RR Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such Class) of less than 25% of the initial Certificate

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C57	Certain Terms and Conditions

Balance of that Class; provided that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

A “Consultation Termination Event” will occur when there is no Class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

If no Control Termination Event has occurred and is continuing, except with respect to the Excluded Loans (as defined below) (i) the directing certificateholder will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the directing certificateholder will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that Fitch, KBRA and Moody’s (and any rating agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of Certificates (and any certificates backed by any pari passu companion loan(s) serviced under this transaction).

If a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the directing certificateholder (other than with respect to Excluded Loans) in connection with asset status reports and material special servicing actions.

If a Consultation Termination Event has occurred and is continuing, no directing certificateholder will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters.

With respect to each serviced whole loan, the rights of the directing certificateholder described above will be subject to the consultation rights of the holders of the related pari passu companion loans. Those consultation rights will generally extend to asset status reports and material special servicing actions involving the related whole loan, will be as set forth in the related intercreditor agreement, and will be in addition to the rights of the directing certificateholder in this transaction described above.

With respect to any serviced AB whole loan, for so long as the holder of the related subordinate companion loan is the controlling noteholder, the holder of such subordinate companion loan will have certain control rights regarding the servicing of the related whole loan under the WFCM 2020-C57 pooling and servicing agreement, including the right to approve or disapprove various material servicing actions involving the related whole loan.

With respect to each non-serviced whole loan, the applicable servicing agreement for the related controlling pari passu companion loan(s) generally grants (or will grant) the directing certificateholder under the related securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) generally will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of any such whole loan contemplated by this paragraph, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the securitization of the related controlling pari passu companion loan(s).

The control rights and consent and consultation rights described in the preceding paragraphs are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the majority controlling class certificateholder or the directing certificateholder is a Borrower Party, the majority controlling class certificateholder and the directing certificateholder will have no right to receive asset status reports or such other information as may be specified in the WFCM 2020-C57 pooling and servicing agreement, to grant or withhold approval of, or consult with respect to, asset status reports prepared, and material servicing actions proposed, by the Special Servicer, with respect to such mortgage loan, and such mortgage loan will be referred to as an “Excluded Loan” as to such party.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C57	Certain Terms and Conditions

In addition, notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, a controlling class certificateholder is a Borrower Party, such controlling class certificateholder will have no right to receive asset status reports or such other information as may be specified in the WFCM 2020-C57 pooling and servicing agreement with respect to such mortgage loan.

“Borrower Party” means a borrower, a mortgagor or a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan. “Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or an Accelerated Mezzanine Loan Lender, (x) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (y) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender.

Replacement of Special Servicer:

If a Control Termination Event has occurred and is continuing, the Special Servicer may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 66-2/3% of a certificateholder quorum, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all Certificates. The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the Certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. If no Control Termination Event has occurred and is continuing, the Special Servicer may be replaced by the directing certificateholder, subject to Fitch, KBRA and Moody’s (and any Rating Agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirming the then-current ratings of the Certificates (and any certificates backed by any pari passu companion loans serviced under this transaction) or declining to review the matter.

Notwithstanding any of the foregoing to the contrary, with respect to any serviced AB whole loan as to which a subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the special servicer for such whole loan unless there is a servicer termination event with respect thereto.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (i) the Special Servicer is not performing its duties as required under the pooling and servicing agreement in accordance with the Servicing Standard and (ii) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not risk retention affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

Excluded Special Servicer:	In the event that, with respect to any mortgage loan, the Special Servicer is a Borrower Party, the Special Servicer will be required to resign as special servicer of such mortgage loan (referred to as an “excluded special servicer loan”). If no Control Termination Event has occurred and is continuing, the directing certificateholder will be entitled to appoint (and may replace with or without cause) a separate special servicer that is not a Borrower Party (referred to as an “excluded special servicer”) with respect to such excluded special servicer loan unless such excluded special servicer loan is also an excluded loan. Otherwise, upon resignation of the Special

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C57	Certain Terms and Conditions

Servicer with respect to an excluded special servicer loan, the resigning Special Servicer will be required to appoint the excluded special servicer.

Appraisal Remedy:	If the Class of Certificates comprising the Controlling Class loses its status as Controlling Class because of the application of an Appraisal Reduction Amount or Collateral Deficiency Amount, the holders of a majority of the voting rights of such Class may require the Special Servicer to order a second appraisal for any mortgage loan in respect of which an Appraisal Reduction Amount or Collateral Deficiency Amount has been applied. The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted. Such Class will not be able to exercise any direction, control, consent and/or similar rights of the Controlling Class unless and until reinstated as the Controlling Class through such determination; and pending such determination, the rights of the Controlling Class will be exercised by the Control Eligible Certificates, if any, that would be the Controlling Class taking into account the subject appraisal reduction amount.
Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the WFCM 2020-C57 pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans serviced by such Special Servicer to the highest bidder in a manner generally similar to sales of REO properties.

The sale of a defaulted loan (other than a non-serviced whole loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the directing certificateholder and/or Operating Advisor, as described in the Preliminary Prospectus. Generally speaking, the holder of a pari passu companion loan will have consent and/or consultation rights, as described in the Preliminary Prospectus.

With respect to any serviced whole loan, if such whole loan becomes a defaulted loan under the WFCM 2020-C57 pooling and servicing agreement, the Special Servicer will generally be required to sell both the mortgage loan and the related pari passu companion loan(s) as a single whole loan.

With respect to each non-serviced whole loan, the applicable servicing agreement governing the servicing of such whole loan generally provides (or is expected to provide) that, if the related pari passu companion loan(s) serviced under such agreement become a defaulted loan under such servicing agreement, then the related special servicer may offer to sell to any person (or may offer to purchase) for cash such whole loan during such time as such applicable pari passu companion loan(s) constitutes a defaulted loan under such servicing agreement. Generally speaking, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) (and, in some cases, any related subordinate companion loan) as a whole loan. The directing certificateholder for this securitization generally will have consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus.

The procedures for the sale of any whole loan that becomes a defaulted whole loan, and any associated consultation rights, are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

“As-Is” Appraisals:	Appraisals must be conducted on an “as-is” basis, and must be no more than 12 months old, for purposes of determining Appraisal Reduction Amounts and market value in connection with REO sales. Required appraisals may consist of updates of prior appraisals. Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C57	Certain Terms and Conditions

Operating Advisor:	The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of Specially Serviced Loans. With respect to each mortgage loan (other than a Non-Serviced Mortgage Loan) or serviced whole loan, the Operating Advisor will be responsible for:

·	●	reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

·	●	reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event (as defined below)) and Final Asset Status Report (as defined in the Preliminary Prospectus);

·	●	recalculating and reviewing for accuracy and consistency with the WFCM 2020-C57 pooling and servicing agreement the mathematical calculations by the special servicer and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

·	●	preparing an annual report (if any mortgage loan (other than any Non-Serviced Mortgage Loan) or serviced whole loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event (as defined below) occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the pooling and servicing agreement with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on a “trust-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the pooling and servicing agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the pooling and servicing agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any Non-Serviced Mortgage Loan) or serviced whole loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event (as defined below) has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

·	•	to consult (on a non-binding basis) with the Special Servicer in respect of asset status reports and

·	•	to consult (on a non-binding basis) with the Special Servicer with respect to “major decisions” processed by the Special Servicer.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class E-RR, F-RR, G-RR, H-RR, J-RR, K-RR, L-RR and M-RR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such Classes) is 25% or less of the initial Certificate Balances of such Classes in the aggregate.

Asset Representations Reviewer:	The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded (an “Asset Review Trigger”) and the required percentage of certificateholders vote to direct a review of such delinquent loans. An Asset Review Trigger will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C57	Certain Terms and Conditions

collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. See “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” in the Preliminary Prospectus.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the Asset Representations Reviewer. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the WFCM 2020-C57 pooling and servicing agreement by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the WFCM 2020-C57 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) and the Certificate Administrator indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the Special Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the WFCM 2020-C57 pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the WFCM 2020-C57 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the WFCM 2020-C57 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C57	Certain Terms and Conditions

Certain Fee Offsets:	If a workout fee is earned by the Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply based on modification fees paid by the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified in any 12-month period. In addition, if the loan re-defaults, any subsequent workout fee on that loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12-months. Likewise, liquidation fees collected in connection with a liquidation or partial liquidation of a mortgage loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months.

Deal Website:	The Certificate Administrator will be required to maintain a deal website, which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum”, (f) a voluntary “Investor Registry” and (g) the “Risk Retention Special Notices” tab. Investors may access the deal website following execution of a certification and confidentiality agreement.

Initial Majority Controlling Class Certificateholder:	It is expected that KKR CMBS II Aggregator Type 2 L.P. or an affiliate will be the initial majority controlling class certificateholder.

Whole Loans:	Each of the mortgaged properties identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of the Whole Loans” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Summary of the Whole Loans” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the master servicer and special servicer under such lead servicing agreement.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #1	Cut-off Date Balance:	$56,000,000
Self Storage – Self Storage	PGH17 Self Storage Portfolio	Cut-off Date LTV:	68.6%
Property Addresses - Various		U/W NCF DSCR:	1.27x
		U/W NOI Debt Yield:	8.1%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #1	Cut-off Date Balance:	$56,000,000
Self Storage – Self Storage	PGH17 Self Storage Portfolio	Cut-off Date LTV:	68.6%
Property Addresses - Various		U/W NCF DSCR:	1.27x
		U/W NOI Debt Yield:	8.1%

ADIRONDACK STATE PARK
Glens Falls
Hudson Falls
Fort Edward
Gansevoort
Salem
Wilton
Victory
Greenwich
Saratoga Springs
Broadalbin
Cambridge
Ballston Spa
Malta
Amsterdam
Mechanicville
Schaghticoke
Hoosick Falls
East Glenville
Clifton Park
Scotia
Pittstown
Schenectady
Mariaville Lake
Rotterdam
Cohoes
Troy
Duane Lake
Colonie
Altamont
Poestenkill
Westmere
ALBANY
Rensselaer

Enola
HARRISBURG
Colonial Park
Palmyra
Hershey
Schlusser
Camp Hill
Lower Allen
Carlisle
Mechanicsburg
Middletown
Boiling Springs
Elizabethtown
Dillsburg
Mount Joy
Maytown
Manchester
York Springs
Columbia
Dover
Stonybrook
Weigelstown
Shiloh
York
East York
Heidlersburg
East Berlin
Red Lion
Hunterstown
Spring Grove
Loganville
Winterstown
Hanover
Cross Roads
Lake Heritage
Parkville
Shrewsbury
Stewartstown

PGH17 Self Storage Portfolio	
1 Prime Storage - Malta/Saratoga Springs	Malta, NY
2 Capital Self Storage - Mechanicsburg	Hampden, PA
3 Capital Self Storage - Middletown	Middletown, PA
4 Capital Self Storage - East York	York, PA
5 Capital Self Storage - Harrisburg Arsenal	Harrisburg, PA
6 Eliot Rent A Space & Self Storage	Eliot, ME
7 Capital Self Storage - Enola	Enola, PA
8 Capital Self Storage - Harrisburg Derry	Harrisburg, PA
9 Capital Self Storage - West York	York, PA
10 Capital Self Storage - Dover	Dover, PA
11 A Space Place Self Storage	Medford, NY
12 Capital Self Storage - Hanover	Hanover, PA
13 Prime Storage - Glens Falls	Glens Falls, NY
14 Affordable Storage - Wilton	Wilton, NY
15 Prime Storage - Latham New Loudon Road	Cohoes, NY
16 Rotterdam Self Storage	Rotterdam, NY
17 Affordable Storage - Saratoga	Wilton, NY

MAINE
VT
NH
Portland
Buffalo
Saratoga Springs
Eliot
NEW YORK
Albany
MA
Boston
Hartford
Providence
CT
PENNSYLVANIA
New York
Harrisburg
Medford
Pittsburgh
York
NJ
Philadelphia

Rollingsford
Dover
MAINE
Madbury
Durham
Cape Neddick
York
Eliot
South Eliot
Kittery
Kittery Point
Portsmouth
Newmarket
NEW HAMPSHIRE
Newfields
Atlantic Ocean
Rye
Exeter
North Hampton

Centereach
Coram
Middle Island
Ridge
Selden
Farmingville
Yaphank
Medford
Holtsville
Mastic
Holbrook
North Patchogue
Shirley
North Bellport
Brookhaven
Mastic Beach
Sayville
Patchogue
East Patchogue
Bellport
Blue Point
Bayport
Great South Bay
Atlantic Ocean

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – PGH17 Self Storage Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	LMF Commercial, LLC		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Self Storage – Self Storage
	Original Principal Balance(1):	$56,000,000		Location:	Various
	Cut-off Date Balance(1):	$56,000,000		Size:	924,956 SF
	% of Initial Pool Balance:	9.99%		Cut-off Date Balance Per SF(1):	$100.55
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$92.41
	Borrower Sponsor:	Robert Moser		Year Built/Renovated:	Various/Various
	Guarantor:	Robert Moser		Title Vesting:	Fee
	Mortgage Rate:	4.7750%		Property Manager:	Self-managed
	Note Date:	July 21, 2020		Current Occupancy (As of):	85.3% (6/30/2020)
	Seasoning:	0 months		YE 2019 Occupancy:	83.5%
	Maturity Date:	August 6, 2030		YE 2018 Occupancy:	82.6%
	IO Period:	60 months		YE 2017 Occupancy:	78.4%
	Loan Term (Original):	120 months		YE 2016 Occupancy:	NAV
	Amortization Term (Original):	360 months		As-Is Appraised Value(4)(5):	$135,550,000
	Loan Amortization Type:	Interest-only, Amortizing Balloon		As-Is Appraised Value Per SF(4)(5):	$146.55
	Call Protection(2):	L(24),D(92),O(4)		As-Is Appraisal Valuation Date(6):	Various
	Lockbox Type:	Springing		Underwriting and Financial Information(5)
	Additional Debt(1):	Yes		TTM NOI (6/30/2020):	$7,227,989
	Additional Debt Type (Balance)(1):	Pari Passu ($37,000,000); Future Mezzanine		YE 2019 NOI:	$7,167,737
				YE 2018 NOI:	$6,538,790
				YE 2017 NOI:	$5,999,229
				U/W Revenues:	$10,877,012
				U/W Expenses:	$3,348,439
				U/W NOI:	$7,528,573
				U/W NCF:	$7,430,144
Escrows and Reserves(3)				U/W DSCR based on NOI/NCF(1):	1.29x / 1.27x
	Initial	Monthly	Cap	U/W Debt Yield based on NOI/NCF(1):	8.1% / 8.0%
Taxes	$160,781	$76,562	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	8.8% / 8.7%
Insurance	$0	$4,147	NAP	Cut-off Date LTV Ratio(1)(4):	68.6%
Replacement Reserve	$0	$8,202	NAP	LTV Ratio at Maturity(1)(4):	63.1%
Deferred Maintenance	$82,148	$0	NAP

Sources and Uses
Sources			Uses
Original whole loan amount	$93,000,000	100.0%	Loan payoff	$68,693,549	73.9%
			Upfront reserves	242,928	0.3
			Closing costs	2,471,535	2.7
			Return of equity	21,591,988	23.2
Total Sources	$93,000,000	100.0%	Total Uses	$93,000,000	100.0%

(1)	The PGH17 Self Storage Portfolio Mortgage Loan (as defined below) is part of the PGH17 Self Storage Portfolio Whole Loan (as defined below), which comprises three pari passu promissory notes with an aggregate original balance of $93,000,000. All statistical information related to the Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the PGH17 Self Storage Portfolio Whole Loan.
(2)	Defeasance of the PGH17 Self Storage Portfolio Whole Loan is permitted at any time after the earlier of (i) two years from the closing date of the securitization that included the last note to be securitized or (ii) July 21, 2023.
(3)	See “Escrows” section.
(4)	The As-Is Appraised Value, As-Is Appraised Value Per SF, Cut-Off Date LTV Ratio and LTV Ratio at Maturity are based on the as-is bulk portfolio value of $135,550,000, which reflects a 13.9% premium over the sum of the “as-is” individual appraised values of $118,970,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the sum of the “as-is” individual appraised values are 78.2% and 71.8%, respectively.
(5)	While the PGH17 Self Storage Portfolio Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the PGH17 Self Storage Portfolio Whole Loan more severely than assumed in the underwriting of the PGH17 Self Storage Portfolio Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #1	Cut-off Date Balance:	$56,000,000
Self Storage – Self Storage	PGH17 Self Storage Portfolio	Cut-off Date LTV:	68.6%
Property Addresses - Various		U/W NCF DSCR:	1.27x
		U/W NOI Debt Yield:	8.1%

(6)	The As-Is Appraisal Valuation Dates of the PGH17 Self Storage Portfolio Properties (as defined below) range from June 22, 2020 to June 24, 2020.

The Mortgage Loan. The mortgage loan (the “PGH17 Self Storage Portfolio Mortgage Loan”) is part of a whole loan (the “PGH17 Self Storage Portfolio Whole Loan”) evidenced by three pari passu promissory notes, with an original principal balance of $93,000,000 and an outstanding principal balance as of the Cut-off Date of $93,000,000, secured by a first mortgage encumbering the fee interest in 17 self-storage properties located in Pennsylvania, New York and Maine (the “PGH17 Self Storage Portfolio Properties” or the “PGH17 Self Storage Portfolio”). The PGH17 Self Storage Portfolio Mortgage Loan is evidenced by the controlling Note A-1 with an original principal balance of $56,000,000. The non-controlling Note A-2 and Note A-3, with a total original principal balance of $37,000,000, are expected to be contributed to one or more future securitization trusts. The PGH17 Self Storage Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2020-C57 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$56,000,000	$56,000,000	WFCM 2020-C57	Yes
A-2	$20,000,000	$20,000,000	LMF Commercial, LLC	No
A-3	$17,000,000	$17,000,000	LMF Commercial, LLC	No
Total	$93,000,000	$93,000,000

The Borrower and Borrower Sponsor. The borrowers are 17 Delaware limited liability companies (each individually, a “PGH17 Self Storage Portfolio Borrower” and collectively, the “PGH17 Self Storage Portfolio Borrowers”), each a single purpose entity with two independent directors. Legal counsel to the PGH17 Self Storage Portfolio Borrowers delivered a non-consolidation opinion in connection with the origination of the PGH17 Self Storage Portfolio Whole Loan. The borrower sponsor and non-recourse carveout guarantor of the PGH17 Self Storage Portfolio Whole Loan is Robert Moser.

Robert Moser has over 20 years of experience as an owner, operator and developer of commercial real estate. Robert Moser is the owner and principal of Prime Group Holdings, overseeing all operations, strategic initiatives and investment activities of the company, and is a member of the firm’s investment committee. Over the past few years, Prime Group Holdings has grown to become the largest private owner-operator of self-storage in the United States. Mr. Moser was a party to prior foreclosure litigation. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Properties. The PGH17 Self Storage Portfolio is secured by a 17-property, 924,956 square-foot, 7,500 unit self storage portfolio located in Pennsylvania (nine properties, 65.1% of the square footage, 65.4% of units), New York (seven properties, 27.3% of the square footage, 27.0% of units) and Maine (one property, 7.6% of the square footage, 7.6% of units). The PGH17 Self Storage Portfolio Borrowers acquired the PGH17 Self Storage Portfolio Properties between 2013 and 2015. The PGH17 Self Storage Portfolio Properties were constructed from 1942 to 2011 and range in size from 13,100 square feet to 79,350 square feet and 115 units to 817 units, with no PGH17 Self Storage Portfolio Property comprising more than 8.6% of the total net rentable area based on square footage and 10.9% of the total storage units.

The PGH17 Self Storage Portfolio has a total of 7,500 self storage units, of which 1,522 are climate controlled. The non-climate controlled units range from 20 square feet to 2,500 square feet. The climate controlled units range from 16 square feet to 400 square feet. The PGH17 Self Storage Portfolio Properties also include 276 parking spaces, ten apartment units, six commercial units, two billboard leases, and one office unit, which generates additional income for the PGH17 Self Storage Portfolio. Based on self storage square feet, the PGH17 Self Storage Portfolio Properties were 85.3% occupied as of June 30, 2020.

Right of First Refusal. A cell tower tenant (SBA Towers IV, LLC) at the Capital Self Storage – East York property has a right of first refusal to purchase the Capital Self Storage – East York property pursuant to the terms of its lease. The right of first refusal has been waived with respect to the transfer of the Capital Self Storage – East York property in connection with a foreclosure of the mortgage, deed-in-lieu of foreclosure, appointment of a receiver, or other exercise of the lender’s remedies.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #1	Cut-off Date Balance:	$56,000,000
Self Storage – Self Storage	PGH17 Self Storage Portfolio	Cut-off Date LTV:	68.6%
Property Addresses - Various		U/W NCF DSCR:	1.27x
		U/W NOI Debt Yield:	8.1%

The following table presents certain information regarding the PGH17 Self Storage Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy(1)(2)	Year Built/ Renovated	Net Rentable Area (SF)(1)	Appraised Value	UW NOI	% of UW NOI	Storage Units(1)
Prime Storage – Malta/Saratoga Springs Malta, NY	$9,320,000	10.0%	83.3%	2011/NAP	77,375	$11,890,000	$746,073	9.9%	817
Capital Self Storage – Mechanicsburg Hampden, PA	$9,180,000	9.9%	85.0%	1999/NAP	79,350	$12,000,000	$744,482	9.9%	611
Capital Self Storage – Middletown Middletown, PA	$8,610,000	9.3%	87.2%	2004/NAP	74,225	$10,210,000	$697,701	9.3%	606
Capital Self Storage – East York York, PA	$7,640,000	8.2%	89.4%	1942/2008	64,140	$10,000,000	$619,847	8.2%	541
Capital Self Storage – Harrisburg Arsenal Harrisburg, PA	$7,330,000	7.9%	87.2%	2006/NAP	59,475	$9,300,000	$595,047	7.9%	524
Eliot Rent A Space & Self Storage Eliot, ME	$6,760,000	7.3%	81.6%	1986/NAP	70,450	$7,960,000	$545,004	7.2%	568
Capital Self Storage - Enola Enola, PA	$6,760,000	7.3%	86.1%	1989/NAP	60,309	$8,730,000	$547,648	7.3%	521
Capital Self Storage – Harrisburg Derry Harrisburg, PA	$6,320,000	6.8%	88.5%	1998/NAP	55,225	$8,130,000	$512,891	6.8%	482
Capital Self Storage – West York York, PA	$5,950,000	6.4%	83.1%	2001/NAP	71,750	$7,700,000	$484,368	6.4%	603
Capital Self Storage - Dover Dover, PA	$5,830,000	6.3%	82.3%	1986/NAP	77,625	$7,080,000	$475,670	6.3%	567
A Space Place Self Storage Medford, NY	$5,220,000	5.6%	79.8%	1989/NAP	37,170	$7,570,000	$420,853	5.6%	365
Capital Self Storage – Hanover Hanover, PA	$4,980,000	5.4%	87.0%	2001/NAP	60,300	$6,320,000	$403,944	5.4%	453
Prime Storage – Glens Falls Glens Falls, NY	$3,050,000	3.3%	86.0%	2002/NAP	47,600	$3,840,000	$245,373	3.3%	297
Affordable Storage – Wilton Wilton, NY	$1,850,000	2.0%	87.0%	2004/NAP	28,400	$2,520,000	$149,583	2.0%	126
Prime Storage – Latham New Loudon Road Cohoes, NY	$1,740,000	1.9%	76.4%	1997/NAP	22,500	$2,360,000	$140,089	1.9%	176
Rotterdam Self Storage Rotterdam, NY	$1,270,000	1.4%	92.0%	1980/NAP	25,962	$1,830,000	$102,875	1.4%	115
Affordable Storage – Saratoga Wilton, NY	$1,190,000	1.3%	92.4%	1996/NAP	13,100	$1,530,000	$97,123	1.3%	128
Total/Weighted Average	$93,000,000	100.0%	85.3%		924,956	$135,550,000(3)	$7,528,571	100.0%	7,500

(1)	Based on the underwritten rent roll.
(2)	Occupancy is based on total square feet at each PGH17 Self Storage Portfolio Property.
(3)	The total Appraised Value is based on the “as-is” bulk portfolio value, which reflects a 13.9% premium over the sum of the “as-is” appraised values of the individual properties. The sum of the appraised values of the individual properties is $118,970,000, resulting in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 78.2% and 71.8%, respectively.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #1	Cut-off Date Balance:	$56,000,000
Self Storage – Self Storage	PGH17 Self Storage Portfolio	Cut-off Date LTV:	68.6%
Property Addresses - Various		U/W NCF DSCR:	1.27x
		U/W NOI Debt Yield:	8.1%

The following table presents certain information relating to the unit mix at the PGH17 Self Storage Portfolio Properties:

Unit Type	Net Rentable Area (SF)	% of Net Rentable Area (SF)	Net Rentable Area (Units)	% of Net Rentable Area (Units)	Occupancy (%)(1)	Annual U/W Base Rent	% of Annual U/W Base Rent
Non-Climate Controlled Storage Units	752,227	81.3%	5,978	76.7%	85.9%	$7,430,358	75.6%
Climate Controlled Storage Units	151,779	16.4%	1,522	19.5%	83.4%	$2,067,106	21.0%
Apartment Units	12,400	1.3%	10	0.1%	60.0%	$63,300	0.6%
Commercial Units	8,400	0.9%	6	0.1%	100.0%	$73,105	0.7%
Office Units	150	0.0%	1	0.0%	0.0%	$0	0.0%
Parking Units	N/A	N/A	276	3.5%	86.6%	$194,496	2.0%
Billboard	N/A	N/A	2	0.0%	100.0%	$4,516	0.0%
Total/Weighted Average	924,956	100.0%	7,795	100.0%	85.4%	$9,832,881	100.0%

(1)	Occupancy (%) is based on the net rentable units at each PGH17 Self Storage Portfolio Property. The weighted average occupancy at the PGH17 Self Storage Portfolio Properties, based on net rentable square footage, is 85.3%

The following table presents historical occupancy percentages at the PGH17 Self Storage Portfolio:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	6/30/2020(2)
78.4%	82.6%	83.5%	85.3%

(1) Information provided by the PGH17 Self Storage Portfolio Borrowers. (2) Information obtained from the underwritten rent roll.

COVID-19 Update. As of July 28, 2020, the PGH17 Self Storage Portfolio Properties are open and operating. Tenant due dates are based on the date in the month of their start date (which in most cases is not the 1st of month), so collections are not tracked on a calendar month basis. As of the date hereof, 4.0% of monthly rents are 31-60 days delinquent, and 2.7% of monthly rents are 61-90 days delinquent. As of the date hereof, the PGH17 Self Storage Portfolio Borrowers have not requested any modification or forbearance to the PGH17 Self Storage Portfolio Mortgage Loan terms. The first debt service payment on the PGH17 Self Storage Portfolio Mortgage Loan is due in September 2020.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #1	Cut-off Date Balance:	$56,000,000
Self Storage – Self Storage	PGH17 Self Storage Portfolio	Cut-off Date LTV:	68.6%
Property Addresses - Various		U/W NCF DSCR:	1.27x
		U/W NOI Debt Yield:	8.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the PGH17 Self Storage Portfolio Properties:

Cash Flow Analysis

	2017	2018	2019	TTM 6/30/2020	U/W	%(1)	U/W $ per SF
Base Rent	$8,433,964	$9,101,192	$9,527,227	$9,501,923	$9,832,881	78.1%	$10.63
Grossed Up Vacant Space	0	0	0	0	1,706,880	13.6	1.85
Gross Potential Rent	$8,433,964	$9,101,192	$9,527,227	$9,501,923	$11,539,761	91.7%	$12.48
Other Income(2)	559,546	749,099	963,976	1,044,132	1,044,132	8.3	1.13
Net Rental Income	$8,993,509	$9,850,292	$10,491,203	$10,546,055	$12,583,892	100.0%	$13.60
(Vacancy & Credit Loss)	0	0	0	0	(1,706,880)(3)	(14.8)	(1.85)
Effective Gross Income	$8,993,509	$9,850,292	$10,491,203	$10,546,055	$10,877,012	86.4%	$11.76

Real Estate Taxes	868,480	888,659	890,818	910,443	918,746	8.4	0.99
Insurance	118,541	90,704	70,067	62,458	58,569	0.5	0.06
Management Fee	269,805	295,509	314,736	316,382	326,310	3.0	0.35
Other Operating Expenses	1,737,454	2,036,630	2,047,844	2,028,784	2,044,813	18.8	2.21
Total Operating Expenses	$2,994,280	$3,311,501	$3,323,465	$3,318,067	$3,348,439	30.8%	$3.62

Net Operating Income(4)	$5,999,229	$6,538,790	$7,167,737	$7,227,989	$7,528,573	69.2%	$8.14
Replacement Reserves	0	0	0	0	98,429	0.9	0.11
TI/LC	0	0	0	0	0	0.0	0.00
Net Cash Flow	$5,999,229	$6,538,790	$7,167,737	$7,227,989	$7,430,144	68.3%	$8.03

NOI DSCR(5)	1.03x	1.12x	1.23x	1.24x	1.29x
NCF DSCR(5)	1.03x	1.12x	1.23x	1.24x	1.27x
NOI Debt Yield(5)	6.5%	7.0%	7.7%	7.8%	8.1%
NCF Debt Yield(5)	6.5%	7.0%	7.7%	7.8%	8.0%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Other Income includes insurance income, late fees, application fees, retail revenue and other miscellaneous income.
(3)	The underwritten economic vacancy is 14.8%. The PGH17 Self Storage Portfolio Properties were 85.4% occupied as of June 30, 2020 based on total units.
(4)	2019 Net Operating Income increased compared to 2017 Net Operating Income mainly due to increases in occupancy and rent charges of the PGH17 Self Storage Portfolio Properties.
(5)	The debt service coverage ratios and debt yields are based on the PGH17 Self Storage Whole Loan.

Appraisal. As of the appraisal valuation dates from June 22, 2020 to June 24, 2020, the PGH17 Self Storage Portfolio Properties had an “as-is” bulk value of $135,550,000, which reflects a 13.9% premium over the sum of the “as-is” appraised values of the individual properties. The sum of the appraised values of the individual properties is $118,970,000, resulting in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 78.2% and 71.8%, respectively.

Environmental Matters. According to Phase I environmental site assessments dated July 6, 2020, there was no evidence of any recognized environmental conditions at any of the PGH17 Self Storage Portfolio Properties.

Market Overview. The PGH17 Self Storage Portfolio is located across 14 cities in Pennsylvania, New York and Maine. The PGH17 Self Storage Portfolio Properties are located across six metropolitan statistical areas (“MSAs”) across the northeast in Harrisburg-Carlisle, PA MSA (five properties, 36.6% of units, 41.1% of allocated cut-off balance), York-Hanover, PA MSA (four properties, 28.9% of units, 26.2% of cut-off balance), Albany-Schenectady-Troy, NY MSA (five properties, 18.2% of units, 16.5% of cut-off balance), Portland-South Portland, ME MSA (one property, 7.6% of units, 7.3% of cut-off balance), New York-Newark-Jersey City, NY-NJ-PA MSA (one property, 4.9% of units, 5.6% of cut-off balance) and Glen Falls, NY MSA (one property, 4.0% of units, 3.3% of cut-off balance).

According to a third-party market research report, the Maine property is located in the Northeast Region within the New England Division, with average monthly rents of $123.61 and $154.72 per unit for 10x10 non-climate controlled and climate controlled units, respectively. As of the end of the second quarter of 2019, the New England Division region reported a vacancy rate of 10.7% for self storage properties.

According to the third-party market reports, the Pennsylvania and New York properties are located in the Northeast region within the Middle Atlantic Division, with average monthly rents of $145.75 and $174.05 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively. As of the end of the second quarter of 2019, the Middle Atlantic Division reported a vacancy rate of 9.1% for self storage properties.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #1	Cut-off Date Balance:	$56,000,000
Self Storage – Self Storage	PGH17 Self Storage Portfolio	Cut-off Date LTV:	68.6%
Property Addresses - Various		U/W NCF DSCR:	1.27x
		U/W NOI Debt Yield:	8.1%

The following table represents certain information relating to the MSAs for the PGH17 Self Storage Portfolio Properties:

MSA	No. of Props	Net Rentable Area (SF)(1)	U/W NCF	% of U/W NCF	Traffic Count(2)	2019 Population 5-Mile Radius(3)	Allocated Cut-off Date Balance(4)	Appraised Value(5)
Harrisburg-Carlisle, PA	5	328,584	$3,053,155	41.1%	10,005	139,030	$38,200,000	$48,370,000
York-Hanover, PA	4	273,815	$1,948,156	26.2%	12,492	104,093	$24,400,000	$31,100,000
Albany-Schenectady-Troy, NY	5	167,337	$1,228,897	16.5%	9,927	48,815	$15,370,000	$20,130,000
Portland-South Portland, ME	1	70,450	$540,072	7.3%	16,662	39,355	$6,760,000	$7,960,000
New York-Newark-Jersey City, NY-NJ-PA	1	37,170	$416,393	5.6%	16,989	173,065	$5,220,000	$7,570,000
Glen Falls, NY	1	47,600	$243,469	3.3%	22,421	67,402	$3,050,000	$3,840,000
Total/Weighted Average	17	924,956	$7,430,142	100.0%	11,928	107,270	$93,000,000	$135,550,000
(1)	Net Rentable Area (SF) obtained from the underwritten rent roll.
(2)	Traffic Count per day obtained from third party market research reports.
(3)	2019 Population 5-Mile Radius obtained from appraisals.
(4)	Allocated Cut-off Date Balance is based on the PGH17 Self Storage Portfolio Whole Loan.
(5)	The aggregate Appraised Value for each MSA represents the “as-is” appraised value on an individual basis. Total Appraised Value is based on the as-is” bulk portfolio value of $135,550,000, which reflects a 13.9% premium over the sum of the “as-is” appraised values of the individual properties.

Escrows.

Real Estate Taxes – The PGH17 Self Storage Portfolio Whole Loan documents require an upfront real estate tax reserve of $160,781 and ongoing monthly real estate tax reserves in the amount equal to one-twelfth of the real estate taxes that the lender estimates will be necessary to pay taxes over the then succeeding twelve months (initially $76,562).

Insurance – The PGH17 Self Storage Portfolio Whole Loan documents require an ongoing monthly insurance premium reserve in the amount equal to one-twelfth of the insurance premiums that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve months (initially $4,147).

Replacement Reserves – The PGH17 Self Storage Whole Loan documents require ongoing monthly replacement reserves of $8,202.

Deferred Maintenance – The PGH17 Self Storage Whole Loan documents require an upfront deferred maintenance reserve of $82,148.

Lockbox and Cash Management. The PGH17 Self Storage Portfolio Whole Loan requires a springing lockbox and springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), (i) the PGH17 Self Storage Portfolio Borrowers are required to establish a lender-controlled lockbox account and, within ten calendar days of the Cash Management Trigger Event, to instruct non-storage tenants and storage tenants under a Major Lease (as defined in the PGH17 Self Storage Portfolio Whole Loan documents) to deposit rents into such lockbox account, (ii) with respect to other self storage tenants, the PGH17 Self Storage Portfolio Borrowers are required, within five business days, to deliver credit card direction letters instructing the credit card companies to pay amounts directly into the lockbox account, and (iii) with respect to any other amounts collected, the PGH17 Self Storage Portfolio Borrowers or the property managers are required to deposit any such amounts received into the lockbox account within two business day of receipt. Pursuant to the PGH17 Self Storage Portfolio Whole Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the PGH17 Self Storage Portfolio Whole Loan documents) are required to be applied as follows (a) if a Cash Sweep Event (as defined below) is not in effect, to the PGH17 Self Storage Portfolio Borrowers; and (b) if a Cash Sweep Event is in effect, to an excess cash flow account controlled by the lender, to be held by the lender as additional security for the PGH17 Self Storage Portfolio Whole Loan.

A “Cash Management Trigger Event” will commence upon the occurrence of the following:

(i)	an event of default;
(ii)	the PGH17 Self Storage Portfolio Borrower’s second late debt service payment within a 12-month period;
(iii)	a bankruptcy action of the PGH17 Self Storage Portfolio Borrowers, guarantor or property managers;
(iv)	a Cash Management DSCR Trigger Event (as defined below); or
(v)	a mezzanine borrower entering into a permitted subordinate mezzanine loan in accordance with the PGH17 Self Storage Portfolio Whole Loan documents.

A Cash Management Trigger Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default has been accepted, or the event of default has been waived by the lender;
●	with regard to clause (ii) above, when debt service payments have been paid on time for 12 consecutive months;
●	with regard to clause (iii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions with respect to the PGH17 Self Storage Portfolio Borrowers or guarantor, and within

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #1	Cut-off Date Balance:	$56,000,000
Self Storage – Self Storage	PGH17 Self Storage Portfolio	Cut-off Date LTV:	68.6%
Property Addresses - Various		U/W NCF DSCR:	1.27x
		U/W NOI Debt Yield:	8.1%

120 days with respect to the property manager or in the case of the property manager, the PGH17 Self Storage Portfolio Borrowers have replaced the property manager with a qualified manager acceptable to the lender; and

●	with regard to clause (iv) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.25x for two consecutive quarters.

A “Cash Management DSCR Trigger Event” will occur on any day the amortizing debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.20x for the PGH17 Self Storage Portfolio Whole Loan.

A “Cash Sweep Event” will commence upon the occurrence of the following:

(i)	an event of default;
(ii)	a bankruptcy action of the PGH17 Self Storage Portfolio Borrowers, guarantor or property manager; or
(iii)	a Cash Sweep DSCR Trigger Event (as defined below).

A Cash Sweep Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default has been accepted, or the event of default has been waived by the lender;
●	with regard to clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions with respect to the PGH17 Self Storage Portfolio Borrowers or guarantor, or within 120 days with respect to the property manager or in the case of the property manager, the PGH17 Self Storage Portfolio Borrowers have replaced the property manager with a qualified manager acceptable to the lender; and
●	with regard to clause (iii) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.20x for two consecutive quarters.

A “Cash Sweep DSCR Trigger Event” will occur on any day the amortizing debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.15x for the PGH17 Self Storage Portfolio Whole Loan.

Property Management. The PGH17 Self Storage Portfolio Properties are managed by Prime Group Holdings LLC, an affiliate of the PGH17 Self Storage Portfolio Borrowers.

Partial Release. After the lockout period, the PGH17 Self Storage Portfolio Borrower may obtain the release of an individual property provided that, among other conditions, (i) the PGH17 Self Storage Portfolio Whole Loan is defeased in an amount equal to 115% of the allocated loan amount for the related PGH17 Self Storage Portfolio Property being released; (ii) the debt service coverage ratio for the remaining properties after such release is not less than the greater of (a) 1.27x and (b) the debt service coverage ratio for the PGH17 Self Storage Portfolio based on the trailing 12 months immediately before the release; and (iii) the loan-to-value ratio after such release is less than or equal to the lesser of (a) 68.6% and (b) the loan-to-value ratio of the PGH17 Self Storage Portfolio Whole Loan immediately preceding the release of the property.

Subordinate and Mezzanine Indebtedness. Provided no event of default has occurred and is continuing, the PGH17 Self Storage Portfolio Whole Loan documents permit an affiliate of the PGH17 Self Storage Portfolio Borrowers to incur future mezzanine debt subject to certain conditions, including (i) the execution of an intercreditor agreement in form and substance reasonably acceptable to the lender; (ii) based on the PGH17 Self Storage Portfolio Whole Loan and the mezzanine loan, (a) the combined loan-to-value ratio is not greater than 68.6% and (b) the debt service coverage ratio is not less than 1.27x; and (iii) receipt of rating agency confirmation from each of Fitch, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the WFCM 2020-C57 certificates.

Ground Lease. None.

Terrorism Insurance. The PGH17 Self Storage Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the PGH17 Self Storage Portfolio Borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the PGH17 Self Storage Portfolio Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #2	Cut-off Date Balance:	$46,000,000
Industrial – Various	Phoenix Industrial Portfolio IV	Cut-off Date LTV:	72.9%
Property Addresses – Various		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	11.3%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #2	Cut-off Date Balance:	$46,000,000
Industrial – Various	Phoenix Industrial Portfolio IV	Cut-off Date LTV:	72.9%
Property Addresses – Various		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	11.3%

DeForest
Waunakee
Sun Prairie
Marshall
Waterloo
Watertown
Middleton
Lake Mendota
Monona
Cottage Grove
MADISON
Lake Mills
Johnson Creek
Deerfield
Verona
Fitchburg
McFarland
Lake Ripley
Jefferson
Oregon
Stoughton
Fort Atkinson
DANE COUNTY
Belleville
Lake Koshkonong
1
Edgerton
Whitewater
Evansville
Milton
GREEN COUNTY
ROCK COUNTY
Albany
Janesville
Brodhead
Orfordville

Hudson
Northampton
MASS.
WORCESTER
Chicopee
Westfield
SPRINGFIELD
NEW YORK
Torrington
CONN.
HARTFORD
Manchester
Bristol
Newington
New Britain
RHODE ISLAND
Warwick
New Milford
Waterbury
Meriden
Norwich
Brookfield
Danbury
Pawcatuck
3
Shelton
BRIDGEPORT
NEW HAVEN
New London
Block Island Sound
Block Island
Long Island Sound
Norwalk
Stamford
East Hampton
Huntington
Long Island
Riverhead
Atlantic Ocean

Cardington
Fredericktown
Richwood
Mount Vernon
2
Delaware
Centerburg
Marysville
Sunbury
Utica
Powell
Orange Township
Dublin
Westerville
Johnstown
New Albany
Newark
Plain City
Gahanna
Granville
COLUMBUS
Heath
Hilliard
Pataskala
Reynoldsburg
Lake Darby
Hebron
West Jefferson
Buckeye Lake
London
Pickerington
Groveport
Baltimore
Grove City
Mount Sterling
Ashville
Lancaster

Phoenix Industrial Portfolio IV	
1 Edgerton	Edgerton, WI
2 Delaware	Delaware, OH
3 Pawcatuck	Pawcatuck, CT
4 Herrin	Herrin, IL
5 Menasha	Menasha, WI

Danville
Champaign
Springfield
Jacksonville
Decatur
INDIANA
Hannibal
Terre Haute
Mattoon
ILLINOIS
Bloomington
Effingham
O'Fallon
St. Charles
ST. LOUIS
Collinsville
Vincennes
Belleville
Centralia
Jasper
Union
Mount Vernon
Evansville
Farmington
Herrin
4
Marion
Henderson
Carbondale
Owensboro
MISSOURI
Cape Girardeau
Paducah
KENTUCKY
Sikeston
Hopkinsville
Poplar Bluff
Murray
Clarksville
ARKANSAS
TENNESSEE
NASHVILLE

OUTAGAMIE COUNTY
Grand Chute
Little Chute
APPLETON
Kimberly
5
WINNEBAGO COUNTY
CALUMET COUNTY
Menasha
Lake Winnebago
Neenah

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – Phoenix Industrial Portfolio IV

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	UBS AG		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Industrial – Various
	Original Principal Balance:	$46,000,000		Location:	Various
	Cut-off Date Balance:	$46,000,000		Size:	2,125,525 SF
	% of Initial Pool Balance:	8.2%		Cut-off Date Balance Per SF:	$21.64
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$18.65
	Borrower Sponsor:	Phoenix Investors		Year Built/Renovated:	Various
	Guarantors:	Irrevocable Children's Trust dated 7/22/91; Irrevocable Children's Trust No. 2 dated 7/22/91		Title Vesting:	Fee
	Mortgage Rate:	3.8395%		Property Manager:	Self-managed
	Note Date:	February 7, 2020		Current Occupancy (As of)(2):	81.8% (Various)
	Seasoning:	5 months		YE 2019 Occupancy:	75.5%
	Maturity Date:	March 6, 2030		YE 2018 Occupancy:	72.2%
	IO Period:	36 months		YE 2017 Occupancy:	54.9%
	Loan Term (Original):	120 months		YE 2016 Occupancy(3):	22.1%
	Amortization Term (Original):	360 months		Appraised Value(4)(5):	$57,600,000
	Loan Amortization Type:	Interest-only, Amortizing Balloon		Appraised Value Per SF(4):	$27.10
	Call Protection:	L(29),D(85),O(6)		Appraisal Valuation Date:	Various
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI (6/30/2020)(6):	$4,307,541
	Additional Debt Type (Balance):	NAP		YE 2019 NOI:	$3,491,971
				YE 2018 NOI(3):	$2,048,298
Escrows and Reserves(1)				YE 2017 NOI:	$1,258,145
	Initial	Monthly	Cap	U/W Revenues(7):	$6,750,090
Taxes	$130,669	$31,730	NAP	U/W Expenses:	$2,021,955
Insurance	$224,243	$20,269	NAP	U/W NOI(6)(7):	$4,728,135
Replacement Reserve	$0	$17,713	$425,000	U/W NCF(7):	$4,283,449
TI/LC Reserve	$1,000,000	Springing	$1,000,000	U/W DSCR based on NOI/NCF(7):	1.83x / 1.66x
Immediate Repairs	$174,750	$0	NAP	U/W Debt Yield based on NOI/NCF(7)(8):	11.3% / 10.2%
Achievement Reserve	$4,000,000	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(7)(8):	13.3% / 12.0%
Environmental Reserve	$30,624	$0	NAP	Cut-off Date LTV Ratio(4)(5)(8):	72.9%
Pitney Bowes Work Reserve	$10,000	$0	NAP	LTV Ratio at Maturity(4)(5)(8):	61.9%

Sources and Uses
Sources			Uses
Original loan amount	$46,000,000	100.0%	Loan payoff	$35,255,376	76.6%
			Achievement reserve	4,000,000	8.7
			Partnership buyout	2,800,000	6.1
			Closing costs	638,494	1.4
			Upfront reserves	1,570,286	3.4
			Return of equity	1,735,844	3.8
Total Sources	$46,000,000	100.0%	Total Uses	$46,000,000	100.0%

(1)	See “Escrows” below for further discussion of reserve requirements, including the Achievement Reserve (as defined below).
(2)	Pursuant to two lease amendments for Cupertino Electric, Inc. and General Dynamics, which are out for execution as of August 2020, Cupertino Electric, Inc. is expected to expand into an additional 312,317 square feet of space at the Edgerton property, and General Dynamics is expected to expand into an additional 8,971 square feet of space at the Pawcatuck property. Including these lease amendments, the Phoenix Industrial Portfolio IV Properties will be 96.4% leased. We cannot assure you that such lease amendments will be signed.
(3)	The borrower sponsor acquired the Phoenix Industrial Portfolio IV Properties (as defined below) between 2014 and 2018, including acquisition of the Edgerton property in 2016 and the Delaware and Pawcatuck properties in 2018. Accordingly, YE 2016 Occupancy for the Edgerton, Delaware and Pawcatuck properties and YE 2018 NOI for the Delaware and Pawcatuck properties are not available.
(4)	The appraised value was determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all LTV metrics were calculated based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(5)	The Cut-off Date LTV Ratio and LTV Ratio at Maturity above are calculated based on the Phoenix Industrial Portfolio IV Mortgage Loan (as defined below) net of the $4,000,000 achievement reserve and the aggregate “as is” appraised value. The LTV Ratio at Maturity based on the full outstanding principal balance of the Phoenix Industrial Portfolio IV Mortgage Loan at maturity and the aggregate stabilized appraised value is 62.9%. The aggregate “as stabilized” appraisal value, which assumes that the Edgerton property reaches a stabilized occupancy of 90.0% as of February 1,

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #2	Cut-off Date Balance:	$46,000,000
Industrial – Various	Phoenix Industrial Portfolio IV	Cut-off Date LTV:	72.9%
Property Addresses – Various		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	11.3%

2024, is $63,000,000. The Cut-off Date LTV Ratio based on the original principal balance of the Phoenix Industrial Portfolio IV Mortgage Loan of $46.0 million net of the $4.0 million Achievement Reserve and the stabilized appraised value is 66.7%. The Cut-off Date LTV Ratio based on the aggregate “as stabilized” appraised values of $63.0 million and the original principal balance of the Phoenix Industrial Portfolio IV Mortgage Loan is 73.0%. The LTV Ratio at Maturity based on the aggregate “as-is” appraised values of $57.6 million and the principal balance of the Phoenix Industrial Portfolio IV Mortgage Loan as of the maturity date is 68.8%.

(6)	The increase in U/W NOI from TTM NOI is primarily attributed to (i) rent steps of $81,094 through August 31, 2021 and (ii) recent leasing associated with Walgreens Co. totalling $229,328.
(7)	Represents In-Place U/W. See “Cash Flow Analysis” below for further discussion of underwritten rents.
(8)	The U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the original principal balance of the Phoenix Industrial Portfolio IV Mortgage Loan of $46,000,000 net of the $4,000,000 Achievement Reserve. The U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity, based on the Phoenix Industrial Portfolio IV Mortgage Loan (without netting the Achievement Reserve), are 10.3% / 9.3%, 11.9% / 10.8%, 79.9% and 68.8%, respectively.

The Mortgage Loan. The mortgage loan (the “Phoenix Industrial Portfolio IV Mortgage Loan”) is evidenced by six promissory notes secured by a first priority fee mortgage encumbering a 2,125,525 square foot portfolio of five industrial properties located in Wisconsin, Ohio, Connecticut and Illinois (each, a “Phoenix Industrial Portfolio IV Property”, and collectively, the “Phoenix Industrial Portfolio IV Properties”).

The Borrowers and Borrower Sponsor. The borrowers are Phoenix Edgerton Industrial, LLC, Phoenix Herrin Industrial Investors LLC, Phoenix Pawcatuck LLC, Phoenix Delaware Ohio LLC and Phoenix Menasha Industrial Investors LLC (collectively, the “Phoenix Industrial Portfolio IV Borrowers”), each a Delaware limited liability company and single purpose entity with one independent director. Each Phoenix Industrial Portfolio IV Borrower owns one individual Phoenix Industrial Portfolio IV Property. Legal counsel to the Phoenix Industrial Portfolio IV Borrowers delivered a non-consolidation opinion in connection with the origination of the Phoenix Industrial Portfolio IV Mortgage Loan. The non-recourse carveout guarantors of the Phoenix Industrial Portfolio IV Mortgage Loan are Irrevocable Children's Trust dated 7/22/91 and Irrevocable Children's Trust No. 2 dated 7/22/91. The borrower sponsor of the Phoenix Industrial Portfolio IV Mortgage Loan is Phoenix Investors, which is the affiliated management company for the guarantors’ investments. The Phoenix Industrial Portfolio IV Borrowers are affiliated with the borrower under the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as Chesapeake.

Phoenix Investors is a national commercial real estate firm based in Milwaukee, Wisconsin that redevelops former manufacturing facilities throughout the United States. Phoenix Investors’ affiliated companies hold interests in approximately 27 million square feet of industrial, retail, office and single tenant net-leased properties across 25 states. Phoenix Investors engages in the renovation and repositioning of large, former single tenant industrial facilities throughout the United States that were previously owned by corporate entities, real estate investment trusts or financial institutions.

The Properties. The Phoenix Industrial Portfolio IV Mortgage Loan is secured by five industrial properties totaling 2,125,525 square feet located in Wisconsin (42.8% of NRA), Illinois (25.7% of NRA), Ohio (21.2% of NRA) and Connecticut (10.2% of NRA). As of June 1, 2020, the Phoenix Industrial Portfolio IV Properties were 81.8% occupied by 20 tenants. The borrower sponsor acquired the Phoenix Industrial Portfolio IV Properties between 2014 and 2018 for an aggregate purchase price of approximately $19.3 million. Since acquisition, the borrower sponsor has invested approximately $16.6 million in capital improvements and other/soft costs at the Phoenix Industrial Portfolio IV Properties. Descriptions of each of the five Phoenix Industrial Portfolio IV Properties follow.

Edgerton (39.8% of NRA; 45.2% of Allocated Loan Amount (“ALA”)): The Edgerton property is an 845,506 square foot industrial warehouse building located in Edgerton, Wisconsin. The improvements were constructed in 1960, were renovated in 2018 and include approximately 2.0% office space. The Edgerton property is situated on a 120.6-acre site with 1,500 surface parking spaces (1.8 per 1,000 SF). The Edgerton property has 25 loading docks, four loading doors, column spacing of 50 feet by 60 feet, and clear heights ranging from 17 feet to 31 feet. As of June 1, 2020, the Edgerton property was 62.4% leased by three tenants. The largest tenant, Cupertino Electric, Inc. (57.2% of property NRA and 89.7% of property underwritten base rent based on its current lease), has been at the Edgerton property since 2017 and signed an agreement in February 2018 to expand its space from 126,470 square feet to 380,543 square feet and again in September 2018 to expand its space from 380,543 square feet to 483,466 square feet through September 2022. Cupertino Electric, Inc. has a lease amendment, which is out for execution, to expand its space from the existing 483,466 square feet to 795,783 square feet, and extend its lease to December 2027, taking over the current month-to-month leased premises of J.P. Cullen & Sons, Inc. IKI Manufacturing will maintain its current leased space (34,397 square feet). If the Cupertino Electric, Inc. lease amendment is executed, the Edgerton property will be 98.2% leased by two tenants. We cannot assure you that such lease amendment will be signed. The lease amendment is expected to provide Cupertino Electric, Inc. with one remaining termination option effective as of January 1, 2026 or January 1, 2027, with 180 days’ notice and payment of a termination fee equal to the sum of four months of base rent, additional rent, insurance procured by the landlord, and common area maintenance as further detailed in the Cupertino Electric, Inc. lease amendment. Since acquisition of the Edgerton property in December 2016, the borrower sponsor has invested approximately $8.3 million in capital improvements and other/soft costs at the Edgerton property.

Delaware (21.2% of NRA; 16.8% of ALA): The Delaware property is a 450,708 square foot industrial warehouse building located in Delaware, Ohio. The improvements were constructed in 1958 and 1960, renovated in 2018 and include approximately 2.5% office space. The Delaware property is situated on a 19.4-acre site with 100 surface parking spaces (0.2 per 1,000 SF). The Delaware property has 22 loading docks, five loading doors, column spacing of 25 feet by 50 feet, and clear heights ranging from 18 feet to 26.5 feet. As of August 6, 2020, the Delaware property was 100.0% leased by MWD Logistics, Inc. MWD Logistics, Inc. has been at the Delaware property since 2012 pursuant to a lease with an expiration date of October 31, 2023. MWD Logistics, Inc. pays an

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #2	Cut-off Date Balance:	$46,000,000
Industrial – Various	Phoenix Industrial Portfolio IV	Cut-off Date LTV:	72.9%
Property Addresses – Various		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	11.3%

underwritten base rent of $1.87 PSF and has no renewal options remaining. MWD Logistics, Inc. has a termination option with an effective date of October 31, 2021, subject to a notice date on or before May 4, 2021 and no termination fee. Since acquisition of the Delaware property in April 2018, the borrower sponsor has invested approximately $1.3 million in capital improvements and other/soft costs at the Delaware property

Pawcatuck (10.2% of NRA; 15.2% of ALA): The Pawcatuck property is comprised of approximately 24 industrial warehouse buildings totaling 217,143 square feet located in Pawcatuck, Connecticut. The improvements were constructed between 1888 and 1982, were renovated in 2015 and 2017 and include approximately 5.0% office space. The Pawcatuck property is situated on a 16.1-acre site with 147 surface parking spaces (0.7 per 1,000 SF). The Pawcatuck property has 20 loading docks, 10 loading doors, and clear heights of 12 feet to 26 feet. As of June 1, 2020, the Pawcatuck property was 93.9% leased by 10 tenants. The three largest tenants are General Dynamics (37.9% of property NRA, 46.4% of property underwritten base rent), Davis Standard, LLC (17.3% of property NRA, 14.9% of property underwritten base rent) and Applied Physical Sciences (15.5% of property NRA, 14.1% of property underwritten base rent). General Dynamics has a lease amendment out for execution to expand its space by an additional 8,971 square feet. If the General Dynamics lease amendment is executed, the Pawcatuck property will be 98.1% leased. We cannot assure you that such lease amendment will be signed. Since acquisition of the Pawcatuck property in April 2018, the borrower sponsor has invested approximately $2.5 million in capital improvements and other/soft costs at the Pawcatuck property.

Herrin (25.7% of NRA; 15.0% of ALA): The Herrin property is a 547,168 square foot industrial manufacturing building located in Herrin, Illinois. The improvements were constructed between 1946 and 1973, were renovated between 2017 and 2018 and include approximately 1.3% office space. The Herrin property is situated on a 36.5-acre site with 1,050 surface parking spaces (1.9 per 1,000 SF). The Herrin property has 20 loading docks, six loading doors, and clear heights of 19 feet to 26 feet. As of June 1, 2020, the Herrin property was 89.7% leased by six tenants. The two largest tenants are CRC (32.0% of property NRA, 33.6% of property underwritten base rent) and FreightLink, LLC (23.3% of property NRA, 26.4% of property underwritten base rent). Since acquisition of the Herrin property in December 2016, the borrower sponsor has invested approximately $3.8 million in capital improvements and other/soft costs at the Herrin property.

Menasha (3.1% of NRA; 7.8% of ALA): The Menasha property is a 65,000 square foot industrial flex call center located in Menasha, Wisconsin. The improvements were constructed in 1981 for a big box retail store, and converted to approximately 95.0% office flex call center use. The Menasha property is situated on a 10.3-acre site with 597 surface parking spaces (9.2 per 1,000 SF). The Menasha property has three loading docks and a clear height of 12 feet. As of August 6, 2020, the Menasha property was 100.0% leased to Pitney Bowes Inc. Pitney Bowes Inc has been at the Menasha property since 2000 pursuant to a lease with an expiration date of January 31, 2023. Pitney Bowes Inc pays an underwritten base rent of $6.50 PSF and has no renewal or termination options. Since acquisition of the Menasha property (which was acquired in a distress sale as part of a portfolio that was under foreclosure) in April 2014, the borrower sponsor has invested approximately $700,000 in capital improvements and other/soft costs at the Menasha property.

The following table presents certain information relating to the Phoenix Industrial Portfolio IV Properties:

Portfolio Summary(1)

Property	State	Net Rentable Area (SF)	Year Built/ Renovated	U/W NCF	Allocated Cut-off Date Balance (“ALA”)	% of ALA	“As-Is” Appraised Value	Cut-off Date LTV	Clear Heights (ft.)	Dock Doors	Drive-In Doors
Edgerton	WI	845,506	1960/2018	$1,350,926	$20,800,000	45.2%	$24,000,000	70.0%(2)	17 - 31	25	4
Delaware	OH	450,708	1958/2018	$702,179	$7,725,000	16.8%	$10,300,000	75.0%	18 - 26.5	22	5
Pawcatuck	CT	217,143	1888/2017	$767,447	$6,975,000	15.2%	$9,300,000	75.0%	12 - 26	20	10
Herrin	IL	547,168	1946/2018	$1,116,107	$6,900,000	15.0%	$9,200,000	75.0%	19 - 26	20	6
Menasha	WI	65,000	1981/NAP	$346,790	$3,600,000	7.8%	$4,800,000	75.0%	12	3	0
Total/Wtd. Avg.		2,125,525		$4,283,449	$46,000,000	100.0%	$57,600,000	72.9%(3)		90	25

(1)	Information obtained from the appraisals.
(2)	The Achievement Reserve of $4.0 million will be released to the Phoenix Industrial Portfolio IV Borrowers once (i) an occupancy of 90.0% is achieved at the Edgerton property, (ii) the debt yield is not less than 9.3%, (iii) the loan-to-value ratio is not greater than 73.1% (in each case based on the full outstanding loan amount) and (iv) the Phoenix Industrial Portfolio IV Borrowers deliver to the lender a fully executed third amendment to the Cupertino Electric, Inc. lease (or a new lease with another tenant containing terms substantially similar to the proposed third amendment to the Cupertino Electric, Inc. lease). The Cut-off Date LTV presented above is based on the original allocated mortgage loan amount of the Edgerton property of $20,800,000 net of the $4,000,000 Achievement Reserve. Including the Achievement Reserve balance, the Cut-off Date LTV, based on the original allocated mortgage loan amount of the Edgerton property, is 86.7%.
(3)	The Wtd. Avg. Cut-off Date LTV is based on the original principal balance of the Phoenix Industrial Portfolio IV Mortgage Loan of $46,000,000 net of the $4,000,000 Achievement Reserve. The Wtd. Avg. Cut-off Date LTV, based on the original principal balance of the Phoenix Industrial Portfolio IV Mortgage Loan (without netting the Achievement Reserve), is 79.9%.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #2	Cut-off Date Balance:	$46,000,000
Industrial – Various	Phoenix Industrial Portfolio IV	Cut-off Date LTV:	72.9%
Property Addresses – Various		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	11.3%

The following table presents certain information relating to the tenancy at the Phoenix Industrial Portfolio IV Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Property	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration	Extension Options	Term. Option (Y/N)
Cupertino Electric, Inc.(3)	NR / NR / NR	Edgerton	483,466	22.7%	$3.18	$1,537,422	29.4%	9/30/2022	2, 2-year	Y
MWD Logistics, Inc.(4)	NR / NR / NR	Delaware	450,708	21.2%	$1.87	$842,824	16.1%	10/31/2023	None	Y
CRC(5)	NR / NR / NR	Herrin	175,245	8.2%	$2.50	$438,113	8.4%	10/31/2022	None	Y
FreightLink, LLC(6)	NR / NR / NR	Herrin	127,588	6.0%	$2.70	$344,488	6.6%	1/31/2023	None	Y
Walgreen Co.	NR / NR / NR	Herrin	83,392	3.9%	$2.75	$229,328	4.4%	4/30/2021	2, 1-year	N
General Dynamics	NR / A2 / A+	Pawcatuck	82,278	3.9%	$5.32	$437,347	8.4%	3/31/2021	3, 5-year	N
Pitney Bowes Inc	NR / NR / NR	Menasha	65,000	3.1%	$6.50	$422,500	8.1%	1/31/2023	None	N
Phoenix Logistics, LLC(7)	NR / NR / NR	Herrin	50,000	2.4%	$3.12	$156,000	3.0%	9/30/2023	1, 1-year	Y
Davis Standard, LLC(8)	NR / NR / NR	Pawcatuck	37,573	1.8%	$3.75	$140,899	2.7%	4/3/2023	1, 5-year	Y
Intertape Polymer Corp	NR / NR / NR	Herrin	34,399	1.6%	$2.61	$89,781	1.7%	7/31/2022	None	N
IKI Manufacturing	NR / NR / NR	Edgerton	34,397	1.6%	$3.57	$122,797	2.3%	1/31/2023	None	N
Applied Physical Sciences	NR / NR / NR	Pawcatuck	33,622	1.6%	$3.95	$132,683	2.5%	Various(9)	1, 5-year	N
Connri Paper & Supply	NR / NR / NR	Pawcatuck	28,796	1.4%	$3.91	$112,592	2.2%	12/31/2021	None	N
Swanson Industries(10)	NR / NR / NR	Herrin	20,071	0.9%	$2.25	$45,180	0.9%	3/31/2021	1, 5-year	Y
Total Major Tenants:			1,706,535	80.3%	$2.96	$5,051,953	96.7%
Other Tenants			31,664	1.5%	$5.49	$173,849	3.3%
Vacant Space			387,326	18.2%
Collateral Total			2,125,525	100.0%

(1)	Certain ratings are those of the parent company, regardless of whether or not the parent guarantees the lease.
(2)	Based on the underwritten rent roll, including rent increases occurring through August 2021.
(3)	The lease amendment referred to under “Edgerton” above is expected to provide Cupertino Electric, Inc. with one remaining termination option effective as of January 1, 2026 or January 1, 2027, with 180 days’ notice and payment of a termination fee equal to the sum of four months of base rent, additional rent, insurance procured by the landlord, and common area maintenance as further detailed in the Cupertino Electric, Inc. lease amendment.
(4)	MWD Logistics, Inc. may terminate its lease on October 31, 2021 with notice on or before May 4, 2021 and no termination fee.
(5)	CRC may terminate its lease on or after November 1, 2020 with six months’ notice and no termination fee.
(6)	FreightLink, LLC may terminate its lease at any time with 90 days’ notice if a customer identified in the lease terminates its existing warehouse or logistics agreement with FreightLink, LLC.
(7)	Phoenix Logistics, LLC, an affiliate of the borrower sponsor, may terminate its lease if, at any time during the lease term, Phoenix Logistics, LLC has less than approximately 40,000 square feet worth of logistics contracts in full force and effect. Phoenix Logistics, LLC has the right to terminate its lease effective as of the date of such termination by providing the landlord irrevocable written notice and no termination fee.
(8)	Davis Standard, LLC may terminate its lease on December 31, 2020 with six months’ notice and payment of a termination fee equal to four months' base rent at the then-current rate plus any unamortized portion of costs of leasing commissions paid by the landlord, attorneys' fees, and any other related expenses in connection with leasing the premises.
(9)	Applied Physical Sciences has 26,400 square feet expiring on October 31, 2021 and 7,222 square feet expiring on April 30, 2023.
(10)	Swanson Industries has a one-time right to terminate its lease at any time with six months’ notice and a termination fee equal to the remaining unamortized cost of the tenant’s work at the premises.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #2	Cut-off Date Balance:	$46,000,000
Industrial – Various	Phoenix Industrial Portfolio IV	Cut-off Date LTV:	72.9%
Property Addresses – Various		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	11.3%

The following table presents certain information relating to the lease rollover schedule at the Phoenix Industrial Portfolio IV Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring(2)	Expiring NRSF(2)	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	4	17,161	0.8%	17,161	0.8%	$90,996	1.7%	$5.30
2020	0	0	0.0%	17,161	0.8%	$0	0.0%	$0.00
2021	10	249,237	11.7%	266,398	12.5%	$975,863	18.7%	$3.92
2022	7	698,010	32.8%	964,408	45.4%	$2,087,758	40.0%	$2.99
2023	11	773,791	36.4%	1,738,199	81.8%	$2,071,185	39.6%	$2.68
2024	0	0	0.0%	1,738,199	81.8%	$0	0.0%	$0.00
2025	0	0	0.0%	1,738,199	81.8%	$0	0.0%	$0.00
2026	0	0	0.0%	1,738,199	81.8%	$0	0.0%	$0.00
2027	0	0	0.0%	1,738,199	81.8%	$0	0.0%	$0.00
2028	0	0	0.0%	1,738,199	81.8%	$0	0.0%	$0.00
2029	0	0	0.0%	1,738,199	81.8%	$0	0.0%	$0.00
2030	0	0	0.0%	1,738,199	81.8%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	1,738,199	81.8%	$0	0.0%	$0.00
Vacant	0	387,326	18.2%	2,125,525	100.0%	$0	0.0%	$0.00
Total	32	2,125,525	100.0%			$5,225,802	100.0%	$3.01(3)

(1)	Based on the underwritten rent roll. Rent includes base rent and rent increases occurring through August 2021.
(2)	Certain tenants have more than one lease. In addition, certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date.
(3)	Total excludes vacant space.

The following table presents historical occupancy percentages at the Phoenix Industrial Portfolio IV Property:

Historical Occupancy

12/31/2016(1)	12/31/2017	12/31/2018	12/31/2019	6/1/2020(2)
22.1%	54.9%	72.2%	75.5%	81.8%

(1)	The borrower sponsor acquired the Phoenix Industrial Portfolio IV Properties between 2014 and 2018. Accordingly, the 12/31/2016 historical occupancy for the Edgerton, Pawcatuck and Delaware properties are not available.
(2)	Information obtained from the underwritten rent roll. Pursuant to two lease amendments for Cupertino Electric, Inc. and General Dynamics, which are out for execution as of August 2020. Cupertino Electric, Inc. is expected to expand into an additional 312,317 square feet of space at the Edgerton property and General Dynamics is expected to expand into an additional 8,971 square feet of space at the Pawcatuck property. Including the lease amendments, the Phoenix Industrial Portfolio IV Properties will be 96.4% leased. We cannot assure you that such lease amendments will be signed.

COVID-19 Update. As of the August 2020 payment date, all the Phoenix Industrial Portfolio IV Properties were open and operating. As of the date hereof, 100.0%, 100.0%, 100.0% and 98.8% of rent had been collected for the months of April 2020, May 2020, June 2020 and July 2020, respectively. The August 2020 debt service payment for the Phoenix Industrial Portfolio IV Mortgage Loan has been made by the Phoenix Industrial Portfolio IV Borrowers. As of the date hereof, the Phoenix Industrial Portfolio IV Mortgage Loan is not subject to any modification or forbearance request.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #2	Cut-off Date Balance:	$46,000,000
Industrial – Various	Phoenix Industrial Portfolio IV	Cut-off Date LTV:	72.9%
Property Addresses – Various		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	11.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Phoenix Industrial Portfolio IV Properties:

Cash Flow Analysis

	2017	2018(1)	2019	TTM 6/30/2020	In-Place U/W(2)(3)	Stabilized U/W(2)(3)(4)	%(5)	U/W $ per SF
Base Rent	$2,412,718	$2,581,410	$4,236,567	$4,766,741	$5,225,802	$6,209,660	64.7%	$2.46
Grossed Up Vacant Space	0	0	0	0	1,242,865	213,221	15.4	0.58
Gross Potential Rent	$2,412,718	$2,581,410	$4,236,567	$4,766,741	$6,468,667	$6,422,881	80.1%	$3.04
Other Income	0	6,000	13,846	2,500	3,600	3,600	0.0	0.00
Total Recoveries	756,283	649,257	1,416,516	1,563,032	1,605,321	1,893,160	19.9	0.76
Net Rental Income	$3,169,001	$3,236,667	$5,666,929	$6,332,274	$8,077,588	$8,319,641	100.0%	$3.80
(Vacancy & Credit Loss)	0	0	0	0	(1,327,498)(6)	(471,076)	(20.5)	(0.62)
Effective Gross Income	$3,169,001	$3,236,667	$5,666,929	$6,332,274	$6,750,090	$7,848,564	83.6%	$3.18

Real Estate Taxes	383,921	259,071	393,261	386,660	397,350	397,350	5.9	0.19
Insurance	116,718	115,699	278,905	241,028	243,232	243,232	3.6	0.11
Management Fee	121,287	133,871	219,019	210,351	202,503	235,457	3.0	0.10
Other Operating Expenses	1,288,930	679,729	1,283,773	1,186,694	1,178,870	1,178,870	17.5	0.55
Total Operating Expenses	$1,910,855	$1,188,369	$2,174,958	$2,024,733	$2,021,955	$2,054,909	30.0%	$0.95

Net Operating Income(7)	$1,258,145	$2,048,298	$3,491,971	$4,307,541	$4,728,135	$5,793,655	70.0%	$2.22
Capital Expenditures	0	0	0	0	201,178	201,178	3.0	0.09
TI/LC	0	0	0	0	243,508	266,942	3.6	0.11
Net Cash Flow	$1,258,145	$2,048,298	$3,491,971	$4,307,541	$4,283,449	$5,325,535	63.5%	$2.02

NOI DSCR(8)	0.49x	0.79x	1.35x	1.67x	1.83x	2.24x
NCF DSCR(8)	0.49x	0.79x	1.35x	1.67x	1.66x	2.06x
NOI Debt Yield(8)(9)	3.0%	4.9%	8.3%	10.3%	11.3%	13.8%
NCF Debt Yield(8)(9)	3.0%	4.9%	8.3%	10.3%	10.2%	12.7%

(1)	The borrower sponsor acquired the Phoenix Industrial Portfolio IV Properties between 2014 and 2018. Accordingly, 2018 operating history for the Delaware property and the Pawcatuck property are not available.
(2)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the underwritten net cash flow.
(3)	In-Place U/W Base Rent and Stabilized U/W Base Rent include rent steps totaling $81,094 and $50,259, respectively, through August 31, 2021.
(4)	Stabilized U/W reflects Cupertino Electric, Inc.’s and General Dynamics lease amendments, which are out for execution as of August 2020. Cupertino Electric, Inc. is expected to expand into an additional 312,317 square feet of space at the Edgerton property and General Dynamics is expected to expand into an additional 8,971 square feet of space at the Pawcatuck property. Including the lease amendments, the Phoenix Industrial Portfolio IV Properties will be 96.4% leased. We cannot assure you that such lease amendments will be signed.
(5)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields based on In-Place U/W.
(6)	The U/W economic vacancy is 16.4%. As of June 1, 2020, the Phoenix Industrial Portfolio IV Properties were 81.8% leased.
(7)	The increase in In-Place U/W Net Operating Income from TTM 6/30/2020 Net Operating Income is primarily attributed to (i) rent steps of $81,094 through August 31, 2021 and (ii) recent leasing associated with Walgreens Co. totaling $229,328.
(8)	All statistical information related to the NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield is based on the Phoenix Industrial Portfolio IV Mortgage Loan.
(9)	NOI Debt Yield and NCF Debt Yield are based on the original principal balance of the Phoenix Industrial Portfolio IV Mortgage Loan of $46,000,000 net of the $4,000,000 Achievement Reserve. Based on the full original principal balance of the Phoenix Industrial Portfolio IV Mortgage Loan of $46,000,000, In-Place UW NOI Debt Yield is 10.3% and In-Place UW NCF Debt Yield is 9.3%.

Appraisals. The sum of the individual “as-is” appraised values for each of the Phoenix Industrial Portfolio IV Properties equates to $57,600,000. The appraiser concluded to an “as-is” appraised value and a “Prospective Market Value at Stabilization” for the Edgerton property of $24,000,000 as of January 31, 2020 and $29,400,000 as of February 1, 2024, respectively, which assumes a stabilized occupancy of 100.0%. The appraiser concluded to an “as-is” appraised value for the Delaware property of $10,300,000 as of October 17, 2019. The appraiser concluded to an “as-is” appraised value for the Pawcatuck property of $9,300,000 as of October 20, 2019. The appraiser concluded to an “as-is” appraised value for the Herrin property of $9,200,000 as of October 18, 2019. The appraiser concluded to an “as-is” appraised value for the Menasha property of $4,800,000 as of October 11, 2019.

Environmental Matters. According to the Phase I environmental site assessments dated October 17, 2019, there was no evidence of any recognized environmental conditions at the Phoenix Industrial Portfolio IV Properties. Certain of the Phoenix Industrial Portfolio IV Properties have historical recognized environmental conditions. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #2	Cut-off Date Balance:	$46,000,000
Industrial – Various	Phoenix Industrial Portfolio IV	Cut-off Date LTV:	72.9%
Property Addresses – Various		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	11.3%

Market Overview and Competition. The Phoenix Industrial Portfolio IV Properties are located in Wisconsin (53.0% of ALA), Ohio (16.8% of ALA), Connecticut (15.2% of ALA) and Illinois (15.0% of ALA).

Edgerton, Wisconsin (45.2% of ALA): The Edgerton property is located in Edgerton, Rock County, Wisconsin, approximately 68.8 miles southwest of Milwaukee and approximately 119.0 miles northwest of Chicago, Illinois. According to the appraisal, the Edgerton property is located in the Janesville-Beloit, Wisconsin metropolitan statistical area (the “Janesville MSA”). The Janesville MSA is 718 square miles in size and ranks 259th in population out of the nation’s 382 metropolitan statistical areas. Major employers in the Janesville MSA include Mercyhealth, Beloit Health System, Grainger Inc. and Hendricks Holdings. Development activity in the immediate area has been predominantly of industrial uses. Access to the Edgerton property is provided by Interstate 90 and Highway 59.

Delaware, Ohio (16.8% of ALA): The Delaware property is located in Delaware, Delaware County, Ohio, approximately 25.7 miles north of Columbus, Ohio. According to the appraisal, the Delaware property is located in the Columbus, Ohio metropolitan statistical area (the “Columbus MSA”). The Columbus MSA is 4,794 square miles in size and ranks 32nd in population out of the nation’s 382 metropolitan statistical areas. Major employers in the Columbus MSA include Ohio State University, OhioHealth, JPMorgan Chase & Co., Nationwide, Honda of America Manufacturing Inc. and The Kroger Co. Development activity in the immediate area has been predominantly of industrial uses. U.S. Routes 23, 42 and 36 and State Route 315 provide access to the Delaware property from the greater Columbus metropolitan area. John Glenn Columbus International Airport is located approximately 26.8 miles southeast of the Delaware property.

Pawcatuck, Connecticut (15.2% of ALA): The Pawcatuck property is located in Pawcatuck, New London County, Connecticut, approximately 20.5 miles southeast of Norwich, Connecticut. According to the appraisal, the Pawcatuck property is located in the Norwich-New London, Connecticut metropolitan statistical area (the “Norwich MSA”). The Norwich MSA is 665 square miles in size and ranks 185th in population out of the nation’s 382 metropolitan statistical areas. Major employers in the Norwich MSA include General Dynamics/Electric Boat, U.S. Naval Submarine Base, Mohegan Sun Casino and Foxwoods Resort Casino. Access to the Pawcatuck property is provided by Interstate 95, which is approximately 3.2 miles west of the Pawcatuck property, connecting the Pawcatuck property with the greater Norwich-New London metropolitan area. T.F. Green Airport is located approximately 35.5 miles northeast of the Pawcatuck property.

Herrin, Illinois (15.0% of ALA): The Herrin property is located in Herrin, Williamson County, Illinois, approximately 106.0 miles southeast of St. Louis, Missouri. According to the appraisal, the Herrin property is located in the Carbondale-Marion, Illinois metropolitan statistical area (the “Carbondale MSA”). The Carbondale MSA is 1,005 square miles in size and ranks 315th in population out of the nation’s 382 metropolitan statistical areas. Major employers in the Carbondale MSA include Southern Illinois University, Community Health Systems Inc. and UnitedHealth Group. Primary access to the Herrin property is provided by Interstate 57, which is approximately 4.7 miles east of the Herrin property. The Williamson County Regional Airport is located approximately nine miles southwest of the Herrin property. During the last five years, development activity has been predominantly of industrial and commercial uses, and has included the Blue Cross/Blue Shield office building. Other developments include the Aisin Electronics’ $32.8 million 108,005 square foot addition to their existing manufacturing complex in Marion.

Menasha, Wisconsin (7.8% of ALA): The Menasha property is located in Menasha, Winnebago County, Wisconsin, approximately 50.8 miles west of Lake Michigan, approximately 33.8 miles southwest of Green Bay and approximately 98.9 miles northwest of Milwaukee. According to the appraisal, the Menasha property is located in the Oshkosh-Neenah, Wisconsin metropolitan statistical area (the “Oshkosh MSA”). The Oshkosh MSA is 434 square miles in size and ranks 250th in population out of the nation’s 382 metropolitan statistical areas. Major employers in the Oshkosh MSA include Oshkosh Corp., Bemis and University of Wisconsin Oshkosh. Access to the Menasha property is provided by Interstate 41, which is adjacent to the Menasha property, connecting the Menasha property with the greater Green Bay metropolitan area.

The table below presents certain market information with respect to the Phoenix Industrial Portfolio IV Properties:

Market Overview(1)

Property	Year Built/ Renovated	Net Rentable Area (SF)(2)	Market	Property In-Place Vacancy(2)	Market Vacancy(3)	Appraisal Concluded Vacancy	Market Inventory (SF)(3)	U/W Base Rent PSF(1)(4)	Appraisal Market Rent PSF	% Above Market Rent
Edgerton	1960/2018	845,506	Janesville-Beloit	37.6%	1.6%	9.0%	25,056,518	$3.25	$3.25	(0.1%)
Delaware	1958/2018	450,708	Columbus	0.0%	5.1%	4.0%	299,541,682	$1.87	$2.40	(22.1%)
Pawcatuck	1888/2017	217,143	Norwich	6.1%	7.8%	2.0%	18,566,950	$4.63	$4.92	(5.9%)
Herrin	1946/2018	547,168	Carbondale-Marion	10.3%	17.7%	19.0%	2,946,230	$2.66	$2.50	6.2%
Menasha	1981/NAP	65,000	Oshkosh-Neenah	0.0%	2.2%	4.0%	23,773,656	$6.50	$6.50	0.0%
Total/Wtd. Avg.		2,125,525		18.2%	7.1%	9.6%	369,885,036	$3.01	$3.15	(3.7%)

(1)	Information obtained from the appraisals.
(2)	Information obtained from the underwritten rent roll.
(3)	Information obtained from third party market research reports.
(4)	In-Place U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #2	Cut-off Date Balance:	$46,000,000
Industrial – Various	Phoenix Industrial Portfolio IV	Cut-off Date LTV:	72.9%
Property Addresses – Various		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	11.3%

The following table presents certain demographic information with respect to the Phoenix Industrial Portfolio IV Properties:

Demographics Overview(1)

Property	City, State	ALA	% of ALA	In-Place U/W NCF	% of In-Place U/W NCF	Estimated 2019 Population (5-mile Radius)	Estimated 2019 Average Household Income (5-mile Radius)
Edgerton	Edgerton, WI	$20,800,000	45.2%	$1,350,926	31.5%	12,144	$82,756
Delaware	Delaware, OH	$7,725,000	16.8%	$702,179	16.4%	48,400	$95,191
Pawcatuck	Pawcatuck, CT	$6,975,000	15.2%	$767,447	17.9%	36,490	$98,191
Herrin	Herrin, IL	$6,900,000	15.0%	$1,116,107	26.1%	25,974	$64,499
Menasha	Menasha, WI	$3,600,000	7.8%	$346,790	8.1%	130,211	$77,541
Total/Wtd. Avg.		$46,000,000	100.0%	$4,283,449	100.0%	33,239	$84,038

(1)	Information obtained from third party market research reports.

Escrows.

Real Estate Taxes – The Phoenix Industrial Portfolio IV Mortgage Loan documents require an upfront real estate tax reserve of $130,669 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $31,730).

Insurance – The Phoenix Industrial Portfolio IV Mortgage Loan documents require an upfront insurance reserve of $224,243 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next 12 months (initially $20,269).

Replacement Reserve – The Phoenix Industrial Portfolio IV Mortgage Loan documents require ongoing monthly replacement reserves of $17,713, subject to a cap of $425,000.

TI/LC Reserve – The Phoenix Industrial Portfolio IV Mortgage Loan documents require an upfront TI/LC reserve of $1,000,000 and when the amount in the TI/LC reserve account is less than $500,000, monthly deposits of $26,569, subject to a cap of $1,000,000.

Immediate Repairs – The Phoenix Industrial Portfolio IV Mortgage Loan documents require an upfront immediate repairs reserve of $174,750.

Achievement Reserve – The Phoenix Industrial Portfolio IV Mortgage Loan documents require an upfront achievement reserve (the “Achievement Reserve”) of $4,000,000. All funds on deposit in the Achievement Reserve will be (i) during the continuation of a Cash Management Trigger Event (as defined below), transferred to the cash management account, or (ii) in the absence of a Cash Management Trigger Event, returned to the Phoenix Industrial Portfolio IV Borrowers; provided, however, that the following conditions have been fully satisfied by the Phoenix Industrial Portfolio IV Borrowers: (i) on the date such request is made, no default, event of default, Material Tenant Trigger Event (as defined below) or Cash Sweep Trigger Event (as defined below) has occurred and is then continuing, (ii) the Phoenix Industrial Portfolio IV Borrowers have submitted a written request to the lender at least 30 days prior to the requested release, (iii) the Phoenix Industrial Portfolio IV Borrowers have provided written evidence that all leases at the Edgerton property cover no less than 90% of the rentable square footage at the Edgerton property; provided that any new leases at the Edgerton property executed after the origination date of the Phoenix Industrial Portfolio IV Mortgage Loan will have a term of no less than five years, (iv) the Phoenix Industrial Portfolio IV Borrowers have delivered written evidence that the debt yield based on the full outstanding principal balance of the Phoenix Industrial Portfolio IV Mortgage Loan is not less than 9.3%, (v) the Phoenix Industrial Portfolio IV Borrowers have delivered written evidence that the loan-to-value ratio based on the full outstanding principal balance of the Phoenix Industrial Portfolio IV Mortgage Loan is not greater than 73.1% and (iv) the Phoenix Industrial Portfolio IV Borrowers have delivered to the lender a fully executed third amendment to the Cupertino Electric, Inc. lease (or a new lease with another tenant containing terms substantially similar to the proposed third amendment to the Cupertino Electric, Inc. lease).

Environmental Reserve – The Phoenix Industrial Portfolio IV Mortgage Loan documents require an upfront environmental reserve of $30,624 in connection with the environmental insurance policy at the Phoenix Industrial Portfolio IV Properties.

Pitney Bowes Work Reserve – The Phoenix Industrial Portfolio IV Mortgage Loan documents require an upfront Pitney Bowes work reserve of $10,000 for work and/or repairs at the Menasha property with respect to the Pitney Bowes Inc tenant space.

Lockbox and Cash Management. The Phoenix Industrial Portfolio IV Mortgage Loan is structured with a hard lockbox with springing cash management upon the occurrence and continuance of a Cash Management Trigger Event. Revenues from the Phoenix Industrial Portfolio IV Properties are required to be deposited directly into the lockbox account or, if received by the Phoenix Industrial Portfolio IV Borrowers or the property manager, deposited within three business days of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Phoenix Industrial Portfolio IV Mortgage Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event has occurred and is continuing, to a Material Tenant (as defined below) rollover reserve, (b) if a Cash Sweep Trigger Event has occurred and is continuing (but not a

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #2	Cut-off Date Balance:	$46,000,000
Industrial – Various	Phoenix Industrial Portfolio IV	Cut-off Date LTV:	72.9%
Property Addresses – Various		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	11.3%

Material Tenant Trigger Event), to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to the Phoenix Industrial Portfolio IV Borrowers.

A “Cash Management Trigger Event” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;
(ii)	any bankruptcy action involving the Phoenix Industrial Portfolio IV Borrowers, the guarantor, the key principal (David M. Marks, the trustee of the guarantors) or the property manager;
(iii)	the trailing 12-month period debt service coverage ratio falling below 1.25x;
(iv)	the indictment for fraud or misappropriation of funds by the Phoenix Industrial Portfolio IV Borrowers, the guarantors, the key principal or the property manager, or any director or officer of the aforementioned; or
(v)	a Material Tenant Trigger Event.

A Cash Management Trigger Event will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), the filing being discharged, stayed or dismissed within 45 days for the Phoenix Industrial Portfolio IV Borrowers, the guarantors or the key principal, or within 120 days for the property manager, and lender’s determination that such filing does not materially affect the Phoenix Industrial Portfolio IV Borrowers’, the guarantors’, the key principal’s or the property manager’s monetary obligations;
●	with regard to clause (iii), the trailing 12-month debt service coverage ratio being at least 1.30x for two consecutive calendar quarters;
●	with regard to clause (iv), the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third party property manager that constitutes a qualified property manager under the loan documents; or
●	with regard to clause (v), the Material Tenant Trigger Event being cured as set forth in the definition of such term below.

A “Material Tenant Trigger Event” will commence upon the occurrence of:

(i)	a Material Tenant giving notice of its intention to terminate or cancel or not to extend or renew its lease;
(ii)	on or prior to the date by which a 30% Material Tenant (as defined below) is required under its 30% Material Tenant Lease to notify the Phoenix Industrial Portfolio IV Borrowers of its election to extend or renew such 30% Material Tenant Lease, such 30% Material Tenant not giving such notice;
(iii)	on or prior to the date on which a Material Tenant is required under its lease to notify the Phoenix Industrial Portfolio IV Borrowers of its election to extend or renew its lease, the related Material Tenant failing to extend or renew its lease;
(iv)	an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and cure period;
(v)	any Material Tenant or any guarantor of the applicable Material Tenant lease becoming insolvent or a debtor in any bankruptcy action;
(vi)	a Material Tenant lease being terminated; provided that with respect to any partial termination of a Material Tenant lease, such partial termination relates to a portion of the Material Tenant space (a) constituting 20% or more of the total rentable square footage at the applicable property or (b) requiring the payment of base rent that is 20% or more of the total in-place base rent at the applicable property; or
(vii)	any Material Tenant “going dark”, vacating or ceasing to occupy or conduct business at its space or a portion thereof constituting 20% or more of the total rentable square footage at the applicable property for a period in excess of 12 consecutive calendar months (other than temporary cessation of operations in connection with remodelling, renovation or restoration of their leased premises).

A Material Tenant Trigger Event will end upon the occurrence of:

●	with regard to clause (i) above, the date that (1) the applicable Material Tenant revokes or rescinds all termination or cancellation notices, (2) the applicable Material Tenant lease is extended on terms satisfying the requirements of the related mortgage loan documents or (3) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant;
●	with regard to clause (ii) above, (1) the applicable 30% Material Tenant being extended on terms satisfying the requirements of the related mortgage loan documents or (2) the applicable 30% Material Tenant space being leased to a replacement tenant;
●	with regard to clause (iii) above, the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the related mortgage loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant;
●	with regard to clause (iv) above, a cure of the applicable event of default;
●	with regard to clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty);
●	with regard to clause (vi) above, all or substantially all of the applicable Material Tenant space being leased to a replacement tenant; or

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #2	Cut-off Date Balance:	$46,000,000
Industrial – Various	Phoenix Industrial Portfolio IV	Cut-off Date LTV:	72.9%
Property Addresses – Various		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	11.3%

●	with regard to clause (vii) above, the Material Tenant re-commencing its normal business operations at the applicable Phoenix Industrial Portfolio IV Property or a portion thereof constituting more than 20% of the total rentable square footage at the applicable property.

A “Material Tenant” means (i) MWD Logistics, Inc., (ii) Cupertino Electric, Inc. or (iii) any other tenant at the Phoenix Industrial Portfolio IV Properties that, together with its affiliates, either (a) leases no less than 20% of the total rentable square footage of the Phoenix Industrial Portfolio IV Properties or (b) accounts for no less than 20% of the total in-place base rent at the Phoenix Industrial Portfolio IV Properties.

A “30% Material Tenant” means any tenant at the Phoenix Industrial Portfolio IV Properties that, together with its affiliates, either (a) leases no less than 30% of the total rentable square footage at the Phoenix Industrial Portfolio IV Properties or (b) accounts for no less than 30% of the total in-place base rent at the Phoenix Industrial Portfolio IV Properties.

A “Cash Sweep Trigger Event” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;
(ii)	any bankruptcy action involving the Phoenix Industrial Portfolio IV Borrowers, the guarantors, the key principal or the property manager; or
(iii)	the trailing 12-month period debt service coverage ratio falling below 1.20x.

A Cash Sweep Trigger Event will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), as to an involuntary filing, the filing being discharged, stayed or dismissed within 45 days for the Phoenix Industrial Portfolio IV Borrowers, the guarantors or the key principal, or within 120 days for the property manager, and lender’s determination that such filing does not materially affect the Phoenix Industrial Portfolio IV Borrowers’, the guarantors’, the key principal’s or the property manager’s monetary obligations; or
●	with regard to clause (iii), the trailing 12-month debt service coverage ratio is at least 1.25x for two consecutive calendar quarters.

Property Management. The Phoenix Industrial Portfolio IV Property is managed by Phoenix Investors, an affiliate of the borrower sponsor.

Partial Release. Releases of individual Phoenix Industrial Portfolio IV Properties are not permitted. The Phoenix Industrial Portfolio IV Borrowers have the right to obtain the release of unimproved outparcels at the Edgerton property and the Pawcatuck property, without defeasance or prepayment, provided that certain conditions, including among others, conditions relating to separate tax lots, compliance with zoning, parking and other legal requirements, and compliance with REMIC regulations, are satisfied.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Phoenix Industrial Portfolio IV Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Phoenix Industrial Portfolio IV Borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the Phoenix Industrial Portfolio IV Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Select Service	Loan #3	Cut-off Date Balance:	$35,000,000
6878 Hollister Avenue	Hilton Garden Inn – Goleta	Cut-off Date LTV:	59.9%
Goleta, CA 93117		U/W NCF DSCR:	2.04x
		U/W NOI Debt Yield:	12.4%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Select Service	Loan #3	Cut-off Date Balance:	$35,000,000
6878 Hollister Avenue	Hilton Garden Inn – Goleta	Cut-off Date LTV:	59.9%
Goleta, CA 93117		U/W NCF DSCR:	2.04x
		U/W NOI Debt Yield:	12.4%

Hilton Garden Inn – Goleta
6878 Hollister Avenue
Goleta, CA 93117
LOS PADRES NATIONAL FOREST
SANTA YNEZ MOUNTAINS
SANTA BARBARA COUNTY
San Marcos Pass Rd
154
Goleta
Cathedral Oaks Rd
Tuckers Grove Park
Foothill Rd
La Cumbre Rd
Glen Annie GC
Evergreen Park
Los Carneros County Park
Fairview Center
Calle Real Shopping Ctr.
AMTRAK
GOLETA AMTRAK
Magnolia Shopping Ctr.
Hollister Ave
LaCumbre Plaza
Earl Warren Showgrounds
1
101
217
Sandpiper GC
Santa Barbara Shores County Park
Camino Real Marketplace
Storke Plaza
Storke Rd
Santa Barbara Municipal Airport
Goleta Valley Cottage Hospital
Hidden Oaks CC
La Cumbre Golf & CC
Los Angeles 98 miles
Ocean Meadows GC
Harder Stadium
Storke Field
Caesar Uyesaka Stadium
Goleta Beach
More Mesa Beach
SANTA BARBARA
Marina Dr
Elings Park
Isla Vista
University Art Museum
University of California-Santa Barbara
Campus Point State Marine Conservation Area
Arroyo Burro Beach
Pacific Ocean
Reno
Carson City
Lake Tahoe
SACRAMENTO
Santa Rosa
Elk Grove
SAN FRANCISCO
Oakland
Stockton
Modesto
Palo Alto
SAN JOSE
YOSEMITE NATIONAL PARK
SIERRA NATIONAL FOREST
SIERRA NEVADA MTS
NEVADA
GREAT BASIN
TOIYABE NATIONAL FOREST
GREAT BASIN NATL. PARK
Fresno
Marina
Salinas
Monterey
KINGS CANYON NATL. PARK
Visalia
CALIFORNIA
COAST RANGES
LAS VEGAS
Henderson
DEATH VALLEY NATL. PARK
San Luis Obispo
Bakersfield
AZ
Pismo Beach
Santa Maria
MOJAVE DESERT
Barstow
Victorville
Pacific Ocean
Goleta
Santa Barbara
Lancaster
LOS ANGELES
San Bernardino
Riverside
Long Beach
Anaheim
CHANNEL ISLAND NATL. PARK
JOSHUA TREE NATL. PARK
Palm Springs
SAN DIEGO
Yuma
MEXICO

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – Hilton Garden Inn – Goleta

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Hospitality – Select Service
	Original Principal Balance:	$35,000,000		Location:	Goleta, CA
	Cut-off Date Balance:	$35,000,000		Size:	142 Rooms
	% of Initial Pool Balance:	6.2%		Cut-off Date Balance Per Room	$246,479
	Loan Purpose:	Refinance		Maturity Date Balance Per Room:	$210,946
	Borrower Sponsor:	Huntington Hotel Group, LP		Year Built/Renovated:	2017/NAP
	Guarantor:	Huntington Hotel Group, LP		Title Vesting:	Fee
	Mortgage Rate:	3.5700%		Property Manager:	Self-managed
	Note Date:	March 10, 2020		Current Occupancy (As of)(3)(5):	67.5% (TTM 6/30/2020)
	Seasoning:	5 months		2019 Occupancy:	89.4%
	Maturity Date:	March 11, 2030		2018 Occupancy:	81.7%
	IO Period:	36 months		2017 Occupancy(4):	NAP
	Loan Term (Original):	120 months		2016 Occupancy(4):	NAP
	Amortization Term (Original):	360 months		Appraised Value(5):	$58,400,000
	Loan Amortization Type:	Interest-only, Amortizing Balloon		Appraised Value Per Room:	$411,268
	Call Protection:	L(29),D(87),O(4)		Appraisal Valuation Date:	December 19, 2019
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt:	None		Underwriting and Financial Information(5)
	Additional Debt Type (Balance):	NAP		TTM NOI (6/30/2020)(6):	$2,809,223
				YE 2019 NOI:	$4,280,970
				YE 2018 NOI:	$3,669,227
				YE 2017 NOI(4):	NAP
				U/W Revenues(6):	$11,062,502
				U/W Expenses(6):	$6,733,781
				U/W NOI(6):	$4,328,720
Escrows and Reserves(1)				U/W NCF(6):	$3,886,220
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF(6):	2.28x / 2.04x
Debt Service Reserve(2)	$1,270,325	$0	NAP	U/W Debt Yield based on NOI/NCF(6):	12.4% / 11.1%
Taxes	$97,074	$48,538	NAP	U/W Debt Yield at Maturity based on NOI/NCF(6):	14.5% / 13.0%
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio:	59.9%
FF&E Reserve	$0	$36,851	NAP	LTV Ratio at Maturity:	51.3%
Springing PIP Reserve	$0	Springing	NAP

Sources and Uses
Sources			Uses
Original mortgage loan amount	$35,000,000	100.0%	Loan payoff	$30,527,641	87.2%
			Upfront reserves	1,367,399	3.9
			Closing costs	548,159	1.6
			Return of equity	2,556,801	7.3
Total Sources	$35,000,000	100.0%	Total Uses	$35,000,000	100.0%

(1)	See “Escrows” section.
(2)	The Debt Service Reserve represents the aggregate amount of debt service due for the first 12 monthly payments of the Hilton Garden Inn – Goleta Mortgage Loan (as defined below). As long as no event of default has occurred and is continuing, the lender will disburse amounts from the Debt Service Reserve to make debt service payments on each of the monthly payment dates for the first 12 months of the loan term (through and including the monthly payment date in March 2021).
(3)	Represents the actual occupancy rate for the trailing 12-month period ending June 30, 2020, including periods negatively impacted by COVID-19. For the same period, the COVID-adjusted occupancy (which assumes 2019 performance for March, April, May and June 2020) is 88.6%. See “COVID-19 Update” section for details on recent monthly performance.
(4)	The property opened in October 2017.
(5)	Except as described in the following footnote, all NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the Hilton Garden Inn – Goleta Mortgage Loan was underwritten, based on such prior information. See “Risk Factors— Risks Related to Market Conditions and Other External Factors–Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(6)	Represents the actual NOI for the trailing 12-month period ending June 30, 2020, including periods negatively impacted by COVID-19. The lender’s underwriting is based off the TTM 6/30/2020 statement, but assumes 2019 performance for March, April, May and June 2020, which were negatively impacted by COVID-19. Based on the actual NOI for the trailing 12-month period ending June 30, 2020 (with no COVID-related adjustments), the NCF DSCR, NOI Debt Yield and

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Select Service	Loan #3	Cut-off Date Balance:	$35,000,000
6878 Hollister Avenue	Hilton Garden Inn – Goleta	Cut-off Date LTV:	59.9%
Goleta, CA 93117		U/W NCF DSCR:	2.04x
		U/W NOI Debt Yield:	12.4%

NOI Debt Yield at Maturity for the Hilton Garden Inn – Goleta Mortgage Loan would be 1.48x, 8.0% and 9.4%, respectively. See “Operating History and Underwritten Net Cash Flow” section.

The Mortgage Loan. The mortgage loan (the “Hilton Garden Inn – Goleta Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a select service hotel located in Goleta, California (the “Hilton Garden Inn – Goleta Property”).

The Borrower and Borrower Sponsor. The borrower is Goleta HHG Hotel Development, LP, a Delaware limited partnership structured to be bankruptcy-remote with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the mortgage loan. The borrower sponsor and non-recourse carveout guarantor is Huntington Hotel Group, LP (“Huntington Hotel Group”).

Founded in 1998, Huntington Hotel Group has developed 13 hotels over the past 14 years, currently owns 13 hotels totaling 1,923 rooms and manages four hotels totaling 700 rooms. In addition to developing, owning and operating hotels, Huntington Hotel Group provides operating and asset management services for hotel owners through its affiliate, Huntington Hospitality Management.

The Property. The Hilton Garden Inn – Goleta Property is a 3-story, 142-room, select service hotel located in Goleta, California, approximately 12 miles west of Santa Barbara. Built in 2017 and situated on a 3.1-acre parcel, the property contains 87 king guestrooms, 51 double queen guestrooms and 4 king suites with balconies. Guest room amenities include a microwave, mini-fridge, coffee maker, complimentary WiFi and 50-inch HDTV. Common area amenities include a breakfast room, restaurant & lounge, rooftop bar, outdoor swimming pool, fitness center, business center, sundry shop and approximately 3,500 square feet of meeting space. The property contains 169 surface parking spaces, resulting in a parking ratio of 1.2 spaces per room. According to the appraisal, demand segmentation is approximately 40% commercial, 17% group, 13% leisure and 30% extended stay. The franchise agreement with Hilton expires in October 2037.

The following table presents certain information relating to the demand analysis with respect to the Hilton Garden Inn – Goleta Property, as provided in the appraisal:

Market Segmentation(1)

Commercial	Group	Leisure	Extended Stay
40%	17%	13%	30%

(1)	Information obtained from the appraisal.

COVID-19 Update. As of July 22, 2020, the Hilton Garden Inn – Goleta Property is open. The guestrooms are fully operational; however, management has recently been taking certain floors or sections of floors offline to make housekeeping more efficient. The pool at the property is open with restrictions, and food service is limited to a “grab and go” breakfast (the rooftop restaurant is currently closed). The July 2020 debt service payment has been made; the August debt service payment is due on August 11th. As of the date hereof, the mortgage loan is not subject to any modification or forbearance request.

The following table presents certain information relating to recent monthly operating performance at the Hilton Garden Inn – Goleta Property:

Monthly Operating Performance

	Hilton Garden Inn – Goleta
Month	Occupancy	ADR	RevPAR
June 2020	35.1%	$148.49	$52.11
May 2020	17.4%	$131.05	$22.86
April 2020	8.8%	$143.36	$12.65
March 2020	39.9%	$174.68	$69.76

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Select Service	Loan #3	Cut-off Date Balance:	$35,000,000
6878 Hollister Avenue	Hilton Garden Inn – Goleta	Cut-off Date LTV:	59.9%
Goleta, CA 93117		U/W NCF DSCR:	2.04x
		U/W NOI Debt Yield:	12.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Hilton Garden Inn – Goleta Property:

Cash Flow Analysis

	2018	2019	TTM 6/30/2020	U/W (COVID- Adjusted)(1)	% of U/W Total Revenue(2)	U/W $ per Room
Occupancy	81.7%	89.4%	67.5%	88.6%
ADR	$199.74	$201.39	$199.74	$204.85
RevPAR	$163.14	$179.95	$134.91	$181.59

Room Revenue	$8,455,583	$9,326,999	$7,011,544	$9,412,032	85.1%	$66,282
F&B Revenue	1,463,125	1,426,709	997,490	1,430,638	12.9	10,075
Other Revenue(3)	128,472	214,369	160,732	219,832	2.0	1,548
Total Revenue	$10,047,180	$10,968,077	$8,169,766	$11,062,502	100.0%	$77,905

Room Expense	$1,665,503	$1,819,188	$1,466,342	$1,822,469	19.4%	$12,834
F&B Expense	1,471,576	1,313,554	890,218	1,290,016	90.2	9,085
Other Department Expense	25,272	33,636	27,199	33,029	15.0	233
Total Department Expenses	$3,162,351	$3,166,378	$2,383,759	$3,145,514	28.4%	$22,152
Gross Operating Income	$6,884,829	$7,801,699	$5,786,007	$7,916,988	71.6%	$55,753

Total Undistributed Expenses	2,573,499	2,815,585	2,273,346	2,843,060	25.7	20,022
Gross Operating Profit	$4,311,330	$4,986,114	$3,512,661	$5,073,927	45.9%	$35,732

Total Fixed Charges	642,103	705,144	703,438	745,207	6.7	5,248
Total Operating Expenses	$6,377,953	$6,687,107	$5,360,543	$6,733,781	60.9%	$47,421

Net Operating Income	$3,669,227	$4,280,970	$2,809,223	$4,328,720	39.1%	$30,484
FF&E	0	0	0	442,500	4.0	3,116
Net Cash Flow	$3,669,227	$4,280,970	$2,809,223	$3,886,220	35.1%	$27,368

NOI DSCR	1.93x	2.25x	1.48x	2.28x
NCF DSCR	1.93x	2.25x	1.48x	2.04x
NOI DY	10.5%	12.2%	8.0%	12.4%
NCF DY	10.5%	12.2%	8.0%	11.1%

(1)	The lender’s underwriting is based off the TTM 6/30/2020 statement but assumes 2019 performance for March, April, May and June 2020, which were negatively impacted by COVID-19. See “COVID-19 Update” section for details on recent monthly performance at the property. The mortgage loan is structured with an upfront Debt Service Reserve (see “Escrows” section).
(2)	Room Expense, F&B Expense and Other Department Expense % are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.
(3)	Other Revenue includes gift shop sales, cancellation fees, guest laundry service and other miscellaneous items.

Appraisal. The appraiser concluded to an “as-is” appraised value of $58,400,000 with an appraisal valuation date of December 19, 2019.

Environmental Matters. According to a Phase I environmental assessment dated December 26, 2019, there was no evidence of any recognized environmental conditions at the Hilton Garden Inn – Goleta Property.

Market Overview and Competition. The Hilton Garden Inn – Goleta Property is situated in the northwest quadrant of the City of Goleta, California, approximately 12 miles west of Santa Barbara, 3 miles northwest of the Santa Barbara Airport, and less than 2 miles north of the Pacific Ocean. According to the appraisal, the surrounding area’s proximity to Los Angeles and the coastline promotes tourism and attracts visitors from across the United States and around the globe. In addition, within a 3-mile radius of the property, as of the third quarter of 2019, there was approximately 1.7 million square feet of office space with a 3.6% vacancy rate. The three largest employers in the surrounding area include University of California – Santa Barbara, Sansum Clinic and Raytheon; and the three largest employers in the Santa Maria-Santa Barbara, CA Metropolitan Statistical Area are University of California – Santa Barbara, Vandenberg Air Force Base and Dignity Health Central Coast. The property is situated just south of the 101 Freeway, at the northeast corner of the intersection of Hollister Avenue and Storke Road; and situated at the southwest corner of the intersection is a retail center containing a Costco, Home Depot, Ross Dress for Less, Best Buy and various restaurants.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Select Service	Loan #3	Cut-off Date Balance:	$35,000,000
6878 Hollister Avenue	Hilton Garden Inn – Goleta	Cut-off Date LTV:	59.9%
Goleta, CA 93117		U/W NCF DSCR:	2.04x
		U/W NOI Debt Yield:	12.4%

The following table presents historical occupancy, ADR, RevPAR and penetration rates relating to the competitive set for the Hilton Garden Inn – Goleta Property.

	Competitive Set(1)(2)			Hilton Garden Inn – Goleta(1)(2)			Penetration Factor(1)(2)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 6/30/2020(3)	62.0%	$176.11	$109.13	67.6%	$200.95	$135.75	109.0%	114.1%	124.4%
TTM 6/30/2019	76.3%	$181.05	$138.19	86.9%	$198.78	$172.80	113.9%	109.8%	125.0%

(1)	Information obtained from a third party hospitality research report dated July 17, 2020. The competitive set includes the following hotels: Kimpton Goodland, Ramada Santa Barbara, Best Western Plus South Coast Inn, Pacifica Suites, Hampton Inn by Hilton Santa Barbara/Goleta, and Courtyard Santa Barbara Goleta.
(2)	Information prior to the periods shown is not applicable, as the property opened in October 2017.
(3)	The numbers shown in the table represent actual performance and do not include any adjustments related to COVID-19.

Escrows.

Debt Service Reserve – The borrower deposited an upfront reserve of $1,270,325, representing the aggregate amount of debt service due for the first 12 monthly payments of the mortgage loan. As long as no event of default has occurred and is continuing, the lender will disburse funds from the debt service reserve to make monthly debt service payments for the first 12 months of the loan term (through and including the monthly payment date in March 2021).

Real Estate Taxes – The mortgage loan documents require an upfront real estate tax reserve of $97,074 and ongoing monthly reserves in an amount equal to 1/12th of the taxes that the lender estimates will be payable during the next ensuing 12 months (initially $48,538).

Insurance – Ongoing insurance reserves are not required as long as (i) no event of default has occurred and is continuing; (ii) the property is covered under an acceptable blanket or umbrella policy; (iii) the borrower provides the lender with evidence of policy renewals; and (iv) the borrower provides paid receipts for insurance premiums no later than 10 days prior to expiration.

FF&E Reserve – The mortgage loan documents require ongoing monthly FF&E reserves in an amount equal to 1/12th of 4% of gross annual revenue (initially $36,851). The borrower is permitted to use $250,000 of FF&E reserve funds towards the Required PIP Funds (as defined below). Further, after the Required PIP Funds have been used, the borrower will be permitted to use an additional $250,000 of FF&E reserve funds for PIP work, if necessary.

Springing PIP Reserve – On or prior to October 31, 2023, the borrower is required to deposit $1,950,000 (in either cash or an acceptable letter of credit) to perform future PIP work expected to be required by the franchisor (“Required PIP Funds”); provided, however, that (i) if the borrower fails to provide the Required PIP Funds in accordance with the mortgage loan documents, a Cash Trap Event Period (as defined below) will be triggered; and (ii) if the adjusted net cash flow (as calculated under the mortgage loan documents) on October 31, 2023 is lower than the adjusted net cash flow on the origination date, then the failure to provide the Required PIP Funds will also result in an event of default. In addition, the borrower has the right to use certain funds from the FF&E reserve account to perform the PIP work (see “FF&E Reserve” above).

Lockbox and Cash Management. The Hilton Garden Inn – Goleta Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to cause all credit card receipts to be deposited directly into a deposit account controlled by the lender, and all cash received by the borrower or property manager is required to be deposited into such deposit account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period, all funds in the deposit account will be swept on a daily basis into the borrower operating account. During a Cash Trap Event Period, funds in the deposit account are required to be applied and disbursed in accordance with the loan documents and all excess cash will be reserved as additional collateral for the mortgage loan.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default;
(ii)	following the date that the Debt Service Reserve funds have been fully disbursed, the net cash flow debt yield falling below 9.0%; or
(iii)	the borrower failing to deposit the Required PIP Funds (see “Escrows – Springing PIP Reserve” above).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with respect to clause (i) above, the cure of such event of default;
●	with respect the clause (ii) above, the date that the net cash flow debt yield is equal to or greater than 9.25% for two consecutive calendar quarters; and
●	with respect to clause (iii) above, the date that $1,950,000 has been deposited for Required PIP Funds.

Property Management. The Hilton Garden Inn – Goleta Property is managed by an affiliate of the borrower.

Partial Release. Not Permitted.

Real Estate Substitution. Not permitted.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Select Service	Loan #3	Cut-off Date Balance:	$35,000,000
6878 Hollister Avenue	Hilton Garden Inn – Goleta	Cut-off Date LTV:	59.9%
Goleta, CA 93117		U/W NCF DSCR:	2.04x
		U/W NOI Debt Yield:	12.4%

Subordinate and Mezzanine Indebtedness. Not Permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

Earthquake Insurance. A seismic risk assessment dated January 16, 2020 indicated a probable maximum loss of 10%. Earthquake insurance is not required.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Other – Leased Fee	Loan #4	Cut-off Date Balance:	$30,000,000
350 West 40th Street	DoubleTree New York Times Square	Cut-off Date LTV:	43.7%
New York, NY 10018	West Leased Fee	U/W NCF DSCR:	2.53x
		U/W NOI Debt Yield:	9.4%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Other – Leased Fee	Loan #4	Cut-off Date Balance:	$30,000,000
350 West 40th Street	DoubleTree New York Times Square	Cut-off Date LTV:	43.7%
New York, NY 10018	West Leased Fee	U/W NCF DSCR:	2.53x
		U/W NOI Debt Yield:	9.4%

DoubleTree New York Times Square West Leased Fee
350 West 40th Street
New York, NY 10018
MANHATTAN
West Side
Theater District
Midtown
Chelsea
Hudson River Park
Lincoln 495 Tunnel
9A
495
HUDSON YARDS
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 41st St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
W. 33rd St.
W. 31st St.
W. 30th St.
W. 29th St.
W. 28th St.
12th Ave.
11th Ave.
10th Ave.
Dyer Ave.
9th Ave.
8th Ave.
7th Ave.
AMTRAK
NJ TRANSIT
LIRR
Intrepid Sea-Air-Space Museum
Interactive Fountain
Circle Line Sightseeing Cruises
Consulate General of the People's Rep. of China
Riverbank West
Travel Inn Hotel
One River Place
Silver Towers
Cachet Boutique Hotel
YOTEL New York
One MiMA Tower
Playwrights Horizons
Westside Theatre
Cranky Cabaret
The Art Gallery NY
The Davenport Theatre
Al Hirschfeld Theatre
Port Authority Bus Terminal
Staybridge Suites
Verizon Corporate Office
NY Museum of Contemporary Art
Cassa Times Square
W. 39th Street Ferry Terminal
Pier 78
Jacob Javits Convention Center
DiMenna Ctr. for Classical Music
Casamia 36 Hotel
TheatreLab
Hilton Garden Inn
Courtyard Marriott
Homewood Suites
Hudson Mercantile
Hudson River Hotel
3 Hudson Boulevard (UC)
The Spiral (Under Constr.)
Even Hotel
Manhattan Center
The New Yorker
New York & Company Corp. Office
55 Hudson Yards (Under Constr.)
50 Hudson Yards (Under Constr.)
35 Hudson Yards
The Shops & Restaurants at Hudson Yards
Western Yard (Under Development)
Vessel
15 Hudson Yards
The Shed
10 Hudson Yards
1 Hudson Yards
Abington House
30th Street Heli Pad
The High Line Elevated Park
Terminal Warehouse Building
Morgan General Mail Facility
James A. Farley General Post Office
Madison Square Garden
Penn Station
PENN STATION
One Penn Plaza
Manhattan Center
Macy's
Magnet Theater
Bricken Arcade Bldg.
34TH ST/ HUDSON YARDS
34TH ST/ PENN STATION
28TH ST/ 7TH AVE
42ND ST/ PORT AUTHORITY
42ND ST/ TIMES SQ.
TIMES SQUARE
The Westin Times Square
Hilton Times Sq.
New Amsterdam Theatre
New York Times Building
Row NYC
Jacobs Theatre
Majestic Theatre
Viacom Intl.
Imperial Theatre
NY Marriott Marquis
Lyceum Theatre
Longacre Theatre
Morgan Stanley Global HQ
Union Hall
Eugene O'Neill Theater
Crowne Plaza Times Sq
Ambassador Theatre
Barclays
Carolines on Broadway
Nomura Securities
Gershwin Theatre
Paramount Plaza
The Michelangelo
Hampton Inn Manhattan-Times Sq North
Broadway Theater
Sheraton NY Times Sq.
UBS
Ed Sullivan Theater
Hilton Garden Inn Central Park South
7TH AVE/ 53RD ST
50TH ST
49TH ST
NQ RW
Upper West Side
Upper East Side
Astoria
Central Park
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
Greenpoint
East River
Greenwich Village
Williamsburg
Hoboken
Hudson River
HUDSON COUNTY
NEW JERSEY
SoHo
Little Italy
Tribeca
Lower East Side
Chinatown
Financial District
Downtown Brooklyn
BROOKLYN
JERSEY CITY
Brooklyn Heights
Liberty State Park
Park Slope
Prospect Park

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – DoubleTree New York Times Square West Leased Fee

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	UBS AG	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	BBB-sf/A-/NR	Property Type – Subtype(4):	Other – Leased Fee
Original Principal Balance(1):	$30,000,000	Location:	New York, NY
Cut-off Date Balance(1):	$30,000,000	Size:	612 Rooms
% of Initial Pool Balance:	5.4%	Cut-off Date Balance Per Room(1):	$94,771
Loan Purpose:	Refinance	Maturity Date Balance Per Room(1):	$94,771
Borrower Sponsor:	Sam Chang	Year Built/Renovated:	2017/NAP
Guarantor:	Sam Chang	Title Vesting:	Fee
Mortgage Rate:	3.66072%	Property Manager:	Crescent Hotels & Resorts, LLC
Note Date:	November 25, 2019	Current Occupancy (As of)(5)(6):	69.7% (6/30/2020)
Seasoning:	8 months	YE 2019 Occupancy(6):	91.7%
Maturity Date:	December 6, 2029	YE 2018 Occupancy(6):	95.4%
IO Period:	120 months	YE 2017 Occupancy(6):	86.9%
Loan Term (Original):	120 months	YE 2016 Occupancy(6):	NAP
Amortization Term (Original):	NAP	Appraised Value(1)(7):	$132,600,000
Loan Amortization Type:	Interest-only, Balloon	Appraised Value Per Room(1)(7):	$216,667
Call Protection:	L(6),GRTR 1% or YM(107),O(7)	Appraisal Valuation Date(7):	October 1, 2019
Lockbox Type:	NAP	Underwriting and Financial Information(8)
Additional Debt(1)(2):	Yes	TTM NOI (6/30/2020):	$7,588,183
Additional Debt Type (Balance)(1)(2):	Pari Passu ($28,000,000); Subordinate ($32,000,000)	YE 2019 NOI:	$15,231,476
YE 2018 NOI:	$17,834,908
YE 2017 NOI:	$12,929,350
U/W Revenues:	(a) $5,454,725	(b) $41,344,023
Escrows and Reserves(3)	U/W Expenses:	(a) $0	(b) $26,171,518
Initial	Monthly	Cap	U/W NOI:	(a) $5,454,725	(b) $15,172,505
Taxes	$0	Springing	NAP	U/W NCF:	(a) $5,454,725	(b) $13,518,744
Insurance	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	(a) 2.53x / 2.53x	(b) 7.05x / 6.28x
U/W Debt Yield based on NOI/NCF(1):	(a) 9.4% / 9.4%	(b) 26.2% / 23.3%
U/W Debt Yield at Maturity based on NOI/NCF(1):	(a) 9.4% / 9.4%	(b) 26.2% / 23.3%
Cut-off Date LTV Ratio(1)(7):	(a) 43.7%	(b) 16.7%
LTV Ratio at Maturity(1)(7):	(a) 43.7%	(b) 16.7%

Sources and Uses(9)
Sources			Uses
Original whole loan amount	$90,000,000	42.9%	Loan payoff	$205,326,015	97.8%
Leasehold mortgage loan	120,000,000	57.1%	Closing costs	4,030,547	1.9
			Return of equity	643,438	0.3
Total Sources	$210,000,000	100.0%	Total Uses	$210,000,000	100.0%

(1)	The DoubleTree New York Times Square West Leased Fee Mortgage Loan (as defined below) is part of the DoubleTree New York Times Square West Leased Fee Whole Loan (as defined below), which is comprised of (i) four senior pari passu promissory notes with an aggregate original principal balance of $58,000,000 (the “Senior Loan”) and (ii) a subordinate companion note with an original principal balance of $32,000,000 (the “Subordinate Companion Loan”). The Cut-off Date Balance Per Room, Maturity Date Balance Per Room, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W NOI Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based solely on the Senior Loan, without regard to the Subordinate Companion Loan. The Cut-off Date Balance Per Room, Maturity Date Balance Per Room, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the DoubleTree New York Times Square West Leased Fee Whole Loan are $147,059, $147,059, 1.59x/1.59x, 6.1%/6.1%, 6.1%/6.1%, 67.9% and 67.9% (in each case, based on the leased fee), respectively. The appraised value was determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all LTV metrics were calculated based on such prior information. In addition, TTM NOI, U/W Revenue, U/W Expenses, U/W NOI and U/W NCF shown above have been adjusted to exclude the effect of the novel coronavirus pandemic, as further described in footnote 8 below, and debt service coverage ratios and debt yields shown above are based on such adjusted numbers. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(2)	See “Subordinate and Mezzanine Indebtedness” section below.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Other – Leased Fee	Loan #4	Cut-off Date Balance:	$30,000,000
350 West 40th Street	DoubleTree New York Times Square	Cut-off Date LTV:	43.7%
New York, NY 10018	West Leased Fee	U/W NCF DSCR:	2.53x
		U/W NOI Debt Yield:	9.4%

(3)	See “Escrows” section below.
(4)	The DoubleTree New York Times Square West Leased Fee Whole Loan is secured by the borrower’s fee simple interest in a land parcel (the “Fee” or the “DoubleTree New York Times Square West Leased Fee Property”) beneath a 36-story, 612-room, full-service DoubleTree by Hilton New York Times Square West Hotel (the “Leasehold” or the “Improvement”) located at 350 West 40th Street in Times Square, New York, New York.
(5)	Represents the trailing 12-month period ending June 30, 2020, including periods negatively impacted by COVID-19. For the same period, the occupancy adjusted to exclude the negative impact of COVID-19 (that is, assuming 2019 performance for March, April, May and June 2020) is 91.3%. See “COVID-19 Update” section for details on recent monthly performance.
(6)	Historical occupancy is based on the “look-through” of Leasehold (non-collateral) hotel occupancy. YE 2016 Occupancy is not available as the DoubleTree New York Times Square West Leased Fee Property was constructed in 2017.
(7)	The Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the Senior Loan and (a) the “as-is” Leased Fee appraised value as of October 1, 2019 of $132,600,000 and (b) the “as-stabilized” Fee and Leasehold (non-collateral) appraised value as of October 1, 2023 of $347,000,000, which reflects the value of the Improvement (non-collateral) operating at stabilized market conditions, plus the value of the Fee (collateral).
(8)	Underwriting and Financial Information is based on (a) the average annual ground lease payment due under the ground lease over the next 15-year period described below under “The Property,” and (b) the underwritten “look-through” of Leasehold (non-collateral) net operating income adjusted to exclude the negative impact of COVID-19 (that is, assuming 2019 performance for March, April, May and June 2020). Historical NOI performance is based on the “look-through” of Leasehold (non-collateral) net operating income, as described below under “Operating History and Underwritten Net Cash Flow”. At loan origination, the Fee (collateral) and Leasehold (non-collateral) interests were bifurcated and a newly created 49-year ground lease was executed.
(9)	See “The Mortgage Loan” below for further discussion of sources and uses.

The Mortgage Loan. The mortgage loan (the “DoubleTree New York Times Square West Leased Fee Mortgage Loan”) is part of a whole loan (the “DoubleTree New York Times Square West Leased Fee Whole Loan”) evidenced by four pari passu senior promissory notes comprising the Senior Loan with an aggregate original principal balance of $58,000,000 and the Subordinate Companion Loan with an original principal balance of $32,000,000. The DoubleTree New York Times Square West Leased Fee Whole Loan is secured by a first priority lien on the Leased Fee Borrower’s (as defined below) fee simple interest in a land parcel beneath a 36-story, 612-room, full-service DoubleTree by Hilton New York Times Square West Hotel located at 350 West 40th Street in Times Square, New York, New York. The Improvement will not be collateral for the DoubleTree New York Times Square West Leased Fee Whole Loan. Since the Improvement has been 100.0% leased to the ground lessee pursuant to the Ground Lease (as defined below), the Leased Fee Borrower will only receive the rental income from the Ground Lease and not from the operation of the Improvement. The ground lessee has legal title to the Improvement during the term of the Ground Lease.

Promissory Notes A-2 and A-3, with an aggregate original principal balance of $30,000,000, represent the DoubleTree New York Times Square West Leased Fee Mortgage Loan, and will be included in the WFCM 2020-C57 securitization trust. Promissory Notes A-1 and A-4, with an aggregate original principal balance of $28,000,000, represent the “Non-Serviced Pari Passu Companion Loans”. The DoubleTree New York Times Square West Leased Fee Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2020-C57 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—DoubleTree New York Times Square West Leased Fee Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$25,000,000	$25,000,000	UBS 2019-C18	No
A-2	20,000,000	20,000,000	WFCM 2020-C57	Yes(1)
A-3	10,000,000	10,000,000	WFCM 2020-C57	No
A-4	3,000,000	3,000,000	UBS 2019-C18	No
B	32,000,000	32,000,000	Third Party Investor	Yes(1)
Total	$90,000,000	$90,000,000

(1)	The initial controlling note is Note B, so long as no control appraisal period with respect to the DoubleTree New York Times Square West Leased Fee Whole Loan has occurred and is continuing. If and for so long as a control appraisal period with respect to the DoubleTree New York Times Square West Leased Fee Whole Loan has occurred and is continuing, then the controlling note will be Note A-2. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—DoubleTree New York Times Square West Leased Fee Whole Loan” in the Preliminary Prospectus.

At loan origination, the Fee (collateral) and Leasehold (non-collateral) interests were bifurcated and a newly created 49-year ground lease was executed. Simultaneously with the origination of the DoubleTree New York Times Square West Leased Fee Whole Loan, a mortgage loan secured by the Leasehold interest (non-collateral), in the amount of $120.0 million (the “Leasehold Mortgage Loan”), was provided by Goldman Sachs Bank USA (the “Leasehold Mortgage Lender”) to the borrower sponsor. The maturity date of the Leasehold Mortgage Loan is November 25, 2021. Pursuant to the Leasehold Mortgage Loan, the borrower sponsor also pledged as additional collateral to the Leasehold Mortgage Lender 100.0% of the equity interests of the sole member in the Leased Fee Borrower (as defined below). The proceeds of the DoubleTree New York Times Square West Leased Fee Whole Loan and the Leasehold Mortgage Loan were used to pay off existing debt on the DoubleTree New York Times Square West Leased Fee Property, pay closing costs and return equity to the borrower sponsor. An affiliate of the borrower sponsor acquired the Improvement and is the Leasehold owner/ground tenant.

The Borrower and Borrower Sponsor. The borrower is NYHK Fiona LLC (the “Leased Fee Borrower”), a Delaware limited liability company structured to be bankruptcy-remote with two independent directors. Legal counsel to the Leased Fee Borrower delivered a non-consolidation opinion in connection with the origination of the DoubleTree New York Times Square West Leased Fee Whole Loan.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Other – Leased Fee	Loan #4	Cut-off Date Balance:	$30,000,000
350 West 40th Street	DoubleTree New York Times Square	Cut-off Date LTV:	43.7%
New York, NY 10018	West Leased Fee	U/W NCF DSCR:	2.53x
		U/W NOI Debt Yield:	9.4%

The Leased Fee Borrower is directly owned by Sam Chang, the borrower sponsor and non-recourse carveout guarantor of the DoubleTree New York Times Square West Leased Fee Whole Loan.

Sam Chang is the founder, Chairman and CEO of McSam Hotel Group, LLC based in Great Neck, New York. Since 1997, Mr. Chang has developed and operated more than 50 properties, including hotels and residential and commercial properties in the New York metropolitan area. Mr. Chang has been approved for franchise licenses by a variety of hotel franchise companies and their affiliates, including Hilton Hotel Corporation, InterContinental Hotels Group, Hilton International, Inc., Hyatt Hotels Corporation, Carlson Hotels Worldwide, Starwood Hotels and Resorts Worldwide, Inc., Wyndham Worldwide Corporation, and Choice Hotels International. McSam Hotel Group, LLC currently operates 36 properties, has 13 properties under construction, and two properties under development, totaling 9,231 rooms for a variety of national hotel chains. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The DoubleTree New York Times Square West Leased Fee Property consists of a square-shaped parcel of land totaling 9,875 square feet situated along the northwesterly corner of Ninth Avenue and West 40th Street in Times Square, New York, New York. The collateral does not include the Improvement constructed on such parcel of land. The Improvement consists of a 36-story, 612-room full-service DoubleTree by Hilton New York Times Square West Hotel. Built in 2017, the Improvement’s guestroom configuration consists of 375 king rooms and 237 double rooms, and each guestroom includes a 40-inch HDTV, premium cable, a mini-refrigerator, coffeemaker, and desk and chair. Hotel amenities include a full-service restaurant and bar (serving breakfast, lunch, and dinner) with indoor, lounge, and outdoor garden seating, a rooftop bar and lounge on the 37th floor featuring views of the New York City skyline, two meeting and banquet spaces totaling 900 square feet (which can accommodate up to 75 people), a business center, fitness center, and market pantry. Parking is provided by an off-site valet through a third party operator.

At loan origination, the DoubleTree New York Times Square West Leased Fee Property was encumbered by a 49-year ground lease, with no termination option, to an affiliate of the Leased Fee Borrower, with an initial annual ground rent of $5.4 million and annual increases of 1.0% thereafter commencing in year 11.

The DoubleTree by Hilton New York Times Square West Hotel operates under a franchise agreement between the ground lessee and Hilton Franchise Holdings LLC, which is a subsidiary of Hilton Worldwide Holdings Inc. (“Hilton”). The franchise agreement has an expiration date of June 30, 2038. The franchise agreement stipulates a monthly royalty fee of 5.0% of gross room revenue and a monthly program fee of 4.0% of gross room revenue. The program fee is subject to increase, but such increase is limited to 1.0% of the gross room revenue, and the program fee will not exceed 5% of gross room revenue.

Hilton is a global hospitality company, operating in 118 countries and territories under 18 brand names. As of the first quarter of 2020, Hilton had 759 company-owned and/or managed properties (241,482 rooms) and 5,403 franchised properties (736,457 rooms), for a total of 6,162 properties (977,939 rooms). Hilton’s portfolio of global brands includes Waldorf Astoria Hotels & Resorts, Conrad Hotels & Resorts, Curio Collection by Hilton, Hilton Hotels & Resorts, Embassy Suites by Hilton, Homewood Suites by Hilton, DoubleTree by Hilton, Hilton Garden Inn, Hampton by Hilton, and LXR Hotels & Resorts. As of year-end 2019, there were 587 hotels operating under the DoubleTree brand across 47 countries and territories.

COVID-19 Update. As of the August 2020 payment, the DoubleTree New York Times Square West Leased Fee Property was open and operating. On May 1, 2020, the borrower sponsor contacted the lenders to request forbearance on the $90 million DoubleTree New York Times Square West Leased Fee Whole Loan. The request included a modification of the ground lease to permit the deferral of interest payments under the DoubleTree New York Times Square West Leased Fee Whole Loan for May 2020, June 2020 and July 2020, which would be repaid in equal installments on each monthly payment date in 2021. Pursuant to the co-lender agreement for the DoubleTree New York Times Square West Leased Fee Whole Loan, all major decisions (which would include the modification of the ground lease and any forbearance request) rest with the B-Note holder. On May 7, 2020, the B-Note holder formally denied the request. The Leased Fee Borrower has made all debt service payments through August 2020.

The following table presents certain information relating to recent monthly operating performance of the non-collateral Improvement:

Monthly Operating Performance

	Improvements
Month	Occupancy	ADR	RevPAR
July 2020	15.5%	$83.18	$12.91
June 2020	30.5%	$91.41	$27.91
May 2020	26.7%	$92.17	$24.60
April 2020	12.6%	$76.88	$9.72
March 2020	38.2%	$139.52	$53.26

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Other – Leased Fee	Loan #4	Cut-off Date Balance:	$30,000,000
350 West 40th Street	DoubleTree New York Times Square	Cut-off Date LTV:	43.7%
New York, NY 10018	West Leased Fee	U/W NCF DSCR:	2.53x
		U/W NOI Debt Yield:	9.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the DoubleTree New York Times Square West Leased Fee Property:

Cash Flow Analysis

	In Place Contractual Ground Rent	Year 15 Contractual Ground Rent	UW Ground Rent(1)
Base Rent	$5,400,000	$5,675,454	$5,454,725
Total Gross Potential Income	$5,400,000	$5,675,454	$5,454,725

(Vacancy)	0	0	0
Effective Gross Income	$5,400,000	$5,675,454	$5,454,725

Total Expenses	0	0	0
Net Operating Income	$5,400,000	$5,675,454	$5,454,725
Net Cash Flow	$5,400,000	$5,675,454	$5,454,725

(1)	Reflects average ground rent payment over a 15-year period. At loan origination, the Improvement is encumbered by a 49-year ground lease, to an affiliate of the Leased Fee Borrower, with an initial annual ground rent of $5.4 million and 1.0% annual increases thereafter commencing in year 11.

The following table presents certain information relating to the net cash flow of the non-collateral Improvement:

Look-Through of Leasehold Interest (Non-Collateral)

	2017	2018	2019	TTM 6/30/2020	U/W Look-Through (COVID-Adjusted)(1)	% of U/W Total Revenue(2)	U/W $ per Room
Occupancy	86.9%	95.4%	91.7%	69.7%	91.3%
ADR	$188.70	$196.37	$194.83	$176.63	$194.82
RevPAR	$164.06	$187.35	$178.62	$123.04	$177.96

Room Revenue	$32,632,039	$41,849,728	$39,900,446	$27,560,055	$39,752,862	96.2%	$64,956
F&B Revenue	0	0	0	0	0	0.0	0
Other Revenue	809,876	1,125,746	1,436,789	1,397,807	1,591,161	3.8	2,600
Total Revenue	$33,441,914	$42,975,474	$41,337,236	$28,957,862	$41,344,023	100.0%	$67,556

Room Expense	7,654,748	9,477,133	9,451,891	6,974,093	$9,381,209	23.6	15,329
F&B Expense	0	0	0	0	0	0.0	0
Other Department Expense	473,148	505,464	429,301	350,139	454,736	28.6	743
Total Department Expenses	8,127,896	9,982,597	9,881,192	7,324,232	9,835,945	23.8	16,072
Gross Operating Income	$25,314,018	$32,992,877	$31,456,044	$21,633,630	$31,508,078	76.2%	$51,484

Total Undistributed Expenses	8,724,834	10,369,136	10,884,292	8,514,379	10,977,959	26.6	17,938
Gross Operating Profit	$16,589,184	$22,623,740	$20,571,752	$13,119,251	$20,530,119	49.7%	$33,546

Total Fixed Charges	3,659,834	4,788,832	5,340,276	5,531,068	5,357,614	13.0	8,754
Total Operating Expenses	$20,512,564	$25,140,565	$26,105,760	$21,369,679	$26,171,518	63.3%	$42,764

Net Operating Income	$12,929,350	$17,834,908	$15,231,476	$7,588,183	$15,172,505	36.7%	$24,792
FF&E	665,773	1,244,720	1,242,435	879,574	1,653,761	4.0	2,702
Net Cash Flow	$12,263,578	$16,590,188	$13,989,041	$6,708,609	$13,518,744	32.7%	$22,089

NOI DSCR(3)	6.01x	8.28x	7.08x	3.52x	7.05x
NCF DSCR(3)	5.70x	7.71x	6.50x	3.12x	6.28x
NOI DY(3)	22.3%	30.7%	26.3%	13.1%	26.2%
NCF DY(3)	21.1%	28.6%	24.1%	11.6%	23.3%

(1)	The lender’s underwriting assumes 2019 performance for March, April, May and June of 2020, which were negatively impacted by COVID-19. See “COVID-19 Update” section for details on recent monthly performance at the non-collateral Improvement.
(2)	Represents % of U/W Total Revenue for Room Expense, F&B Expense and Other Department Expenses are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.
(3)	Debt service coverage ratios and debt yields are based on the Senior Loan and exclude the Subordinate Companion Loan.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Other – Leased Fee	Loan #4	Cut-off Date Balance:	$30,000,000
350 West 40th Street	DoubleTree New York Times Square	Cut-off Date LTV:	43.7%
New York, NY 10018	West Leased Fee	U/W NCF DSCR:	2.53x
		U/W NOI Debt Yield:	9.4%

Appraisal. The appraiser concluded to an “as-is” appraised value for the DoubleTree New York Times Square West Leased Fee Property of $132,600,000 as of October 1, 2019. The appraiser concluded an “as-stabilized” Fee and Leasehold (non-collateral) appraised value of $347,000,000 as of October 1, 2023, which reflects the value of the Improvement (non-collateral) operating at stabilized market conditions, plus the value of the Fee (collateral). According to the appraisal, operations are stabilized at that point in time when abnormalities in supply and demand or any additional transitory conditions cease to exist, and the existing (“as-is”) conditions are those expected to continue over the economic life of the DoubleTree New York Times Square West Leased Fee Property. The appraiser concluded an “as-is” Fee and Leasehold (non-collateral) appraised value of $302,800,000 as of September 9, 2019.

Environmental Matters. According to the Phase I environmental site assessment dated October 30, 2019, there was no evidence of any recognized environmental conditions at the DoubleTree New York Times Square West Leased Fee Property. However, the Phase I environmental site assessment identified a controlled recognized environmental condition related to underground storage tanks previously located on the DoubleTree New York Times Square West Leased Fee Property. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The DoubleTree New York Times Square West Leased Fee Property is located within Times Square in the Midtown West neighborhood of Manhattan, proximate to the Theater District and Hudson Yards. The Times Square neighborhood is bounded by West 53rd Street to the north; West 40th Street to the south; Sixth Avenue to the east; and Eighth Avenue to the west. The Theater District is generally between Sixth Avenue and Eighth Avenue from the low-West 40s to the low-West 50s, centralized around Broadway. Times Square is a small land area of significant consequence. According to a third party market research report, though it comprises only 0.1% of New York City’s land area, Times Square supports nearly 10% of the city’s jobs and generates 15% of its economic output as of June 2016.

According to a third party market information provider, based on information prior to the COVID-19 pandemic, New York City received 56.5 million visitors in 2014, 58.5 million in 2015, 60.5 million in 2016, 62.8 million in 2017, and 65.0 million in 2018. In 2018, visitors spent $13.5 billion on lodging with additional spending of $32.7 billion on food & beverage, shopping, transportation, and recreation and entertainment. According to a third party market information provider, the Times Square district had approximately 377,306 daily visitors in 2018. Prior to the COVID-19 pandemic, on its busiest days, daily traffic in this neighborhood could exceed 450,000 pedestrians.

Other prominent attractions within an approximately one-mile radius of the DoubleTree New York Times Square West Leased Fee Property include the Jacob Javits Convention Center, Central Park, Columbus Circle, Madison Square Garden, Empire State Building, Grand Central Terminal, Bryant Park, Intrepid Sea, Air & Space Museum and Hudson Yards. Bounded by 34th Street to the north, 12th Avenue to the west, 30th Street to the south, and 10th Avenue to the east, Hudson Yards is a 28-acre LEED GOLD Neighborhood Development, which, upon completion, is expected to provide approximately 18.2 million square feet of mixed-use office, residential and hotel space. Proposed offerings at Hudson Yards include more than 100 shops, a collection of restaurants, approximately 4,000 residences, affordable housing, and 14 acres of public open space. Certain phases of the Hudson Yards development have already opened in 2016 and 2019.

Times Square is a hub in the MTA subway network with multiple subway stations within the district boundaries. There are local and express service subway stations along Sixth Avenue (B, D, F, M), Seventh Avenue/Broadway (N, Q, R, W), Seventh Avenue (No. 1, 2, 3), Eighth Avenue (A, C, E) and 42nd Street (S and No. 7). The No. 7 train extends to West 34th Street and Eleventh Avenue, linking Midtown Manhattan to the 28-acre Hudson Yards. The DoubleTree New York Times Square West Leased Fee Property is located adjacent to the Port Authority bus terminal, which provides access to New York and New Jersey. The PATH train provides access from West 33rd Street and south along Sixth Avenue to the New Jersey cities of Newark, Hoboken and Jersey City. Penn Station, serving Amtrak, New Jersey Transit, Long Island Railroad, and the MTA subway network, is located at 33rd Street and 8th Avenue. In 2018, annual subway ridership within the Times Square district reached approximately 93.3 million, or over 255,000 passengers per day.

According to the appraisal, the DoubleTree by Hilton New York Times Square West Hotel’s defined primary competitive marketplace includes eight properties, including DoubleTree by Hilton New York Times Square South, Fairfield Inn & Suites by Marriott Manhattan Times Square, Four Points by Sheraton Midtown Times Square, Yotel New York, Crowne Plaza HY36 Midtown Manhattan, Hilton Garden Inn New York Times Square South, AC Hotel by Marriott New York Times Square, and Distrikt Hotel, Tapestry Collection by Hilton. The eight primary competitors range in size from 155 to 713 rooms and collectively contain an aggregate of 2,371 rooms.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Other – Leased Fee	Loan #4	Cut-off Date Balance:	$30,000,000
350 West 40th Street	DoubleTree New York Times Square	Cut-off Date LTV:	43.7%
New York, NY 10018	West Leased Fee	U/W NCF DSCR:	2.53x
		U/W NOI Debt Yield:	9.4%

Competitive Property Summary(1)

Hotel	No. of Rooms	Segmentation			Estimated 2018
		Commercial	Meeting & Group	Leisure	Occupancy	Average Daily Rate	RevPAR
DoubleTree by Hilton New York Times Square West	612	40.0%	15.0%	45.0%	95.4%(2)	$196.37(2)	$187.35(2)
DoubleTree by Hilton New York Times Square South	224	40.0%	10.0%	50.0%	90% - 95%	$210 - $220	$200 - $210
Fairfield Inn & Suites by Marriott Manhattan Times Square	244	40.0%	10.0%	50.0%	90% - 95%	$220 - $230	$210 - $220
Four Points by Sheraton Midtown Times Square	244	40.0%	10.0%	50.0%	90% - 95%	$220 - $230	$200 - $210
Yotel New York	713	25.0%	15.0%	60.0%	90% - 95%	$190 - $200	$170 - $180
Crowne Plaza HY36 Midtown Manhattan	251	45.0%	10.0%	45.0%	85% - 90%	$230 - $240	$200 - $210
Hilton Garden Inn New York Times Square South	250	50.0%	10.0%	40.0%	95% - 100%	$200 - $210	$200 - $210
AC Hotel by Marriott New York Times Square	290	50.0%	15.0%	35.0%	80% - 85%	$260 - $270	$210 - $220
Distrikt Hotel, Tapestry Collection by Hilton	155	40.0%	10.0%	50.0%	90% - 95%	$190 - $200	$170 - $180
Total/Weighted Average(3)	2,371	38.3%	12.1%	49.6%	91.3%	$216.91	$196.27
(1)	Information obtained from the appraisal.
(2)	Based on the borrower-provided operating statements as of December 31, 2018.
(3)	Excludes the DoubleTree by Hilton New York Times Square West.

Escrows.

Real Estate Taxes – The Leased Fee Borrower is not required to make monthly escrow deposits for real estate taxes as long as (i) no event of default under the ground lease has occurred and is continuing, (ii) the ground lease remains in full force and effect, (iii) the ground lessee is responsible, pursuant to the terms of the ground lease, for the direct payment or reimbursement of all taxes and (iv) the lender receives evidence satisfactory to the lender that all taxes and insurance premiums have been paid in a timely manner.

Insurance – The Leased Fee Borrower is not required to make monthly escrow deposits for insurance premiums as long as (i) no event of default under the ground lease has occurred and is continuing, (ii) the ground lease remains in full force and effect, (iii) the ground lessee is responsible, pursuant to the terms of the ground lease, for the direct payment or reimbursement of all insurance premiums and (iv) the lender receives evidence satisfactory to the lender that all taxes and insurance premiums have been paid in a timely manner.

Lockbox and Cash Management. Not applicable.

Property Management. The DoubleTree New York Times Square West Leased Fee Property is managed by Crescent Hotels & Resorts, LLC.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. In addition to the Senior Loan (comprised of the DoubleTree New York Times Square West Leased Fee Mortgage Loan and the Non-Serviced Pari Passu Companion Loans), the DoubleTree New York Times Square West Leased Fee Whole Loan includes the Subordinate Companion Loan. The Subordinate Companion Loan had an original principal balance of $32,000,000 and accrues interest at the rate of 3.9090% per annum. The holders of the Senior Loan and the Subordinate Companion Loan have entered into a co-lender agreement, which sets forth the allocation of collections on the DoubleTree New York Times Square West Leased Fee Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—DoubleTree New York Times Square West Leased Fee Whole Loan” in the Preliminary Prospectus.

There is no mezzanine loan or preferred equity; however, as described above under “The Mortgage Loan”, the collateral for the Leasehold Mortgage Loan also includes a pledge of 100% of the equity interests of the sole member in the Leased Fee Borrower to the Leasehold Mortgage Lender. In connection with the origination of the Leasehold Mortgage Loan, the Leasehold Mortgage Lender and UBS AG, as the lender under the DoubleTree New York Times Square West Leased Fee Whole Loan, entered into an intercreditor agreement, whereby the holder of the DoubleTree New York Times Square West Leased Fee Whole Loan is the senior lender thereunder and the Leasehold Mortgage Lender is the junior lender thereunder. Pursuant to the intercreditor agreement, the Leasehold Mortgage Lender is provided certain notice, cure and purchase option rights with respect to the DoubleTree New York Times Square West Leased Fee Whole Loan that are typically provided to mezzanine lenders.

Ground Lease. At loan origination, the DoubleTree New York Times Square West Leased Fee Property was encumbered by a 49-year ground lease, with no termination option, to an affiliate of the Leased Fee Borrower, with an initial annual ground rent of $5.4 million and annual increases of 1.0% thereafter commencing in year 11.

Terrorism Insurance. The DoubleTree New York Times Square West Leased Fee Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Leased Fee Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the DoubleTree New York Times Square West Leased Fee Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #5	Cut-off Date Balance:	$29,250,000
10905, 10907-8, 10911, 10915, 10918-19, 10929, 10939, 10949 Technology Place San Diego, CA 92127	Technology Place	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	74.1% 1.40x 8.6%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #5	Cut-off Date Balance:	$29,250,000
10905, 10907-8, 10911, 10915, 10918-19, 10929, 10939, 10949 Technology Place San Diego, CA 92127	Technology Place	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	74.1% 1.40x 8.6%

IGOE
Stephen Gould
10905
TITAN GROWTH
10907
SYSTECH CORPORATION
10908
XPERAGROUP Experience. Your Best Solution
10911
Rhombus Energy Solutions
10915
10918
GENOVIS
10919
SABIA
memjet
10929
Nucleus Biologics
TECHNOLOGY PLACE
N
10939
10949
SWA southwest Antennas
A2e Technologies

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #5	Cut-off Date Balance:	$29,250,000
10905, 10907-8, 10911, 10915, 10918-19, 10929, 10939, 10949 Technology Place San Diego, CA 92127	Technology Place	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	74.1% 1.40x 8.6%

Technology Place
10905, 10907-8, 10911, 10915, 10918-19, 10929, 10939, 10949 Technology Place
San Diego, CA 92127
Escondido
DOWNTOWN ESCONDIDO
Escondido Transit Station
SPRINTER
9th Ave
W. Valley Pkwy
Felicita Village Shopping Center
Felicita Shopping Center
Felicita Plaza
Eagle Crest Golf Club
San Pasqual Valley Rd
San Diego Zoo Safari Park
San Pasqual Battlefield State Park
San Pasqual Valley
Felicita County Park
Kit Carson Park
Bear Valley Pkwy
Via Rancho Pkwy
Lake Hodges
Plaza Del Lago Center
Westfield North County
San Pasqual Rd
Orfila Vineyards and Winery
Highland Valley Vineyards
Cordiano Winery
Old Coach Vineyards
Highland Valley Rd
Pomerado Rd
Maderas Golf Club
Del Dios Hwy
Rancho Santa Fe
The Crosby Club
SAN DIEGO COUNTY
Rancho Bernardo Inn
Oaks North Golf Course
Rancho Bernardo
W. Bernardo Dr
Axis Medical Technologies
Rancho Bernardo Rd
Camino Del Sur
Northrop Grumman
Espola Rd
4S Commons Town Center
Petco HQ
Sony
Renovate America
Broadcom, BAE Systems
HP
Bernardo Ctr. Dr
Via De Santa Fe
San Dieguito Rd
Black Mountain Ranch
Fairbanks Ranch
The Santaluz Club
Carmel Valley Rd
Black Mountain Park
Carmel Highland Golf Resort
Black Mtn.
Palomar Medical Center
Poway Ctr. for the Performing Arts
Twin Peaks
Camino del Norte
Carmel Mtn. Plaza
Carmel Mtn. Ranch Town Center
The Courtyard
Poway
Del Mar Country Club
Torrey Highlands
Rancho Peñasquitos
Old Poway Park
Poway Rd
Old Poway Shopping Village
Carmel Mtn. Rd
Ted Williams Fwy
Carmel Valley
Sabre Springs
Poway Shopping Plaza
Midland Rd
Community Pkwy
Garden Rd
Creekside Plaza
Black Mtn. Rd
Poway Promenade
Intel SD
GEICO Corp. Office
Scripps Poway Pkwy
General Atomics - Poway
HM Electronics
Sysco San Diego
The Grand Golf Club
MedImpact Healthcare Systems
Los Penasquitos Canyon Preserve
Escondido Fwy
Mira Mesa
Scripps Ranch
Spring Canyon Rd
Gordon Ranch County Park
Camino Ruiz
Sorrento Vly Blvd
Mira Mesa Shopping Center
Mira Mesa Market Center
Lake Miramar
Sorrento Valley
Mira Mesa Blvd
San Diego Miramar College
Scripps Ranch Shopping Ctr.
Pomerado Rd
SAN DIEGO
Alliant International University - San Diego
Miramar Rd
Miramar
COASTER
Miramar Way
USMC Air Station Miramar
Kearny Villa Rd
Downtown San Diego 13 miles
Santee
Oceanside
Vista
San Marcos
Escondido
Carlsbad
Encinitas
San Pasqual Valley
Ramona
Solana Beach
Rancho Bernardo
Poway
Del Mar
SAN DIEGO COUNTY
Pacific Ocean
Scripps Ranch
Santee
SAN DIEGO
El Cajon
La Mesa
Coronado
National City
Jamul
Chula Vista
Imperial Beach
UNITED STATES
MEXICO
TIJUANA

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – Technology Place

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):		NR/NR/NR		Property Type – Subtype:	Office – Suburban
Original Principal Balance:		$29,250,000		Location:	San Diego, CA
Cut-off Date Balance:		$29,250,000		Size:	145,214 SF
% of Initial Pool Balance:		5.2%		Cut-off Date Balance Per SF:	$201.43
Loan Purpose:		Acquisition		Maturity Date Balance Per SF:	$159.99
Borrower Sponsors:		David B. Dollinger; The David Dollinger Living Trust		Year Built/Renovated:	1980/2018
Guarantors:		David B. Dollinger; The David Dollinger Living Trust		Title Vesting:	Fee
Mortgage Rate:		4.0000%		Property Manager:	DPM Property Management, Inc.
Note Date:		July 16, 2020		Current Occupancy (As of):	100.0% (7/9/2020)
Seasoning:		0 months		YE 2019 Occupancy:	100.0%
Maturity Date:		August 11, 2030		YE 2018 Occupancy(2):	95.9%
IO Period:		0 months		YE 2017 Occupancy(2):	80.7%
Loan Term (Original):		120 months		YE 2016 Occupancy(2):	93.1%
Amortization Term (Original):		360 months		As-Is Appraised Value:	$39,500,000
Loan Amortization Type:		Amortizing Balloon		As-Is Appraised Value Per SF:	$272.01
Call Protection:		L(24),D(89),O(7)		As-Is Appraisal Valuation Date:	June 22, 2020
Lockbox Type:		Springing
Additional Debt:		None		Underwriting and Financial Information(3)
Additional Debt Type (Balance):		NAP		TTM NOI (5/31/2020):	$2,668,245
				YE 2019 NOI(4):	$2,515,436
				YE 2018 NOI(4):	$2,049,772
				YE 2017 NOI:	$2,177,737
Escrows and Reserves(1)				U/W Revenues:	$3,381,124
	Initial	Monthly	Cap	U/W Expenses:	$871,870
Taxes	$138,960	$27,792	NAP	U/W NOI:	$2,509,254
Insurance	$0	Springing	NAP	U/W NCF:	$2,341,798
Replacement Reserve	$0	$2,420	$58,080	U/W DSCR based on NOI/NCF:	1.50x / 1.40x
Deferred Maintenance	$28,632	$0	NAP	U/W Debt Yield based on NOI/NCF:	8.6% / 8.0%
TI/LC	$250,000	$12,101	$700,000	U/W Debt Yield at Maturity based on NOI/NCF:	10.8% / 10.1%
Springing Memjet TI/LC Reserve	Springing	$0	NAP	Cut-off Date LTV Ratio:	74.1%
Systech TI/LC Reserve	$99,420	$0	NAP	LTV Ratio at Maturity:	58.8%
Titan Growth Rent Concession Reserve	$27,278	$0	NAP

Sources and Uses
Sources			Uses
Original mortgage loan amount	$29,250,000	73.4%	Purchase price	$39,000,000	97.9%
Sponsor equity	10,602,792	26.6	Upfront reserves	544,290	1.4
			Closing costs	308,502	0.8
Total Sources	$39,852,792	100.0%	Total Uses	$39,852,792	100.0%
(1)	See “Escrows” section below.

(2)	See “Historical Occupancy” section below.

(3)	While the Technology Place Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Technology Place Mortgage Loan more severely than assumed in the underwriting of the Technology Place Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(4)	The increase from YE 2018 NOI to YE 2019 NOI was due to new leases signed with Southwest Antennas, Inc. (lease commenced in May 2018) and Mi Casa Software, LLC (dba A2e Technologies; lease commenced in September 2018).

The Mortgage Loan. The mortgage loan (the “Technology Place Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 10 building suburban office complex totaling 145,214 square feet (the “Technology Place Property”).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #5	Cut-off Date Balance:	$29,250,000
10905, 10907-8, 10911, 10915, 10918-19, 10929, 10939, 10949 Technology Place San Diego, CA 92127	Technology Place	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	74.1% 1.40x 8.6%

The Borrower and Borrower Sponsors. The borrower is Rancho Bernardo LLC (the “Technology Place Borrower”), a Delaware limited liability company and single purpose entity. The borrower sponsors are David B. Dollinger and The David Dollinger Living Trust.

David B. Dollinger is a principal at Dollinger Properties, LLC, a family-owned business focused on the acquisition, through construction or purchase, of multi-tenant research and development (“R&D”)/industrial flex, multifamily and retail properties. Headquartered in Redwood City, California, Dollinger Properties, LLC owns and manages over 70 properties in California representing more than 6.0 million square feet. The borrower sponsor owned a California R&D property that was subject to foreclosure and was ultimately the subject of a note sale in 2014. See “Description of the Mortgage Pool–Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The Technology Place Property is a creative office and R&D complex comprising 10 buildings totaling 145,214 square feet located in San Diego, California, approximately 23.3 miles east of the central business district. The Property was constructed in 1980 and renovated in 2018 at a total cost of approximately $9.1 million ($62.67 per square foot; including $3.1 million in capital improvements and $6.0 million in tenant improvements). Capital improvements included exterior paint and façade upgrades, landscaping and exterior common area upgrades, roof covering replacements, HVAC package unit replacements and signage upgrades. The Property was originally designed for industrial/R&D space users and has mostly been converted to creative office space over the past two to three years. Approximately 85.9% of the net rentable area at the Property is office space with the remainder being lab, warehouse, and general R&D space.

The Property contains 518 surface parking spaces, resulting in a parking ratio of 3.6 spaces per 1,000 square feet of net rentable area. According to a third party market research report, the Property has averaged 93.9% occupancy since 2015 and 85.2% occupancy since 1999 and, as of July 9, 2020, was 100.0% occupied by 12 tenants.

COVID-19 Update. As of July 13, 2020, the Technology Place Property is open; however, most, if not all, office tenants are working remotely. Approximately 88.4% of the tenants by square footage and 88.2% of the tenants by underwritten base rent made their full June rent payment, and 100.0% of the tenants by square footage and 100.0% of the tenants by underwritten base rent made their July rent payment. One tenant, representing approximately 11.8% of underwritten base rent, received 50% rent deferral for April, May and June 2020; however, the tenant repaid deferred rent on July 1, 2020. As of the date hereof, the Technology Place Mortgage Loan is not subject to any modification or forbearance request. The first debt service payment of the Technology Place Mortgage Loan is due in September 2020.

Major Tenants.

Memjet US Services, Inc. (25,137 square feet, 17.3% of net rentable area; 19.8% of underwritten base rent; October 31, 2022 lease expiration) Memjet US Services, Inc. (“Memjet”) is a provider of digital inkjet technology that enables precision, simplicity, and affordability. Memjet has been a tenant at the Property since July 2015 and occupies an entire building, which serves as the company’s headquarters. Memjet does not have any extension options upon lease expiration.

Systech Corporation (19,884 square feet, 13.7% of net rentable area; 9.9% of underwritten base rent; September 30, 2024 lease expiration) Systech Corporation (“Systech”), which was founded in 1981, develops and manufactures hardware and software products for the Internet of Things (“IOT”) market. Systech’s IOT and networking products address a wide range of applications and markets including building automation, retail and commercial applications, financial networks, remote access and control, and connected health. Systech has been a tenant at the Property since April 2013 and occupies an entire building, which serves as the company’s headquarters. Systech does not have any extension options upon lease expiration.

Nucleus Biologics, LLC (16,864 square feet, 11.6% of net rentable area; 11.8% of underwritten base rent; October 31, 2023 lease expiration) Nucleus Biologics, LLC (“Nucleus Biologics”) is a cell culture product supplier to the biotech and pharmaceutical industries. Nucleus Biologics initially took occupancy at the Property, which serves as the company’s headquarters, in April 2017 and expanded into an additional 6,353 square feet in June 2019. Nucleus Biologics has one, 5-year option to renew with 9 to 12 months’ notice at the fair market rental rate.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #5	Cut-off Date Balance:	$29,250,000
10905, 10907-8, 10911, 10915, 10918-19, 10929, 10939, 10949 Technology Place San Diego, CA 92127	Technology Place	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	74.1% 1.40x 8.6%

The following table presents certain information relating to the tenancy at the Technology Place Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Memjet	NR/NR/NR	25,137	17.3%	$22.93	$576,286	19.8%	10/31/2022	None	N
Systech	NR/NR/NR	19,884	13.7%	$14.44	$287,156	9.9%	9/30/2024	None	N
Nucleus Biologics	NR/NR/NR	16,864	11.6%	$20.26	$341,651	11.8%	10/31/2023	1, 5-year(2)	N
Southwest Antennas, Inc.	NR/NR/NR	15,961	11.0%	$19.29	$307,915	10.6%	7/31/2024	1, 5-year(3)	N
Rhombus Energy Solutions, Inc.	NR/NR/NR	12,393	8.5%	$19.44	$240,920	8.3%	8/31/2022	1, 5-year(4)	N
Total Major Tenants		90,239	62.1%	$19.44	$1,753,927	60.3%

Non-Major Tenants		54,975	37.9%	$20.98	$1,153,390	39.7%

Occupied Collateral Total		145,214	100.0%	$20.02	$2,907,317	100.0%

Vacant Space		0	0.0%

Collateral Total		145,214	100.0%

(1)	The Annual U/W Base Rent PSF and Annual U/W Base Rent shown above include rent steps through July 2021 totaling $85,177.

(2)	Nucleus Biologics has one option to renew for 5 years at the fair market rental rate with at least months’ 9 but no more than 12 months’ notice.

(3)	Southwest Antennas, Inc. has one option to renew for 5 years at the fair market rental rate with at least months’ 9 but no more than 12 months’ notice.

(4)	Rhombus Energy Solutions, Inc. has one option to renew for 5 years at the fair market rental rate with at least months’ 9 but no more than 12 months’ notice.

The following table presents certain information relating to the lease rollover schedule at the Technology Place Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	4	48,330	33.3%	48,330	33.3%	$1,026,096	35.3%	$21.23
2023	2	27,040	18.6%	75,370	51.9%	$575,227	19.8%	$21.27
2024	4	52,030	35.8%	127,400	87.7%	$938,047	32.3%	$18.03
2025	2	17,814	12.3%	145,214	100.0%	$367,947	12.7%	$20.65
2026	0	0	0.0%	145,214	100.0%	$0	0.0%	$0.00
2027	0	0	0.0%	145,214	100.0%	$0	0.0%	$0.00
2028	0	0	0.0%	145,214	100.0%	$0	0.0%	$0.00
2029	0	0	0.0%	145,214	100.0%	$0	0.0%	$0.00
2030	0	0	0.0%	145,214	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	145,214	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	145,214	100.0%	$0	0.0%	$0.00
Total/Weighted Average	12	145,214	100.0%			$2,907,317	100.0%	$20.02

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #5	Cut-off Date Balance:	$29,250,000
10905, 10907-8, 10911, 10915, 10918-19, 10929, 10939, 10949 Technology Place San Diego, CA 92127	Technology Place	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	74.1% 1.40x 8.6%

The following table presents historical occupancy percentages at the Technology Place Property:

Historical Occupancy

12/31/2016(1)(2)	12/31/2017(1)(2)	12/31/2018(1)(2)	12/31/2019(1)	7/9/2020(3)
93.1%	80.7%	95.9%	100.0%	100.0%

(1)	Information obtained from a third party market research report.

(2)	The increase in occupancy between 2017 and 2018 was primarily due to two new leases being executed totaling 16.1% of NRA.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Technology Place Property:

Cash Flow Analysis

	2017	2018	2019	TTM 5/31/2020	U/W	%(1)	U/W $ per SF
Base Rent	$2,194,805	$2,138,512	$2,518,746	$2,608,351	$2,822,140	76.9%	$19.43
Contractual Rent Steps	0	0	0	0	85,177(2)	2.3	0.59
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Gross Potential Rent	$2,194,805	$2,138,512	$2,518,746	$2,608,351	$2,907,317	79.2%	$20.02
Other Income(3)	0	4,855	2,760	2,264	2,264	0.1	0.02
Total Recoveries	645,523	605,148	719,524	813,970	762,274	20.8	5.25
Net Rental Income	$2,840,328	$2,748,515	$3,241,030	$3,424,585	$3,671,856	100.0%	$25.29
(Vacancy & Credit Loss)	0	0	0	0	(290,732)(4)	(10.0)	(2.00)
Effective Gross Income	$2,840,328	$2,748,515	$3,241,030	$3,424,585	$3,381,124	92.1%	$23.28

Real Estate Taxes	281,413	290,737	298,926	302,479	439,153	13.0	3.02
Insurance	39,149	45,688	51,552	50,754	31,400	0.9	0.22
Management Fee	126,158	118,195	130,680	137,035	135,245	4.0	0.93
Other Operating Expenses	215,871	244,123	244,436	266,072	266,072	7.9	1.83
Total Operating Expenses	$662,591	$698,743	$725,594	$756,340	$871,870	25.8%	$6.00

Net Operating Income	$2,177,737	$2,049,772(5)	$2,515,436(5)	$2,668,245	$2,509,254	74.2%	$17.28
Replacement Reserves	0	0	0	0	29,043	0.9	0.20
TI/LC	0	0	0	0	138,414	4.1	0.95
Net Cash Flow	$2,177,737	$2,049,772	$2,515,436	$2,668,245	$2,341,798	69.3%	$16.13

NOI DSCR	1.30x	1.22x	1.50x	1.59x	1.50x
NCF DSCR	1.30x	1.22x	1.50x	1.59x	1.40x
NOI Debt Yield	7.4%	7.0%	8.6%	9.1%	8.6%
NCF Debt Yield	7.4%	7.0%	8.6%	9.1%	8.0%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Represents rent steps through July 2021 totaling $85,177.

(3)	Other Income represents late fees.

(4)	The underwritten economic vacancy is 10.0%. The Technology Place Property was 100.0% occupied as of July 9, 2020.

(5)	The increase in Net Operating Income between 2018 and 2019 was due to new leases signed with Southwest Antennas, Inc. (lease commenced in May 2018) and Mi Casa Software, LLC (dba A2e Technologies; lease commenced in September 2018).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #5	Cut-off Date Balance:	$29,250,000
10905, 10907-8, 10911, 10915, 10918-19, 10929, 10939, 10949 Technology Place San Diego, CA 92127	Technology Place	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	74.1% 1.40x 8.6%

Appraisal. The appraiser concluded to an “As-Is Market Value” of $39,500,000 as of June 22, 2020.

Environmental Matters. According to the Phase I environmental site assessment dated June 24, 2020, there was no evidence of any recognized environmental conditions at the Technology Place Property.

Market Overview and Competition. The Technology Place Property is located 1.9 miles northwest of Interstate 15 within the Rancho Bernardo Industrial Park. The Property is surrounded by mostly 1980s built buildings and is one of the few properties in the Ranch Bernardo/Carmel Mountain Ranch that contains creative office space. The Rancho Bernardo area is an established master planned community where multiple major corporations have a presence, including Northrop Grumman, General Atomic, Hewlett-Packard, AT&T and Sony. According to the appraisal, the estimated 2019 population within a three- and five-mile radius of the Technology Place Property was approximately 90,137 and 190,162, respectively; and the estimated 2019 average household income within the same radii was approximately $148,560 and $157,915, respectively.

According to a third-party market research report, the is situated within the Rancho Bernardo submarket of the San Diego office and industrial markets. As of the second quarter of 2020, the office submarket reported a total inventory of approximately 7.0 million square feet with a 10.0% vacancy rate and average asking rent of $36.02 per square foot, gross. As of the second quarter of 2020, the industrial submarket reported a total inventory of approximately 7.8 million square feet with a 3.3% vacancy rate and average asking rent of $19.00 per square foot, gross.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Technology Place Property:

Market Rent Summary(1)

Market Rent (PSF)	$21.60
Lease Term (Years)	5
Lease Type (Reimbursements)	NNN
Rent Increase Projection	3.00% per annum

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Technology Place Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Technology Place (Subject)	San Diego, CA	1980/2018	145,214	July 2020	$39,000,000	$269
Sorrento Tech Center	San Diego, CA	1985/2017	93,843	May 2020	$39,000,000	$416
The Yard	San Diego, CA	1985/2015	60,518	Dec. 2018	$24,787,500	$410
Sorrento Valley Creative Office Project	San Diego, CA	1979/2014	53,168	Jan. 2019	$23,250,000	$437
Innovation Corporate Center	San Diego, CA	1999/NAP	102,348	Sept. 2018	$36,700,000	$359
Two-Tenant Office Building	San Diego, CA	1986/2015	68,489	June 2020	$25,500,000	$372
Scripps Ranch Business Park	San Diego, CA	1978/2018	97,073	Oct. 2019	$23,200,000	$239

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #5	Cut-off Date Balance:	$29,250,000
10905, 10907-8, 10911, 10915, 10918-19, 10929, 10939, 10949 Technology Place San Diego, CA 92127	Technology Place	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	74.1% 1.40x 8.6%

The following table presents certain information relating to comparable leases related to Technology Place Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Tenant	Tenant Size	Lease Term	Annual Base Rent PSF	Lease Type
Technology Place (Subject) 10905, 10907-8, 10911, 10915, 10918-19, 10929, 10939, 10949 Technology Place San Diego, CA	1980/2018	145,214	-	100%
Carmel Business Center 12205-12285 World Trade Drive San Diego, CA	1989/NAP	122,042	2.9 miles	100%	Minuteman Press	2,400	5.1 Yrs	$18.60	NNN
					FASTSIGNS of Rancho Bernardo	1,200	7.3 Yrs	$19.20	NNN
					North Coast Church	4,094	3.0 Yrs	$19.56	NNN
Bernardo Gateway 10865 Rancho Bernardo Road San Diego, CA	1989/NAP	23,768	1.3 miles	100%	Microtek	4,210	2.0 Yrs	$19.20	NNN
Summit at Rancho Bernardo – Bldg 5 16550 West Bernardo Drive San Diego, CA	1968/NAP	525,330	0.9 miles	100%	Crown Bioscience	32,306	10.0 Yrs	$23.40	NNN
Sabre Springs Business Center 13220,13230,13240 Evening Creek Drive San Diego, CA	1988/NAP	83,755	5.6 miles	89%	AC Pro	5,822	3.0 Yrs	$18.60	NNN
					Brom-Davey	7,468	3.0 Yrs.	$18.72	NNN
Carmel Corporate Plaza 15015 Avenue of Science San Diego, CA	1998/NAP	86,639	2.9 miles	73%	RADAR	5,695	3.2 Yrs	$21.84	NNN
Rancho Vista Corporate Center 16397, 16399, 16409 West Bernardo Drive San Diego, CA	1970/2018	816,771	0.8 miles	85%	Covance	52,941	5.2 Yrs	$27.84	NNN
					Intel Corp.	53,301	7.4 Yrs	$28.20	NNN

(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – The loan documents require an upfront real estate tax reserve of $138,960 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $27,792).

Insurance – The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing, (ii) the borrower or borrower affiliate provides the lender with evidence that the Property’s insurance coverage is included in a blanket policy acceptable to lender and such policy is in full force and effect and (iii) the borrower pays all applicable insurance premiums and provides the lender with evidence of payment of insurance premiums/renewals at least ten business days prior to the expiration of the policies.

Replacement Reserve – The loan documents require ongoing monthly replacement reserves of $2,420 ($0.20 per square foot annually), subject to a cap of $58,080 as long as there is no event of default and the lender determines that the property is being adequately maintained.

Deferred Maintenance – The loan documents require an upfront reserve of $28,632 related to deferred maintenance at the Technology Place Property.

TI/LC Reserve – The loan documents require an upfront TI/LC reserve of $250,000 and ongoing monthly TI/LC reserves of $12,101, subject to a cap of $700,000 provided there is no event of default.  Until (a) (i) the Memjet lease is renewed in accordance with its terms or otherwise on terms reasonably satisfactory to lender or (ii) the entire Memjet space has been re-leased on terms and to replacement tenant(s) each reasonably acceptable to lender and (b) the replacement tenant(s) has (i) taken occupancy and commenced conducting normal business operations, (ii) is paying full, unabated rent, and (iii) all TI/LCs have been paid (or reserved), disbursements will be made in an amount not to exceed $5 per square foot of lease.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #5	Cut-off Date Balance:	$29,250,000
10905, 10907-8, 10911, 10915, 10918-19, 10929, 10939, 10949 Technology Place San Diego, CA 92127	Technology Place	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	74.1% 1.40x 8.6%

Springing Memjet TI/LC Reserve – The loan documents require a deposit of $500,000 in cash or letter of credit (in addition to the TI/LC Reserve) upon (a) the occurrence of a monetary or material non-monetary lease default by Memjet or (b) Memjet (i) materially modifying its lease without lender consent, (ii) terminating its lease (or the lease ceasing to be in full force and effect), giving notice thereof, or commencing any legal proceeding asserting such events, (iii) commencing or being subject to a bankruptcy or similar insolvency proceeding, (iv) going dark or giving notice thereof (unless temporarily due solely to the COVID-19 pandemic), or (v) failing to renew its lease in accordance with its terms or otherwise on terms reasonably acceptable to lender on or prior to July 31, 2022.

Systech TI/LC Reserve – The loan documents require an upfront reserve of $99,420 related to outstanding landlord obligations pursuant to the lease with Systech.

Titan Growth Rent Concession Reserve - The loan documents require an upfront reserve of $27,278 related to two months (August and September 2020) of outstanding free rent relating to Titan Growth.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower is required to establish a lender-controlled lockbox account and direct all tenants to deposit all rents to pay all amounts due, directly into such lockbox account. During the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the loan documents; or

(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) being less than 1.20x for two consecutive calendar quarters (“Low DSCR Trigger”); provided, however, that as long as no event of default has occurred and is continuing, the Low DSCR Trigger will be suspended provided:

●	the NCF DSCR is at least 1.00x and the borrower makes monthly deposits equal to $25,000 (until the NCF DSCR is greater than or equal to 1.25x for two consecutive calendar quarters); or

●	the Low DSCR Trigger occurred solely as a result of vacancy within the Memjet space and has not continued for more than two consecutive calendar quarters; the borrower has made the required Springing Memjet TI/LC Reserve deposit; and the lender has received evidence reasonably satisfactory to the lender that the borrower is diligently pursuing the re-tenanting of the vacant Memjet space.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or

●	with regard to clause (ii), the NCF DSCR being greater than or equal to 1.25x for two consecutive calendar quarters.

Property Management. The Technology Place Property is managed by DPM Property Management, Inc., an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Right of First Offer. Xpera, Inc. has a right of first refusal (“ROFR”) to purchase the building totaling 10,176 square feet located at 10911 Technology Place, San Diego, California, as a single asset, free-standing building (i.e., the ROFR does not apply to a sale of multiple buildings) so long as Xpera, Inc. continues to lease and occupy such building and is not in default under the lease. The ROFR is not extinguished by a foreclosure of the Technology Place Property; however, the ROFR does not apply to foreclosure or deed-in-lieu thereof.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

Earthquake Insurance. A seismic risk assessment dated June 24, 2020 indicated a probable maximum loss of 8%. Earthquake insurance is not required.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Extended Stay	Loan #6	Cut-off Date Balance:	$27,725,000
2500 Museum Way	Residence Inn – Fort Worth Cultural District	Cut-off Date LTV:	73.0%
Fort Worth, TX 76107		U/W NCF DSCR:	2.21x
		U/W NOI Debt Yield:	13.2%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Extended Stay	Loan #6	Cut-off Date Balance:	$27,725,000
2500 Museum Way	Residence Inn – Fort Worth Cultural District	Cut-off Date LTV:	73.0%
Fort Worth, TX 76107		U/W NCF DSCR:	2.21x
		U/W NOI Debt Yield:	13.2%

DENTON
Prosper
McKinney
DENTON COUNTY
COLLIN COUNTY
WISE COUNTY
FRISCO
Northlake
Allen
Flower Mound
Lewisville
PLANO
Carrollton
Westlake
Keller
Coppell
Farmers Branch
RICHARDSON
Grapevine
GARLAND
TARRANT COUNTY
N. Richland Hills
IRVING
FORT WORTH
Euless
DALLAS
MESQUITE
GRAND PRAIRIE
ARLINGTON
Benbrook
Duncanville
Rendon
DeSoto
Lancaster
Mansfield
Cedar Hill
DALLAS COUNTY
Burleson
JOHNSON COUNTY
Midlothian
ELLIS COUNTY
Alvarado
Cleburne
Waxahachie
Northside
NE 28th St
Decatur Ave
AMTRAK
183
Trail Drivers Park
Deen Rd
35W
MT. OLIVET CEMETERY
Sylvania Ave
Stockyards Museum
STOCKYARDS NATL. HISTORIC DISTRICT
TexRAIL/AMTRAK
Yucca Ave
Scenic Bluff
Riverside Dr
Northside Dr
Main St
Trinity River
North Frwy
Greenway
Dallas-Ft. Worth Intl. Airport 20 miles
377
121
W. Fork Trinity R.
Rockwood Park Mun. Golf Course
OAKWOOD CEMETERY
LaGrave Field
Airport Frwy
199
United Riverside
FORT WORTH
Tarrant Co. College - Trinity River Campus East
Topgolf
Rockwood Park
TRINITY RAIL EXPRESS (TRE)
White Settlement Rd
Tarrant County College - Trinity River Campus
DR Horton Tower
E. 3rd St
Harmon Field Park
University Park
University Dr
W. Belknap St
Sundance Square
Montgomery Plaza
Central Library
Bass Perf. Hall
FORT WORTH
287
Dallas 30 miles
University of North Texas Health Science Center
Modern Art Museum of Fort Worth
Crockett Row
W. 7th St
Downtown
Kimbell Art Museum
CULTURAL DISTRICT
Summit Ave
Henderson St
Burnett Plaza
City Hall
Ft. Worth Convention Center
30
River Crest Country Club
Casa Manana
W. Lancaster Ave
Lancaster Ave
Ft. Worth Mus. of Science and History
Farrington Field
T&P STATION
Camp Bowie Blvd
National Cowgirl Museum and Hall of Fame
W.R. Watt Arena
Trinity Park
Forest Park Blvd
Residence Inn - Fort Worth Cultural District
2500 Museum Way
Fort Worth, TX 76107
Sycamore Creek Golf Course
Clover Ln
Will Rogers Memorial Center
Botanical Research Inst. of Texas
Pennsylvania Ave
Hattie St
Ft. Worth Botanic Garden
Arlington Heights
Medical City Ft. Worth
Cook Children's Medical Ctr.
Texas Health Harris Methodist Hospital Ft. Worth
Main St
Glenwood Park
Japanese Garden
Rosedale St
Baylor Scott & White All Saints Medical Ctr.
Hillside Park
Chisholm Trail Pkwy
John Peter Smith Hospital
University Park Village
Fairmount
Allen Ave
TARRANT COUNTY
Clear Fork Trinity River
Ft. Worth Zoo
8th Ave
Hemphill St
South Frwy
Evans Ave
Colonial Country Club
The Stonegate Mansion
Amon Carter Stadium
Ed Landreth Auditorium
TCU Art Gallery
Texas Christian University
Ed & Rae Schollmaier Arena
Tucker Technology Center
Berry St
Worth Heights
Southtown Shopping Center
Cobb Park

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – Residence Inn - Fort Worth Cultural District

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Hospitality – Extended Stay
	Original Principal Balance:	$27,725,000		Location:	Fort Worth, TX
	Cut-off Date Balance:	$27,725,000		Size:	149 Rooms
	% of Initial Pool Balance:	4.9%		Cut-off Date Balance Per Room	$186,074
	Loan Purpose:	Acquisition		Maturity Date Balance Per Room:	$159,534
	Borrower Sponsors:	Hok Kit Lou; Ching Sau Cheung		Year Built/Renovated:	2005/2015
	Guarantors:	Hok Kit Lou; Ching Sau Cheung		Title Vesting:	Fee
	Mortgage Rate:	3.6400%		Property Manager:	Concord Hospitality Enterprises Company, LLC
	Note Date:	February 28, 2020		Current Occupancy (As of)(4)(5)(6):	67.4% (TTM 6/30/2020)
	Seasoning:	5 months		2019 Occupancy:	82.2%
	Maturity Date:	March 11, 2030		2018 Occupancy:	82.0%
	IO Period:	36 months		2017 Occupancy:	80.3%
	Loan Term (Original):	120 months		2016 Occupancy:	82.7%
	Amortization Term (Original):	360 months		Appraised Value(4):	$38,000,000
	Loan Amortization Type:	Interest-only, Amortizing Balloon		Appraised Value Per Room:	$255,034
	Call Protection:	L(29),D(87),O(4)		Appraisal Valuation Date:	January 13, 2020
	Lockbox Type:	Springing
	Additional Debt:	(1)		Underwriting and Financial Information(5)
	Additional Debt Type (Balance):	(1)		TTM NOI (6/30/2020)(6):	$2,617,575
				YE 2019 NOI:	$3,629,655
				YE 2018 NOI:	$3,947,564
				YE 2017 NOI:	$3,704,369
				U/W Revenues(6):	$7,331,011
				U/W Expenses(6):	$3,677,962
				U/W NOI(6):	$3,653,049
Escrows and Reserves(2)				U/W NCF(6):	$3,359,808
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF(6):	2.40x / 2.21x
Debt Service Reserve(3)	$400,000	$0	NAP	U/W Debt Yield based on NOI/NCF(6):	13.2% / 12.1%
Taxes	$103,635	$41,108	NAP	U/W Debt Yield at Maturity based on NOI/NCF(6):	15.4% / 14.1%
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio:	73.0%
FF&E Reserve	$0	$12,218	NAP	LTV Ratio at Maturity:	62.6%
PIP Reserve	$4,105,030	$0	NAP

Sources and Uses
Sources			Uses
Original mortgage loan amount	$27,725,000	64.4%	Purchase price(7):	$38,000,000	88.3%
Sponsor equity	15,312,041	35.6	Upfront reserves	4,608,665	10.7
			Closing costs	428,376	1.0
Total Sources	$43,037,041	100.0%	Total Uses	$43,037,041	100.0%

(1)	Due to the COVID-19 pandemic, the borrower obtained an unsecured $115,063 loan under the U.S. Small Business Administration Paycheck Protection Program (“PPP Loans”). See “Other Indebtedness” section for details.
(2)	See “Escrows” section.
(3)	The Debt Service Reserve represents the aggregate amount of debt service due for approximately 4.7 monthly payments of the Residence Inn – Fort Worth Cultural District Mortgage Loan (as defined below). As long as no event of default has occurred and is continuing, the borrower may use the Debt Service Reserve to make all or a portion of the debt service payments on each of the monthly payment dates.
(4)	Represents the actual occupancy rate for the trailing 12-month period ending June 30, 2020, including periods negatively impacted by COVID-19. See “COVID-19 Update” section for details on recent monthly performance.
(5)	Except as described in the following footnote, all NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the Residence Inn – Fort Worth Cultural District Mortgage Loan was underwritten, based on such prior information. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(6)	The lender’s underwriting is based on the annual 2019 operating statement. Based on the NOI for the trailing 12-month period ending June 30, 2020 (with the substitution of the February 2019 operating statement for February 2020 operating statement due to the unavailability of the operating statement for such month resulting from the timing of the acquisition), the NCF DSCR, NOI Debt Yield and NOI Debt Yield at Maturity for

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Extended Stay	Loan #6	Cut-off Date Balance:	$27,725,000
2500 Museum Way	Residence Inn – Fort Worth Cultural District	Cut-off Date LTV:	73.0%
Fort Worth, TX 76107		U/W NCF DSCR:	2.21x
		U/W NOI Debt Yield:	13.2%

the Residence Inn – Fort Worth Cultural District Mortgage Loan would be 1.72x, 9.4% and 11.0%, respectively. See “Operating History and Underwritten Net Cash Flow” section.

(7)	The Residence Inn – Fort Worth Cultural District Property secured a loan that was previously securitized in COMM 2012-CR3.

The Mortgage Loan. The mortgage loan (the “Residence Inn – Fort Worth Cultural District Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in an extended stay hotel located in Fort Worth, Texas (the “Residence Inn – Fort Worth Cultural District Property”).

The Borrower and Borrower Sponsors. The borrower is Varick 2 LLC, a Delaware limited liability company structured to be bankruptcy-remote with one independent director. The borrower sponsors and non-recourse carveout guarantors of the Residence Inn – Fort Worth Cultural District Mortgage Loan are Hok Kit Lou and Ching Sau Cheung.

Hok Kit Lou and Ching Sau Cheung are each founding principals of LC Real Estate Group (“LCRE”) and currently serve as Chairman and Director of Construction, respectively. LCRE is a family-owned business specializing in hospitality and residential real estate with three main divisions, including development/investment, management and in-house construction. Since 2004, LCRE has developed three hotels in New York, New York, totaling 486 rooms, and acquired two hotels in Orlando, Florida, totaling 292 rooms (in addition to the Residence Inn – Fort Worth Cultural District Property).

The Property. The Residence Inn – Fort Worth Cultural District Property is a 4-story, 149-room, extended stay hotel located in Fort Worth, Texas, approximately 1.8 miles west of the central business district. Built in 2005 and renovated in 2015, the Residence Inn – Fort Worth Cultural District Property is situated on a 2.4-acre parcel and contains 70 studio king guestrooms, 68 one bedroom queen guestrooms, 6 one bedroom with balcony guestrooms, 4 two bedrooms and 1 hospitality suite. Amenities at the Residence Inn – Fort Worth Cultural District Property include a breakfast room, outdoor swimming pool, fitness center, meeting space, guest laundry, sundries shop and vending and ice machines. The Residence Inn – Fort Worth Cultural District Property contains 120 surface parking spaces, resulting in a parking ratio of 0.8 spaces per room. According to the appraisal, demand segmentation at the Residence Inn – Fort Worth Cultural District Property is approximately 35% commercial, 5% group, 25% leisure and 35% extended stay. The franchise agreement with Marriott International, Inc. (“Marriott”) expires in February 2035.

The following table presents certain information relating to the demand analysis with respect to the Residence Inn – Fort Worth Cultural District Property, as provided in the appraisal:

Market Segmentation(1)

Commercial	Group	Leisure	Extended Stay
35%	5%	25%	35%

(1)	Information obtained from the appraisal.

COVID-19 Update. As of August 5, 2020, the Residence Inn – Fort Worth Cultural District Property is open. The pool and fitness center are open at limited capacity and food service is limited to a “grab and go” breakfast. The August 2020 debt service payment has been made.

Loan Modification - The Residence Inn – Fort Worth Cultural District mortgage loan was modified, among other things, to (i) include an upfront Debt Service Reserve, (ii) suspend FF&E Reserve monthly deposits through the monthly payment date in October 2020, and (iii) suspend the Debt Yield Trigger (as defined below) through April 30, 2021. See “Escrows” and “Lockbox and Cash Management” sections for details.

The following table presents certain information relating to recent monthly operating performance at the Residence Inn – Fort Worth Cultural District Property:

Monthly Operating Performance

	Residence Inn – Fort Worth Cultural District
Month	Occupancy	ADR	RevPAR
June 2020	48.7%	$121.00	$58.93
May 2020	37.2%	$121.62	$45.20
April 2020	19.1%	$118.72	$22.63
March 2020	41.7%	$160.15	$66.78

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Extended Stay	Loan #6	Cut-off Date Balance:	$27,725,000
2500 Museum Way	Residence Inn – Fort Worth Cultural District	Cut-off Date LTV:	73.0%
Fort Worth, TX 76107		U/W NCF DSCR:	2.21x
		U/W NOI Debt Yield:	13.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Residence Inn – Fort Worth Cultural District Property:

Cash Flow Analysis

	2017	2018	2019	TTM 6/30/2020(1)(2)	U/W(1)	% of U/W Total Revenue(3)	U/W $ per Room
Occupancy	80.3%	82.0%	82.2%	67.4%	82.2%
ADR	$157.34	$159.24	$157.00	$148.02	$157.00
RevPAR	$126.27	$130.61	$129.06	$99.73	$129.06

Room Revenue	$6,867,345	$7,102,973	$7,018,828	$5438,766	$7,018,828	95.7%	$47,106
Parking Revenue	$117,215	182,172	220,582	209,007	220,582	3.0	1,480
Other Revenue	90,724	122,807	91,601	59,333	91,601	1.2	615
Total Revenue	$7,075,284	$7,407,952	$7,331,011	$5,707,106	$7,331,011	100.0%	$49,201

Room Expense	$1,373,306	$1,390,030	$1,412,612	976,607	$1,412,612	20.1%	$9,481
Other Department Expense	33,207	26,396	29,301	21,753	29,301	32.0	197
Total Department Expenses	$1,406,513	$1,416,426	$1,441,913	$998,360	$1,441,913	19.7%	$9,677
Gross Operating Income	$5,668,771	$5,991,526	$5,889,098	$4,708,746	$5,889,098	80.3%	$39,524

Total Undistributed Expenses	1,488,333	1,550,104	1,543,323	1,400,121	1,576,261	21.5	10,579
Gross Operating Profit	$4,180,438	$4,441,422	$4,345,775	$3,308,625	$4,312,837	58.8%	$28,945

Total Fixed Charges	476,069	493,858	716,119	691,050	659,788	9.0	4,428
Total Operating Expenses	$3,370,915	$3,460,388	$3,701,355	$3,089,531	$3,677,962	50.2%	$24,684

Net Operating Income	$3,704,369	$3,947,564	$3,629,655	$2,617,575	$3,653,049	49.8%	$24,517
FF&E	0	0	0	0	293,240	4.0	1,968
Net Cash Flow	$3,704,369	$3,947,564	$3,629,655	$2,617,575	$3,359,808	45.8%	$22,549

NOI DSCR	2.44x	2.60x	2.39x	1.72x	2.40x
NCF DSCR	2.44x	2.60x	2.39x	1.72x	2.21x
NOI DY	13.4%	14.2%	13.1%	9.4%	13.2%
NCF DY	13.4%	14.2%	13.1%	9.4%	12.1%

(1)	The lender’s U/W is based on the 2019 financial statement. See the “COVID-19 Update” section for details on recent monthly performance at the Residence Inn – Fort Worth Cultural District Property. The Residence Inn – Fort Worth Cultural District Property is structured with a Debt Service Reserve (see “Escrows” section).
(2)	Due to timing of the acquisition, the borrower could not provide a February 2020 operating statement, therefore, the TTM 6/30/2020 statement shown substituted the February 2019 operating statement for the February 2020 operating statement.
(3)	Room Expense and Other Department Expense % are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.

Appraisal. The appraiser concluded to an “as-is” appraised value of $38,000,000 with an appraisal valuation date of January 13, 2020.

Environmental Matters. According to a Phase I environmental assessment dated January 10, 2020, there was no evidence of any recognized environmental conditions at the Residence Inn – Fort Worth Cultural District Property.

Market Overview and Competition. The Residence Inn – Fort Worth Cultural District Property is situated along the northern side of Museum Way within Fort Worth’s Cultural District, approximately 1.8 miles west of downtown, 1.9 miles from Interstate 30, and 24.0 miles southwest of Dallas/Fort Worth International Airport. According to the appraisal, the Cultural District is home to Will Rogers Memorial Center, which hosts the annual Fort Worth Stock Show and Rodeo, along with many museums, including the Modern Art Museum of Fort Worth, Kimbell Art Museum, Amon Carter Museum of American Art, Fort Worth Museum of Science and History, and National Cowgirl Museum and Hall of Fame. The Residence Inn – Fort Worth Cultural District Property is located within 2 miles of numerous demand drivers, including the newly constructed $540 million Dickies Arena, a 14,000 seat multipurpose event, concert, sports and rodeo arena; the 25-story Frost Tower, which is a 278,000 square foot office building anchored by Frost Bank that was completed in May 2018 at an estimated cost of $115 million; the Fort Worth Convention Center, which is expected to undergo a $380 million expansion as early as 2022; and Sundance Square, a 35-block commercial, residential, and retail district in Downtown Fort Worth. Lockheed Martin, which is located 8.5 miles northwest of the property, received a $2.4 billion award related to the U.S. Air Force F-35 Lightning II fighter jet program and approximately 24% of the work related to the award will occur in Fort Worth.

According to the appraisal, within a 0.8-mile radius of the Residence Inn – Fort Worth Cultural District Property, there were approximately 495 office, industrial/flex, retail and multifamily properties totaling approximately 14.0 million square feet. The office component comprises 164 properties totaling 3.3 million square feet with a vacancy rate of 6.0%.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Extended Stay	Loan #6	Cut-off Date Balance:	$27,725,000
2500 Museum Way	Residence Inn – Fort Worth Cultural District	Cut-off Date LTV:	73.0%
Fort Worth, TX 76107		U/W NCF DSCR:	2.21x
		U/W NOI Debt Yield:	13.2%

According to the appraisal, the estimated 2019 population within a three- and five-mile radius of the Residence Inn - Fort Worth Cultural District Property was approximately 105,073 and 310,216, respectively; and the estimated 2019 average household income within the same radii was approximately $79,476 and $73,117, respectively.

The following table presents historical occupancy, ADR, RevPAR and penetration rates relating to the competitive set for the Residence Inn – Fort Worth Cultural District Property.

	Competitive Set(1)			Residence inn – Fort Worth Cultural District(1)			Penetration Factor(1)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 6/30/2020	56.7%	$124.26	$70.47	65.3%	$152.16	$99.39	115.2%	122.4%	141.0%
TTM 6/30/2019	72.6%	$131.43	$95.48	82.4%	$157.08	$129.50	113.5%	119.5%	135.6%
TTM 6/30/2018	74.4%	$134.90	$100.36	79.4%	$158.70	$126.07	106.8%	117.6%	125.6%

(1)	Information obtained from a third party hospitality research report dated July 17, 2020. The competitive set includes the following hotels: SpringHill Suites Fort Worth University, Holiday Inn Express & Suites Fort Worth Downtown, TownePlace Suites Fort Worth Downtown, Hilton Garden Inn Fort Worth Medical Center, and Homewood Suites by Hilton Fort Worth Medical Center.

Escrows.

Debt Service Reserve – The borrower deposited an amount equal to $400,000 into the Debt Service Reserve, which may be used for all or part of any monthly debt service payment amount as designated by the borrower; provided, however, that the insufficiency of available funds in the Debt Service Reserve account will not relieve the borrower from its obligation to make any payment under the loan documents. As of August 10, 2020, the balance of the Debt Service Reserve is $142,096.

Real Estate Taxes – The loan documents require an upfront real estate tax reserve of $103,635 and ongoing monthly reserves in an amount equal to 1/12th of the taxes that the lender estimates will be payable during the next ensuing 12 months. The loan documents initially assumed ongoing monthly reserves of $51,818; however, the Residence Inn – Fort Worth Cultural District Property was re-assessed and, beginning August 11, 2020, the monthly payment will be $41,108.

Insurance – Ongoing insurance reserves are not required as long as (i) no event of default has occurred and is continuing; (ii) the Residence Inn – Fort Worth Cultural District Property is covered under an acceptable blanket or umbrella policy; (iii) the borrower provides the lender with evidence of policy renewals; and (iv) the borrower provides paid receipts for insurance premiums at least 10 days prior to policy expiration.

FF&E Reserve – The borrower will not be required to make ongoing monthly FF&E Reserve deposits through and including the monthly payment date occurring in October 2020. On each monthly payment date beginning in November 2020 through and including the monthly payment date in March 2021, ongoing monthly FF&E Reserve deposits are required in an amount equal to one-twelfth of 2.0% of gross revenue for the prior fiscal year (the initial estimated monthly deposit is $12,218). On each monthly payment date beginning in April 2021 and thereafter, ongoing monthly FF&E Reserve deposits are required in an amount equal to the greater of (a) the then-existing FF&E Reserve monthly deposit and (b) one-twelfth of 4.0% of gross revenue for the prior fiscal year. In addition, on each monthly payment date beginning in November 2020 through and including the monthly payment date in October 2022, in addition to the FF&E Reserve monthly deposit, the borrower will be required to deposit an additional $3,055 to replenish the FF&E Reserve for such deferred amounts.

PIP Reserve – The borrower made an upfront deposit of $4,105,030 for future PIP work. In addition, the borrower is required to deposit 100% of the estimated costs to complete any additional PIP work required by the franchisor under the franchise agreement. Further, in the event the scope or timing of the PIP work is modified by the franchisor such that the amount of funds on deposit in the PIP Reserve is greater than 100% of the estimated completion costs, the borrower has the right to transfer any excess funds into the Debt Service Reserve account.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Trap Event Period (as defined below), the borrower is required to establish a lender-controlled lockbox account and the borrower and property manager are required to cause all rents and direct all credit card companies to pay all amounts due directly into such lockbox account to be deposited directly into such lockbox account. During a Cash Trap Event Period, funds in the lockbox accounts are required to be swept to a lender-controlled cash management account and applied in accordance with the Residence Inn – Fort Worth Cultural District Mortgage Loan documents, and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;
(ii)	the net cash flow debt yield being less than 9.0%, tested quarterly (the “Debt Yield Trigger”); provided, however, that the Debt Yield Trigger is suspended through and including April 30, 2021; and
(iii)	any cancellation, termination, or expiration of the franchise agreement.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Extended Stay	Loan #6	Cut-off Date Balance:	$27,725,000
2500 Museum Way	Residence Inn – Fort Worth Cultural District	Cut-off Date LTV:	73.0%
Fort Worth, TX 76107		U/W NCF DSCR:	2.21x
		U/W NOI Debt Yield:	13.2%

A Cash Trap Event Period will end upon the occurrence of the following:

●	with respect to clause (i) above, the cure of such event of default;
●	with respect the clause (ii) above, the date that the net cash flow debt yield is equal to or greater than 9.5% for two consecutive calendar quarters; and
●	with respect to clause (iii) above, receipt by the lender of satisfactory evidence that the borrower has entered into a replacement franchise agreement satisfactory to the lender with an acceptable franchisor.

Property Management. The Residence Inn – Fort Worth Cultural District Property is managed by Concord Hospitality Enterprises Company, LLC, a third-party management company.

Partial Release. Not Permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.

Other Indebtedness. The borrower obtained a $115,063 unsecured loan (“PPP Loan”) under the Small Business Administration Paycheck Protection Program on May 28, 2020, which (i) does not exceed the maximum amount forgivable under such program, (ii) is not secured by any interest in the Residence Inn – Fort Worth Cultural District Property or any other related collateral, (iii) has a term of 2 years,  (iv) bears interest at the rate of 1% per annum payable monthly commencing November 26, 2020, with interest prior to such date deferred until maturity, (v) required that all employees of the borrower were maintained at their existing salary level with no decline in full-time headcount or decrease in salaries and wages, and (vi) required that at least 75% of the proceeds of such PPP Loan were used for payroll costs, as defined by the Small Business Administration, relating solely to the operation of the Property within 8  weeks of receipt of such proceeds.

Ground Lease. None.

Right of First Offer. Marriott International, Inc., as franchisor, has a conditional right of first refusal (“ROFR”) to acquire the Residence Inn – Fort Worth Cultural District Property if there is transfer of the hotel or a controlling direct or indirect interest in the borrower to a competitor. The ROFR is not extinguished by a foreclosure or deed-in-lieu thereof, and if transfer to a competitor is by a foreclosure, or if the franchisee or its affiliates become a competitor, the franchisor has the right to purchase the hotel upon notice to the franchisee. The franchisor comfort letter provides that, if the lender exercises remedies against the franchisee, the lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not a competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels

Terrorism Insurance. The Residence Inn – Fort Worth Cultural District Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Residence Inn – Fort Worth Cultural District Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #7	Cut-off Date Balance:	$25,480,000
5500 South Quebec Street	Landmark Corporate Center	Cut-off Date LTV:	65.0%
Greenwood Village, CO 80111		U/W NCF DSCR:	1.80x
		U/W NOI Debt Yield:	11.6%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #7	Cut-off Date Balance:	$25,480,000
5500 South Quebec Street	Landmark Corporate Center	Cut-off Date LTV:	65.0%
Greenwood Village, CO 80111		U/W NCF DSCR:	1.80x
		U/W NOI Debt Yield:	11.6%

Downtown Denver 6 miles
Evans Ave
University of Denver
DENVER COUNTY
Central Park Shopping Ctr
Yale Ave
University Hills
DENVER
Englewood
Wellshire Golf Course
Tamarac Shopping Ctr
Hampden Ave
Hampton South
Denver Int'l. Airport 27 miles
Cherry Creek Lake
Cherry Hills Country Club
Quincy Ave
Cherry Hills Village
DENVER TECH CENTER
Southmoor Park
Glenmoor Country Club
Village Greens Park
Belleview Ave
Greenwood Village
Cherry Creek State Park
Landmark Corporate Center
5500 South Quebec Street
Greenwood Village, CO 80111
Orchard Rd
Cherry Creek
ARAPAHOE COUNTY
Algonquin Acres
Arapahoe Rd
Cherry Knolls
Willow Springs Open Space
Centennial
Dry Creek Rd
Willow Creek
South Suburban Golf Course
Centennial Airport
Highlands Ranch
DOUGLAS COUNTY
Lone Tree
DENVER
AURORA
Lakewood
Englewood
Littleton
Centennial
Highlands Ranch
Parker

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – Landmark Corporate Center

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	UBS AG		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – Suburban
	Original Principal Balance:	$25,480,000		Location:	Greenwood Village, CO
	Cut-off Date Balance:	$25,480,000		Net Rentable Size:	211,106 SF
	% of Initial Pool Balance:	4.5%		Cut-off Date Balance Per SF:	$120.70
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$110.00
	Borrower Sponsors:	Integrity Capital Income Fund, Inc.; 5500 Quebec Capital, LLC		Year Built/Renovated:	1982/2019
	Guarantors:	Integrity Capital Income Fund, Inc.; 5500 Quebec Capital, LLC		Title Vesting:	Fee
	Mortgage Rate:	4.2500%		Property Manager:	Cushman & Wakefield U.S., Inc.
	Note Date:	July 30, 2020		Current Occupancy (As of)(2)(3):	100.0% (6/30/2020)
	Seasoning:	0 months		YE 2019 Occupancy:	94.9%
	Maturity Date:	August 6, 2030		YE 2018 Occupancy(4):	80.2%
	IO Period:	60 months		YE 2017 Occupancy(4):	53.7%
	Loan Term (Original):	120 months		As-Is Appraised Value(2):	$39,200,000
	Amortization Term (Original):	360 months		As-Is Appraised Value Per SF(2):	$185.69
	Loan Amortization Type:	Interest-only, Amortizing Balloon		As-Is Appraisal Valuation Date:	July 6, 2020
	Call Protection:	L(24),GRTR 2% or YM(92),O(4)
	Lockbox Type:	Hard/Upfront Cash Management		Underwriting and Financial Information(2)
	Additional Debt:	None		TTM NOI (6/30/2020)(5):	$2,563,338
	Additional Debt Type (Balance):	NAP		YE 2019 NOI:	$2,197,305
				YE 2018 NOI(4):	$511,668
				YE 2017 NOI(4):	($844,543)
				U/W Revenues:	$4,675,315
				U/W Expenses:	$1,726,304
Escrows and Reserves(1)				U/W NOI(5):	$2,949,010
	Initial	Monthly	Cap	U/W NCF:	$2,712,655
Taxes	$179,468	$35,894	NAP	U/W DSCR based on NOI/NCF:	1.96x / 1.80x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	11.6% / 10.6%
Replacement Reserve	$0	$3,518	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	12.7% / 11.7%
TI/LC Reserve	$0	$30,786	NAP	Cut-off Date LTV Ratio:	65.0%
Immediate Repairs	$26,750	$0	NAP	LTV Ratio at Maturity:	59.2%
Rent Concession Funds	$118,374	$0	NAP
TATILC Funds	$370,340	$0	NAP

Sources and Uses
Sources			Uses
Original loan amount	$25,480,000	100.0%	Loan payoff	$22,120,837	86.8%
			Upfront reserves	694,932	2.7
			Return of equity(6)	1,974,750	7.8
			Closing costs	689,481	2.7
Total Sources	$25,480,000	100.0%	Total Uses	$25,480,000	100.0%

(1)	See “Escrows” section below.
(2)	While the Landmark Corporate Center Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Landmark Corporate Center Mortgage Loan more severely than assumed in the underwriting of the Landmark Corporate Center Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(3)	The Landmark Corporate Center Property (as defined below) is 100.0% leased. The largest tenant, Pax8, is expected to take occupancy of 10,763 square feet of its space in the 3rd quarter of 2020 and is required to commence paying rent for this expansion space on March 1, 2021. At origination, $100,455 was reserved for the related free rent period. Excluding this space, the Landmark Corporate Center Property is 94.9% occupied.
(4)	The borrower sponsors purchased the Landmark Corporate Center Property in July 2015 when occupancy was 100.0%. Shortly thereafter, CoBank, which occupied 87.4% of net rentable area, gave notice that it was vacating. The borrower sponsors subsequently spent approximately $10.3 million on capital improvements and lease-up costs to bring occupancy from 10.3% in December 2016 to 53.7% in December 2017, to 80.2% in December 2018 and to the current leased occupancy of 100.0%.
(5)	The increase from TTM NOI (6/30/2020) to U/W NOI is primarily due to $327,942 of underwritten rent steps through August 2021.
(6)	The borrower sponsors acquired the Landmark Corporate Center Property in July 2015 and have a total cost basis of approximately $32.3 million ($153.12 per square foot) including approximately $8.2 million of remaining cash equity.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #7	Cut-off Date Balance:	$25,480,000
5500 South Quebec Street	Landmark Corporate Center	Cut-off Date LTV:	65.0%
Greenwood Village, CO 80111		U/W NCF DSCR:	1.80x
		U/W NOI Debt Yield:	11.6%

The Mortgage Loan. The mortgage loan (the “Landmark Corporate Center Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 211,106 square foot office building located in Greenwood Village, Colorado (the “Landmark Corporate Center Property”).

The Borrower and Borrower Sponsors. The borrowing entity for the Landmark Corporate Center Mortgage Loan is 5500 South Quebec Properties, LLC (the “Landmark Corporate Center Borrower”), a Delaware limited liability company and a special purpose entity with two independent directors in its organizational structure. Legal counsel to the Landmark Corporate Center Borrower delivered a non-consolidation opinion in connection with the origination of the Landmark Corporate Center Mortgage Loan. The non-recourse carve-out guarantors and borrower sponsors of the Landmark Corporate Center Mortgage Loan are Integrity Capital Income Fund, Inc. and 5500 Quebec Capital, LLC.

Integrity Capital Income Fund, Inc., based in Colorado, has a 91% ownership in 5500 Quebec Capital, LLC, which is the sole member of the Landmark Corporate Center Borrower. Randall B. Rush, Stephen Randle Leach, Paul Andrew Limes and Eric Davis, the four principals, serve as directors for Integrity Capital Income Fund, Inc. Incorporated in December 2013, Integrity Capital Income Fund, Inc. is a private real estate investment trust that invests in debt and equity securities within the real estate, healthcare, financial services and technology industries. As of March 31, 2020, Integrity Capital Income Fund, Inc. reported total assets of $18,916,028 with a net worth of $18,616,952.

The Property. The Landmark Corporate Center Property is a 211,106 square foot, three-story, Class A office building located in Greenwood Village, Colorado, situated on an 8.2-acre site. The Landmark Corporate Center Property is approximately 11.4 miles southeast of the Denver central business district. Built in 1982, the Landmark Corporate Center Property has undergone approximately $10.3 million in capital expenditures and leasing costs since 2015. The Landmark Corporate Center Property has 653 parking spaces, resulting in a parking ratio of 3.1 spaces per 1,000 square feet. As of June 30, 2020, the Landmark Corporate Center Property was 100.0% leased. The Landmark Corporate Center Property is situated immediately southwest of The Landmark development, a 170,000 square foot mixed use center that features a movie theater, Comedy Works, 13 dining locations, retail options and residential condominiums.

Major Tenants.

Largest Tenant: Pax8 (74,068 square feet; 35.1% of net rentable area; 30.9% of underwritten base rent; 4/30/2025 lease expiration; Fitch/Moody’s/S&P: BBB-/Baa3/BBB-) – Founded in 2012, Pax8 is focused on simplifying the way organizations buy, sell and manage cloud solutions. Pax8 ranked #60 in a business magazine’s 2019 list of the 5000 fastest-growing private companies in the United States and ranked #1 in a local business journal’s list of the 50 fastest-growing large businesses in Denver in 2019. Pax8 is headquartered at the Landmark Corporate Center Property. Pax8 has the right to terminate its lease on or after September 30, 2024, with nine months’ written notice provided no earlier than December 1, 2023 and payment of a termination fee equal to the sum of the unamortized amounts of tenant-improvement costs, moving allowance, leasing commissions and 50.0% of any free base rent provided. Pax8 has been a tenant at the Landmark Corporate Center Property since 2018 and has a current lease expiration date of April 30, 2025, with no extension options. Pax8 is expected to take occupancy of 10,763 square feet of its space in the third quarter of 2020 and is required to commence paying rent for this expansion space on March 1, 2021. Additionally, Pax8 has a free rent period for the month of August 2020 related to 13,873 square feet that it currently occupies and will begin paying rent for such space on September 1, 2020. At origination, $118,374 was reserved for such free rent periods.

Second Largest Tenant: Air Methods (67,333 square feet; 31.9% of net rentable area; 28.0% of underwritten base rent; 7/31/2028 lease expiration; Moody’s/S&P: Caa1/B-) – Founded in 1980, Air Methods is an American privately owned helicopter operator employing a workforce of over 4,500 team members. Air Methods' pilots, clinicians, mechanics, air communications specialists and support teams have helped coordinate over 100,000 patient transports and have logged more than 150,000 flight hours. Air Methods is headquartered at the Landmark Corporate Center Property and serves 48 states, with over 300 bases of operations. Air Methods has been a tenant at the Landmark Corporate Center Property since 2017 and has a current lease expiration date of July 31, 2028, with two, five-year renewal options remaining and no termination options.

Third Largest Tenant: Waste Management (21,640 square feet; 10.3% of net rentable area; 15.0% of underwritten base rent; 3/31/2024 lease expiration; Fitch/Moody’s/S&P: BBB+/Baa1/A-; NYSE: WM) – Waste Management is a provider of waste management in North America, offering services that range from collection and disposal to recycling and renewable energy generation. Waste Management serves approximately 20 million municipal, commercial, industrial and residential customers through a network of 367 collection operations, 355 transfer stations, 273 active landfill disposal sites, 16 waste-to-energy plants, 104 recycling plants and 111 beneficial-use landfill gas projects. Waste Management has been a tenant at the Landmark Corporate Center Property since 2007 and has a current lease expiration date of March 31, 2024, with one, five-year renewal option remaining and no termination options.

Fourth Largest Tenant: RSIEH, LLP (20,263 square feet; 9.6% of net rentable area; 14.9% of underwritten base rent; 3/31/2025 lease expiration) – RSIEH, LLP is a law firm that represents financial institutions and creditors and assists in debt collection. RSIEH, LLP has been a tenant at the Landmark Corporate Center Property since 2017 and has a current lease expiration date of March 31, 2025, with one, five-year renewal option remaining and no termination options.

Fifth Largest Tenant: Circle K Stores (19,470 square feet; 9.2% of net rentable area; 11.2% of underwritten base rent; 2/28/2025 lease expiration; Moody’s/S&P: Baa2/BBB) – Founded in 1951, Circle K is an international chain of convenience stores, owned by the Canadian multinational Alimentation Couche-Tard Inc. Over 90,000 people work under the Circle K banner, which represents a network of more than 10,500 stores in 27 countries. Circle K Stores has been a tenant at the Landmark Corporate Center Property since 2017

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #7	Cut-off Date Balance:	$25,480,000
5500 South Quebec Street	Landmark Corporate Center	Cut-off Date LTV:	65.0%
Greenwood Village, CO 80111		U/W NCF DSCR:	1.80x
		U/W NOI Debt Yield:	11.6%

and has a current lease expiration date of February 28, 2025, with two, three-year renewal options remaining and no termination options.

The following table presents certain information relating to the tenancy at the Landmark Corporate Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Pax8(3)(4)	BBB-/Baa3/BBB-	74,068	35.1%	$16.00	$1,185,088	30.9%	4/30/2025	NAP	Y
Air Methods	NR/Caa1/B-	67,333	31.9%	$15.95	$1,073,804	28.0%	7/31/2028	2, 5 year	N
Waste Management	BBB+/Baa1/A-	21,640	10.3%	$26.50	$573,460	15.0%	3/31/2024	1, 5 year	N
RSIEH, LLP	NR/NR/NR	20,263	9.6%	$28.20	$571,417	14.9%	3/31/2025	1, 5 year	N
Circle K Stores	NR/Baa2/BBB	19,470	9.2%	$22.00	$428,340	11.2%	2/28/2025	2, 3 year	N
Occupied Collateral Total(5)		211,106	100.0%	$18.15	$3,832,108	100.0%

Vacant Space		0	0.0%

Collateral Total		211,106	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent includes contractual rent steps through August 2021 totalling $327,942.
(3)	Pax8 is expected to take occupancy of 10,763 square feet of its space in the 3rd quarter of 2020 and is required to commence paying rent for this expansion space on March 1, 2021. Additionally, Pax8 has a free rent period for the month of August 2020 related to 13,873 square feet that it currently occupies and will begin paying rent for on September 1, 2020. At origination, $118,374 was reserved for such free rent periods.
(4)	Pax8 has the right to terminate its lease on or after September 30, 2024, with nine months’ written notice provided no earlier than December 1, 2023 and payment of a termination fee equal to the sum of the unamortized amounts of tenant-improvement costs, moving allowance, leasing commissions and 50.0% of any free base rent provided.
(5)	Occupied Collateral Total includes a management office (549 square feet), a café (3,331 square feet), conference space (2,250 square feet) and a fitness center (2,202 square feet) with no attributable underwritten base rent.

The following table presents certain information relating to the lease expiration schedule at the Landmark Corporate Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent(3)	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	1	21,640	10.3%	21,640	10.3%	$573,460	15.0%	$26.50
2025	4	113,801	53.9%	135,441	64.2%	$2,184,845	57.0%	$19.20
2026	0	0	0.0%	135,441	64.2%	$0	0.0%	$0.00
2027	0	0	0.0%	135,441	64.2%	$0	0.0%	$0.00
2028	2	67,333	31.9%	202,774	96.1%	$1,073,804	28.0%	$15.95
2029	0	0	0.0%	202,774	96.1%	$0	0.0%	$0.00
2030	0	0	0.0%	202,774	96.1%	$0	0.0%	$0.00
Thereafter(4)	0	8,332	3.9%	211,106	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	211,106	100.0%	$0	0.0%	$0.00
Total/Weighted Average	7	211,106	100.0%			$3,832,108	100.0%	$18.15

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent includes contractual rent steps through August 2021 totaling $327,942.
(4)	Includes a management office (549 square feet), a café (3,331 square feet), conference space (2,250 square feet) and a fitness center (2,202 square feet) with no attributable underwritten base rent.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #7	Cut-off Date Balance:	$25,480,000
5500 South Quebec Street	Landmark Corporate Center	Cut-off Date LTV:	65.0%
Greenwood Village, CO 80111		U/W NCF DSCR:	1.80x
		U/W NOI Debt Yield:	11.6%

The following table presents historical occupancy percentages at the Landmark Corporate Center Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	6/30/2020(2)
53.7%	80.2%	94.9%	100.0%

(1)	Information obtained from the Landmark Corporate Center Borrower. The borrower sponsors purchased the Landmark Corporate Center Property in July 2015 when occupancy was 100.0%. Shortly thereafter, CoBank, which occupied 87.4% of net rentable area, gave notice that it was vacating. The borrower sponsors subsequently spent approximately $10.3 million on capital improvements and lease-up costs to bring occupancy from 10.3% in December 2016 to 53.7% in December 2017, to 80.2% in December 2018 and to the current leased occupancy of 100.0%.
(2)	Information obtained from the underwritten rent roll.

COVID-19 Update. As of August 2020, the Landmark Corporate Center Property was open and operating. All of the tenants by count, square footage and underwritten base rent have paid rent for July 2020. The first debt service payment for the Landmark Corporate Center Mortgage Loan is in September 2020. As of the date hereof, the Landmark Corporate Center Mortgage Loan is not subject to any modification or forbearance request.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Landmark Corporate Center Property:

Cash Flow Analysis

	12/31/2017(1)	12/31/2018(1)	12/31/2019	TTM 6/30/2020(2)	U/W(2)(3)	%(4)	U/W $ per SF
Base Rent	$542,722	$1,858,406	$2,900,893	$3,205,429	$3,504,166	69.7%	$16.60
Contractual Rent Steps	0	0	0	0	327,942	6.5	1.55
Percentage Rent	0	0	1,968	2,061	0	0.0	0.00
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Gross Potential Rent	$542,722	$1,858,406	$2,902,861	$3,207,489	$3,832,108	76.3%	$18.15
Other Income(5)	1,933	108,070	37,327	42,212	42,212	0.8	0.20
Total Recoveries	29,855	89,061	984,875	1,064,863	1,149,723	22.9	5.45
Net Rental Income	$574,510	$2,055,537	$3,925,063	$4,314,564	$5,024,043	100.0%	$23.80
(Vacancy & Credit Loss)	0	0	0	0	(348,728)(6)	(6.9)	(1.65)
Effective Gross Income	$574,510	$2,055,537	$3,925,063	$4,314,564	$4,675,315	93.1%	$22.15

Real Estate Taxes	517,682	345,919	422,778	444,884	418,178	8.9	1.98
Insurance	50,222	53,375	54,246	56,529	62,711	1.3	0.30
Management Fee	54,406	70,279	114,579	128,083	140,259	3.0	0.66
Other Operating Expenses	796,743	1,074,296	1,136,155	1,121,730	1,105,156	23.6	5.24
Total Operating Expenses	$1,419,053	$1,543,869	$1,727,758	$1,751,226	$1,726,304	36.9%	$8.18

Net Operating Income	($844,543)	$511,668	$2,197,305	$2,563,338	$2,949,010	63.1%	$13.97
Replacement Reserves	0	0	0	0	35,888	0.8	0.17
TI/LC	0	0	0	0	200,467	4.3	0.95
Net Cash Flow	($844,543)	$511,668	$2,197,305	$2,563,338	$2,712,655	58.0%	$12.85

NOI DSCR	(0.56x)	0.34x	1.46x	1.70x	1.96x
NCF DSCR	(0.56x)	0.34x	1.46x	1.70x	1.80x
NOI Debt Yield	(3.3%)	2.0%	8.6%	10.1%	11.6%
NCF Debt Yield	(3.3%)	2.0%	8.6%	10.1%	10.6%

(1)	The borrower sponsors purchased the Landmark Corporate Center Property in July 2015 when occupancy was 100.0%. Shortly thereafter, CoBank, which occupied 87.4% of net rentable area, gave notice that it was vacating. The borrower sponsors subsequently spent approximately $10.3 million on capital improvements and lease-up costs to bring occupancy from 10.3% in December 2016 to 53.7% in December 2017, to 80.2% in December 2018 and to the current leased occupancy of 100.0%.
(2)	The increase from TTM NOI (6/30/2020) to U/W NOI is primarily due to $327,942 of underwritten rent steps through August 2021.
(3)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender’s underwritten net cash flow.
(4)	Represents (i) percent of Net Rental Income for all revenue fields and for Vacancy & Credit Loss and (ii) percent of Effective Gross Income for all other fields.
(5)	Other Income includes income from reserved parking, storage, tenant direct reimbursements and other miscellaneous items.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #7	Cut-off Date Balance:	$25,480,000
5500 South Quebec Street	Landmark Corporate Center	Cut-off Date LTV:	65.0%
Greenwood Village, CO 80111		U/W NCF DSCR:	1.80x
		U/W NOI Debt Yield:	11.6%

(6)	The underwritten economic vacancy is 6.9%. The Landmark Corporate Center Property was 100.0% leased as of June 30, 2020.

Appraisal. The appraiser concluded to an “as-is” appraised value of $39,200,000 as of July 6, 2020.

Environmental Matters. According to the Phase I environmental site assessment dated March 11, 2020, there was no evidence of any recognized environmental conditions at the Landmark Corporate Center Property.

Market Overview and Competition. The Landmark Corporate Center Property is located approximately 11.4 miles southeast of the Denver central business district (“CBD”). The Landmark Corporate Center Property is situated less than 0.5 miles northwest of the Orchard Light Rail Station, which is served by the E, F, and R light rail lines that provide access to Union Station, Denver CBD, Peoria Station/Aurora, and Lone Tree, and approximately 0.5 miles from the I-25 and East Orchard Road interchange. Land uses surrounding the Landmark Corporate Center Property include mid-rise offices, multifamily, strip retail centers, and hotels. Retail and entertainment uses in the immediate area include Office Depot, Landmark Center (movie theater), REI, Target, The Home Depot, and Fiddler's Green Amphitheater, while restaurants include Starbucks, McDonald's, Shanahan's Steakhouse, Poke City, Slattery's Pub and Grill, Pappadeaux Seafood Kitchen, and Chick-fil-a. The Landmark development, which is a 170,000 square foot entertainment based mixed use center, is directly southwest of the Landmark Corporate Center Property. The Landmark development includes a movie theater, Comedy Works, 13 restaurants, various retail options, and residential condos. In addition, the Landmark Corporate Center Property is approximately 1.5 miles from the Denver Technological Center (“DTC”), which was established in 1963 and is situated on approximately 909 acres. The DTC is an office park that is home to several major businesses and corporations.

According to a third-party market report, the estimated 2020 population within a one-, three- and five-mile radius of the Landmark Corporate Center Property was 9,621, 102,194 and 292,847, respectively; and the estimated 2020 average household income within the same radii was $128,815, $142,243 and $122,774, respectively.

Submarket Information - According to the appraisal, the Landmark Corporate Center Property is located in the Southeast Denver office submarket within the Denver metropolitan statistical area office market. As of the first quarter of 2020, the Southeast Denver office submarket reported a total inventory of approximately 49.4 million square feet, with a 12.5% vacancy rate and average asking rents of $25.99 per square foot.

Appraiser’s Comp Set – The appraiser identified eight primary competitive office properties for the Landmark Corporate Center Property totaling approximately 2.2 million square feet, which reported an average occupancy rate of approximately 84.3%. The appraiser concluded to market rents for the Landmark Corporate Center Property of $27.00 per square foot for office tenants and $14.00 per square foot for windowless office tenants (see “Market Rent Summary” table below). Approximately 2.1% of the net rentable area at the Landmark Corporate Center Property is windowless office space.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Landmark Corporate Center Property:

Market Rent Summary(1)

	Office	Windowless Office
Market Rent (PSF)	$27.00	$14.00
Lease Term (Months)	87	84
Free Rent Months	3	0
Lease Type (Reimbursements)	Gross	Gross
Rent Increase Projection	$0.50 PSF per annum	$0.50 PSF per annum
Tenant Improvements (New Tenants) (PSF)	$30.00	$15.00
Tenant Improvements (Renewals) (PSF)	$10.00	$5.00

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #7	Cut-off Date Balance:	$25,480,000
5500 South Quebec Street	Landmark Corporate Center	Cut-off Date LTV:	65.0%
Greenwood Village, CO 80111		U/W NCF DSCR:	1.80x
		U/W NOI Debt Yield:	11.6%

The table below presents certain information relating to comparable sales pertaining to the Landmark Corporate Center Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sales Price (PSF)
4601 DTC Boulevard	Denver, CO	249,449	Mar-20	$46,000,000	$184.41
Belleview Tower	Denver, CO	201,670	Dec-19	$40,100,000	$198.84
Regency Plaza One	Denver, CO	309,862	Sep-19	$71,250,000	$229.94
Jackson National Life	Denver, CO	182,875	Sep-19	$48,750,000	$266.58
Crescent VI	Greenwood Village, CO	134,091	Jun-19	$28,200,000	$210.30

(1)	Information obtained from the appraisal.

The following table presents certain information relating to leasing at comparable properties to the Landmark Corporate Center Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size (SF)	Annual Base Rent PSF	TI Allowance PSF	Lease Type
Stanford Place III 4582 South Ulster Street Parkway Denver, CO	1982/NAV	367,416	2.0 miles	84%	10.4 Yrs	59,231	$26.50	$70.00	Modified Gross
Peakview Tower 6465 Greenwood Plaza Boulevard Greenwood Village, CO	2000/NAV	264,149	1.6 miles	95%	3.0 Yrs	4,372	$29.00	$24.00	Modified Gross
6455 South Yosemite 6455 South Yosemite Street Greenwood Village, CO	1983/2018	201,194	1.7 miles	90%	5.0 Yrs	6,265	$25.50	$35.00	Gross
DTC Crossroads 7595 Technology Way Denver, CO	1999/2006	191,402	1.5 miles	72%	5.3 Yrs	29,207	$27.50	$20.00	Modified Gross
The Quadrant 5445 DTC Parkway Greenwood Village, CO	1985/NAV	331,151	1.4 miles	96%	4.2 Yrs	2,719	$26.50	$53.33	Modified Gross
7100 East Belleview 7100 East Belleview Avenue Greenwood Village, CO	1981/2019	179,004	0.7 miles	NAV	7.6 Yrs	6,800	$25.76	$50.00	Modified Gross
Triad at Orchard Station 5660 Greenwood Plaza Boulevard Englewood, CO	1972/2017	414,831	0.3 miles	69%	5.3 Yrs	6,183	$25.50	$42.00	Gross
4601 DTC Boulevard 4601 DTC Boulevard Denver, CO	1982/NAV	249,449	2.3 miles	NAV	5.3 Yrs	24,033	$28.50	$35.00	Gross

(1)	Information obtained from appraisal.

Escrows.

Real Estate Taxes – The Landmark Corporate Center Mortgage Loan documents require an upfront real estate tax reserve of $179,468 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $35,894).

Insurance – Insurance premium reserves are waived as long as the Landmark Corporate Center Borrower maintains a blanket policy acceptable to the lender. If such condition is not satisfied, the Landmark Corporate Center Mortgage Loan documents require ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums the lender estimates will be payable during the next 12 months.

Replacement Reserve – The Landmark Corporate Center Mortgage Loan documents require ongoing monthly replacement reserves of $3,518.

TI/LC Reserve – The Landmark Corporate Center Mortgage Loan documents require ongoing monthly reserves of $30,786 for tenant improvements and leasing commissions.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #7	Cut-off Date Balance:	$25,480,000
5500 South Quebec Street	Landmark Corporate Center	Cut-off Date LTV:	65.0%
Greenwood Village, CO 80111		U/W NCF DSCR:	1.80x
		U/W NOI Debt Yield:	11.6%

Immediate Repairs – The Landmark Corporate Center Mortgage Loan documents require an upfront immediate repairs reserve of $26,750.

Rent Concession Funds – The Landmark Corporate Center Mortgage Loan documents require an upfront reserve of $118,374 representing one month of outstanding free rent obligations under suite 275 of the Pax8 lease ($17,919) and seven months of outstanding free rent obligations under suite 120 of the Pax8 lease ($100,455). In the event Pax8 delivers written notice (the “Free Rent Election Notice”) to the Landmark Corporate Center Borrower exercising its right to receive a portion of its moving allowance as a credit against its base rent, the Landmark Corporate Center Borrower is required to deliver a copy of such Free Rent Election Notice to the lender and the lender will disburse TATILC (as defined below) funds to the free rent reserve account in an amount equal to the credit claimed by Pax8 in the Free Rent Election Notice.

TATILC Funds – The Landmark Corporate Center Mortgage Loan documents require an upfront reserve of $370,340 for outstanding tenant allowances, tenant improvements and leasing commissions (“TATILC”) for the Pax8 lease.

Lockbox and Cash Management. The Landmark Corporate Center Mortgage Loan is structured with a hard lockbox and upfront cash management. The Landmark Corporate Center Mortgage Loan documents require that the Landmark Corporate Center Borrower establish and maintain a lender-controlled lockbox account, which is already in place, and that the Landmark Corporate Center Borrower direct all tenants to pay rent directly into such lockbox account. The Landmark Corporate Center Mortgage Loan documents also require that all rents received by the Landmark Corporate Center Borrower or the property manager be deposited into the lockbox account within one business day of receipt. All funds in the lockbox account are required to be swept each business day into a cash management account controlled by the lender and, on each payment date, all funds in the cash management account are required to be applied in accordance with the Landmark Corporate Center Mortgage Loan documents. If no Cash Sweep Trigger Event or Material Tenant Trigger Event Period (each as defined below) is continuing, any excess cash flow (after payment of required monthly reserve deposits, debt service payment, operating expenses and cash management bank fees) will be disbursed to the Landmark Corporate Center Borrower. During a Material Tenant Trigger Event Period, any excess cash flow is required to be swept into a Material Tenant (as defined below) rollover account. During a Cash Sweep Trigger Event, provided no Material Tenant Trigger Event Period exists, any excess cash flow is required to be swept to an excess cash flow subaccount to be held by the lender as additional security for the Landmark Corporate Center Mortgage Loan during the continuance of the Cash Sweep Trigger Event.

A “Cash Sweep Trigger Event” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;
(ii)	any bankruptcy action involving the Landmark Corporate Center Borrower, the guarantors, any of the key principals (Randall B. Rush, Stephen Randle Leach, Paul Andrew Limes and Eric Davis) or the property manager; or
(iii)	the trailing 12-month period’s debt service coverage ratio falling below 1.20x.

A “Cash Sweep Trigger Event” will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of such event of default;

●	with regard to clause (ii) above, in the case of an involuntary filing, the filing being discharged, stayed or dismissed within 45 days for the Landmark Corporate Center Borrower, the guarantors or the key principal, or within 120 days for the property manager, and lender’s determination that such filing does not materially affect the Landmark Corporate Center Borrower’s, the guarantors’, or the key principal’s monetary obligations or the property manager’s performance obligations, as applicable, or, with respect to the property manager, the Landmark Corporate Center Borrower replacing the property manager with a qualified property manager acceptable to the lender; or

●	with regard to clause (iii) above, the trailing 12-month period’s debt service coverage ratio being greater than 1.25x for two consecutive calendar quarters.

A “Material Tenant Trigger Event Period” will commence upon the earlier of the following:

(i)	a Material Tenant giving written notice of its intent to terminate or cancel its lease or of its intention not to extend or renew its lease;
(ii)	on or prior to nine months prior to the expiration date of a Material Tenant’s lease, the related Material Tenant failing to extend or renew its lease;
(iii)	on or prior to the date by which a Material Tenant is required to notify the Landmark Corporate Center Borrower of its election to extend or renew its lease, the related Material Tenant not giving such notice;

(iv) an event of default under a Material Tenant lease that occurs and continues beyond any applicable notice and cure period;

(v)	any Material Tenant or any guarantor of the applicable Material Tenant lease becoming insolvent or a debtor in any bankruptcy action;
(vi)	a Material Tenant lease being terminated in whole or part; or
(vii)	a Material Tenant “going dark”, vacating or ceasing to occupy or conduct business at its space.

A “Material Tenant Trigger Event Period” will end upon the occurrence of the following:

●	with regard to clause (i) above, the date that (1) the applicable Material Tenant revokes or rescinds all termination or cancellation notices, (2) the applicable Material Tenant lease is extended on terms satisfying the requirements of the related mortgage loan documents (a “Renewal Cure”) or (3) all or substantially all of the applicable Material Tenant space is leased

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #7	Cut-off Date Balance:	$25,480,000
5500 South Quebec Street	Landmark Corporate Center	Cut-off Date LTV:	65.0%
Greenwood Village, CO 80111		U/W NCF DSCR:	1.80x
		U/W NOI Debt Yield:	11.6%

to a replacement tenant, and such replacement tenant and its lease satisfy the requirements of the related mortgage loan documents (a “Replacement Tenant Cure”);

●	with regard to clauses (ii) and (iii) above, either a Renewal Cure or Replacement Tenant Cure;

●	with regard to clause (iv) above, a cure of the applicable event of default;

●	with regard to clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty);

●	with regard to clause (vi) above, a Replacement Tenant Cure; or

●	with regard to clause (vii) above, the Material Tenant re-commencing its normal business operations at its Material Tenant space or portion thereof, as applicable.

A “Material Tenant” means (i) Air Methods, (ii) Pax8 or (iii) any tenant whose lease, either individually or when taken together with any other lease with the same tenant or affiliated tenants, (x) covers no less than 20% of the net rentable area at the Landmark Corporate Center Property or (y) requires the payment of base rent that is no less than 20% of the total in-place base rent at the Landmark Corporate Center Property.

Property Management. The Landmark Corporate Center Property is managed by Cushman & Wakefield U.S., Inc., a third party property management company.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Terrorism Insurance. The Landmark Corporate Center Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Landmark Corporate Center Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Landmark Corporate Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden 1701 Upland Drive Houston, Texas 77043	Loan #8 Upland Park Townhomes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 65.0% 1.37x 8.3%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden 1701 Upland Drive Houston, Texas 77043	Loan #8 Upland Park Townhomes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 65.0% 1.37x 8.3%

Upland Park Townhomes
1701 Upland Drive
Houston, TX 77043
HOUSTON
Energy Corridor
Northwest Houston
George Bush Intctl. Airport 22 miles
Brittmoore Business Park
Siemens
America Plaza
Little York Rd
Northwest Frwy
Hempstead Hwy
Northwest Marketplace
Tanner Rd
Clara Road Business Park
Chamberlain Univ. - College of Nursing
Sprint Corp. Office
Westbranch
Houston Industrial Center
Clay Rd
Pine Crest CC
Best Buy Corporate Office
Kempwood Dr
Spring Shadows Plaza
Kempwood Plaza
Fairbanks
Hammerly Blvd
Hammerly Plaza
West Belt Business Park
Kormex Foods Inc.
Hillshire Village
Long Point Rd
Westview Dr
Spring Valley Village
Westview Business Park
Wapiti Energy
Houston Comm. College - Spring Branch Campus
Village Plaza
Centre at Bunker Hill
Katy Frwy
Brittmoore Rd
Sam Houston Tollway
Gessner Dr
Blalock Rd
Eldridge Pkwy
Belhaven University
Park Row
Conoco Phillips
Energy Center One
Shell Oil Company
BP Energy
ExxonMobil
Marubeni Oil & Gas
Darrell Tully Stadium
Don Coleman Community Coliseum
Calliope Shopping Center
Memorial
City Centre
Memorial City Hospital
Memorial City Mall
Hedwig Village
Downtown Houston 11 miles
Town & Country Shopping Ctr.
Memorial Dr
HARRIS COUNTY
Bunker Hill Village
Piney Point Rd
Voss Rd
Greenbay St
Piney Point Village
George Bush Park
Buffalo Bayou
Lakeside Country Club
Dairy Ashford Rd
Briar Forest Dr
Briarforest
Westside
Wilcrest Dr
BMC
Phillips 66
Maersk Oil
Carillon Shopping Ctr.
Woodlake Square
Westheimer Rd
Westheimer Commons
Houston Comm. College - Alief Hayes Campus
Westchase Shopping Center
Cameron LNG Headquarters
West Oaks Mall
Market Square
Synott Rd
West Houston Medical Center
Richmond Ave
Schlumberger
Mid-West
Hillcroft St
SHELL TECHNOLOGY CENTER
Westchase
Westpark Dr
Westchase Corporate Center
Chevron
Westpark Tollway
Royal Oaks CC
Clog Outlet Warehouse
Alief Amity Park
CGG
Jacobs Engineering
Briarpark Dr
Sharpstown Park Country Club
Fondren Rd
PlazAmericas Shopping Centre
Presidio Square
Halliburton
DataVox
Bellaire Blvd
Kirkwood Rd
Pavilion Village
Lakes of Bellaire
Hong Kong City Mall
Arthur Storey Park
Houston Plaza 88
Sharpstown
Southwest Frwy
Houston Baptist Univ.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – Upland Park Townhomes

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	LMF Commercial, LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Multifamily – Garden
	Original Principal Balance:	$24,000,000		Location:	Houston, TX
	Cut-off Date Balance:	$24,000,000		Size:	285 Units
	% of Initial Pool Balance:	4.3%		Cut-off Date Balance Per Unit:	$84,211
	Loan Purpose:	Refinance		Maturity Date Balance Per Unit:	$73,204
	Borrower Sponsor:	Keeley Megarity		Year Built/Renovated:	1971/2019
	Guarantor:	Keeley Megarity		Title Vesting:	Fee
	Interest Rate:	4.2000%		Property Manager:	Self-managed
	Note Date:	February 13, 2020		Current Occupancy (As of):	88.1% (7/21/2020)
	Seasoning:	5 months		YE 2019 Occupancy(2):	88.0%
	Maturity Date:	March 6, 2030		YE 2018 Occupancy(2):	90.0%
	Interest-Only Period:	36 months		YE 2017 Occupancy(2):	71.0%
	Loan Term (Original):	120 months		YE 2016 Occupancy(2):	64.0%
	Amortization Term (Original):	360 months		As-is Appraised Value:	$36,950,000
	Loan Amortization Type:	Interest-only, Amortizing Balloon		As-is Appraised Value Per Unit:	$129,649
	Call Protection:	L(29),D(87),O(4)		As-is Appraisal Valuation Date:	December 17, 2019
	Lockbox Type:	Springing		Underwriting and Financial Information(3)
	Additional Debt:	None		TTM NOI (6/30/2020)(2):	$2,008,582
	Additional Debt Type (Balance):	NAP		YE 2019 NOI(2):	$2,163,070
				YE 2018 NOI(2):	$1,973,310
				YE 2017 NOI(2):	$1,196,570
				U/W Revenues:	$3,673,073
				U/W Expenses:	$1,673,005
Escrows and Reserves(1)				U/W NOI:	$2,000,068
	Initial	Monthly	Cap	U/W NCF:	$1,928,818
Taxes	$73,278	$34,894	NAP	U/W DSCR based on NOI/NCF:	1.42x / 1.37x
Insurance	$117,338	$12,417	NAP	U/W Debt Yield based on NOI/NCF:	8.3% / 8.0%
Replacement Reserve	$500,000	$5,938	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	9.6% / 9.2%
				Cut-off Date LTV Ratio:	65.0%
				LTV Ratio at Maturity:	56.5%

Sources and Uses
Sources			Uses
Original loan amount	$24,000,000	100.0%	Loan Payoff	$14,361,978	59.8%
			Upfront Reserves	690,615	2.9
			Closing costs	206,978	0.9
			Return of equity	8,740,429	36.4
Total Sources	$24,000,000	100.0%	Total Uses	$24,000,000	100.0%

(1)	See “Escrows” section for a description of Escrows and Reserves
(2)	The increase in YE 2017 NOI to TTM NOI is attributed to renovations and lease up of units at the Upland Park Townhomes Property (as defined below), which increased occupancy and net operating income.
(3)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the Upland Park Townhomes Mortgage Loan was underwritten, based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The mortgage loan (the “Upland Park Townhomes Mortgage Loan”) is evidenced by a single promissory note secured by a first priority mortgage encumbering a condominium interest in a multifamily property consisting of 285 multifamily condominium units in a townhome community (the “Upland Park Townhomes Property”) that is part of a 302-unit multifamily property (the “Greater Complex”) located in Houston, Texas.

The Borrower and Borrower Sponsor. The borrower is Upland Park Townhomes, LLC (the “Upland Park Townhomes Borrower”), a single-purpose Texas limited liability company structured to be bankruptcy-remote. The Upland Park Townhomes Borrower is wholly owned by Keeley Megarity who holds a 50.0% direct ownership interest in the Upland Park Townhomes Borrower and is the sole owner of the holder of the remaining 50.0% interest, managing member 1701 KM, Inc., a Texas corporation that is also structured to be

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden 1701 Upland Drive Houston, Texas 77043	Loan #8 Upland Park Townhomes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 65.0% 1.37x 8.3%

bankruptcy-remote. The non-recourse carveout guarantor and borrower sponsor of the Upland Park Townhomes Mortgage Loan is Keeley Megarity.

Keeley Megarity founded Texas Claremont Property Company Inc. d/b/a Claremont Property Company (“Claremont”) in 1996 when he bought his first 29-unit apartment project. Since then, Mr. Megarity has purchased and sold over 5,000 apartment units, built 1,500 new apartment units and renovated over 1.0 million square feet of office space. Claremont serves as the general contractor on projects owned by Mr. Megarity, and as a third-party general contractor for other property owners. Claremont has general contracting projects in Texas, Alabama, Mississippi and Florida. Mr. Megarity oversees a staff of 45 employees that manage apartment projects, office buildings and construction projects. Mr. Megarity is involved in current and prior foreclosure litigation and defaults, including the maturity default of the loan being refinanced by the Upland Park Townhomes Mortgage Loan. See “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The Upland Park Townhomes Property consists of 285 multifamily condominium units located in Houston, Texas. The Upland Park Townhomes Property’s unit mix includes 196 two-bedroom units, 80 three-bedroom units, and 9 four-bedroom units, with an average unit size of 1,219 square feet. Unit amenities include stainless steel appliances, stackable washer/dryer units, walk-in closets, granite countertops and patios/balconies. Since acquisition of the Upland Park Townhomes Property in 2013, the borrower sponsor has spent approximately $15.95 million in exterior and interior renovations which continued through 2019. As of July 21, 2020, the Upland Park Townhomes Property was 88.1% occupied.

The Upland Park Townhomes Property is part of the “Greater Complex”, which was constructed in 1971 and consists of 41, two-story buildings, situated on a 15.4 acre site. The Greater Complex was converted into a condominium legal structure in 1987 and includes 302 condominium units. Of the total 302 units, 285 are owned by the Upland Park Townhomes Borrower and are collateral for the Upland Park Townhomes Mortgage Loan. The remaining 17 units are owned by two separate unaffiliated owners who rent out units to residential tenants. The common areas of the Greater Complex are administered by a condominium association (the “Association”) pursuant to a condominium declaration. The Upland Park Townhomes Borrower’s 285 units represent 94.4% of the condominium, providing the Upland Park Townhomes Borrower with majority control of the Association. Community amenities include a clubhouse, swimming pools, a fitness center, a business center, controlled access gates with 24-hour attendants, covered parking, walking paths, and a dog park. The Greater Complex has 603 surface parking spaces, consisting of 369 open spaces and 234 carport spaces, resulting in a parking ratio of 2.0 spaces per unit.

The following table presents certain information relating to the unit mix of the Upland Park Townhomes Property:

Unit Mix Summary(1)

Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
2 Bedrooms / 1.5 Bathrooms	83	69	29.1%	83.1%	1,060	$1,011
2 Bedrooms / 2.5 Bathrooms	113	103	39.6%	91.2%	1,190	$1,083
3 Bedrooms / 2 Bathrooms	68	60	23.9%	88.2%	1,364	$1,240
3 Bedrooms / 3 Bathrooms	12	11	4.2%	91.7%	1,500	$1,405
4 Bedrooms / 3 Bathrooms	9	8	3.2%	88.9%	1,580	$1,598
Total/Weighted Average	285	251	100.0%	88.1%	1,219	$1,129

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Upland Park Townhomes Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	7/21/2020(2)
71.0%	90.0%	88.0%	88.1%

(1)	Information obtained from the borrower sponsor.
(2)	Information obtained from the underwritten rent roll.

COVID-19. As of July 17, 2020, the Upland Park Townhomes Property is open and operating. As of the date hereof, collection at the Upland Park Townhomes Property was at 87.7% of total units. The Upland Park Townhomes Borrower paid the debt service and deposited monthly reserves required under the Upland Park Townhomes Mortgage Loan in May, June, July, and August 2020. As of the date hereof, the Upland Park Townhomes Mortgage Loan is not subject to any modification or forbearance agreement, and the Upland Park Townhomes Borrower has not requested any modification or forbearance to the Upland Park Townhomes Mortgage Loan terms.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden 1701 Upland Drive Houston, Texas 77043	Loan #8 Upland Park Townhomes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 65.0% 1.37x 8.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Upland Park Townhomes Property:

Cash Flow Analysis

	2017	2018	2019	TTM 6/30/2020	U/W	%(1)	U/W $ per Unit
Base Rent	$2,494,386	$3,350,442	$3,567,739	$3,518,333	$3,407,112	81.0%	$11,955
Grossed Up Vacant Space	0	0	0	0	495,299	11.8	1,738
Gross Potential Rent	$2,494,386	$3,350,442	$3,567,739	$3,518,333	$3,902,411	92.8%	$13,693
Other Income	254,180	301,568	322,384	289,642	304,985(2)	7.2	1,070
Net Rental Income	$2,748,566	$3,652,010	$3,890,123	$3,807,976	$4,207,396	100.0%	$14,763
(Vacancy & Credit Loss)	(29,820)	(55,814)	(43,875)	(47,264)	(534,323)(3)	(13.7)	(1,875)
Effective Gross Income	$2,718,746	$3,596,195	$3,846,248	$3,760,711	$3,673,073	87.3%	$12,888

Real Estate Taxes	332,826	342,000	418,972	446,272	418,815	11.4	1,470
Insurance	115,391	115,368	119,589	131,544	144,016	3.9	505
Management Fee	116,713	146,539	157,552	155,120	110,192	3.0	387
Other Operating Expenses	957,247	1,018,979	987,066	1,019,194	999,982	27.2	3,509
Total Operating Expenses	$1,522,177	$1,622,886	$1,683,178	$1,752,130	$1,673,005	45.5%	$5,870

Net Operating Income(4)	$1,196,570	$1,973,310	$2,163,070	$2,008,582	$2,000,068	54.5%	$7,018
Capital Expenditures	0	0	0	0	71,250	1.9	250
Net Cash Flow	$1,196,570	$1,973,310	$2,163,070	$2,008,582	$1,928,818	52.5%	$6,768

NOI DSCR	0.85x	1.40x	1.54x	1.43x	1.42x
NCF DSCR	0.85x	1.40x	1.54x	1.43x	1.37x
NOI Debt Yield	5.0%	8.2%	9.0%	8.4%	8.3%
NCF Debt Yield	5.0%	8.2%	9.0%	8.4%	8.0%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Other Income includes (i) utility income of $153,867, (ii) parking income of $36,521 and (iii) other income of $114,597, which includes pet fees, late charges, month-to-month fees, application fees, HOA fees paid by non-collateral units and miscellaneous income.
(3)	The underwritten economic vacancy is 13.7%. The Upland Park Townhomes Property was 88.1% physically occupied as of July 21, 2020.
(4)	The increase in Net Operating Income from 2017 through TTM 6/30/2020 is attributed to the renovations and lease up at the Upland Park Townhomes Property, which increased occupancy and net operating income.

Appraisal. As of the appraisal valuation date of December 17, 2019, the Upland Park Townhomes Property had an “as-is” appraised value of $36,950,000.

Environmental Matters. According to the Phase I environmental site assessment dated December 20, 2019, there was no evidence of any recognized environmental conditions at the Upland Park Townhomes Property.

Market Overview and Competition. The Upland Park Townhomes Property is located in Houston, Harris County, Texas, within the Houston Metropolitan Statistical Area (the “Houston MSA”). The Houston MSA is comprised of the Houston-The Woodlands-Sugar Land metropolitan area. The Houston MSA has advanced faster than the nation as a whole, with job growth that is approximately 1.0% higher than that of the national average on a year-over-year basis. Professional services and distribution is leading the way, and the unemployment rate is reported at 3.5% with the labor force continuing to grow. The five largest industry sectors within a three-mile radius of the Upland Park Townhomes Property include: professional services (47.3%), manufacturing (9.8%), retail trade (9.8%), finance/insurance/real estate (9.5%), and construction (7.8%).

The Upland Park Townhomes Property is located in the western area of Houston within the Spring Branch multifamily submarket. The Houston central business district is approximately 12 miles from the Upland Park Townhomes Property. The Upland Park Townhomes Property is located in a suburban area, and land uses within the neighborhood consist of a mixture of commercial and residential developments that include primarily industrial and multifamily properties. There are several shopping facilities that serve the area; Memorial City Mall is the closest regional mall located approximately 4.5 miles away from the Upland Park Townhomes Property. Located 2.5 miles away from IH-10, the Upland Park Townhomes Property has access to several major employment centers, including: The Energy Corridor, Uptown/Galleria, Westchase, and Texas Medical Center, which are all located within 15 miles of the Upland Park Townhomes Property. The George Bush Intercontinental Airport is located approximately 30 miles from the Upland Park Townhomes Property. According to the appraisal, the 2019 estimated population within a one-, three- and five-mile radius of the Upland Park Townhomes Property is 8,851, 100,763 and 314,064, respectively, with an average household income within a one-, three- and five-mile radius of the Upland Park Townhomes Property of approximately $107,647, $118,259 and $110,093, respectively.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden 1701 Upland Drive Houston, Texas 77043	Loan #8 Upland Park Townhomes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 65.0% 1.37x 8.3%

According to a third-party market research report, as of the third quarter of 2019, the Spring Branch multifamily submarket contained approximately 23,458 units, a reported 3.7% vacancy rate, and an average asking monthly rent per unit of $980 (representing a 1.8% increase from the third quarter of 2018).

Appraiser’s Competitive Set – The appraiser identified five primary competitive properties for the Upland Park Townhomes Property totaling 922 units, which reported an average occupancy rate of approximately 93.0%. The appraiser concluded to monthly market rents per unit ranging from $813 to $1,625.

Competitive Set(1)

	Upland Park Townhomes (Subject)	Bateswood Manor Apartments	Brighton Oaks	City Terrace	Eagle Hollow	Memorial Fountain
Location	Houston, TX	Houston, TX	Houston, TX	Houston, TX	Houston, TX	Houston, TX
Distance to Subject	--	3.0 miles	2.9 miles	2.9 miles	2.1 miles	1.5 miles
Property Type	Garden	Garden	Garden	Garden	Garden	Garden
Year Built/Renovated	1971/2013-2019	1973/NAP	1969/NAP	1975/2017	1982/NAP	1965/2017
Number of Units	285	100	201	122	350	149
Average Monthly Rent (per unit)
1 Bedroom	NAP(2)	$813	$835	$968	$840	$1,016
2 Bedrooms	$1,011 - $1,083(2)	$1,011 - $1,349	$1,029 - $1,149	$1,230 - $1,375	$990 - $1,130	$1,200 - $1,395
3 Bedrooms	$1,240 - $1,405(2)	$1,207	$1,239	$1,545	NAP	$1,575 - $1,625
4 Bedrooms	$1,598(2)	NAP	NAP	$1,535	NAP	NAP
Occupancy	88.1%(2)	92.0%	90.0%	95.0%	90.0%	98.0%

(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.

Escrows.

Real Estate Taxes – The Upland Park Townhomes Mortgage Loan documents require an upfront real estate tax reserve of $73,278 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be necessary to pay taxes over the then succeeding twelve months (initially $34,894).

Insurance – The Upland Park Townhomes Mortgage Loan documents require an upfront insurance reserve of $117,338 and ongoing monthly insurance premium reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve months (initially $12,417).

Replacement Reserves – The Upland Park Townhomes Mortgage Loan documents require an upfront replacement reserve of $500,000 and ongoing monthly replacement reserves of $5,938.

Lockbox and Cash Management. The Upland Park Townhomes Mortgage Loan requires a springing lockbox and springing cash management. Upon the occurrence and during the continuance of a Cash Management Trigger Event (as defined below), (i) the Upland Park Townhomes Borrower is required to establish a lender-controlled lockbox account and instruct tenants or the property manager to deposit rents into such lockbox account, and (ii) the Upland Park Townhomes Borrower or the property manager is required to deposit all rents received within two business days of receipt. On each business day during a Cash Management Trigger Event, funds in the lockbox account are required to be transferred to the cash management account. All funds in the cash management account are required to be applied on each monthly payment date in accordance with the related mortgage loan documents. Pursuant to the Upland Park Townhomes Mortgage Loan documents, all excess funds on deposit are required to be applied as follows (a) if a Cash Sweep Event (as defined below) is not in effect, to the Upland Park Townhomes Borrower; and (b) if a Cash Sweep Event is in effect funds will be applied to an excess cash flow account controlled by the lender, to be held by the lender as additional security for the Upland Park Townhomes Mortgage Loan.

A “Cash Management Trigger Event” will commence upon the occurrence of the following:

(i)	an event of default;
(ii)	the Upland Park Townhomes Borrower’s second late debt service payment within a 12-month period;
(iii)	a bankruptcy action of the Upland Park Townhomes Borrower, guarantor or property manager; or
(iv)	a Cash Management DSCR Trigger Event (as defined below).

A Cash Management Trigger Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default being accepted, or the event of default being waived by the lender;
●	with regard to clause (ii) above, the debt service payments being paid on time for 12 consecutive payment dates;
●	with regard to clause (iii) above, such bankruptcy action petition being discharged, stayed, or dismissed within 90 days of such filing among other conditions with respect to the Upland Park Townhomes Borrower or guarantor and within 120 days

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden 1701 Upland Drive Houston, Texas 77043	Loan #8 Upland Park Townhomes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 65.0% 1.37x 8.3%

with respect to the property manager, or with respect to the property manager, the Upland Park Townhomes Borrower replacing the property manager with a qualified property manager acceptable to the lender; and

●	with regard to clause (iv) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.10x for two consecutive quarters.

A “Cash Management DSCR Trigger Event” will occur on any day the amortizing debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.10x for the Upland Park Townhomes Mortgage Loan.

A “Cash Sweep Event” will commence upon the occurrence of the following:

(i)	an event of default;
(ii)	a bankruptcy action of the Upland Park Townhomes Borrower, guarantor or property manager; or

(iii) a Cash Sweep DSCR Trigger Event (as defined below).

A Cash Sweep Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default being accepted or waived by lender;
●	with regard to clause (ii) above, such bankruptcy action petition being discharged, stayed, or dismissed within 90 days of such filing among other conditions with respect to the Upland Park Townhomes Borrower or guarantor or within 120 days for the property manager, or with respect to the property manager, the Upland Park Townhomes Borrower replacing the property manager with a qualified property manager acceptable to the lender; and
●	with regard to clause (iii) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.10x for two consecutive quarters.

A “Cash Sweep DSCR Trigger Event” will occur on any day the amortizing debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.10x for the Upland Park Townhomes Mortgage Loan.

Property Management. The Upland Park Townhomes Property is managed by Texas Claremont Property Company Inc., an affiliate of the Upland Park Townhomes Borrower.

Partial Release. None.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The Upland Park Townhomes Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Upland Park Townhomes Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Upland Park Townhomes Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Single Tenant	Loan #9	Cut-off Date Balance:	$23,000,000
7801 Limestone Drive	Life Time Fitness - Gainesville, VA	Cut-off Date LTV:	62.0%
Gainesville, VA 20155		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.6%

LIFE TIME
ATHLETIC
SPA

LIFETIME

FUNCTIONAL TRAINING

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Single Tenant	Loan #9	Cut-off Date Balance:	$23,000,000
7801 Limestone Drive	Life Time Fitness - Gainesville, VA	Cut-off Date LTV:	62.0%
Gainesville, VA 20155		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.6%

Life Time Fitness - Gainesville, VA
7801 Limestone Drive
Gainesville, VA 20155
Loudoun County
Brambleton
Dulles
Arcola
Washington Dulles International Airport
Lee-Jackson Mem. Hwy
Braddock Rd
Stone Ridge Village Center
Gum Springs Village Center
Stone Ridge
South Riding Market Square
South Riding
South Riding Golfers Club
East Gate Marketplace
PS Business Parks
Chantilly
Gum Springs Rd
Logmill Rd
Lurette Rd
Mountain Rd
Waterfall Rd
Sudley Rd
Chantilly Natl. Golf & CC
Centreville
Cub Run Park
Fairfax County
Washington, DC 26 miles
Waterfall
James S Long Reg. Park
Prince William County
Fairfax National Golf Club
Haymarket
Heritage Hunt Golf & Country Club
Pageland Rd
Manassas National Battle Park
Lee Hwy
Brawner Farm Interpretive Ctr.
Heritage Village Plaza
Conway/ Robinson Memorial State Forest
Parkridge Center
Bull Run Regional Park
Splash Down Waterpark
Gainesville
James Madison Hwy
Beverleys Mill Rd
The Shops at Stonewall
Virginia Gateway
Wellington Rd
Virginia Oaks Golf Club
Jiffy Lube Live
Stonewall Golf Club
Robert Trent Jones GC
Festival at Bull Run Shopping Ctr.
Sudley Town Plaza
Sudley Manor Square
Yorkshire
Manassas Park
Bull Run
Manassas Mall
Portsmouth Station
Liberia Ave
Prince William Medical Center
Hylton Performing Arts Ctr.
Lockheed Martin
Manassas Junction
Broad Run Industrial Park
Prince William Pkwy
Canterbury Village Shopping Ctr.
George Mason Univ. Science & Technology Campus
New Baltimore
Linton Hall
Bristow
FBI
Manassas
Prince William Golf Course
Vint Hill Rd
Center at Innovation
EG Smith Baseball Complex
Bristow Center
Wellington Station Shopping Ctr.
VRE
Broad Run
Rouges Rd
Greenwich Rd
Fitzwater Dr
Woodlawn Farms
Manassas Regional Airport
Old Dominion Speedway
Dumfries Rd
AMTRAK
Bristow Rd
Buckhall
Bristow Manor Golf Course
Brentsville Rd
Old Dumfries Rd
Nokesville
Nokesville Rd
Fauquier County
Nokesville Park
Purcellville
Leesburg
Poolesville
Gaithersburg
Olney
Montgomery County
Maryland
North Potomac
Rockville
Aspen Hill
Wheaton
Lansdowne
Leesburg Executive Airport
Ashburn
North Bethesda
Sterling
Great Falls
Potomac
Silver Spring
Bethesda
Middleburg
Aldie
Herndon
Virginia
Washington Dulles Intl. Airport
Reston
Wash. DC
Stone Ridge
South Riding
Tysons Corner
McLean
Arlington
Chantilly
Fair Oaks
Oakton
Falls Church
Merrifield
Centreville
Fairfax
Haymarket
Manassas National Battle Park
Annandale
Alexandria
Fairfax County
Fairfax Station
Gainesville
Bull Run
Manassas Park
Burke
Springfield
National Harbor
Linton Hall
Franconia
New Baltimore
Manassas
Ft. Belvoir U.S. Army Res.
Mt. Vernon
Nokesville
Manassas Regional Airport
Fauquier County
Lorton
Lake Ridge
Catlett
Prince William County
Dale City
Accokeek
Calverton
Mason Neck State Park
Woodbridge
Bennsville
Midland
Quantico Marine Corps Base
Prince William Forest Park
Charles County

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – Life Time Fitness - Gainesville, VA

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail – Single Tenant
	Original Principal Balance:	$23,000,000		Location:	Gainesville, VA
	Cut-off Date Balance:	$23,000,000		Size:	125,157 SF
	% of Initial Pool Balance:	4.1%		Cut-off Date Balance Per SF:	$183.77
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$183.77
	Borrower Sponsors:	Carl T. Millice, III; Bowden T. Millice; Clayton C. Millice		Year Built/Renovated:	2019/NAP
	Guarantors:	Carl T. Millice, III; Bowden T. Millice; Clayton C. Millice		Title Vesting:	Fee
	Mortgage Rate:	3.9000%		Property Manager:	Tenant-managed
	Note Date:	March 3, 2020		Current Occupancy (As of):	100.0% (8/1/2020)
	Seasoning:	5 months		YE 2019 Occupancy(2):	NAP
	Maturity Date:	March 11, 2030		YE 2018 Occupancy(2):	NAP
	IO Period:	120 months		YE 2017 Occupancy(2):	NAP
	Loan Term (Original):	120 months		YE 2016 Occupancy(2):	NAP
	Amortization Term (Original):	NAP		As-Is Appraised Value(3):	$37,100,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF(3):	$296.43
	Call Protection:	L(29),D(87),O(4)		As-Is Appraisal Valuation Date:	January 9, 2020
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt:	None		Underwriting and Financial Information
	Additional Debt Type (Balance):	NAP		YE 2019 NOI(2):	NAP
				YE 2018 NOI(2):	NAP
				YE 2017 NOI(2):	NAP
				YE 2016 NOI(2):	NAP
				U/W Revenues:	$2,266,701
				U/W Expenses:	$68,001
Escrows and Reserves(1)				U/W NOI:	$2,198,700
	Initial	Monthly	Cap	U/W NCF:	$2,072,849
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	2.42x / 2.28x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	9.6% / 9.0%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	9.6% / 9.0%
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(3):	62.0%
				LTV Ratio at Maturity(3):	62.0%

Sources and Uses
Sources			Uses
Original loan amount	$23,000,000	59.4%	Purchase price	$38,000,000	98.2%
Borrower sponsor cash equity	15,696,218	40.6	Closing costs	696,218	1.8
Total Sources	$38,696,218	100.0%	Total Uses	$38,696,218	100.0%

(1)	See “Escrows” section below.
(2)	Historical operating statements and occupancy are not applicable, as the property was constructed in 2019, and the borrower sponsors recently acquired the property in a sale-leaseback transaction.
(3)	The appraised value was determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and all LTV metrics were calculated based on such information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The mortgage loan (the “Life Time Fitness - Gainesville, VA Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the borrower’s fee interest in a 125,157 square foot, single tenant retail building located in Gainesville, Virginia (the “Life Time Fitness - Gainesville, VA Property”).

The Borrowers and Borrower Sponsors. The borrowers are two tenants-in-common: Gainesville LT LLC and Big Big Gainesville, LLC, each a Delaware limited liability company. The borrower sponsors and non-recourse carveout guarantors are Carl T. Millice, III, Bowden T. Millice and Clayton C. Millice.

Carl T. Millice, III, Bowden T. Millice and Clayton C. Millice are each principals of Millice Group, Ltd., a privately held full-service real estate investment and development company headquartered in Denver, Colorado. Founded in 1982 by Carl T. Millice, the company has over 30 years of experience developing, owning and operating real estate. Millice Group, Ltd has developed or owned over 2.5

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Single Tenant	Loan #9	Cut-off Date Balance:	$23,000,000
7801 Limestone Drive	Life Time Fitness - Gainesville, VA	Cut-off Date LTV:	62.0%
Gainesville, VA 20155		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.6%

million square feet of commercial and residential real estate and has been responsible for leasing over 4 million square feet of commercial space.

The Property. The Life Time Fitness – Gainesville, VA Property contains 125,157 square feet of rentable area and is situated on an 18.5-acre site. The property was constructed in 2019 by Life Time, Inc. and was acquired by the borrower in a sale-leaseback transaction in March 2020. The property contains 710 surface parking spaces resulting in a parking ratio of 5.7 spaces per 1,000 square feet of rentable area. As of August 1, 2020, the property was 100.0% leased to Life Time.

The Life Time Fitness - Gainesville, VA Property is an Onyx-level Life Time facility, the second highest club category in terms of amenities and membership costs. Amenities at the property include a salon & spa, childcare center, yoga studio, Pilates studio, indoor and outdoor swimming pools, whirlpool, steam room, sauna, café, indoor cycling studio, locker rooms, and basketball court. Additional services and offerings include weight loss programs, private and group training, running and cycling clubs and kids camps. The property also contains an on-site LifeClinic, which provides members with professional chiropractors and physical therapists. The Life Time Fitness – Gainesville, VA Property is the only Life Time center in the state of Virginia with a LifeClinic. The closest other Life Time Fitness facility is located in Centreville, Virginia, approximately 10.2 miles from the Life Time Fitness - Gainesville, VA Property.

Major Tenant.

Life Time (125,157 square feet; 100.0% of net rentable area; 100.0% of underwritten base rent; 2/28/2045 lease expiration) – Life Time Inc., founded in 1992, operates large sports, athletic, fitness and family recreation centers with more than 150 destinations in 41 major markets in the U.S. and Canada. In addition to traditional “health club” offerings, most Life Time Fitness centers include a selection of amenities and services including indoor and outdoor swimming pools, basketball and racquet courts, personal training and group fitness programming, child care centers, cafés and spas. Life Time executed a 25-year lease through February 2045 with 6, 5-year extension options.

Life Time’s lease is structured with 8% contractual rent escalations every five years with the first rent bump scheduled to occur in 2025. The entity on Life Time’s lease is Healthy Way of Life X, LLC, a Delaware limited liability company, and the lease is guaranteed by Life Time, Inc., a Minnesota Corporation.

COVID-19 Update. As of July 30, 2020, the Life Time Fitness Property was open and operating. Life Time previously closed operations at the Life Time Fitness – Gainesville, VA Property due to COVID-19 but re-opened on June 19, 2020. Life Time made full rent payments for March, April, May, June and July 2020. The July 2020 debt service payment was made, and the Life Time Fitness – Gainesville, VA Mortgage Loan is current; the August debt service payment is due on August 11th. As of the date hereof, the Life Time Fitness – Gainesville, VA Mortgage Loan is not subject to any modification or forbearance request.

The following table presents certain information relating to the tenancy at the Life Time Fitness - Gainesville, VA Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options(2)	Termination Option (Y/N)
Life Time	NR/B3/CCC+	125,157	100.0%	$18.52	$2,318,000	100.0%	2/28/2045	6, 5-year	N
Occupied Collateral Total		125,157	100.0%	$18.52	$2,318,000	100.0%
Vacant Space		0	0.0%

Collateral Total		125,157	100.0%	$18.52	$2,318,000	100.0%

(1)	The Annual U/W Base Rent PSF and Annual U/W Base Rent represents Life Time’s current contractual base rent. The tenant’s lease is structured with 8% contractual rental rate increases every five years with the first increase scheduled to occur in 2025.
(2)	Life Time has 6, 5-year extension options each exercisable with 15 months’ notice.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Single Tenant	Loan #9	Cut-off Date Balance:	$23,000,000
7801 Limestone Drive	Life Time Fitness - Gainesville, VA	Cut-off Date LTV:	62.0%
Gainesville, VA 20155		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.6%

The following table presents certain information relating to the lease rollover schedule at the Life Time Fitness - Gainesville, VA Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	125,157	100.0%	125,157	100.0%	$2,318,000	100.0%	$18.52
Vacant	0	0	0.0%	125,157	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	125,157	100.0%			$2,318,000	100.0%	$18.52

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Life Time Fitness - Gainesville, VA Property:

Historical Occupancy

12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	8/1/2020(2)
NAV	NAV	NAV	NAV	100.0%

(1)	Historical occupancy is not applicable, as the property was constructed in 2019 and was acquired by the borrower in a sale-leaseback transaction in March 2020.
(2)	Information obtained from the underwritten rent roll.

Appraisal. The appraiser concluded to an “as-is” appraised value of $37,100,000 as of January 9, 2020. The appraiser also concluded a “Hypothetical – Go Dark” value of $21,900,000 as of January 9, 2020.

Environmental Matters. According to a Phase I environmental site assessment dated January 16, 2020 there was no evidence of any recognized environmental conditions at the Life Time Fitness - Gainesville, VA Property.

Market Overview. The Life Time Fitness - Gainesville, VA Property is located within the southeast quadrant of the US Route 29 and I-66 interchange, in Gainesville, Virginia, approximately 35 miles west of the Washington D.C. central business district. According to the appraisal, the property is located within two miles of the Virginia Gateway Town Center Development (a 1.3 million square foot mixed use development anchored by a Super Target, Giant, Lowes, and BJ’s Wholesale Club) and the Shops at Stonewall development (a recently completed approximately 300,000 square foot shopping center anchored by Wegmans, Ross Dress for Less, Dick’s Sporting Goods and Staples).

According to the appraisal, the estimated 2019 population within a 1-, 3- and 5-mile radius of the Life Time Fitness – Gainesville, VA Property was approximately 3,570, 52,802 and 114,408, respectively. Within the same radii, the average 2019 household income was approximately $160,915, $159,195 and $148,833, respectively.

According to a third party market research report, the Life Time Fitness - Gainesville, VA Property is located within the Route 29/I-66 Corridor submarket of the Washington, DC retail market. As of March 2020, the submarket reported a total inventory of approximately 8.4 million square feet with a 4.0% vacancy rate and average asking rent of $28.87 per square foot. Within a three mile radius of the property, the total retail inventory was approximately 2.6 million square feet, with a 4.4% vacancy rate and an average asking rent of $31.90 per square foot.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Single Tenant	Loan #9	Cut-off Date Balance:	$23,000,000
7801 Limestone Drive	Life Time Fitness - Gainesville, VA	Cut-off Date LTV:	62.0%
Gainesville, VA 20155		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.6%

The following table presents certain information relating to the appraiser’s market rent conclusion for the Life Time Fitness - Gainesville, VA Property:

Market Rent Summary(1)

Market Rent (PSF)	$18.50
Lease Term (Years)	15
Lease Type (Reimbursements)	Triple Net
Rent Increase Projection	10% every 5 years

(1)	Information obtained from the appraisal.

The following table presents certain information relating to comparable leases to Life Time Fitness - Gainesville, VA Property:

Comparable Leases(1)

Property Name/Location	Tenant	Total GLA (SF)	Distance from Subject	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
Life Time Fitness – Gainesville, VA Property(2)	Life Time	125,157	NAP	Mar-2020	25.0 Yrs	$18.52	NNN
Center at Glen Burnie Glen Burnie, MD	LA Fitness	37,000	83.7 miles	Nov-2020	10.0 Yrs	$20.00	NNN
Riverside Square Ashburn, VA	AARP	20,285	28.5 miles	Aug-2019	10.0 Yrs	$33.00	NNN
Riverdale Park Station Riverdale, MD	Gold's Gym	37,992	55.1 miles	Mar-2018	10.0 Yrs	$23.00	NNN
Central Park Fredericksburg, VA	Sports & Health Fitness (Renewal)	29,000	41.6 miles	Jan-2016	5.0 Yrs	$13.50	NNN
The Shops at Waldorf Waldorf, MD	LA Fitness	30,253	58.5 miles	Jun-2015	12.0 Yrs	$19.00	NNN
Downtown Crown Gaithersburg, MD	LA Fitness	40,761	51.8 miles	Mar-2014	25.0 Yrs	$25.75	NNN
Watkins Park Plaza Mitchellville, MD	LA Fitness	40,903	58.6 miles	Jan-2014	15.0 Yrs	$18.80	NNN
Davis Ford Crossing Manassas, VA	LA Fitness	45,000	10.0 miles	Dec-2013	15.0 Yrs	$14.75	NNN
Springfield Mall Springfield, VA	LA Fitness	41,000	33.9 miles	Aug-2013	15.0 Yrs	$32.00	NNN

(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Single Tenant	Loan #9	Cut-off Date Balance:	$23,000,000
7801 Limestone Drive	Life Time Fitness - Gainesville, VA	Cut-off Date LTV:	62.0%
Gainesville, VA 20155		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Life Time Fitness - Gainesville, VA Property:

Cash Flow Analysis(1)(2)

	U/W	%(4)	U/W $ per SF
Base Rent(3)	$2,318,000	97.3%	$18.52
Contractual Rent Steps	0	0.0	0.00
Grossed Up Vacant Space	0	0.0	0.00
Gross Potential Rent	$2,318,000	97.3%	$18.52
Total Recoveries	64,601	2.7	0.52
Net Rental Income	$2,382,601	100.0%	$19.04
(Vacancy & Credit Loss)(5)	(115,900)	(5.0)	(0.93)
Effective Gross Income	$2,266,701	95.1%	$18.11

Management Fee	68,001	3.0	0.54
Other Operating Expenses	0	0.0	0.00
Total Operating Expenses	$68,001	3.0%	$0.54

Net Operating Income	$2,198,700	97.0%	$17.57
Replacement Reserves	12,516	0.6	0.10
TI/LC	113,335	5.0	0.91
Net Cash Flow	$2,072,849	91.4%	$16.56

NOI DSCR	2.42x
NCF DSCR	2.28x
NOI Debt Yield	9.6%
NCF Debt Yield	9.0%

(1)	Historical operating statements are not available, as the property was constructed in 2019, and the borrower acquired the property in a sale-leaseback transaction in March 2020.
(2)	For the avoidance of doubt, no COVID-19 adjustments were incorporated in the lender underwriting.
(3)	U/W Base Rent and U/W Base Rent PSF and Annual U/W Base Rent represents Life Time’s current contractual base rent. The tenant’s lease is structured with 8% contractual rental rate increases every five years with the first increase scheduled to occur in 2025.
(4)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(5)	The underwritten economic vacancy is 5.0%. The Life Time Fitness - Gainesville, VA Property was 100.0% occupied as of August 1, 2020.

Escrows.

Real Estate Taxes – The loan documents require ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months upon (i) an event of default; (ii) the tax bill not being issued to the tenant by the taxing authorities; (iii) the lease not being in full force and effect or (iv) the tenant not paying taxes prior to the date when due.

Insurance – The loan documents require ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable during the next 12 months upon (i) an event of default; (ii) the borrower or an affiliate thereof failing to provide the lender with evidence that the property’s insurance coverage is included in a blanket policy and such policy is in full force and effect; or (iii) the borrower failing to pay all applicable insurance premiums or failing to provide the lender with evidence of payment of insurance premiums/renewals within 10 business days prior to policy expiration.

Replacement Reserves – The loan documents require ongoing monthly replacement reserves in an amount equal to $0.20 per square foot, divided by 12, upon (i) an event of default; (ii) the tenant no longer being responsible for all capital expenditures and replacements under its lease; or (iii) the lender reasonably determining that the property is not being adequately maintained.

TI/LC Reserve – The loan documents require ongoing monthly TI/LC reserves in an amount equal to $1.10 per square foot, divided by 12, upon an event of default.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Single Tenant	Loan #9	Cut-off Date Balance:	$23,000,000
7801 Limestone Drive	Life Time Fitness - Gainesville, VA	Cut-off Date LTV:	62.0%
Gainesville, VA 20155		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.6%

Lockbox and Cash Management. The Life Time Fitness - Gainesville, VA Mortgage Loan is structured with a hard lockbox, which is already in place, and springing cash management. The borrower was required at loan origination to deliver a tenant direction letter directing the tenant to deposit all rents and payments directly into a lender-controlled lockbox account. During a Cash Trap Event Period, funds in the lockbox account are required to be swept to a lender-controlled cash management account and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earliest to occur of:

(i) an event of default under the Life Time Fitness - Gainesville, VA Mortgage Loan; or

(ii) a Tenant Trigger Event (as defined below).

A Cash Trap Event Period will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default; or
●	with regard to clause (ii) above, (a) a Tenant Trigger Event Cure (as defined below); or (b) (1) the borrower leasing 100% of the property to a replacement tenant under a lease reasonably acceptable to the lender for a term that extends at least 10 years beyond the maturity date of the Life Time Fitness – Gainesville, VA Mortgage Loan, (2) such replacement tenant being acceptable to the lender, in actual physical occupancy, open for business and having commenced paying unabated rent, and (3) the lender’s receipt of an executed estoppel from the replacement tenant reasonably acceptable to the lender.

A “Tenant Trigger Event” will commence upon the earliest to occur of (provided that the conditions in clauses (i), (ii) and (iii) below apply to Life Time as well as permitted successors, assigns and subtenants of Life Time):

(i)	the tenant going “dark” and/or vacating or otherwise failing to occupy 100% of leasable space under its lease;
(ii)	any termination or cancellation of the lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or the lease failing to otherwise be in full force and effect; or
(iii)	any bankruptcy or similar insolvency of the tenant.

A “Tenant Trigger Event Cure” will occur upon the occurrence of:

●	with regard to clause (i) above, the tenant is operating and not “dark” with respect to 100% of leasable space at the property;
●	with regard to clause (ii) above, the tenant revoking or rescinding all termination or cancellation notices with respect to the lease and re-affirming the lease as being in full force and effect;
●	with regard to clause (iii) above, the tenant no longer being insolvent or subject to any bankruptcy or insolvency proceedings and affirming the lease pursuant to a final, non-appealable order of a court of competent jurisdiction; and
●	the tenant paying full, unabated rent under the lease.

Property Management. The Life Time Fitness - Gainesville, VA Property is managed by the tenant.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Right of First Offer. Life Time has a right of first offer to purchase the Life Time Fitness – Gainesville, VA Property if the borrower decides to market the property for sale. The right of first offer is not extinguished by foreclosure; however, the right of first offer does not apply to foreclosure or deed in lieu thereof.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$22,500,000
43336 Gadsden Avenue	Town Square Apartments	Cut-off Date LTV:	63.4%
Lancaster, CA 93534		U/W NCF DSCR:	1.60x
		U/W NOI Debt Yield:	9.4%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$22,500,000
43336 Gadsden Avenue	Town Square Apartments	Cut-off Date LTV:	63.4%
Lancaster, CA 93534		U/W NCF DSCR:	1.60x
		U/W NOI Debt Yield:	9.4%

Bakersfield 74 miles
Avenue D
Edwards Air Force Base
Avenue E
Sierra Hwy
Division St
10th St E.
20th St E.
30th St E.
30th St W.
Avenue F
General William J. Fox Airfield
California National Guard
Avenue G
LANCASTER
LOS ANGELES COUNTY
60th St W.
Avenue H
Aerospace Highway
50th St W.
40th St W.
20th St W.
15th St W.
10th St W.
Antelope Valley Fairgrounds
Avenue I
40th St E.
Lancaster Marketplace
Museum of Art and History
Lancaster Library
Lancaster Blvd
The BLVD
LANCASTER
Valley Central
LA County Registrar Recorder
Avenue J
Antelope Valley Hospital
METROLINK
Town Square Apartments
43336 Gadsden Avenue
Lancaster, CA 93534
Antelope Valley College
Lancaster International Mall
Avenue K
25th St W.
Lancaster Auto Mall
Big 8 Softball Complex
LA County Assessor
ANTELOPE VALLEY LINE
Avenue L
ANTELOPE VALLEY
Kaiser Permanente Antelope Valley
Quartz Hill
Columbia Way
Avenue M
Antelope Valley Courthouse
Northrop Grumman
Boeing Palmdale
Palmdale Regional Airport
Antelope Valley Times
Lockheed Martin Skunk Works
US Air Force Plant 42
NASA Dryden Aircraft Operations Facility
Antelope Valley Country Club
Antelope Valley Mall
Rancho Vista Blvd
Joe Davies Heritage Airpark
Desert Aire Golf Course
Antelope Valley Freeway
Palmdale Marketplace
Elizabeth Lake Rd
PALMDALE
Avenue Q
Palmdale Regional Medical Ctr.
Palmdale Blvd
Los Angeles 64 miles
Avenue R
14
138
NEVADA
LAS VEGAS
Henderson
Boulder City
Lake Mead National Recreation Area
Kingman
SIERRA NEVADA MTS.
Ridgecrest
BAKERSFIELD
CALIFORNIA
Barstow
Lancaster
Palmdale
Victorville
Apple Valley
MOJAVE DESERT
Needles
Lake Havasu City
Thousand Oaks
SAN BERNARDINO
LOS ANGELES
RIVERSIDE
Palm Desert
LONG BEACH
ANAHEIM
SANTA ANA
Palm Springs
Indio
Blythe
ARIZONA
Oceanside
Carlsbad
Poway
Pacific Ocean
SAN DIEGO
El Cajon
El Centro
Yuma
Chula Vista
TIJUANA
MEXICALI
U.S.
MEXICO

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – Town Square Apartments

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	UBS AG		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Multifamily – Garden
	Original Principal Balance:	$22,500,000		Location:	Lancaster, CA
	Cut-off Date Balance:	$22,500,000		Size:	216 Units
	% of Initial Pool Balance:	4.0%		Cut-off Date Balance Per Unit:	$104,167
	Loan Purpose:	Refinance		Maturity Date Balance Per Unit:	$94,291
	Borrower Sponsor:	John C. Chiu		Year Built/Renovated:	1985/2019
	Guarantor:	John C. Chiu		Title Vesting:	Fee
	Mortgage Rate:	3.8500%		Property Manager:	DFT, Inc.
	Note Date:	July 31, 2020		Current Occupancy (As of)(2):	98.6% (7/1/2020)
	Seasoning:	0 months		YE 2019 Occupancy:	95.9%
	Maturity Date:	August 6, 2030		YE 2018 Occupancy:	96.3%
	IO Period:	60 months		YE 2017 Occupancy:	96.5%
	Loan Term (Original):	120 months		YE 2016 Occupancy:	93.5%
	Amortization Term (Original):	360 months		As-Is Appraised Value(2):	$35,500,000
	Loan Amortization Type:	Interest-only, Amortizing Balloon		As-Is Appraised Value Per Unit(2):	$164,352
	Call Protection:	L(24),D(93),O(3)		As-Is Appraisal Valuation Date:	July 7, 2020
	Lockbox Type:	Springing		Underwriting and Financial Information(2)
	Additional Debt:	None		TTM NOI (6/30/2020):	$2,050,891
	Additional Debt Type (Balance):	NAP		YE 2019 NOI:	$1,931,264
				YE 2018 NOI:	$1,824,771
				YE 2017 NOI:	$1,613,736
				U/W Revenues:	$3,216,369
				U/W Expenses:	$1,104,344
Escrows and Reserves(1)				U/W NOI:	$2,112,025
	Initial	Monthly	Cap	U/W NCF:	$2,025,660
Taxes	$105,662	$29,350	NAP	U/W DSCR based on NOI/NCF:	1.67x / 1.60x
Insurance	$50,192	$4,327	NAP	U/W Debt Yield based on NOI/NCF:	9.4% / 9.0%
Immediate Repairs	$35,188	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	10.4% / 9.9%
Replacement Reserve	$0	$7,197	NAP	Cut-off Date LTV Ratio:	63.4%
Interest Reserve	$219,570	$0	NAP	LTV Ratio at Maturity:	57.4%

Sources and Uses
Sources			Uses
Original loan amount	$22,500,000	100.0%	Loan payoff(3)	$18,762,968	83.4%
			Upfront reserves	410,611	1.8
			Closing costs	457,588	2.0
			Return of equity	2,868,832	12.8
Total Sources	$22,500,000	100.0%	Total Uses	$22,500,000	100.0%

(1)	See “Escrows” section below.

(2)	While the Town Square Apartments Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Town Square Apartments Mortgage Loan more severely than assumed in the underwriting of the Town Square Apartments Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(3)	Includes $2,851,205 in prepayment fees.

The Mortgage Loan. The mortgage loan (the “Town Square Apartments Mortgage Loan”) is evidenced by a single promissory note secured by a first priority fee mortgage encumbering a 216-unit garden style multifamily property located in Lancaster, California (the “Town Square Apartments Property”).

The Borrower and Borrower Sponsor. The borrower is 43300 Gadsden Ave, LLC (the “Town Square Apartments Borrower”), a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the Town Square Apartments Borrower delivered a non-consolidation opinion in connection with the origination of the Town Square Apartments Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor is John C. Chiu.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$22,500,000
43336 Gadsden Avenue	Town Square Apartments	Cut-off Date LTV:	63.4%
Lancaster, CA 93534		U/W NCF DSCR:	1.60x
		U/W NOI Debt Yield:	9.4%

John C. Chiu is a medical doctor in the field of endoscopic spinal surgery. Mr. Chiu is the president of California Spine Institute Medical Center and the founding chairman of the American Academy of Minimally Invasive Spinal Surgery and Medicine. Mr. Chiu’s real estate portfolio is currently comprised of over 50 assets of varying property types, but primarily multifamily properties (with over 2,000 multifamily units in his portfolio). As of the date hereof, the borrower sponsor is involved in litigation. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

The Property. The Town Square Apartments Property is a 216-unit garden style multifamily property located in Lancaster, California. Constructed in 1985 and renovated in 2019, the Town Square Apartments Property is situated on an 8.7-acre site and contains one one-story leasing office and 18 two-story multifamily buildings comprising 47 one-bedroom, one-bathroom units and 169 two-bedroom, two-bathroom units, with an overall average unit size of 782 square feet. There are currently 10 units that receive payment vouchers under the Section 8 voucher program, which represents 4.6% of the units at the Town Square Apartments Property. In addition, there are currently 12 units occupied by military personnel, which represents 5.6% of the units at the Town Square Apartments Property. The Town Square Apartments Property contains 464 parking spaces, including seven designated handicap spaces and approximately 336 carport spaces, resulting in a parking ratio of approximately 2.1 spaces per unit. As of July 1, 2020, the Town Square Apartments Property was 98.6% occupied, and it has averaged 96.6% occupancy since 2016.

Common area amenities at the Town Square Apartments Property include a gated community, swimming pool and spa, fitness center, clubhouse with game room, laundry room, courtyard and grilling area, playground and on site property manager. Unit amenities include walk-in closets, dishwashers and garbage disposals, washer and dryer in select units, wood cabinets, central air-conditioning and large private patios/balconies.

The borrower sponsor has spent approximately $821,375 in capital expenditures since acquiring the Town Square Apartments Property in March 2016. Exterior renovations included plumbing replacements, repairing stairs/decks, upgraded landscaping, painting, roof replacements, new fencing and gates, and upgrades to the pool. Interior renovations included new appliances, new bathroom/kitchen counters, upgraded vanities and bathtubs, new HVAC units and water heater replacements.

The following table presents certain information relating to the unit mix of the Town Square Apartments Property:

Unit Mix Summary(1)

Unit Type	Total No. of Units	% of Total Units	Total No. of Occupied Units	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
1 Bedroom / 1 Bathroom	47	21.8%	47	600	$1,080
2 Bedroom / 2 Bathroom	169	78.2%	166	833	$1,271
Total/Weighted Average	216	100.0%	213	782	$1,229

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Town Square Apartments Property:

Historical Occupancy

12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	7/1/2020(2)
93.5%	96.5%	96.3%	95.9%	98.6%

(1)	Information obtained from the Town Square Apartments Borrower.

(2)	Information obtained from the underwritten rent roll.

COVID-19 Update. As of August 2020, the residential portion of the Town Square Apartments Property was open and operating, however, the common areas have been closed by government mandate. As of the date hereof, 96.9%, 89.9%, 93.5% and 95.8% of rent had been collected for the months of April 2020, May 2020, June 2020 and July 2020, respectively. The first debt service payment for the Town Square Apartments Mortgage Loan is in September 2020. As of the date hereof, the Town Square Apartments Mortgage Loan is not subject to any modification or forbearance request.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$22,500,000
43336 Gadsden Avenue	Town Square Apartments	Cut-off Date LTV:	63.4%
Lancaster, CA 93534		U/W NCF DSCR:	1.60x
		U/W NOI Debt Yield:	9.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Town Square Apartments Property:

Cash Flow Analysis

	2017	2018	2019	TTM 6/30/2020	U/W(1)	%(2)	U/W $ per Unit
Base Rent	$2,579,595	$2,888,291	$3,092,282	$3,163,145	$3,139,590	92.4%	$14,535
Grossed Up Vacant Space	0	0	0	0	46,800	1.4	217
Gross Potential Rent	$2,579,595	$2,888,291	$3,092,282	$3,163,145	$3,186,390	93.8%	$14,752
Other Income	173,100	232,529	227,830	209,687	209,687	6.2	971
Net Rental Income	$2,752,695	$3,120,820	$3,320,112	$3,372,832	$3,396,077	100.0%	$15,723
(Vacancy)	(115,385)	(141,482)	(170,840)	(159,103)	(115,646)(3)	(3.6)	(535)
(Concessions & Credit Loss)	(66,032)	(80,254)	(85,320)	(64,061)	(64,061)	(2.0)	(297)
Effective Gross Income	$2,571,277	$2,899,085	$3,063,951	$3,149,668	$3,216,369	94.7%	$14,891

Real Estate Taxes	309,925	347,958	350,785	352,454	361,014	11.2	1,671
Insurance	50,291	51,622	58,272	57,208	51,923	1.6	240
Management Fee	77,138	86,973	91,919	94,199	96,491	3.0	447
Other Operating Expenses	520,187	587,761	631,712	594,916	594,916	18.5	2,754
Total Operating Expenses	$957,541	$1,074,314	$1,132,687	$1,098,777	$1,104,344	34.3%	$5,113

Net Operating Income	$1,613,736	$1,824,771	$1,931,264	$2,050,891	$2,112,025	65.7%	$9,778
Capital Expenditures	0	0	0	0	86,365	2.7	400
Net Cash Flow	$1,613,736	$1,824,771	$1,931,264	$2,050,891	$2,025,660	63.0%	$9,378

NOI DSCR	1.27x	1.44x	1.53x	1.62x	1.67x
NCF DSCR	1.27x	1.44x	1.53x	1.62x	1.60x
NOI Debt Yield	7.2%	8.1%	8.6%	9.1%	9.4%
NCF Debt Yield	7.2%	8.1%	8.6%	9.1%	9.0%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender U/W.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and Concessions & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	The underwritten economic vacancy is 3.6%. As of July 1, 2020, the Town Square Apartments Property was 98.6% leased.

Appraisal. The appraiser concluded to an “as-is” appraised value for the Town Square Apartments Property of $35,500,000 as of July 7, 2020.

Environmental Matters. According to the Phase I environmental site assessment dated January 21, 2020, there was no evidence of any recognized environmental conditions at the Town Square Apartments Property.

Market Overview and Competition. The Town Square Apartments Property is located in Lancaster, California, approximately 39.0 miles northeast of Santa Clarita and 68.6 miles north of Los Angeles. Access to the Town Square Apartments Property is provided by State Highway 14 (0.8 miles west), a north–south highway running through California that connects Los Angeles to the northern Mojave Desert. Lancaster is located within Antelope Valley, which is located in northern Los Angeles County, California, and the southeast portion of Kern County, California, and constitutes the western tip of the Mojave Desert. Lancaster has over 600 acres of developed or planned parkland, including tournament-level sports facilities at Big 8 Softball Complex and the Lancaster National Soccer Center. In 1996, the city built Lancaster Municipal Stadium (now Clear Channel Stadium), which has been home to the Lancaster JetHawks, a Class-A minor-league baseball team, for the last decade. The Lancaster Performing Arts Center provides a varied array of fine arts, from community theatre productions to classical music and various forms of dance. Lancaster is home to many employees of Edwards Air Force Base (approximately 31.2 miles northeast), as well as to employees of Boeing, Lockheed, and Northrop Grumman, all of which have manufacturing facilities at U.S. Air Force Plant 42 (approximately 5.9 miles southeast). The Town Square Apartments Property is located adjacent to a Winco Foods, Lowe’s and Target anchored shopping center and is approximately 2.0 miles southeast of the Antelope Valley Hospital, the only full-service, acute-care hospital in the Antelope Valley, with approximately 2,300 employees.

According to a third-party market report, the estimated 2020 population within a one-, three- and five-mile radius of the Town Square Apartments Property was 12,244, 99,224 and 178,316, respectively; and the estimated 2020 average household income within the same radii was $55,587, $67,913 and $78,988, respectively.

Submarket Information – According to a third-party market research report, the Town Square Apartments Property is situated within the Antelope Valley submarket. As of the second quarter of 2020, the Antelope Valley submarket reported a total inventory of 9,788

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$22,500,000
43336 Gadsden Avenue	Town Square Apartments	Cut-off Date LTV:	63.4%
Lancaster, CA 93534		U/W NCF DSCR:	1.60x
		U/W NOI Debt Yield:	9.4%

units with a 4.4% vacancy rate and an average asking rental rate of $1,319 per month. The Antelope Valley submarket has had no new supply in the last decade. Similarly, no new projects are underway or proposed in the current pipeline.

Appraiser’s Competitive Set – The appraiser identified eight primary competitive properties for the Town Square Apartments Property totaling 1,659 units, which reported an average occupancy rate of approximately 96.0%. The appraiser concluded to monthly market rents per unit ranging from $1,100 to $1,300.

Market Rent Summary(1)

Unit Type	Total No. of Units	Average Unit Size (SF)	Market Monthly Rent per Unit
1 Bedroom / 1 Bathroom	47	600	$1,100
2 Bedroom / 2 Bathroom	169	833	$1,300
Total/Weighted Average	216	782	$1,256

(1)	Information obtained from the appraisal.

The following table presents certain information relating to comparable multifamily properties for the Town Square Apartments Property:

Competitive Set(1)

	Town Square Apartments (Subject)	Racquet Club	Park West Village	Parkwood Apartments	Park Circle Apartments	West Park Villas	Granada Villas Apartment Homes	Oakridge Terrace Apartments	Westwood Park Townhomes
Location	Lancaster, CA	Lancaster, CA	Lancaster, CA	Lancaster, CA	Lancaster, CA	Lancaster, CA	Lancaster, CA	Lancaster, CA	Lancaster, CA
Distance to Subject	--	1.6 miles	2.7 miles	2.8 miles	3.6 miles	1.8 miles	0.1 miles	0.2 miles	3.2 miles
Property Type	Garden	Garden	Garden	Garden	Garden	Garden	Garden	Garden	Garden
Year Built/Renovated	1985/2019	1974/NAP	1986/2021	1983/NAP	1988/NAP	1987/NAP	1989/2007	1985/NAP	1988/NAP
Number of Units	216(2)	200	188	90	164	272	320	216	209
Average Monthly Rent (per unit)

1 Bedroom	$1,080(2)	$1,385	$1,429	$1,300	$1,097	$1,435	$1,315	$1,300	$1,590

2 Bedroom	$1,271(2)	$1,620	$1,836	$1,399	$1,297	$1,823	$1,484	$1,429	$1,790

Occupancy	98.6%(2)	92.5%	96.7%	96.7%	95.7%	97.4%	95.6%	95.4%	98.1%

(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

Escrows.

Real Estate Taxes – The Town Square Apartments Mortgage Loan documents require an upfront real estate tax reserve of $105,662 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $29,350).

Insurance – The Town Square Apartments Mortgage Loan documents require an upfront insurance reserve of $50,192 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next 12 months (initially $4,327).

Immediate Repairs – The Town Square Apartments Mortgage Loan documents require an upfront immediate repairs reserve of $35,188.

Replacement Reserve – The Town Square Apartments Mortgage Loan documents require ongoing monthly replacement reserves of $7,197.

Interest Reserve – The Town Square Apartments Mortgage Loan documents require an upfront reserve of $219,570 as additional security for the Town Square Apartments Mortgage Loan, which may be applied to pay monthly debt service due under the Town Square Apartments Mortgage Loan, to the extent rents are not sufficient for such payments.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Management Period (as defined below), the Town Square Apartments Borrower is required to establish a lender-controlled lockbox account and the Town Square Apartments Borrower and property manager are required to deposit all rents into the lockbox account within one business day after receipt. During a Cash Management Period, funds in the lockbox accounts are required to be swept to a lender-controlled cash management account, and all

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$22,500,000
43336 Gadsden Avenue	Town Square Apartments	Cut-off Date LTV:	63.4%
Lancaster, CA 93534		U/W NCF DSCR:	1.60x
		U/W NOI Debt Yield:	9.4%

excess funds (after payment of required monthly reserve deposits, debt service, operating and capital expenses and cash management bank fees) are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Management Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;

(ii)	the trailing 12-months period debt service coverage ratio falling below 1.15x; or

(iii)	the maturity date.

A “Cash Management Period” will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of such event of default;

●	with regard to clause (ii) above, the trailing 12-months debt service coverage ratio being at least 1.25x for two consecutive calendar quarters; or

●	with regard to clause (iii) above, the Town Square Apartments Mortgage Loan being repaid in full.

Property Management. The Town Square Apartments Property is managed by DFT, Inc., a third-party property management company.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Town Square Apartments Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Town Square Apartments Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Town Square Apartments Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 180-day extended period of indemnity.

Earthquake Insurance. The Town Square Apartments Mortgage Loan documents do not require earthquake insurance. The seismic report indicated a scenario expected loss of 11.0% for the Town Square Apartments Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 11 – Konica Minolta Phase II

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type – Subtype :	Office – Suburban
Original Principal Balance:	$18,900,000
Cut-off Date Balance:	$18,900,000			Location:	Ramsey, NJ
% of Initial Pool Balance:	3.4%			Size:	117,169 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$161.31
Borrower Sponsor:	LCN North American Fund II REIT			Maturity Date Balance Per SF:	$161.31
Guarantor:	LCN North American Fund II REIT			Year Built/Renovated:	1973 / 2019
Mortgage Rate:	3.800%			Title Vesting:	Fee
Note Date:	February 20, 2020			Property Manager:	Self-managed
Seasoning:	5 months			Current Occupancy (As of)(4):	100.0% (8/1/2020)
Maturity Date:	March 6, 2030			YE 2019 Occupancy(4):	NAV
IO Period(1):	120 months			YE 2018 Occupancy(4):	NAV
Loan Term (Original):	120 months			YE 2017 Occupancy(4):	NAV
Amortization Term (Original):	NAP			YE 2016 Occupancy(4):	NAV
Loan Amortization Type:	Interest-only, Balloon			As-Is Appraised Value(5):	$28,200,000
Call Protection:	L(29), D(86), O(5)			As-Is Appraised Value Per SF:	$240.68
Lockbox Type:	Hard/Upfront Cash Management			As-Is Appraisal Valuation Date(5):	December 5, 2019
Additional Debt:	None
Additional Debt Type:	NAP			Underwriting and Financial Information

				YE 2019 NOI(6):	NAV
				YE 2018 NOI(6):	NAV
				YE 2017 NOI(6):	NAV
				YE 2016 NOI(6):	NAV

				U/W Revenues:	$1,746,737
				U/W Expenses:	$43,668
Escrows and Reserves				U/W NOI:	$1,703,069
Type:	Initial	Monthly	Cap (If Any)	U/W NCF:	$1,685,494
Taxes	$0	Springing	NAP	U/W DSCR Based on NOI/NCF:	2.34x/2.31x
Insurance	$0	Springing	NAP	U/W Debt Yield Based on NOI/NCF:	9.0%/8.9%
Replacement Reserves	$0	Springing	NAP	U/W Debt Yield at Maturity Based on NOI/NCF:	9.0%/8.9%
TI/LC Reserves	$0	$0	NAP	Cut-off Date LTV Ratio(5):	67.0%
Quarterly Rent Reserve	$0	(2)	NAP	LTV Ratio at Maturity or ARD(5):	67.0%
Immediate Repairs	$0	(3)	NAP

Sources and Uses
Sources			Uses
Original loan amount	$18,900,000	67.5%	Purchase price	$28,000,000	100.0%
Borrower sponsor’s new cash contribution	9,100,000	32.5	Closing costs(7)	0	0.0

Total Sources	$28,000,000	100.0%	Total Uses	$28,000,000	100.0%

(1)	During any period when the related sole tenant, Konica Minolta Business Solutions U.S.A., Inc. (“KMBS”) (or any tenant under any replacement lease) (in any such case, if rated), and the related lease guarantor (or any guarantor of any replacement lease) have their respective senior unsecured debt ratings downgraded below an Investment Grade Rating, the Konica Minolta Phase II Mortgage Loan (as defined below) will begin to amortize on a 30-year schedule as set forth under the related mortgage loan documents, but only for such time as their respective senior unsecured debt ratings remain below an Investment Grade Rating. An “Investment Grade Rating” means, with respect to the current related lease guarantor, a senior unsecured debt rating by Rating and Investment Information, Inc. and Japan Credit Rating Agency of at least the equivalent of a “BBB-” rating by S&P or, with respect to any other person, a senior unsecured debt rating of at least “BBB-” by S&P.
(2)	KMBS pays rent the first month of each quarter to cover the rental obligations for that month as well as the following two months debt service reserve and operating expense.
(3)	The borrower sponsor will be required to deposit 125% of estimated cost of repairs if KMBS fails to perform the required repairs
(4)	See “Historical Occupancy” table.
(5)	The appraised value was determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and all LTV metrics were calculated, and the Konica Minolta Phase II Mortgage Loan was underwritten, based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #11	Cut-off Date Balance:	$18,900,000
101 Williams Drive	Konica Minolta Phase II	Cut-off Date LTV:	67.0%
Ramsey, NJ 07446		U/W NCF DSCR:	2.31x
		U/W NOI Debt Yield:	9.0%

(6)	See “Cash Flow Analysis” table.
(7)	The Seller of the Konica Minolta Phase II Property paid closing costs.

The Mortgage Loan. The mortgage loan (the “Konica Minolta Phase II Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in an office property located in Ramsey, New Jersey (the “Konica Minolta Phase II Property”). The Konica Minolta Phase II Mortgage Loan was originated on February 20, 2020 by Ladder Capital Finance LLC. The Konica Minolta Phase II Mortgage Loan had an original principal balance of $18,900,000, has an outstanding principal balance as of the Cut-off Date of $18,900,000 and accrues interest at an interest rate of 3.800% per annum. The Konica Minolta Phase II Mortgage Loan had an initial term of 120 months, has a remaining term of 115 months as of the Cut-off Date and, subject to the Investment Grade Rating discussion in footnote (1) to the table above, requires payments of interest-only through the term of the Konica Minolta Phase II Mortgage Loan. The Konica Minolta Phase II Mortgage Loan matures on March 6, 2030.

Following the lockout period, the borrower has the right to defease the Konica Minolta Phase II Mortgage Loan in whole, but not in part, on any payment date before November 6, 2029. In addition, the Konica Minolta Phase II Mortgage Loan is prepayable without penalty on or after November 6, 2029.

The Property. The Konica Minolta Phase II Property was built in 1973 and recently underwent a $19.9 million renovation completed in 2019. The Konica Minolta Phase II Property is a 117,169 square foot office building situated on a 10.4-acre site located along Route 17 in Ramsey, Bergen County, New Jersey, which is 1.5 miles from the New York/New Jersey border and 28 miles northwest of New York City. The renovation included expanding then-existing space of 58,369 square feet by approximately 58,800 square feet, resulting in a 117,169-square-foot office building, and constructing a new 284 stall parking structure.

The Konica Minolta Phase II Property is part of the North American headquarters for KMBS. At origination of the Konica Minolta Phase II Mortgage Loan, KMBS executed a new 15-year triple-net lease for 100.0% of the Konica Minolta Phase II Property, guaranteed by Konica Minolta Inc. (A+ rated by the Japan Credit Rating Agency), which is the parent company of KMBS. The lease has four, 5-year extension options and no early termination options. KMBS has consolidated its Northeast operations and closed its Connecticut distribution facility to relocate a majority of these operations to three buildings in New Jersey, one of which is collateral for the Konica Minolta Phase II Mortgage Loan. As part of this initiative, KMBS has invested $19,900,000 (as stated above) and added over 400 jobs in New Jersey.

KMBS provides document management and information technology services as well as the manufacturing of office systems, printers, production print systems, digital presses, multifunctional products, and managed print software solutions. KMBS also provides information technology services that include managed services, cloud computing, helpdesk support, strategic planning, staff augmentation, network and server monitoring, application visualizing, desktop support, network design and implementation virtualization design and implementation, security assessments, among other services. KMBS is also a leader in industrial and commercial printing and packing solutions. As of August 1, 2020, the Konica Minolta Phase II Property was 100.0% leased.

The following table presents certain information relating to the tenancy at the Konica Minolta Phase II Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
KMBS	NR/NR/NR	117,169	100.0%	$15.32	$1,795,003	100.0%	3/31/2035
Total Major Tenant		117,169	100.0%	$15.32	$1,795,003	100.0%

Vacant Space		0	0.0%

Collateral Total		117,169	100.0%

(1)	Konica Minolta Inc., the parent company of KMBS and the guarantor under the KMBS lease, is rated A+ by the Japan Credit Rating Agency.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include $171,003 of straight-line rent for KMBS.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #11	Cut-off Date Balance:	$18,900,000
101 Williams Drive	Konica Minolta Phase II	Cut-off Date LTV:	67.0%
Ramsey, NJ 07446		U/W NCF DSCR:	2.31x
		U/W NOI Debt Yield:	9.0%

The following table presents certain information relating to the lease rollover schedule at the Konica Minolta Phase II Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	117,169	100.0%	117,169	100.0%	$1,795,003	100.0%	$15.32
Vacant	0	0	0.0%	117,169	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	117,169	100.0%			$1,795,003	100.0%	$15.32
(1)	Information obtained from the underwritten rent roll.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include $171,003 of straight line rent for KMBS.

The following table presents historical occupancy percentages at the Konica Minolta Phase II Property:

Historical Occupancy

12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	8/1/2020(2)
NAV	NAV	NAV	NAV	100.0%
(1)	Historically the office building was owner occupied by KMBS.
(2)	Information obtained from the underwritten rent roll.

COVID-19 Update. As of the August 6, 2020 payment, the Konica Minolta Phase II Mortgage Loan is current with no rent deferral requests. In July 2020, KMBS made its quarterly lease payments for the third quarter of 2020. Only the warehouse was operational as of July 2020. As the State of New Jersey provides additional guidance for reopening, KMBS plans to slowly bring back workers, gradually building back to a full staff. For reopening safety measures, KMBS will be utilizing their technology where applicable, including thermal imaging cameras and automated self-health assessment tools. They will also be following guidelines from the Centers for Disease Control and Prevention (CDC) with respect to social distancing and wearing masks. As of the date hereof, the Konica Minolta Phase II Mortgage Loan is not subject to any modification or forbearance request.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #11	Cut-off Date Balance:	$18,900,000
101 Williams Drive	Konica Minolta Phase II	Cut-off Date LTV:	67.0%
Ramsey, NJ 07446		U/W NCF DSCR:	2.31x
		U/W NOI Debt Yield:	9.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Konica Minolta Phase II Property:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income(2)	U/W $ per SF
Base Rent(3)	$1,795,003	102.8%	$15.32
Grossed Up Vacant	0	0.0	0.00
Gross Potential Rent	$1,795,003	102.8%	$15.32
Expense Recoveries	43,668	2.5	0.37
Less Vacancy & Credit Loss	(91,934)(4)	(5.1)	(0.78)
Effective Gross Income	$1,746,737	100.0%	$14.91

Total Operating Expenses	$43,668	2.5%	$0.37

Net Operating Income	$1,703,069	97.5%	$14.54
TI/LC	0	0.0	0.00
Capital Expenditures	17,575	1.0	0. 15
Net Cash Flow	$1,685,494	96.5%	$14.39

NOI DSCR	2.34x
NCF DSCR	2.31x
NOI DY	9.0%
NCF DY	8.9%
(1)	Historical financials are not available as the Konica Minolta Phase II Property was recently acquired.
(2)	Represents (i) percent of Gross Potential Rent for Vacancy and Concessions & Credit Loss and (ii) percent of Effective Gross Income for all other fields.
(3)	U/W Base Rent includes $171,003 of straight- line rent for KMBS.
(4)	The underwritten economic vacancy is 5.0%. The Konica Minolta Phase II Property was 100.0% leased as of August 1, 2020.

Appraisal. As of the appraisal valuation date of December 5, 2019 the Konica Minolta Phase II Property had an “as-is” appraised value of $28,200,000. In addition, the appraisal for the Konica Minolta Phase II Property set forth a “hypothetical go-dark” appraised value of $13,100,000 as of December 5, 2019, which equates to a “hypothetical go-dark” loan to value ratio of 144.3%.

Environmental Matters. According to the Phase I environmental site assessment dated December 18, 2019, historical operations at the Konica Minolta Phase II Property and two associated underground storage tanks (reportedly removed but as to which no documentation of the removal was available) are identified as recognized environmental conditions. Environmental insurance has been obtained under a policy that has a term of 13 years, coverage limits of $1,000,000 per occurrence and in the aggregate, and a $25,000 self-insured retention. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The Konica Minolta Phase II Property is located in northeastern Ramsey, New Jersey, which is part of the Northern Bergen County office submarket. According to the appraisal, Bergen County reported an estimated 2019 population of 949,853, which represents an approximately 0.5% annual growth rate from the reported 2010 population of 905,116. The Bergen County annual population growth rate exceeded the statewide annual growth rate of 0.4%.

The Konica Minolta Phase II Property is located in the North New Jersey metropolitan statistical area. According to the appraisal, the North New Jersey metropolitan statistical area office market reported a 21.5% vacancy rate in 2019 and an effective market rent of $25.05 per square foot. The Konica Minolta Phase II Property is 100.0% leased with an underwritten base rent of $15.32 per square foot. According to a third party market research report, the estimated 2019 population within a one-, three- and five-mile radius of the Konica Minolta Phase II Property was 8,673, 65,129 and 163,589, respectively, and the estimated 2019 median household income within the same radii was $125,126, $127,752 and $112,828, respectively.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #11	Cut-off Date Balance:	$18,900,000
101 Williams Drive	Konica Minolta Phase II	Cut-off Date LTV:	67.0%
Ramsey, NJ 07446		U/W NCF DSCR:	2.31x
		U/W NOI Debt Yield:	9.0%

The following table presents certain information relating to comparable office leases for the Konica Minolta Phase II Property:

Comparable Office Leases(1)

Property Name/Location	Distance from Subject	Tenant Name	Lease Date/Term	Leased Area (SF)	Annual Base Rent PSF
11 Philips Parkway Montvale, NJ	5.8 miles	Health Monitor Network	Mar. 2019 / 91 Mos.	46,000	$22.5

Court Plaza North Hackensack, NJ	17.9 miles	Kaufman Dolowich	Jan. 2019/ 120 Mos.	14,745	$28.00

River Drive Center 1 Elmwood Park, NJ	16.1 miles	Tricor Braun	Jan. 2019 / 89 Mos.	10,016	$21.50

Montvale III Montvale, NJ	6.0 miles	Pentax Medical Company	Jan. 2018 / 92 Mos.	72,784	$23.50

(1)	Information obtained from the appraisal; all leases are gross leases.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 12 – 501 3rd Street

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – CBD
	Original Principal Balance:	$17,871,000		Location:	San Francisco, CA
	Cut-off Date Balance:	$17,871,000		Size:	24,000 SF
	% of Initial Pool Balance:	3.2%		Cut-off Date Balance Per SF:	$744.63
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$744.63
	Borrower Sponsors:	Jeffrey M. Schox; Kathryn M. Schox		Year Built/Renovated:	1920/2016
	Guarantors:	Jeffrey M. Schox; Kathryn M. Schox		Title Vesting:	Fee
	Mortgage Rate:	3.3500%		Property Manager:	TFPI, LLC
	Note Date:	February 21, 2020		Current Occupancy (As of)(3):	100.0% (4/1/2020)
	Seasoning:	5 months		YE 2019 Occupancy(4):	50.0%
	Maturity Date:	March 11, 2030		YE 2018 Occupancy(4):	25.0%
	IO Period:	120 months		YE 2017 Occupancy(4):	25.0%
	Loan Term (Original):	120 months		YE 2016 Occupancy(4):	25.0%
	Amortization Term (Original):	NAP		As-Is Appraised Value(3):	$25,900,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF(3):	$1,079.17
	Call Protection:	L(29),D(87),O(4)		As-Is Appraisal Valuation Date:	February 2, 2020
				Underwriting and Financial Information
	Lockbox Type:	Hard/Upfront Cash Management		TTM NOI(4):	NAV
	Additional Debt:	None		YE 2019 NOI(4):	NAV
	Additional Debt Type (Balance):	NAP		YE 2018 NOI(4):	NAV
				YE 2017 NOI(4):	NAV
				U/W Revenues:	$2,069,197
				U/W Expenses:	$376,786
Escrows and Reserves				U/W NOI(4):	$1,692,411
	Initial	Monthly	Cap	U/W NCF(4):	$1,650,411
Taxes	$0	$16,715	NAP	U/W DSCR based on NOI/NCF(3):	2.79x / 2.72x
Insurance	$3,584	$896	NAP	U/W Debt Yield based on NOI/NCF(3):	9.5% / 9.2%
Replacement Reserve(1)	$0	$500	$24,000	U/W Debt Yield at Maturity based on NOI/NCF(3):	9.5% / 9.2%
TI/LC Reserve	$0	$3,000	$108,000	Cut-off Date LTV Ratio(3):	69.0%
Springing Urban Digital Reserve(2)	$0	Springing	NAP	LTV Ratio at Maturity(3):	69.0%

Sources and Uses
Sources			Uses
Original loan amount	$17,871,000	100.0%	Loan payoff	$14,027,617	78.5%
			Upfront reserves	3,584	0.0
			Closing costs	1,686,916	9.4
			Return of equity	2,152,883	12.0
Total Sources	$17,871,000	100.0%	Total Uses	$17,871,000	100.0%

(1)	The lender may require the borrower to increase the replacement reserve (not more than once per year) if the lender reasonably determines such increase is necessary to maintain the proper operation of the 501 3rd Street Property (as defined below). Replacement reserves are required beyond the cap upon (i) the occurrence and continuance of an event of default or (ii) if the 501 3rd Street Property is not being adequately maintained by the borrower (as reasonably determined by the lender based on the annual site inspections).
(2)	Upon expiration of the Urban Digital Color, Inc. (dba and referred to herein as Gallery 16) lease (scheduled to occur on January 31, 2021), the borrower will be required to either (i) pay Gallery 16 $65,000 and provide satisfactory evidence to the lender of satisfactory payment or (ii) deposit $65,000 into the reserve.
(3)	Current Occupancy, U/W DSCR based on NOI/NCF and U/W Debt Yield based on NOI/NCF are inclusive of one tenant (Gallery 16 – 6,000 SF) who is expected to vacate at the end of its lease term on January 31, 2021. Excluding this tenant, Current Occupancy, U/W DSCR based on NOI/NCF and U/W Debt Yield based on NOI/NCF would be 75.0% (82.4% economic occupancy), 2.36x / 2.29x and 8.0% / 7.8%, respectively. Notwithstanding the foregoing, all NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the 501 3rd Street Mortgage Loan (as defined below) was underwritten, based on such prior information. See “Risk Factors— Risks Related to Market Conditions and Other External Factors - The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus
(4)	Historical Occupancy is based on lease commencement dates and Historical NOI is not available as the 501 3rd Street Property underwent an extensive renovation and re-leasing program subsequent to the borrower’s acquisition in 2017 when it was mostly vacant.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #12	Cut-off Date Balance:	$17,871,000
501 3rd Street	501 3rd Street	Cut-off Date LTV:	69.0%
San Francisco, CA 94107		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	9.5%

The Mortgage Loan. The mortgage loan (the “501 3rd Street Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 24,000 square foot office building with ground floor retail located in San Francisco, California (the “501 3rd Street Property”).

The Property. The 501 3rd Street Property comprises a 24,000 square foot office property located in San Francisco, California. The 501 3rd Street Property is comprised of 12,000 square feet of office space (50.0% of net rentable area), 6,000 square feet of ground floor retail space (25.0% of net rentable area) and 6,000 square feet of parking/storage space (25.0% of net rentable area). The 501 3rd Street Property is situated on an approximately 0.1-acre site and includes 12 garage parking spaces, resulting in a parking ratio of approximately 0.5 spaces per 1,000 square feet of net rentable area.

Constructed in 1920 and renovated in 2016, the 501 3rd Street Property was 100.0% leased as of April 1, 2020 to four tenants. The borrower purchased the 501 3rd Street Property knowing it would be 75% vacant at acquisition and would require a substantial renovation. The borrower sponsor invested approximately $3.0 million to complete an earthquake retrofit, exterior refresh and gut renovation of the second and third floors, which now represent high quality office buildouts. Further, the first floor retail space features 16-foot ceilings and an extensive window line. The borrower sponsor has a $19.5 million cost basis with $1.6 million remaining cash equity.

Major Tenants.

Largest and Fourth Largest Tenants: Schox Patent Group and Schox (Storage) (collectively “Schox”) (two separate leases; in aggregate, 12,000 square feet, 50.0% of net rentable area, 46.3% of underwritten base rent, December 2032/February 2033 lease expirations). Schox has been a tenant at the 501 3rd Street Property since acquisition by the borrower sponsor and completion of the renovation. Both spaces are leased to affiliates of the borrower. See “Risk Factors – Risks Relating to the Mortgage Loans Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” in the Preliminary Prospectus.

●	Schox (6,000 square feet, 25.0% of net rentable area, 36.2% of underwritten base rent, December 2032 lease expiration). Schox builds patent portfolios that enable start-ups to attract funding and avoid patent infringement claims. They built the patent portfolios for Twilio ($37.3 billion market capitalization), Coinbase ($8.0 billion valuation), Duo ($2.4 billion acquisition by Cisco), Cruise (approximate $1.0 billion acquisition by GM). Schox was also named to a popular business magazine’s top 5000 list of fastest growing companies in America for 2019. Schox occupies the entire third floor and this is their global headquarters. The lease has no remaining renewal options following its December 2032 lease expiration.
●	Schox (Storage) (6,000 square feet, 25.0% of net rentable area, 10.1% of underwritten base rent, February 2033 lease expiration). Schox (Storage) leases below-grade storage/parking space. The lease has no remaining renewal options following its February 2033 lease expiration.

Second Largest Tenant: True Ventures (6,000 square feet, 25.0% of net rentable area, 36.2% of underwritten base rent, December 2029 lease expiration). True Ventures is a Silicon Valley-based venture capital firm that invests in early stage technology startups. As of August 6, 2020 they invested $2.0 billion with over 300 firms including Peloton, FitBit, Duo, Ring and Blue Bottle Coffee, among others. They occupy the entire second floor. The lease has two remaining 5-year renewal options following its December 2029 lease expiration.

Third Largest Tenant: Gallery 16 (6,000 square feet, 25.0% of net rentable area, 17.6% of underwritten base rent, January 2021 lease expiration). Gallery 16 is an art gallery that also operates a design and framing service called Urban Digital Color, Inc. They occupy the entire first floor and all of the retail space at the 501 3rd Street Property. The lease has no remaining renewal options following its January 2021 lease expiration and they are expected to vacate at lease expiration, as they recently requested an early termination of their lease, which was not granted.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #12	Cut-off Date Balance:	$17,871,000
501 3rd Street	501 3rd Street	Cut-off Date LTV:	69.0%
San Francisco, CA 94107		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	9.5%

The following table presents certain information relating to the tenancy at the 501 3rd Street Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Schox Patent Group(2)	NR/NR/NR	6,000	25.0%	$128.75	$772,500	36.2%	12/31/2032	N	N
True Ventures	NR/NR/NR	6,000	25.0%	$128.75	$772,500	36.2%	12/18/2029	2, 5-year(3)	N
Gallery 16(4)	NR/NR/NR	6,000	25.0%	$62.56	$375,366	17.6%	1/31/2021	N	N
Schox (Storage)(2)	NR/NR/NR	6,000	25.0%	$36.00	$216,000	10.1%	2/28/2033	N	N
Occupied Collateral Total		24,000	100.0%	$89.02	$2,136,366	100.0%

Vacant Space		0	0.0%

Collateral Total		24,000	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through January 2021 totalling $47,304.
(2)	Borrower affiliated tenant.
(3)	True Ventures has two, 5-year renewal options with 12 months’ notice at fair market rent.
(4)	Gallery 16 is expected to vacate at the end of their lease term.

The following table presents certain information relating to the lease rollover schedule at the 501 3rd Street Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	1	6,000	25.0%	6,000	25.0%	$375,366	17.6%	$62.56
2022	0	0	0.0%	6,000	25.0%	$0	0.0%	$0.00
2023	0	0	0.0%	6,000	25.0%	$0	0.0%	$0.00
2024	0	0	0.0%	6,000	25.0%	$0	0.0%	$0.00
2025	0	0	0.0%	6,000	25.0%	$0	0.0%	$0.00
2026	0	0	0.0%	6,000	25.0%	$0	0.0%	$0.00
2027	0	0	0.0%	6,000	25.0%	$0	0.0%	$0.00
2028	0	0	0.0%	6,000	25.0%	$0	0.0%	$0.00
2029	1	6,000	25.0%	12,000	50.0%	$772,500	36.2%	$128.75
2030	0	0	0.0%	12,000	50.0%	$0	0.0%	$0.00
Thereafter	2	12,000	50.0%	24,000	100.0%	$988,500	46.3%	$82.38
Vacant	0	0	0.0%	24,000	100.0%	$0	0.0%	$0.00
Total/Weighted Average	4	24,000	100.0%			$2,136,366	100.0%	$89.02

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the 501 3rd Street Property:

Historical Occupancy

12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	4/1/2020(2)
25.0%	25.0%	25.0%	50.0%	100.0%(3)

(1)	Historical Occupancy is based on lease commencement dates as the 501 3rd Street Property underwent an extensive renovation and re-leasing program subsequent to the borrower’s acquisition in 2017 when it was mostly vacant.
(2)	Information obtained from the underwritten rent roll.
(3)	4/1/2020 Occupancy is inclusive of one tenant (Gallery 16 - 6,000 SF) who is expected to vacate at the end of their lease term on January 31, 2021. Excluding this tenant, 4/1/2020 Occupancy would be 75.0% (82.4% economic occupancy).

Market Overview and Competition. The 501 3rd Street Property is located in San Francisco, San Francisco County, California, in the heart of the South of Market Street Area (“SoMa”). The 501 3rd Street Property is located two blocks from South Park Avenue,

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #12	Cut-off Date Balance:	$17,871,000
501 3rd Street	501 3rd Street	Cut-off Date LTV:	69.0%
San Francisco, CA 94107		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	9.5%

which is widely considered as one of the premier office locations for venture capital and technology firms and yields some of the highest rents in San Francisco.

The 501 3rd Street Property is located just four blocks from the 4th and King Caltrain station and is served by multiple MUNI bus lines. The under-construction 4th Street Central Subway will further activate transportation from SoMa to Market Street, and the 501 3rd Street Property will be a short walk from the 4th and Brannan stop. The Central SoMa Subway is scheduled for completion in 2021 and will carry an estimated 35,000 daily riders providing a direct link Between SoMa and BART’s 432,000 daily riders

According to the appraisal, the estimated 2019 population within a three- and five-mile radius of the 501 3rd Street Property was approximately 417,343 and 704,175, respectively; and the estimated 2019 average household income within the same radii was approximately $166,249 and $166,033, respectively.

Submarket Information – According to the appraisal, the 501 3rd Street Property is situated within the South of Market submarket of the San Francisco Office Market. According to a third party market research report, as of June 2020, the South of Market submarket reported a total inventory of approximately 6.5 million square feet with a 6.4% vacancy rate and average asking rent of $60.99 per square foot, gross. The Financial District and the neighboring South Financial District are the two core central business district office submarkets in San Francisco, accounting for approximately 63% of all office space in San Francisco.

According to a third party market research report, the 501 3rd Street Property is situated within the San Francisco City submarket of the San Francisco Retail Market. As of June 2020, the San Francisco City submarket reported a total inventory of approximately 741,000 square feet with a 5.3% vacancy rate and average asking rent of $75.13 per square foot, triple-net.

The following table presents certain information relating to the appraiser’s market rent conclusions for the 501 3rd Street Property:

Market Rent Summary(1)

	Office	Retail
Market Rent (PSF)	$125.00	$55.00
Lease Term (Years)	5	5
Lease Type (Reimbursements)	Industrial Gross	Modified Gross
Rent Increase Projection	3.0% per annum	3.0% per annum
Tenant Improvements (New Tenants) (PSF)	$25	$30
Tenant Improvements (Renewals) (PSF)	$10	$10

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the 501 3rd Street Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Occupancy	Rentable Area (SF)	Sale Date	Sale Price	Adjusted Sale Price	Adjusted Sale Price (PSF)
One Tehama	San Francisco, CA	1930/2018	100%	98,566	Oct-19	$131,000,000	$131,000,000	$1,329.06
Jackson Square Office	San Francisco, CA	1906/1979	100%	28,500	Sep-19	$31,771,200	$33,771,200	$1,184.95
410 Townsend Street	San Francisco, CA	1912/1999	100%	76,451	Mar-19	$85,650,000	$85,650,000	$1,120.33
528-530 Bryant	San Francisco, CA	1923/2017	100%	5,000	Feb-19	$5,360,000	$5,360,000	$1,072.00
244 Jackson St.	San Francisco, CA	1914/1998	100%	30,087	Oct-18	$33,000,000	$33,000,000	$1,096.82
500 Pine Street	San Francisco, CA	2017/NAP	100%	56,179	Sep-18	$73,000,000	$73,000,000	$1,299.42
459 Bryant Street	San Francisco, CA	1909/2016	100%	6,000	Jun-18	$6,600,000	$6,600,000	$1,100.00

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #12	Cut-off Date Balance:	$17,871,000
501 3rd Street	501 3rd Street	Cut-off Date LTV:	69.0%
San Francisco, CA 94107		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	9.5%

The following table presents certain information relating to comparable office leases related to 501 3rd Street Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
501 3rd Street (subject) San Francisco, CA	1920/2016	24,000(2)	-	100.0%(2)
590 Pacific Avenue San Francisco, CA	1907/2013	4,253	1.2 miles	100.0%	Westcap	5,149	Jun-19	7.0 Yrs	$93.22(3)	NNN
138 South Park Street San Francisco, CA	1907/NAP	4,090	0.0 miles	NAV	Thomvest Ventures, Inc.	4,090	Oct-18	7.0 Yrs	$105.00	Industrial Gross
21-29 South Park Street San Francisco, CA	1950/NAP	24,680	0.1 miles	100.0%	Coatue	24,680	Apr-18	5.3 Yrs	$116.64	Industrial Gross
2 Jack London San Francisco, CA	1923/NAP	4,000	0.1 miles	100.0%	Accel	4,000	Feb-18	3.0 Yrs	$124.38	Industrial Gross
46 South Park Street San Francisco, CA	2008/NAP	1,500	0.1 miles	NAV	Atlantictech	1,500	Feb-17	1.8 Yrs	$118.35	Industrial Gross

(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll. Current Occupancy is inclusive of one tenant (Gallery 16 – 6,000 SF) who is expected to vacate at the end of their lease term on January 31, 2021. Excluding this tenant, Occupancy would be 75.0% (82.4% economic occupancy).
(3)	$118.33 PSF Industrial Gross Equivalent.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #12	Cut-off Date Balance:	$17,871,000
501 3rd Street	501 3rd Street	Cut-off Date LTV:	69.0%
San Francisco, CA 94107		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	9.5%

The following table presents certain information relating to comparable retail leases related to the 501 3rd Street Property:

Comparable Retail Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occ.	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
501 3rd Street (subject) San Francisco, CA	1920/2016	24,000(2)	-	100.0%(2)
Hart Hotel 87-99 6th St. San Francisco, CA	1906/NAP	12,000	0.7 miles	NAV	Retail Tenant	1,838	Oct-19	5.0 Yrs	$47.40	Industrial Gross
Potrero 1010 1010 16th Street, San Francisco, CA	2016/NAV	NAV	1.0 miles	NAV	Whole Cakes	840	Apr-19	10.0 Yrs	$48.00	NNN
The Herscowitz Living Trust – One Mission Bay 112-116 Channel St. San Francisco, CA	2019/NAV	8,672	0.5 miles	NAV	Mission Bay Wine & Cheese	3,629	Jan-19	10.0 Yrs	$50.00	NNN
Retail Space 395 9th St. San Francisco, CA	1908/NAV	4,800	1.0 miles	NAV	Tefani & So Dogcare	2,395	Jul-18	3.0 Yrs	$37.58	Industrial Gross
Property 380 10th St. San Francisco, CA	2004/NAV	4,332	1.1 miles	NAV	Bayprint	4,332	May-18	5.0 Yrs	$40.00	MG
Mosso 900 Folsom, San Francisco, CA	2014/NAV	538,114	0.5 miles	NAV	Les Gourmands	1,465	Jun-17	10.0 Yrs	$46.00	NNN
303 2nd Street, San Francisco, CA	1988/NAV	952,015	0.3 miles	NAV	Rooster & Rice	1,534	Oct-19	7.0 Yrs	$47.00	NNN

(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll. Occupancy is inclusive of one tenant (Gallery 16 – 6,000 SF) who is expected to vacate at the end of their lease term on January 31, 2021. Excluding this tenant, Current Occupancy would be 75.0% (82.4% economic occupancy).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #12	Cut-off Date Balance:	$17,871,000
501 3rd Street	501 3rd Street	Cut-off Date LTV:	69.0%
San Francisco, CA 94107		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	9.5%

COVID-19 Update. As of August 6, 2020, the 500 3rd Street Property is open; however, most, if not all, office tenants are working remotely. Approximately 100% of the tenants by square footage and 100% of the tenants by underwritten base rent made their July rent payment, and 100% of the tenants by square footage and 100% of the tenants by underwritten base rent made their August rent payment. One tenant representing approximately 17.6% of underwritten base rent requested an early termination of their lease, which was not granted. However, the tenant has made all rent payments before and after the request. The borrower has made all debt service payments through the July payment date; the August debt service payment is due on August 11th. As of the date hereof, the 501 3rd Street Mortgage Loan is not subject to any modification or forbearance request.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 501 3rd Street Property:

Cash Flow Analysis(1)

	U/W(2)	%(3)	U/W $ per SF
Base Rent	$2,089,062	96.0%	$87.04
Contractual Rent Steps	47,304	2.2	1.97
Grossed Up Vacant Space	0	0	0.00
Gross Potential Rent	$2,136,366	98.2%	$89.02
Total Recoveries	39,650	1.8	1.65
Net Rental Income	$2,176,016	100.0%	$90.67
(Vacancy & Credit Loss)	(106,818)(4)	(5.0)	(4.45)
Effective Gross Income	$2,069,197	95.1%	$86.22

Real Estate Taxes	211,616	10.2%	$8.82
Insurance	10,240	0.5	0.43
Management Fee	62,076	3.0	2.59
Other Operating Expenses	92,854	4.5	3.87
Total Operating Expenses	$376,786	18.2%	$15.70

Net Operating Income	$1,692,411	81.8%	$70.52
Replacement Reserves	6,000	0.3	0.25
TI/LC	36,000	1.7	1.50
Net Cash Flow	$1,650,411	79.8%	$68.77

NOI DSCR(2)	2.79x
NCF DSCR(2)	2.72x
NOI Debt Yield(2)	9.5%
NCF Debt Yield(2)	9.2%

(1)	Historical operating statements are not available as the 501 3rd Street Property underwent an extensive renovation and re-leasing program subsequent to the borrower’s acquisition in 2017 when it was mostly vacant.
(2)	NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are inclusive of one tenant (Gallery 16 – 6,000 SF) who is expected to vacate at the end of their lease term on January 31, 2021. Excluding this tenant, NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are 2.36x, 2.29x, 8.0% and 7.8%, respectively.
(3)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(4)	The underwritten economic vacancy is 5.0%. The 501 3rd Street Property was 100.0% leased as of April 1, 2020. Current occupancy excluding Gallery 16 is 75.0% (82.4% economic occupancy).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 13 – TownePlace Suites Tacoma Lakewood

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	LMF Commercial, LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Hospitality – Extended Stay
	Original Principal Balance:	$17,000,000		Location:	Lakewood, WA
	Cut-off Date Balance:	$16,902,507		Size:	119 Rooms
	% of Initial Pool Balance:	3.0%		Cut-off Date Balance Per Room:	$142,038
	Loan Purpose:	Refinance		Maturity Date Balance Per Room:	$113,866
	Borrower Sponsor:	Dewey F. Weaver, Jr.		Year Built/Renovated:	2017/NAP
	Guarantor:	Dewey F. Weaver, Jr.		Title Vesting:	Fee
	Mortgage Rate:	3.9500%		Property Manager:	Intermountain Management, L.L.C.
	Note Date:	January 29, 2020		Current Occupancy (As of):	76.2% (5/31/2020)
	Seasoning:	6 months		YE 2019 Occupancy:	85.6%
	Maturity Date:	February 6, 2030		YE 2018 Occupancy:	81.1%
	IO Period(1):	2 months		YE 2017 Occupancy(3):	NAP
	Loan Term (Original):	120 months		YE 2016 Occupancy(3):	NAP
	Amortization Term (Original):	360 months		Appraised Value:	$27,500,000
	Loan Amortization Type(1):	Interest-only, Amortizing Balloon		Appraised Value Per Room:	$231,092
	Call Protection:	L(30),D(86),O(4)		Appraisal Valuation Date:	November 14, 2019
	Lockbox Type:	Springing
	Additional Debt:	None		Underwriting and Financial Information(4)
	Additional Debt Type (Balance):	NAP		TTM NOI (6/30/2020):	$1,892,254
				YE 2019 NOI:	$2,188,900
				YE 2018 NOI:	$1,860,437
				YE 2017 NOI(3):	NAV
				U/W Revenues:	$4,491,775
				U/W Expenses:	$2,609,922
Escrows and Reserves				U/W NOI:	$1,881,853
	Initial	Monthly	Cap	U/W NCF:	$1,702,182
Taxes	$67,403	$13,216	NAP	U/W DSCR based on NOI/NCF:	1.94x /1.76x
Insurance	$0	$3,725	NAP	U/W Debt Yield based on NOI/NCF:	11.1%/10.1%
Replacement Reserve(2)	$0	$17,041	$817,945	U/W Debt Yield at Maturity based on NOI/NCF:	13.9%/12.6%
				Cut-off Date LTV Ratio:	61.5%
				LTV Ratio at Maturity:	49.3%

Sources and Uses
Sources			Uses
Original loan amount	$17,000,000	100.0%	Loan payoff	$12,055,090	70.9%
			Upfront Reserves	67,403	0.4
			Closing costs	317,829	1.9
			Return of equity	4,559,679	26.8
Total Sources	$17,000,000	100.0%	Total Uses	$17,000,000	100.0%

(1)	Due to the coronavirus pandemic, the borrower of the TownePlace Suites Tacoma Lakewood Mortgage Loan (as defined below) requested relief, and the borrower and the lender entered into a forbearance agreement. Pursuant to the forbearance agreement, the borrower deferred debt service payments for the months of May and June 2020. In July 2020, the borrower paid in full the debt service payment for the month of July and deferred accrued interest from May and June 2020. In connection with the forbearance, the borrower paid interest only in May and June 2020, which caused by the TownePlace Suites Tacoma Lakewood Mortgaged Loan to have a non-standard payment schedule: it amortized for two months (March and April 2020), paid interest-only for two months (May and June 2020) and now amortizes again for the remainder of the loan term commencing in July 2020.
(2)	The borrower is required to make monthly deposits into the replacement reserve in an amount equal to the greater of (A)(i) during the first year, 1/12 of 1.0% of gross income from operation during the calendar year immediately preceding the calendar year in which the payment date occurs, (ii) during the second year, 1/12 of 2.0% of gross income from operation during the calendar year immediately preceding the calendar year in which the payment date occurs, (iii) from and after the commencement of the third year, an amount equal to 1/12 of 4.0% of gross income from operations during the calendar year immediately preceding the calendar year in which the payment date occurs and (B) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement. In connection with the forbearance agreement, the borrower did not make deposits into the replacement reserve account in the months of May and June 2020.
(3)	The TownePlace Suites Tacoma Lakewood Property (as defined below) opened in December 2017. As such, YE 2017 NOI and YE 2016 and YE 2017 Occupancy are not available.
(4)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Extended Stay	Loan #13	Cut-off Date Balance:	$16,902,507
11725 Pacific Highway Southwest	TownePlace Suites Tacoma Lakewood	Cut-off Date LTV:	61.5%
Lakewood, WA 98499		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	11.1%

TownePlace Suites Tacoma Lakewood Mortgage Loan was underwritten, based on such prior information. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The mortgage loan (the “TownePlace Suites Tacoma Lakewood Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 119-room extended stay hotel located in Lakewood, Washington (the “TownePlace Suites Tacoma Lakewood Property”).

The Property. The TownePlace Suites Tacoma Lakewood Property is comprised of a 119-room, four-story, extended stay hotel located in Lakewood, Washington, southeast of the intersection formed by Pacific Highway Southwest and Cline Road Southwest. The TownePlace Suites Tacoma Lakewood Property was opened in December 2017 and is situated on a 2.7-acre site. Amenities include a breakfast dining area, meeting space, an outdoor pool, a fitness room, lobby workstation, coffee station, market pantry, guest laundry room, barbecue area and an outdoor patio and fire pit. The TownePlace Suites Tacoma Lakewood Property’s guestroom mix consists of 56 queen/queen rooms, 51 king rooms and 12 one-bedroom suites. All guestrooms feature fully equipped kitchens with a stovetop, refrigerator, microwave, dishwasher and flat screen televisions. Additionally, the TownePlace Suites Tacoma Lakewood Property offers complimentary Wi-Fi in all guestrooms. Parking is provided by 136 surface parking spaces or 1.14 spaces per key.

The TownePlace Suites Tacoma Lakewood Property operates under a franchise agreement with Marriott International, Inc., which has an expiration date of December 15, 2037 (subject to standard franchisor termination rights in the event that the franchisee is in default of the franchise agreement beyond any applicable notice/cure periods). The franchise agreement stipulates a monthly royalty fee of 5.0% of gross room revenue, a contribution of 1.5% of gross room revenue for a marketing fund fee, and an electronic systems fee (in an amount as determined by the franchisor) for any electronic systems provided by the franchisor for use at the TownePlace Suites Tacoma Lakewood Property. The marketing fund fee is subject to increase, but such fee is limited to a maximum of 3.0% of the gross room revenue.

The following table presents certain information relating to the 2018 demand analysis with respect to the TownePlace Suites Tacoma Lakewood Property based on market segmentation, as provided in the appraisal:

Market Segmentation

Commercial/ Government	Meeting/Group	Leisure
55.0%	5.0%	40.0%

COVID-19 Update: As of August 6, 2020, the TownePlace Suites Tacoma Lakewood Property is open and operating. The borrower of the TownePlace Suites Tacoma Lakewood Mortgage Loan made the full April 2020 debt service payment. Due to the novel coronavirus pandemic, the borrower of the TownePlace Suites Tacoma Lakewood Mortgage Loan requested relief, and the borrower and the lender subsequently executed a forbearance agreement on May 14, 2020, which provided for the forbearance of payments in May and June and the waiver of the replacement reserve deposit, subject to certain exceptions, during the forbearance period. In July 2020, the borrower paid in full debt service for July 2020 and deferred accrued interest from May and June 2020. Regular debt service payments are required to continue in August 2020 and thereafter. The borrower of the TownePlace Suites Tacoma Lakewood Mortgage Loan (i) applied for a $10,000 loan under the U.S. Small Business Administration Economic Injury Disaster Loan Program and (ii) applied for and received $201,000 government loan under the U.S. Small Business Administration Paycheck Protection Program. As of the date hereof, the borrower paid in full the debt service for August 2020.

Market Overview and Competition.

The TownePlace Suites Tacoma Lakewood Property is located in Lakewood, Pierce County, Washington, within the Seattle-Tacoma, WA combined statistical area (the “Seattle CSA”). Lakewood is located just south of Tacoma. According to the appraisal, Tacoma is the third largest city in Washington and has a population of over 200,000. Tacoma neighbors Commencement Bay and is home to the Port of Tacoma, the largest port in Washington and a hub for international trade on the Pacific Coast. According to the appraisal, the Port of Tacoma is among the ten largest container ports in North America. The Tacoma economy is anchored by the manufacturing and distribution industries and the healthcare, education and finance sectors. Major employers within the Seattle CSA include Joint Base Lewis-McChord (“JBLM”), MultiCare Health System, the State of Washington, CHI Franciscan Health and the City of Tacoma. JBLM, which is located to the immediate east of Interstate 5, is a U.S. military installation used as a training and mobilization center. The facility is an amalgamation of the United States Army's Fort Lewis and the United States Air Force's McChord Air Force Base, which merged to become JBLM in February 2010. The base supports more than 52,000 active, national guard, and reserve service members. In addition to military personnel, approximately 45,000 family members live on or around the base, and nearly 32,000 military retirees live in the region.

The TownePlace Suites Tacoma Lakewood Property is located along the Interstate 5 corridor. Interstate 5 provides regional access to the TownePlace Suites Tacoma Lakewood Property and extends to Seattle, Washington to the north and Portland, Oregon to the south. Other highways providing access to the neighborhood include Interstate 705, State Highway 16 and State Highway 18. The TownePlace Suites Tacoma Lakewood Property is served by the Seattle-Tacoma International Airport, located approximately 20 miles north of the TownePlace Suites Tacoma Lakewood Property. The TownePlace Suites Tacoma Lakewood Property’s neighborhood features restaurants, office buildings, and retail shopping centers along the primary thoroughfares, with residential areas located along the secondary roadways. Businesses and entities in the area include St. Clare Hospital, Lakewood Ford, Great American Casino Lakewood,

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Extended Stay	Loan #13	Cut-off Date Balance:	$16,902,507
11725 Pacific Highway Southwest	TownePlace Suites Tacoma Lakewood	Cut-off Date LTV:	61.5%
Lakewood, WA 98499		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	11.1%

Camp Murray, and JBLM. Other attractions and demand generators in the area include the Museum of Glass, the Tacoma Dome, Point Defiance Zoo & Aquarium, Madigan Army Medical Center and the Greater Tacoma Convention Center.

According to a third-party market research report, as of November 2019, the TownePlace Suites Tacoma Lakewood Property is located in the Washington State hospitality market, which consists of 675 hotel properties, with a total of 48,377 rooms. The overall market has shown steady growth in occupancy, ADR and RevPAR over the trailing 12-month period, reporting 11.8%, 8.6% and 21.5% growth, respectively. According to a third-party market research report, as of November 2019, the TownePlace Suites Tacoma Lakewood Property is located in the Tacoma/Olympia, WA hospitality submarket, which consists of 94 hotel properties with a total of 8,158 rooms. The overall submarket has shown steady growth in occupancy, ADR and RevPAR over the trailing 12-month period reporting 0.9%, 2.7% and 3.7% growth, respectively.

The following table presents historical occupancy, ADR, RevPAR and penetration rates relating to the TownePlace Suites Tacoma Lakewood Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set(2)			TownePlace Suites Tacoma Lakewood			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 11/30/2019	71.7%	$121.47	$87.10	85.6%	$137.24	$117.46	119.4%	113.0%	134.9%
TTM 11/30/2018	75.7%	$118.43	$89.64	76.5%	$126.35	$96.71	101.1%	106.7%	107.9%
TTM 11/30/2017(3)	76.5%	$121.10	$92.68	NAP	NAP	NAP	NAP	NAP	NAP
(1)	The variances between the underwriting, the industry report and the appraisal with respect to Occupancy, ADR and RevPAR at the TownePlace Suites Tacoma Lakewood Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	The Competitive Set includes Holiday Inn Express & Suites Tacoma South Lakewood, Hampton Inn Tacoma Mall, Candlewood Suites Lakewood and Home2 Suites by Hilton DuPont.
(3)	The TownePlace Suites Tacoma Lakewood Property opened in December 2017. As such, 2017 information of the TownePlace Suites Tacoma Lakewood Property was not available.

The following table presents certain information relating to the TownePlace Suites Tacoma Lakewood Property’s primary competitive set:

Primary Competitive Set

Property Name	Location	Rooms	Year Built/Renov.	Est. 2018 Occupancy	Est. 2018 ADR	Est. 2018 RevPAR
TownePlace Suites Tacoma Lakewood – Subject	Lakewood, WA	119	2017 / NAP	81.7%	$123.18	$100.70
Primary Competitive Set
Holiday Inn Express Hotel & Suites Tacoma South Lakewood	Lakewood, WA	121	2007 / 2015	70% - 75%	$115 - $120	$80 - $85
Candlewood Suites Lakewood	Lakewood, WA	83	2010 / 2016	75% - 80%	$115 - $120	$85 - $90
Primary Competitive Set Subtotal/Wtd. Avg.		204		76.8%	$119.25	$91.53
Secondary Competitive Set
Best Western Lakewood Motor Inn	Lakewood, WA	78	1965 / NAV	60% - 65%	$100 - $105	$60 - $65
Best Western Liberty Inn DuPont	DuPont, WA	72	2004 / NAV	60% - 65%	$100 - $105	$65 - $70
Fairfield Inn & Suites Tacoma DuPont	DuPont, WA	90	2017 / NAV	70% - 75%	$110 - $115	$85 - $90
Hampton Inn & Suites DuPont	DuPont, WA	115	2013 / NAV	65% - 70%	$125 - $130	$80 - $85
Home2 Suites by Hilton DuPont	DuPont, WA	140	2017 / NAV	70% - 75%	$120 - $125	$90 - $95
Holiday Inn Express & Suites Tacoma	Tacoma, WA	78	1998 / NAV	65% - 70%	$120 - $125	$80 - $85
Hampton Inn & Suites Tacoma Mall	Tacoma, WA	146	2007/ NAV	70% - 75%	$120 - $125	$90 - $95
Secondary Competitive Set Subtotal/Wtd. Avg.		719		69.9%	$118.31	$82.67
Total/Wtd. Avg.(1)		1,042		72.5%	$118.68	$85.99

Source: Appraisal

(1)	Includes the TownePlace Suites Tacoma Lakewood Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Extended Stay	Loan #13	Cut-off Date Balance:	$16,902,507
11725 Pacific Highway Southwest	TownePlace Suites Tacoma Lakewood	Cut-off Date LTV:	61.5%
Lakewood, WA 98499		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	11.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the TownePlace Suites Tacoma Lakewood Property:

Cash Flow Analysis

	2018	2019	TTM 6/30/2020	U/W	% of U/W Total Revenue(1)	U/W $ per Room
Occupancy	81.1%	85.6%	76.0%	76.0%
ADR	$124.22	$135.06	$133.55	$133.55
RevPAR	$100.70	$115.60	$101.49	$101.49

Rooms Revenue	$4,373,845	$5,021,048	$4,420,167	$4,408,091	98.1%	$37,043
Food & Beverage Revenue	0	0	0	0	0.00	0
Other Revenue(2)	85,641	91,109	83,914	83,684	1.9	703
Total Revenue	$4,459,486	$5,112,157	$4,504,081	$4,491,775	100.0%	$37,746

Rooms Expense	$1,006,020	$1,177,286	$978,697	$976,023	22.1%	$8,202
Food & Beverage Expense	0	0	0	0	0.00	0
Other Department Expense	16,002	20,146	16,280	16,236	19.4	136
Total Department Expenses	1,022,022	1,197,432	994,977	992,258	22.1	$8,338
Gross Operating Income	$3,437,464	$3,914,725	$3,509,104	$3,499,517	77.9%	$29,408

Total Undistributed Expenses	1,429,080	1,530,353	1,420,724	1,414,371	31.5	11,885
Gross Operating Profit	$2,008,384	$2,384,372	$2,088,381	$2,085,146	46.4%	$17,522

Total Fixed Charges	$147,947	$195,473	$196,127	$203,293	4.5	1,708
Total Operating Expenses	$2,599,049	$2,923,257	$2,611,827	$2,609,922	58.1%	$21,932

Net Operating Income	$1,860,437	$2,188,900	$1,892,254	$1,881,853	41.9%	$15,814
FF&E	178,379	204,486	164,554	179,671	4.0	1,510
Net Cash Flow	$1,682,058	$1,984,414	$1,727,700	$1,702,182	37.9%	$14,304

NOI DSCR	1.92x	2.26x	1.95x	1.94x
NCF DSCR	1.74x	2.05x	1.78x	1.76x
NOI DY	11.0%	13.0%	11.2%	11.1%
NCF DY	10.0%	11.7%	10.2%	10.1%

(1)	% of U/W Total Revenue for Room Expense and Other Department Expense are based on their corresponding revenue line items and all other line items represent percent of Total Revenue.
(2)	Other Revenue includes meeting room rental fees, telephone revenue, premium internet fees, vending sales and laundry/valet revenue.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 14 – Southlake Cove Apartments

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	LMF Commercial, LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Multifamily – Garden
	Original Principal Balance:	$16,500,000		Location:	Jonesboro, GA
	Cut-off Date Balance:	$16,500,000		Size:	346 Units
	% of Initial Pool Balance:	2.9%		Cut-off Date Balance Per Unit:	$47,688
	Loan Purpose:	Refinance		Maturity Date Balance Per Unit:	$38,151
	Borrower Sponsor(1):	Steve Firestone		Year Built/Renovated:	1987/ NAP
	Guarantor(1):	Steve Firestone		Title Vesting:	Fee
	Interest Rate:	4.2000%		Property Manager:	Crown Bay Management, LLC
	Note Date:	July 21, 2020		Current Occupancy (As of):	98.0% (7/1/2020)
	Seasoning:	0 months		YE 2019 Occupancy:	95.0%
	Maturity Date:	August 6, 2030		YE 2018 Occupancy:	92.7%
	Interest-Only Period:	0 months		YE 2017 Occupancy(2):	NAV
	Loan Term (Original):	120 months		YE 2016 Occupancy(2):	NAV
	Amortization Term (Original):	360 months		Appraised Value:	$24,790,000
	Loan Amortization Type:	Amortizing Balloon		Appraised Value Per Unit:	$71,647
	Call Protection:	L(24),D(92),O(4)		Appraisal Valuation Date:	July 2, 2020
	Lockbox Type:	Springing		Underwriting and Financial Information(3)
	Additional Debt:	None		TTM NOI (6/30/2020):	$1,636,457
	Additional Debt Type (Balance):	NAP		YE 2019 NOI:	$1,586,313
				YE 2018 NOI:	$1,248,273
				YE 2017 NOI(2):	NAV
				U/W Revenues:	$3,074,477
				U/W Expenses:	$1,455,893
Escrows and Reserves				U/W NOI:	$1,618,584
	Initial	Monthly	Cap	U/W NCF:	$1,532,084
Taxes	$298,218	$28,402	NAP	U/W DSCR based on NOI/NCF:	1.67x / 1.58x
Insurance	$51,484	$6,129	NAP	U/W Debt Yield based on NOI/NCF:	9.8% / 9.3%
Replacement Reserve	$0	$8,650	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	12.3% / 11.6%
				Cut-off Date LTV Ratio:	66.6%
				LTV Ratio at Maturity:	53.2%

Sources and Uses
Sources			Uses
Original loan amount	$16,500,000	100.0%	Loan Payoff	$14,321,503	86.8%
			Upfront Reserves	349,702	2.1
			Closing costs	300,414	1.8
			Return of equity	1,528,382	9.3
Total Sources	$16,500,000	100.0%	Total Uses	$16,500,000	100.0%

(1)	Steve Firestone is also the borrower sponsor and guarantor with respect to the Vineyard Pointe Apartments Mortgage Loan (1.0% of initial pool balance).
(2)	The borrower acquired the Southlake Cove Apartments Property (as defined below) in 2019. As such, not all historical occupancy and NOI information is available.
(3)	While the Southlake Cove Apartments Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Southlake Cove Apartments Mortgage Loan more severely than assumed in the underwriting of the Southlake Cove Apartments Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The mortgage loan (the “Southlake Cove Apartments Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a multifamily property (the “Southlake Cove Apartments Property”) located in Jonesboro, Georgia.

The Property. The Southlake Cove Apartments Property consists of 346 multifamily units located in Jonesboro, Georgia. The Southlake Cove Apartments Property was constructed in 1987 and consists of 47 single-story buildings and one, single-story clubhouse, situated on a 34.5-acre site. The Southlake Cove Apartments Property’s unit mix includes 326 one-bedroom/one-bath units, five two-bedroom/one-bath units, 13 two-bedroom/two-bath units, and two three-bedroom/one-bath units, with an average unit size of 595

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden 7509 Jonesboro Road Jonesboro, GA 30236	Loan #14 Southlake Cove Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,500,000 66.6% 1.58x 9.8%

square feet. Unit amenities include a standard appliance package, ceiling fans, patios, built-in shelving and most units have a stacked washer/dryer. Since the borrower sponsor acquired the Southlake Cove Apartments Property in 2019, the borrower sponsor has spent approximately $636,000 in exterior and interior renovations. As of July 1, 2020, the Southlake Cove Apartments Property was 98.0% occupied. As of the date hereof, the Souhtlake Cove Apartments Property has 51 units with rent subsidized tenants from the Jonesboro Housing Authority.

Community amenities include a clubhouse, swimming pools, a car wash and storage. The Southlake Cove Apartments Property has 710 surface parking spaces, resulting in a parking ratio of 2.1 spaces per unit.

The following table presents certain information relating to the unit mix of the Southlake Cove Apartments Property:

Unit Mix Summary(1)

Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
1 Bedroom / 1 Bathroom	326	319	94.2%	97.9%	576	$717
2 Bedrooms / 1 Bathroom	5	5	1.4%	100.0%	864	$847
2 Bedrooms / 2 Bathrooms	13	13	3.8%	100.0%	864	$828
3 Bedrooms / 1 Bathroom	2	2	0.6%	100.0%	1,296	$925
Total/Weighted Average	346	339	100.0%	98.0%	595	$725

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Southlake Cove Apartments Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	7/1/2020(2)
92.7%	95.0%	98.0%

(1)	Information obtained from the borrower sponsor.
(2)	Information obtained from the underwritten rent roll.

COVID-19 Update. As of July 20, 2020, the Southlake Cove Apartments Property is open and operating. As of the date hereof, rent collection at the Upland Park Townhomes Property was at 86.4% of total units. As of the date hereof, the Southlake Cove Apartments Mortgage Loan is not subject to any modification or forbearance agreement, and the borrower has not requested any modification or forbearance to the Southlake Cove Apartments Mortgage Loan terms. The first debt service payment on the Southlake Cove Apartments Mortgage Loan is due in September 2020.

Market Overview and Competition. The Southlake Cove Apartments Property is located in Jonesboro, Clayton County, Georgia, within the Atlanta-Sandy Springs-Roswell Metropolitan Statistical Area (the “Atlanta MSA”). The Atlanta MSA consists of 29 adjoining counties within the state and encompasses over 8,000 square miles of land area. The metro Atlanta area is home to 13 Fortune 500 and 24 Fortune 1000 headquarters. Job creation in the area has been spurred by corporate expansions, including by State Farm and Athenahealth together with significant growth in high-tech employment; Fiserv, an IT provider for financial services, invested $41 million in a new campus in Alpharetta. The Atlanta MSA has numerous professional sports franchises, including the Atlanta Falcons, the Atlanta Hawks, the Atlanta Braves, and Atlanta United FC. Also, Georgia State University and Georgia Tech host numerous NCAA sports for the area. The five largest employers in the Atlanta MSA are Delta Air Lines, Emory University & Emory Healthcare, The Home Depot, Northside Hospital, and Piedmont Healthcare.

The Southlake Cove Apartments Property is located within the Clayton County multifamily submarket. Most of the large retail properties close to the Southlake Cove Apartments Property are located along Jonesboro Road and Tara Boulevard to the west. Aerotropolis Atlanta is a planned mixed-use development on the site of the former Ford Atlanta Assembly Plant that sits directly adjacent to Hartsfield-Jackson International Airport, which is located approximately five miles northwest of the Southlake Cove Apartments Property. Public Transportation is available along Jonesboro Road near the entrance to the Southlake Cove Apartments Property.

According to the appraisal, the 2019 estimated population within a one-, three- and five-mile radius of the Southlake Cove Apartments Property is 6,823, 70,435 and 196,217, respectively, with an average 2019 household income within a one-, three- and five-mile radius of the Southlake Cove Apartments Property is approximately $45,313, $54,743 and $58,672, respectively.

According to a third-party market research report, as of the fourth quarter of 2019, the Clayton County multifamily submarket contained approximately 18,370 units, a reported 5.4% vacancy rate representing a 1.1% decrease from the third quarter of 2019, and an average asking rent per unit of $909 representing a 0.6% increase from the third quarter of 2019.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden 7509 Jonesboro Road Jonesboro, GA 30236	Loan #14 Southlake Cove Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,500,000 66.6% 1.58x 9.8%

Appraiser’s Comp Set – The appraiser identified five primary competitive properties for the Southlake Cove Apartments Property totaling 892 units, which reported a weighted average occupancy rate of approximately 95.9%. The appraiser concluded to monthly market rents per unit ranging from $650 to $950.

Competitive Set(1)

	Southlake Cove Apartments (Subject)(2)	Pine Knoll Apartments	Indian Lake Apartments	Popular Springs	Stonebrook	Vineyard Pointe
Location	Jonesboro, GA	Jonesboro, GA	Morrow, GA	College Park, GA	College Park, GA	Riverdale, GA
Distance to Subject	--	0.5 miles	1.3 miles	4.7 miles	6.4 miles	6.4 miles
Property Type	Garden	Garden	Garden	Garden	Garden	Garden
Year Built/Renovated	1987/NAP	1985/NAP	1987/NAP	1989/NAP	1987/NAP	1989/NAP
Number of Units	346	46	243	321	174	108
Average Monthly Rent (per unit)
1 Bedroom	$717	$688	$753	$729	$650	$800
2 Bedrooms	$828 - $847	$826	$850	$920	$775	$938 - $950
3 Bedrooms	$925	NAP	$900	NAP	$900	NAP
Occupancy	98.0%	100.0%	91.0%	98.0%	97.0%	97.2%

(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Southlake Cove Apartments Property:

Cash Flow Analysis

	2018	2019	TTM 6/30/2020	U/W	%(1)	U/W $ per Unit
Base Rent	$2,654,754	$2,776,648	$2,904,308	$2,948,112	89.4%	$8,521
Grossed Up Vacant Space	0	0	0	62,160	1.9	180
Gross Potential Rent	$2,654,754	$2,776,648	$2,904,308	$3,010,272	91.2%	$8,700
Other Income(2)	297,177	306,676	288,920	288,920	8.8	835
Net Rental Income	$2,951,931	$3,083,324	$3,193,228	$3,299,192	100.0%	$9,535
(Vacancy & Credit Loss)	(431,747)	(257,769)	(252,161)	(224,715)(3)	(7.5)	(649)
Effective Gross Income	$2,520,184	$2,825,555	$2,941,067	$3,074,477	93.2%	$8,886

Real Estate Taxes	203,584	201,024	201,024	342,201	11.1	989
Insurance	77,110	76,114	75,508	73,548	2.4	213
Management Fee	75,606	84,767	88,232	92,234	3.0	267
Other Operating Expenses	915,611	877,337	939,846	947,910	30.8	2,740
Total Operating Expenses	$1,271,911	$1,239,242	$1,304,610	$1,455,893	47.4%	$4,208

Net Operating Income	$1,248,273	$1,586,313	$1,636,457	$1,618,584	52.6%	$4,678
Capital Expenditures	0	0	0	86,500	2.8	250
Net Cash Flow	$1,248,273	$1,586,313	$1,636,457	$1,532,084	49.8%	$4,428

NOI DSCR	1.29x	1.64x	1.69x	1.67x
NCF DSCR	1.29x	1.64x	1.69x	1.58x
NOI Debt Yield	7.6%	9.6%	9.9%	9.8%
NCF Debt Yield	7.6%	9.6%	9.9%	9.3%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Other Income includes (i) utility income of $163,975 and (ii) other income of $124,945, which includes month to month fees, application fees, cleaning fees, damage income, locks/keys/access devices fees, late fees, non-sufficient funds fees, pet fees, admin/legal fees and miscellaneous income.
(3)	The underwritten economic vacancy is 7.5%. The Southlake Cove Apartments Property was 98.0% physically occupied as of July 1, 2020.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 15 – 122nd Street Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Ladder Capital Finance LLC		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Multifamily – Mid Rise
	Original Principal Balance(1):	$15,000,000		Location:	New York, NY
	Cut-off Date Balance(1):	$15,000,000		Size:	132 Units
	% of Initial Pool Balance:	2.7%		Cut-off Date Balance Per Unit(1):	$174,242
	Loan Purpose:	Refinance		Maturity Date Balance Per Unit(1):	$174,242
	Borrower Sponsors:	Bennat Berger; Andrew Miller		Year Built/Renovated:	Various/Various
	Guarantors:	Bennat Berger; Andrew Miller		Title Vesting:	Fee
	Mortgage Rate:	3.9000%		Property Manager:	Self-managed
	Note Date:	March 11, 2020		Current Occupancy (As of)(2)(3):	97.7% (4/23/2020)
	Seasoning:	4 months		TTM 3/31/2020 Occupancy(2)(3):	96.4%
	Maturity Date:	April 6, 2030		YE 2019 Occupancy:	96.2%
	IO Period:	120 months		YE 2018 Occupancy:	96.3%
	Loan Term (Original):	120 months		YE 2017 Occupancy:	NAV
	Amortization Term (Original):	NAP		As-is Appraised Value(2):	$36,100,000
	Loan Amortization Type:	Interest-only, Balloon		As-is Appraised Value Per Unit(2):	$273,485
	Call Protection:	L(28),D(88),O(4)		As-is Appraisal Valuation Date:	January 28, 2020
	Lockbox Type:	Soft/Springing Cash Management		Underwriting and Financial Information(2)
	Additional Debt(1):	Pari Passu		TTM NOI (3/31/2020):	$1,851,203
	Additional Debt Type (Balance) (1):	$8,000,000		YE 2019 NOI:	$1,810,874
				YE 2018 NOI:	$1,689,386
				YE 2017 NOI:	$1,559,019
				U/W Revenues:	$2,860,954
				U/W Expenses:	$1,115,365
Escrows and Reserves				U/W NOI:	$1,745,589
	Initial	Monthly	Cap	U/W NCF:	$1,709,079
Taxes	$47,918	$7,986	NAP	U/W DSCR based on NOI/NCF(1):	1.92x / 1.88x
Insurance	$47,864	$7,977	NAP	U/W Debt Yield based on NOI/NCF(1):	7.6% / 7.4%
Immediate Repairs	$46,170	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	7.6% / 7.4%
Replacement Reserve	$0	$2,780	NAP	Cut-off Date LTV Ratio(1):	63.7%
TI/LC Reserve	$0	$200	NAP	LTV Ratio at Maturity(1):	63.7%

Sources and Uses
Sources			Uses
Whole loan amount	$23,000,000	100.0%	Loan payoff	$21,902,525	95.2%
			Upfront reserves	141,953	0.6
			Closing costs	663,416	2.9
			Return of equity	292,107	1.3
Total Sources	$23,000,000	100.0%	Total Uses	$23,000,000	100.0%

(1)	The 122nd Street Portfolio Mortgage Loan (as defined below) is part of a $23,000,000 whole loan. The Cut-off Date Balance Per Unit, Maturity Date Balance Per Unit, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on The 122nd Street Portfolio Whole Loan (as defined below).
(2)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the 122nd Street Portfolio Whole Loan was underwritten, based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(3)	See “Historical Occupancy” table and “COVID-19 Update” section below.

The Mortgage Loan. The mortgage loan is part of a whole loan (the “122nd Street Portfolio Whole Loan”) that is evidenced by two pari-passu promissory notes in the aggregate original principal amount of $23,000,000. The 122nd Street Portfolio Whole Loan is secured by a first priority mortgage encumbering the fee interests in a portfolio of multifamily properties located in New York, New York (each, a “122nd Street Portfolio Property” and collectively, the “122nd Street Portfolio”). The controlling Note A-1 with an original principal balance of $15,000,000 (the “122nd Street Portfolio Mortgage Loan”), will be included in the WFCM 2020-C57 securitization trust. The non-controlling Note A-2, with an original principal balance of $8,000,000, is expected to be contributed to one or more future securitization trusts. The 122nd Street Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2020-C57 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid Rise	Loan #15	Cut-off Date Balance:	$15,000,000
Various	122nd Street Portfolio	Cut-off Date LTV:	63.7%
New York, NY		U/W NCF DSCR:	1.88x
		U/W NOI Debt Yield:	7.6%

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$15,000,000	$15,000,000	WFCM 2020-C57	Yes
A-2	$8,000,000	$8,000,000	LCF or an affiliate	No
Total	$23,000,000	$23,000,000

The Portfolio. The 122nd Street Portfolio is an 11-property, 132-unit multifamily portfolio located in the Harlem neighborhood of New York City. Constructed between 1900 and 1910, and renovated throughout the 1990s, the 122nd Street Portfolio has a unit mix of one studio unit, 58 one-bedroom units, 56 two-bedroom units, and 17 three-bedroom units, all of which are rent-stabilized. As of April 23, 2020, the residential portion of the 122nd Street Portfolio was 97.7% occupied. See, however, “COVID-19 Update” section below. In addition, three of the 122nd Street Portfolio Properties have ground floor retail units, which total 2,400 square feet and were 100% leased as of April 23, 2020. The retail space only accounts for 5.1% of underwritten gross potential rent, and as of July 2020, two of the three retail spaces (deli/grocery and ice cream shop) are partially or fully operational.

The 122nd Street Portfolio has undergone approximately $5.6 million in capital expenditures since the related borrower sponsors acquired the 122nd Street Portfolio in 2015. Renovations included upgrades to 41 units, tenant buyouts, boiler upgrades and replacements, lobby and common area renovations and plumbing and security upgrades.

The following table presents certain information relating to the unit mix of the 122nd Street Portfolio:

Unit Mix Summary(1)

Unit Type	Total No. of Units	% of Total Units	Average Rent Per Unit	Market Rent Per Unit(2)
Studio	1	0.8%	$1,051	$1,900
1 Bedroom	58	43.9%	$1,402	$2,700
2 Bedroom	56	42.4%	$1,617	$3,000
3 Bedroom	17	12.9%	$3,088	$3,700
Total/Weighted Average	132	100.0%	$1,708	$2,950
(1)	Information obtained from the borrower rent roll as of April 23, 2020, unless otherwise specified.
(2)	Information obtained from the appraisal.

The following table presents historical occupancy percentages at the 122nd Street Portfolio:

Historical Occupancy(1)

12/31/2018(2)	12/31/2019(2)	3/31/2020(2)	4/23/2020 (3)(4)
96.3%	96.2%	96.4%	97.7%

(1)	The 122nd Street Portfolio also includes approximately 2,400 square feet of ground floor commercial space, which accounts for approximately 5.1% of underwritten gross potential rent. The commercial component, which had an economic occupancy of 80.1% as of July 2020, is not reflected in the occupancy percentages provided.
(2)	Information obtained from the borrower.
(3)	Information obtained from the borrower rent roll as of April 23, 2020.
(4)	See “COVID-19 Update” section below.

COVID-19 Update. As of July 6, 2020, the residential portion of the 122nd Street Portfolio was open and operating. The residential portion of the 122nd Street Portfolio was 91.7% occupied as of July 2020. Given the collection and reporting timing, it is difficult to determine the percentage of residential tenants who have unpaid rent. The commercial component of the 122nd Street Portfolio had an economic occupancy of 80.1% as of July 2020. The August 2020 debt service payment for the 122nd Street Portfolio Whole Loan has been made by the related borrower. As of the date hereof, the 122nd Street Portfolio Whole Loan is not subject to any modification or forbearance request.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid Rise	Loan #15	Cut-off Date Balance:	$15,000,000
Various	122nd Street Portfolio	Cut-off Date LTV:	63.7%
New York, NY		U/W NCF DSCR:	1.88x
		U/W NOI Debt Yield:	7.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 122nd Street Portfolio:

Cash Flow Analysis

	2017	2018	2019	TTM 3/31/2020	U/W	%(1)	U/W $ per Unit
Base Rent	$2,320,463	$2,576,403	$2,731,584	$2,758,579	$2,826,604	94.0%	$21,414
Grossed Up Vacant Space	209,105	140,053	172,558	162,929	139,359	4.6	1,056
Gross Potential Rent	$2,529,567	$2,716,456	$2,904,142	$2,921,508	$2,965,964	98.6%	$22,469
Other Income(2)	29,242	16,942	42,806	41,661	41,661	1.4	316
Net Rental Income	$2,558,810	$2,733,398	$2,946,948	$2,963,169	$3,007,625	100.0%	$22,785
(Vacancy)(3)	(209,105)	(140,053)	(172,558)	(162,929)	(139,359)	(4.7)	(1,056)
(Concessions & Credit Loss)	0	(29,145)	(16,689)	(7,202)	(7,312)	(0.2)	(55)
Effective Gross Income	$2,349,705	$2,564,199	$2,757,701	$2,793,038	$2,860,954	95.1%	$21,674

Real Estate Taxes(4)	43,728	61,121	74,837	77,447	303,021	10.6	2,296
Insurance	72,525	76,223	86,795	89,586	95,729	3.3	725
Management Fee	118,789	133,108	142,906	144,015	85,829	3.0	650
Other Operating Expenses	555,645	604,361	642,290	630,787	630,787	22.0	4,779
Total Operating Expenses	$790,686	$874,813	$946,827	$941,835	$1,115,365	39.0%	$8,450

Net Operating Income	$1,559,019	$1,689,386	$1,810,874	$1,851,203	$1,745,589	61.0%	$13,224
Capital Expenditures(5)	0	0	0	0	36,510	1.3	277
Net Cash Flow	$1,559,019	$1,689,386	$1,810,874	$1,851,203	$1,709,079	59.7%	$12,948

NOI DSCR(6)	1.71x	1.86x	1.99x	2.04x	1.92x
NCF DSCR(6)	1.71x	1.86x	1.99x	2.04x	1.88x
NOI Debt Yield(6)	6.8%	7.3%	7.9%	8.0%	7.6%
NCF Debt Yield(6)	6.8%	7.3%	7.9%	8.0%	7.4%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and Concessions & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Other Income primarily includes legal fees and other miscellaneous income generated from late fees, keys, cable fees, lease cancellation fees, credit checks, and application fees.
(3)	The underwritten economic vacancy is 4.9%. The residential portion of the 122nd Street Portfolio was 97.7% physically occupied as of April 23, 2020. See, however, “COVID-19 Update” section above.
(4)	U/W Real Estate Taxes are based on a 10-year average, taking into account the phase-out of the J-51 tax abatement plus permitted legal annual rent increases. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.
(5)	Includes $2,400 of TI/LC for the retail portion of the 122nd Street Portfolio.
(6)	The debt service coverage ratios and debt yields are based on the 122nd Street Portfolio Whole Loan.

Market Overview and Competition.

The 122nd Street Portfolio is located in the Harlem neighborhood in New York City. 122nd Street Portfolio is accessible by 115th Street, 122nd Street, St. Nicholas Avenue, Frederick Douglass Blvd., and Adam Clayton Powell Jr Blvd. Both 115th Street and 122nd Street are one-way streets while St. Nicholas Avenue, Frederick Douglass Blvd., and Adam Clayton Powell Jr Blvd. are major corridors for the Harlem neighborhood. Other major east/west corridors include 110th Street, 116th Street, 125th Street, 135th Street, and 145th Street. Other major north/south corridors include 5th Avenue and Lenox Avenue (Malcolm X Blvd.). According to the appraisal, the 2019 population of New York City was approximately 8.6 million and the average per capita income was estimated to be $77,210 - approximately 36% above the national average. Total employment was approximately 4.6 million workers as of 2018.

According to a third party market report, the estimated 2019 population within the 122nd Street Portfolio’s zip code and New York County is 62,025 and 1,663,794, respectively, and the estimated 2019 average household income is $78,583 and $143,486, respectively.

Submarket Information – According to a third party market research report, the 122nd Street Portfolio is situated within the Harlem submarket. As of the fourth quarter of 2019, the submarket reported a total inventory of 188,765 units, with a 1.2% vacancy rate and an average asking rental rate of $2,495 per month.

Appraiser’s Competitive Set – The appraiser identified six primary competitive properties for the 122nd Street Portfolio totaling 194 units. The appraiser concluded to monthly market rents per unit ranging from $2,375 to $3,650 (see “Competitive Set” table below).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid Rise	Loan #15	Cut-off Date Balance:	$15,000,000
Various	122nd Street Portfolio	Cut-off Date LTV:	63.7%
New York, NY		U/W NCF DSCR:	1.88x
		U/W NOI Debt Yield:	7.6%

The following table presents certain information relating to comparable multifamily properties for the 122nd Street Portfolio:

Competitive Set(1)

	122nd Street Portfolio (Subject)	241 Central Park North	254 Manhattan Avenue	215 West 116th Street	310-314 West 116th Street	107 West 113th Street	245 West 113th Street
Location	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY
Property Type	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily
Year Built/Renovated	Various/ Various	1900/NAP	1920/NAP	1910/NAP	1900/NAP	1900/NAP	1910/NAP
Number of Units	132	60	50	39	10	10	25
Average Monthly Rent (per unit)
1 Bedroom	$1,402	$2,375	$2,400	NAP	NAP	NAP	NAP
2 Bedroom	$1,617	$2,990	NAP	$2,850	$2,795	$2,995	NAP
3 Bedroom	$3,088	NAP	$3,500	NAP	NAP	NAP	$3,650
(1)	Information obtained from the appraisal and borrower rent roll as of April 23, 2020.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C57	Transaction Contact Information

VII.       Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Alex Wong	Tel. (212) 214-5615

UBS Securities LLC

David Schell	Tel. (212) 713-3375

Nicholas Galeone	Tel. (212) 713-8832

Siho Ham	Tel. (212) 713-1278

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.